   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1999


                                                      REGISTRATION NO. 333-84571
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3


                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                          THERMOVIEW INDUSTRIES, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                             5211                     61-1325129
(State or other jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)      Classification Code Number)     Identification No.)

                   1101 HERR LANE, LOUISVILLE, KENTUCKY 40222
                                 (502) 412-5600

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                  STEPHEN A. HOFFMANN, CHIEF EXECUTIVE OFFICER
                                 1101 HERR LANE
                           LOUISVILLE, KENTUCKY 40222
                                 (502) 412-5600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

       C. CRAIG BRADLEY, JR., ESQ.                      THOMAS J. POLETTI, ESQ.
      ALEX P. HERRINGTON, JR., ESQ.                    KATHERINE J. BLAIR, ESQ.
          C. LEWIS BORDERS, ESQ.              FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN
            STITES & HARBISON                          EIGHTH FLOOR, EAST TOWER
                SUITE 1800                              9100 WILSHIRE BOULEVARD
          400 WEST MARKET STREET                    BEVERLY HILLS, CALIFORNIA 90212
     LOUISVILLE, KENTUCKY 40202-3352                   TELEPHONE: (310) 273-1870
        TELEPHONE: (502) 587-3400                      FACSIMILE: (310) 274-8293
        FACSIMILE: (502) 587-6391

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(a), MAY DETERMINE.

                SUBJECT TO COMPLETION. DATED NOVEMBER 12, 1999.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                 1,200,000 SHARES

                                     [LOGO]

                                  COMMON STOCK

                                ---------------


    This is a public offering of shares of ThermoView Industries, Inc. All of the 1,200,000 shares of common stock are being sold by ThermoView Industries, Inc. ThermoView Industries, Inc. anticipates that the public offering price will be between $5.75 and $7.75 per share.



    The common stock currently trades on the OTC Bulletin Board under the symbol "TVIID." Application has been made to list our common stock on the American Stock Exchange under the symbol "THV." The last reported sale price of the common stock on the OTC Bulletin Board on November 11, 1999 was $5.88 per share.


    SEE "RISK FACTORS" BEGINNING ON PAGE 6 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.
                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                                                         PER SHARE     TOTAL
                                                        -----------   -------
Public offering price.................................  $             $
Underwriting discounts................................  $             $
Proceeds, before expenses, to ThermoView Industries,
  Inc.................................................  $             $

    To the extent that the underwriters sell more than 1,200,000 shares of common stock, the underwriters have the option to purchase up to an additional 180,000 shares from ThermoView Industries, Inc. at the public offering price less the underwriting discount.
                            ------------------------

    The underwriters expect to deliver the shares on            , 1999.

JOSEPH CHARLES & ASSOC., INC.                         EBI SECURITIES CORPORATION
                               ------------------

                      PROSPECTUS DATED            , 1999.

                              [INSIDE FRONT COVER]

The images on the inside front cover page consist of pictures from one of our product brochures and pictures from our installations. The descriptions of the pictures are clockwise from the top left-hand corner.

1. A picture of a woman showing the tilt-in feature of one of our windows for ease of cleaning.

2.  A picture of the exterior of a house showing our windows.

3.  A picture of a living room with fixed light picture windows.

4.  A picture of one of our patio doors.

                               PROSPECTUS SUMMARY


    WE HAVE SUMMARIZED ALL MATERIAL INFORMATION FROM THIS PROSPECTUS IN THIS SECTION. THIS SUMMARY MAY NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION AND OUR FINANCIAL STATEMENTS AND THE NOTES TO THOSE FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS.


                             THERMOVIEW INDUSTRIES
                                  OUR COMPANY

    We design, manufacture, sell and install custom vinyl replacement windows for residential and retail commercial customers. We also sell and install replacement doors, home textured coatings, vinyl siding, patio decks, patio enclosures, cabinet refacings and kitchen and bathroom remodeling products. We finance a portion of our customers' purchases through Key Home Credit, Inc., our consumer finance subsidiary.


    In April 1998, we acquired Thermo-Tilt Window Company, which was established in 1987. Since that time, we have acquired 12 retail and manufacturing businesses which have been in operation an average of approximately 10 years. At September 30, 1999, we had over 1,400 employees and had facilities in 13 states, primarily in the Midwest and southern California. For calendar 1998, we generated pro forma consolidated revenues of $102.1 million.


                        THE REPLACEMENT WINDOW INDUSTRY

    Sales of replacement windows have experienced substantial growth in recent years. According to U.S. Census Bureau and industry statistics:


    - estimated domestic expenditures in the replacement window industry were $8.2 billion in 1998, an increase of 32.3% over 1993;


    - an estimated 28.4 million replacement windows were sold in 1998, a 38.5% increase over 1992 levels; and

    - of available replacement windows, vinyl replacement windows are the most popular, comprising 49.6% of total estimated unit sales in 1998.

                             OUR BUSINESS STRATEGY

    Our goal is to become a leader in the replacement window industry by building through acquisitions and internal growth a fully integrated nationwide network of sales, installation and manufacturing subsidiaries. We believe that our continuing national acquisition strategy capitalizes on the fragmented nature of the replacement window industry. ThermoView seeks acquisition candidates with the following characteristics:

    - experienced, growth-oriented management;

    - strong regional market share; and

    - financial performance to increase our earnings and cash flow.

    Our potential acquisition targets are typically small, regional companies that require additional capital for expansion and modernization. In addition, owners/managers of potential acquisition targets are often receptive to our consolidation strategy due to the lack of liquidity for owners of privately-held replacement window businesses. Our goal is to target sales, distribution and installation companies within 400 miles of a manufacturing plant that we already own or that we will either acquire or build to service these retail companies.

    We believe that our acquisition and integration strategy offers the following competitive advantages.

    EFFICIENT PENETRATION OF NEW MARKETS. We believe that we avoid many of the costs and risks associated with entering new geographic markets by targeting one or more leading local or regional companies providing vinyl replacement window and complimentary business services.

    OPPORTUNITY TO LEVERAGE OUR EXISTING CUSTOMER BASE. Our strategy is to enhance internal sales growth by offering existing customers of our acquired companies a wider range of products.

    OPERATING EFFICIENCIES. We believe that our integration strategy affords us the ability to achieve operating efficiencies and cost savings through volume discounts on purchases. Also, we seek to provide a centralized accounting and administrative function that we believe will enhance our profitability and the operating efficiencies of our subsidiaries.

    RELIABLE AND INEXPENSIVE SERVICING. Through the introduction of our own manufactured vinyl replacement windows, we will be able to provide our retail subsidiaries with a common product or products to sell in their markets. By providing a manufacturing operation that is geographically proximate to our retail operations, we expect to be able to deliver a completed window for installation more quickly and with a higher level of operating efficiencies.

    ABILITY TO LEVERAGE LOCAL BUSINESS REPUTATIONS. We maintain strong customer relationships by acquiring sales and installation companies that have strong and long-standing local reputations, and in most cases, by allowing the companies to continue to operate under their original names.

    INCREASED ABILITY TO OFFER CUSTOMER FINANCING. We believe that Key Home Credit, our consumer finance subsidiary, affords our customers an additional means of financing purchases of our products.

                            ------------------------

                          ABOUT THERMOVIEW INDUSTRIES


    We were incorporated in Nevada in December 1987. We reincorporated in Delaware in May 1998. We have our principal executive offices at 1101 Herr Lane, Louisville, Kentucky 40222, and our telephone number is (502) 412-5600. Our World Wide Web site is www.thermoviewinc.com. This prospectus does not incorporate by reference any information on our Web site.

                                  THE OFFERING


Common stock offered by ThermoView...........  1,200,000 shares

Common stock to be outstanding after this
  offering...................................  7,174,351 shares

Use of proceeds..............................  To fund future acquisitions; to repay indebtedness incurred for working capital
                                               purposes and in connection with a prior
                                               acquisition; and for general corporate
                                               purposes.

Proposed American Stock Exchange symbol......  THV


                            ------------------------

    UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS:

    - REFLECTS A 2-FOR-1 STOCK SPLIT OF THE COMMON STOCK OF THERMO-TILT WINDOW COMPANY THAT OCCURRED ON SEPTEMBER 29, 1997;

    - REFLECTS THE EXCHANGE OF 1.7393 SHARES OF THERMOVIEW COMMON STOCK FOR EACH SHARE OF THERMO-TILT COMMON STOCK ON APRIL 15, 1998;

    - REFLECTS A 1-FOR-3 REVERSE STOCK SPLIT OF OUR COMMON STOCK THAT OCCURRED ON OCTOBER 5, 1999;

    - DOES NOT GIVE EFFECT TO 400,000 SHARES OF OUR COMMON STOCK ISSUABLE UPON CONVERSION OF OUR SERIES C PREFERRED STOCK;

    - REFLECTS THE AUTOMATIC CONVERSION OF ALL OUTSTANDING SHARES OF OUR
      SERIES A AND SERIES B PREFERRED STOCK INTO 1,126,667 SHARES OF OUR COMMON STOCK AT THE CLOSING OF THIS OFFERING;

    - DOES NOT GIVE EFFECT TO THE ISSUANCE OF UP TO 1,843,905 SHARES OF OUR COMMON STOCK UPON EXERCISE OF OUTSTANDING STOCK OPTIONS AT A WEIGHTED AVERAGE EXERCISE PRICE OF $6.58 PER SHARE;

    - DOES NOT GIVE EFFECT TO THE ISSUANCE OF UP TO 997,009 SHARES OF OUR COMMON STOCK UPON EXERCISE OF OUTSTANDING WARRANTS AT A WEIGHTED AVERAGE EXERCISE PRICE OF $8.49 PER SHARE;

    - EXCLUDES AN ADDITIONAL 374,793 SHARES OF OUR COMMON STOCK THAT WE HAVE RESERVED FOR ISSUANCE AND MAY ISSUE UNDER OUR 1999 STOCK OPTION PLAN;

    - DOES NOT GIVE EFFECT TO THE ISSUANCE OF AN INDETERMINATE NUMBER OF SHARES OF OUR COMMON STOCK WE MUST ISSUE UNDER OUR ACQUISITION AGREEMENTS IF THE ACQUIRED BUSINESSES SATISFY FINANCIAL TARGETS IN FUTURE PERIODS; AND

    - ASSUMES THAT THE UNDERWRITERS DO NOT EXERCISE THEIR OVER-ALLOTMENT OPTION OR THAT THE REPRESENTATIVES OF THE UNDERWRITERS DO NOT EXERCISE THE WARRANTS THAT WE WILL GRANT TO THEM TO PURCHASE UP TO 120,000 SHARES OF
      OUR COMMON STOCK AT AN EXERCISE PRICE OF $    PER SHARE.

                             SUMMARY FINANCIAL DATA

    The following tables present summary historical and pro forma financial data for ThermoView. The unaudited pro forma statement of operations data give effect to all of our acquisitions as if they had occurred on January 1, 1998. We have presented this pro forma data for informational purposes only, in order to provide you with some indication of what our business might have looked like if we had owned all of the acquired companies since January 1, 1998. These companies may have performed differently if they had actually been combined with our operations. You should not rely on the unaudited pro forma information as necessarily being indicative of the historical results that we would have had or the results that we will experience in the future. Also, because of the significant impact of our acquisitions on operations in 1998 and 1999, you should be aware that period-to-period comparisons of historical results may not be meaningful.


                                                      YEAR ENDED DECEMBER 31,                 NINE MONTHS ENDED SEPTEMBER 30,
                                           ---------------------------------------------   --------------------------------------
                                                                              PRO FORMA                                PRO FORMA
                                             1996       1997        1998         1998         1998          1999          1999
                                           --------   --------   ----------   ----------   -----------   -----------   ----------
                                                             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenues.................................   $6,641     $5,629    $   37,376   $ 102,115    $    20,336   $    79,277   $   81,779
Cost of revenues earned..................    3,571      2,889        16,748      48,092          9,188        35,595       36,328
                                            ------     ------    ----------   ----------   -----------   -----------   ----------
Gross profit.............................    3,070      2,740        20,628      54,023         11,148        43,682       45,451
Selling, general and administrative
  expenses...............................    2,634      3,293        20,233      49,427         11,283        39,871       41,423
Stock-based compensation expense.........       --          1         5,509       5,509          3,198            --           --
Depreciation and amortization............       68         69         1,269       3,385            729         2,981        3,059
                                            ------     ------    ----------   ----------   -----------   -----------   ----------
Income (loss) from operations............      368       (623)       (6,383)     (4,298)        (4,062)          830          969
Interest expense.........................      (57)       (90)         (439)     (2,394)          (266)       (1,897)      (1,982)
Other income (expense)...................      (47)       (19)           69         465             28           148          148
                                            ------     ------    ----------   ----------   -----------   -----------   ----------
Income (loss) before income taxes........      264       (732)       (6,753)     (6,227)        (4,300)         (919)        (865)
Income tax expense (benefit).............       --       (266)       (1,148)       (594)          (470)          330          356
                                            ------     ------    ----------   ----------   -----------   -----------   ----------
Net income (loss)........................   $  264       (466)       (5,605)     (5,633)        (3,830)       (1,249)      (1,221)
                                            ======
Less amount attributable to sole
  proprietor.............................                 398            --          --             --            --           --
Less preferred stock dividends:
  Cash...................................                  --           585         785            210         1,477        1,477
  Non-cash...............................                  --         9,540       9,540          9,396         1,961        1,961
                                                       ------    ----------   ----------   -----------   -----------   ----------
Net loss attributable to common
  stockholders...........................              $ (864)   $  (15,730)  $ (15,958)   $   (13,436)  $    (4,687)  $   (4,659)
                                                       ======    ==========   ==========   ===========   ===========   ==========
Basic and diluted loss per common
  share(1)...............................                        $    (3.96)  $   (3.28)   $     (3.52)  $     (0.95)  $    (0.93)
                                                                 ==========   ==========   ===========   ===========   ==========
Weighted average shares outstanding......                         3,975,235   4,858,134      3,821,586     4,948,555    4,985,860
                                                                 ==========   ==========   ===========   ===========   ==========



                                                                                              AS OF
                                                                     AS OF             SEPTEMBER 30, 1999
                                                                 DECEMBER 31,       -------------------------
                                                              -------------------                PRO FORMA
                                                                1997       1998      ACTUAL    AS ADJUSTED(2)
                                                              --------   --------   --------   --------------
                                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Total assets................................................   $1,503    $54,094    $86,255       $ 89,944
Long-term debt including current maturities.................      527      9,206     23,041         21,840
Total liabilities...........................................    1,326     15,796     32,983         31,782
Mandatorily redeemable convertible preferred stock..........       --         --      4,162          4,162
Stockholders' equity........................................      177     38,298     49,110         54,000


------------


(1) We have described the method used to calculate loss per common share in footnote 2 to our consolidated financial statements for the year ended December 31, 1998, which appears on page F-21 of this prospectus. The weighted average shares used in computing pro forma basic and diluted loss per common share includes the shares issued in connection with acquisitions as if they were issued on January 1, 1998.

(2) Reflects (A) the automatic conversion of all outstanding shares of Series A and Series B preferred stock into 1,126,667 shares of common stock upon the closing of this offering, and (B) the sale of 1,200,000 shares of common stock in this offering at an assumed public offering price of $6.75 per share, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us, and the application of the estimated net proceeds therefrom.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION AND FINANCIAL DATA CONTAINED ELSEWHERE IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE COMMON STOCK. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO THE MARKET FOR OUR COMMON STOCK

OUR COMMON STOCK MAY BE DIFFICULT TO RESELL


    An active public market for our common stock may not develop or be sustained after this offering. You may not be able to resell your shares at or above the initial public offering price. The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations. Our common stock has been thinly-traded on the OTC Bulletin Board since April 16, 1998. Our market price has fluctuated significantly. After this offering, we propose to trade the common stock on the American Stock Exchange.


IF OUR STOCKHOLDERS SELL SUBSTANTIAL AMOUNTS OF OUR COMMON STOCK IN THE PUBLIC MARKET, THE MARKET PRICE OF OUR COMMON STOCK COULD FALL AND THE SALES COULD LIMIT OUR ABILITY TO RAISE CAPITAL


    If our stockholders sell substantial amounts of our common stock in the public market following this offering, including shares issued upon the exercise of outstanding options and warrants or conversion of our Series C preferred stock, the market price of our common stock could fall. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. Upon completion of this offering, we will have outstanding 7,174,351 shares of common stock. Including the 1,200,000 shares being offered hereby, there are 2,730,834 shares that are freely tradable. The remaining 4,443,517 shares eligible for sale in the public market are as follows:



      NUMBER OF
       SHARES                           DATE
---------------------   -------------------------------------
      1,716,613         90 days after the date of this
                        prospectus--all of these shares will
                        be subject to the volume and manner
                        of sale limitations of Rule 144;

      1,956,437         180 days after the date of this
                        prospectus--1,193,291 of these shares
                        will be subject to the volume and
                        manner of sale limitations of Rule
                        144; and

        770,467         At various times commencing 180
                        days after the date of this
                        prospectus--all of these shares will
                        be subject to the volume and manner
                        of sale limitations of Rule 144.



    As of November 8, 1999, options to purchase 1,843,905 shares of our common stock were outstanding and, upon exercise of the options and satisfaction of the conditions of Rule 144, will become eligible for sale in the public market at various times. These stock options generally have exercise prices significantly below the current market price of our common stock. As of November 8, 1999, warrants to purchase 997,010 shares of our common stock were outstanding and, upon exercise of the warrants and satisfaction of the conditions of Rule 144, will become eligible for sale in the public market at various times. The possible sale of a significant number of these shares may cause the price of our common stock to fall.


    A number of stockholders, option holders and warrant holders, representing approximately 3,768,254 shares of our common stock, may have the right to include their shares in registration statements relating to ThermoView's securities. We have filed a concurrent registration statement on Form S-1 to register 1,200,000 shares of our common stock to be offered for sale by two stockholders. These stockholders have committed to refrain from selling these shares from the closing of this offering to January 31, 2000. By exercising their registration rights and causing a large number of shares to be registered and sold in the public market, these holders may cause the price of the common stock to fall. In addition, any demand to include these shares in ThermoView registration statements could reduce the number of ThermoView shares in an offering or cause underwriters not to commence an offering. Either condition would limit the amount of equity capital that might otherwise be available to ThermoView.

YOU WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION AND FUTURE DILUTION IS
IMMINENT

    The initial public offering price per share will significantly exceed the net tangible book value deficiency per share. Accordingly, investors purchasing shares in this offering will suffer immediate and substantial dilution of their investment. Future dilution will occur from conversions of our Series C preferred stock and option and warrant exercises. To date, we have granted options to purchase 1,843,905 shares of our common stock and warrants to purchase 997,010 shares of our common stock. Many of these options and warrants contain an exercise price below the current market price for the common stock. Additionally, many of these options and warrants contain registration rights.

WE MAY NOT PAY CASH DIVIDENDS ON THE COMMON STOCK IN THE FORESEEABLE FUTURE

    Our line of credit and subordinated debt documents preclude us from paying dividends on our common stock. Additionally, the terms of our Series C preferred stock prevent us from paying dividends on our common stock as long as the Series C preferred stock is outstanding. We anticipate using future earnings for acquisitions and our operations. Accordingly, it is unlikely that we will pay dividends on the common stock in the foreseeable future. However, we pay a 9.6% dividend on our Series C preferred stock partially in cash and the remainder in our common stock.

RISKS RELATED TO OUR OPERATIONS

WE HAVE A LIMITED OPERATING HISTORY AS A CONSOLIDATED ENTERPRISE RESULTING IN LIMITED INFORMATION ABOUT US ON WHICH YOU CAN MAKE AN INVESTMENT DECISION

    ThermoView was formed in April 1998. We have a limited operating history as a consolidated enterprise notwithstanding that all of our subsidiaries were existing businesses prior to their acquisition. Potential investors in our stock do not have access to the same type of information in assessing us as a consolidated enterprise as would be available for a company with a longer history of operations. We may not be profitable and if we become profitable we may not remain profitable. If we do not obtain profitability, our stockholders may not recover all or any of their investment.

OUR LOSSES MAY RESULT IN THE BANKRUPTCY OF THERMOVIEW AND THE COMPLETE LOSS IN THE VALUE OF OUR COMMON STOCK


    We incurred a net loss attributable to common stockholders of approximately $15.7 million for the year ended December 31, 1998, which included stock-based compensation expense of approximately $4.2 million net of tax and an additional preferred stock dividend of approximately $9.5 million related to a beneficial conversion feature. We incurred a net loss attributable to common stockholders of approximately $4.7 million for the nine months ended September 30, 1999. We expect losses attributable to common stockholders to continue through at least the fourth quarter of 1999. As of September 30, 1999, we had an accumulated deficit of approximately $7.7 million.


    Although our revenues have grown in recent quarters, primarily from acquisitions, we may continue to suffer losses. If we cannot increase our revenues and control our costs, we may not achieve profitability. If we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future due to decreased demand for our products, increases in expenses or unprofitable acquisitions. Our continuing losses and failure to become profitable could result in the bankruptcy of ThermoView and the complete loss in the value of our common stock.

CONTINUING AND INCREASED EXPENSES COULD CAUSE LOSSES THAT SLOW OUR GROWTH AND PERFORMANCE

    We expect that our costs and expenses will continue to increase in future quarters, which could cause us to lose money. These costs and expenses related principally to our acquisition program, financing, and corporate overhead may require us to slow our acquisition strategy and result in little or no growth. Consequently, ThermoView's common stock price may then fall or not grow.

WE HAVE A SIGNIFICANT AMOUNT OF GOODWILL, THE AMORTIZATION OF WHICH REDUCES OUR CURRENT AND FUTURE EARNINGS AND THE IMPAIRMENT OF WHICH IN LATER YEARS MAY REDUCE OUR FUTURE EARNINGS


    As a result of our recent acquisitions, goodwill accounted for 76.4% of our total consolidated assets at September 30, 1999. At September 30, 1999, our goodwill was approximately $65.9 million, which exceeded our stockholders' equity of approximately $49.1 million. Goodwill represents the excess of the aggregate purchase price paid for the acquisition of companies accounted for as purchases over the fair value of the net tangible assets of the acquired companies. Goodwill reduces earnings now and in the future as we amortize it over a 25-year period on a straight-line basis. In later years, our earnings would be reduced if our management then determined that any of the remaining balance of goodwill was impaired caused by insufficient expected future cash flows to recover the carrying value of the goodwill.


CASH AND NON-CASH DIVIDENDS AND INTEREST RELATED TO RECENT FINANCINGS WILL INCREASE OUR LOSSES OR REDUCE POTENTIAL NET INCOME

    We will suffer losses or reductions in future potential net income as a result of the 9.6% cash dividends on our Series C preferred stock and the 12% stated interest payments on our senior subordinated debt. Also, fees and expenses and the amortization and accretion of the discounts on the Series C preferred stock and the senior subordinated debt related to detachable stock warrants issued in connection with the preferred stock and the subordinated debt will contribute to our losses or lower potential future income.

FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS MAY CAUSE A DROP IN OUR STOCK PRICE

    Our operating results are unpredictable and may fluctuate on a quarterly basis due to the markets for our products or our operating problems. These fluctuations may cause a decrease in the price of our common stock. You should not rely on our results of operations during any quarter as an indication of our results for a full year or any other quarter.

OUR LINE OF CREDIT AND SUBORDINATED DEBT DOCUMENTS IMPOSE RESTRICTIONS ON US AND LIMIT OUR OPERATIONS

    Our line of credit with PNC Bank and subordinated debt owed to GE Capital require us to comply with affirmative and negative covenants. We must maintain various financial ratios and these lenders may restrict us from incurring other debt. We cannot pay dividends on our common stock while the line of credit and the subordinated debt are outstanding. We are also subject to other restrictions, including restrictions pertaining to significant corporate transactions and management changes.

    If we default under the line of credit, PNC Bank could, among other items, cease all advances, accelerate all amounts owed to PNC Bank and increase the interest rate on the line of credit. If we default under the subordinated debt documents, GE Capital could, among other items, accelerate all amounts owed to GE Capital, subject to the rights of PNC Bank as our senior lender under the line of credit. In the event PNC Bank or GE Capital accelerated the amounts owed to them, ThermoView would be unable to pay the amounts due which could result in the bankruptcy of ThermoView as an enterprise. Under either the PNC Bank line of credit or the GE Capital subordinated debt, an event of default could result in the loss of our subsidiaries because of the pledge of our ownership in all of our subsidiaries to PNC Bank and on a subordinated basis to GE Capital.

WE MAY LOSE REVENUES AND INCUR SIGNIFICANT COSTS IF OUR SUPPLIERS OR INTERNAL SYSTEMS ARE NOT YEAR 2000 COMPLIANT

    Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21(st) century dates from 20(th) century dates. Confusion of dates may bring about system failures or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar business activities. As a result, many companies' software and computer systems need to be upgraded or replaced in order to comply with Year 2000 requirements.

    We have conducted a Year 2000 assessment program and our main risk relates to Year 2000 problems relating to our suppliers. If our suppliers experience Year 2000 complications, our access to the raw materials and components that our manufacturing subsidiaries use to fabricate our products could be interrupted. If we could not find alternate sources for these raw materials and components on favorable terms, our production would decrease. This production decrease would result in diminished sales and our revenues and potential net income would decrease. We could also be subject to claims for losses incurred by customers for failure to deliver our products due to a lack of production. We could incur substantial costs in defending or settling these claims and in establishing alternate suppliers. While we have not identified any significant internal Year 2000 problems from our Year 2000 assessment program, if our personal computers, software, manufacturing or other equipment were to fail due to Year 2000 problems, we would experience the same problems previously mentioned. Any Year 2000 problems affecting us could also divert management's time and attention from our acquisition strategy and operations which could result in a deterioration of our financial position.

OUR OPERATIONS, ACQUISITIONS AND FUTURE DIRECTION WILL SUFFER FROM THE LOSS OF OUR KEY EXECUTIVES

    If we were to lose the services of our executive officers Stephen A. Hoffmann, Nelson E. Clemmens and Charles L. Smith without adequate replacements, we will suffer from a lack of leadership in our acquisition strategy, financial future planning and operations management. The departure or death of any of these individuals in spite of our employment agreements with them and key person life insurance on their lives will not replace the lost leadership these individuals provide. This management gap would cause potential revenue reduction and operating cost increases.

SINCE OUR CONSUMER FINANCE DIVISION HAS LIMITED CAPITAL AND THERMOVIEW RETAIL AS ITS SOLE CUSTOMER SOURCE, ITS COSTS MAY CAUSE IT TO OPERATE AT A LOSS

    Our consumer finance division competes with companies within the industry such as Ditech Funding Corporation and Bank One, NA, that have greater resources available for funding of lending activity at rates more favorable than the consumer finance division can receive. The consumer finance division relies upon the generation of loan applicants from the operation of ThermoView's retail business. A decrease in ThermoView's retail sales will decrease the availability of loan applicants for the consumer finance division. Additionally, consumer finance businesses operate in a highly regulated environment. The fixed costs of this division for employee benefits and government compliance, combined with the lack of capital to generate loans and the dependence on ThermoView for customers may cause this division to operate at a loss.

ANTI-TAKEOVER PROVISIONS AFFECTING US COULD PREVENT OR DELAY A CHANGE OF CONTROL, DISCOURAGE TAKEOVER BIDS AND CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO FALL

    Provisions of our restated certificate of incorporation and bylaws and provisions of applicable Delaware law may discourage, delay or prevent a merger or other change of control that a stockholder may consider favorable. Our Board of Directors has the authority to issue up to 50,000,000 shares of its preferred stock and to determine the price and the terms, including preferences and voting rights, of those shares without stockholder approval. To date, we have issued 3,386,000 shares of our preferred stock in three series. Additionally, we have a classified Board of Directors whereby directors serve staggered three-year terms. Our Certificate of Incorporation requires a supermajority vote of the common stockholders to remove or modify this staggered board. Furthermore, we require advance notice for stockholder proposals and director nominations. These items could:

    - have the effect of delaying, deferring or preventing a change of control of ThermoView;

    - discourage bids for our common stock at a premium over the market price;
      or

    - cause the market price of our common stock to fall.

    We are subject to Delaware laws that could delay, deter or prevent a change of control of ThermoView. One of these laws prohibits us from engaging in a business combination with any interested stockholder for a period of three years from the date the person became an interested stockholder, unless conditions are met.

IF WE ACQUIRE COMPANIES ON UNFAVORABLE TERMS OR FAIL TO INTEGRATE COMPANIES INTO OUR OPERATIONS, OUR COSTS WILL INCREASE, LOSSES WILL RESULT AND OUR MANAGEMENT COULD BECOME DISTRACTED FROM OUR OPERATIONS

    We may acquire companies on terms that prove to be unfavorable or dilutive to our earnings per share. We may also acquire companies whose past results of operations do not prove to be indicative of future results. Accordingly, our acquisitions may prove to be unprofitable and this could cause the value of our common stock to decrease. Additionally, we may compete for acquisition candidates with companies that have significantly greater financial resources than we do. As a result, we may not be able to identify and acquire suitable acquisition candidates and we therefore may not achieve our long-term acquisition strategy.

    When we buy companies, we initially rely on their separate accounting and information systems. We may experience difficulties in integrating a company's functions and systems. These difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses and result in losses or reduced profitability.

OUR FAILURE TO RAISE SUBSTANTIAL FUNDS FOR ACQUISITIONS ON FAVORABLE TERMS COULD PREVENT US FROM IMPLEMENTING OUR ACQUISITION STRATEGY WHICH WOULD REDUCE OUR REVENUES AND POTENTIAL INCOME

    We will need additional sources of financing to undertake the planned acquisitions under our current business model during the next 12 months. After this 12 month period, we will need additional financing to consummate acquisitions and to pay other acquisition related liabilities, including payment of seller notes and future earned cash to sellers of acquired companies. Any required additional financing may not be available on terms favorable to us, or at all. If adequate funds are not available on acceptable terms, we may be unable to fund additional acquisitions, successfully promote our products or develop new or enhanced products, any of which would lower our revenues and net income, if we achieve profitability in the future. If we raise additional funds by issuing equity securities, stockholders may experience dilution of their ownership interest and the newly issued securities may have rights superior to those of the common stock. If we issue or incur debt to raise funds, we may be subject to additional limitations on our operations.

WE DEPEND ON TWO VINYL SUPPLIERS FOR THE VINYL USED IN OUR WINDOW PRODUCTION AND IF WE WERE TO LOSE THESE SUPPLIERS OUR OPERATIONS WOULD BE DISRUPTED AND OUR REVENUES WOULD FALL



    We purchase all of the vinyl used in the manufacture of our windows from two suppliers, a Mikron Industries, Inc. subsidiary and Complast, Inc. As of December 31, 1998, vinyl accounted for 38% of our window material costs and constitutes the largest portion of our raw material costs. If we were to lose these suppliers and were unable to find alternate suppliers, our window production would be disrupted and our revenues would fall. Additionally, in the event we were unable to find alternate suppliers at comparable prices, our manufacturing costs would increase.


RISKS RELATED TO THE REPLACEMENT WINDOW INDUSTRY

WITH THE GREATER NAME RECOGNITION AND RESOURCES OF SOME OF OUR COMPETITORS, WE MAY LOSE POTENTIAL REVENUE AND HAVE DECREASED PRESENCE IN THE MARKET UNDER OUR ACQUISITION PROGRAM

    A limited number of our competitors have longer operating histories, greater name recognition, larger customer bases and greater financial, technical and marketing resources than we do. These resources may allow them to respond more quickly than we can to new or emerging technologies and changes in customer requirements. It may also allow them to devote greater resources than we can to the development, promotion and sale of their products. Our competitors may also engage in more extensive research and development, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies. Increased competition could reduce our acquisition opportunities and could also cause a decrease in our potential revenue and potential income, and the deterioration in our financial position and the value of our common stock.

    The market for our products is highly competitive and it is very fragmented at the manufacturing and retail levels. We expect competition to continue to increase because our markets pose no substantial barriers to entry. To the extent one of our competitors undertakes a consolidation program, our competition would increase further.

WE MAY SUFFER LOST POTENTIAL REVENUE FROM OUR INABILITY TO SATISFY CURRENT AND FUTURE GOVERNMENTAL REGULATIONS

    Government regulations related to in-home sales, telemarketing and consumer financing may prevent us from engaging in business in some jurisdictions. Consequently, we will lose potential customers and revenue from these areas.

                           FORWARD-LOOKING STATEMENTS

    Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve risks and uncertainties about ThermoView and its business, including, among other things:

    - the successful implementation of our business plan and growth strategies;

    - our ability to identify and acquire attractive acquisition candidates;

    - our ability to successfully integrate our past and future acquisitions;
      and

    - anticipated economic and demographic trends affecting the replacement window industry generally, and our business in particular.

    Specific factors which could cause our actual results to differ materially from those expressed or implied by such forward-looking statements are discussed under "Risk Factors" and elsewhere in this prospectus.

    In some cases, you can identify forward-looking statements by words such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable language.

    Although we believe that the expectations and assumptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                USE OF PROCEEDS


    We estimate that our net proceeds from the sale of shares in this offering will be approximately $4,890,000, or $5,983,500 if the underwriters exercise their over-allotment option in full, at an assumed initial public offering price of $6.75 per share and after deducting estimated underwriting discounts and commissions and our estimated offering expenses of $2,400,000.


    We intend to use $1.2 million of the net proceeds from this offering to repay outstanding indebtedness owed to two former shareholders of Precision Window Mfg., Inc. This indebtedness, which bears interest at 5% per annum and matures concurrently with this offering, represents a portion of the deferred purchase price for Precision. We intend to use $1.5 million of the net proceeds from this offering to repay outstanding indebtedness owed to PNC Bank under a term note. This indebtedness bears interest at the prime rate plus 1% per annum and matures concurrently with this offering. We will use the remaining net proceeds to fund a portion of the costs of future acquisitions of primarily retail vinyl replacement window businesses and for working capital and general corporate purposes. We expect to fund the remaining costs of future acquisitions through a combination of seller debt, additional stock issuances and borrowings under an expanded line of credit which we intend to negotiate with our primary bank lender. Although our management has identified a number of potential acquisitions and frequently holds informal discussions with potential sellers, we currently have no agreements, commitments or understandings with respect to any potential acquisitions. Pending the application of the net proceeds as described above, we intend to invest the proceeds in short-term interest-bearing securities.

                                DIVIDEND POLICY

    ThermoView has not declared or paid any cash dividends on its common stock and does not expect to pay any cash dividends on our common stock in the foreseeable future. Our agreements with our senior lender and our subordinated debtholder prohibit us from paying dividends on our common stock. Any future change in our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including:

    - our future earnings;

    - capital requirements;

    - contractual restrictions;

    - financial condition; and

    - future prospects.

    We have paid all dividends owing on our preferred stock to date. Subsequent to this offering, we will not owe dividends on the Series A and B preferred stock as we will convert the Series A and B preferred stock to common stock at that time. We will continue to pay 70% of the dividends on our 9.6% Series C preferred stock in cash and the remainder in our common stock after the offering and until conversion of the Series C preferred stock.

                          PRICE RANGE OF COMMON STOCK


    Our common stock is currently traded on the OTC Bulletin Board under the symbol "TVIID." The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities. We have not previously registered our common stock under either the Securities Act of 1933 or the Securities Exchange Act of 1934, nor have we currently listed our common stock on any exchange or had it quoted on The Nasdaq Stock Market. We have applied to list our common stock on the American Stock Exchange under the symbol "THV."


    The following table sets forth, for the quarterly periods indicated, the high and low closing sale prices per share for the common stock as reported on the OTC Bulletin Board and as adjusted to reflect a 1-for-3 reverse stock split which occurred on October 5, 1999. Our common stock commenced trading on the OTC Bulletin Board on April 16, 1998. Prior to that time, no active trading market existed for the common stock. The OTC Bulletin Board market quotations reflect inter-dealer prices, without retail mark up, mark down or commission and may not necessarily represent actual transactions.


                                                                  PRICE RANGE
                                                              -------------------
                                                                HIGH       LOW
                                                              --------   --------
CALENDAR YEAR 1998
Second Quarter (from April 16, 1998)........................   $32.25     $25.50
Third Quarter...............................................    27.75      23.25
Fourth Quarter..............................................    25.08      15.00

CALENDAR YEAR 1999
First Quarter...............................................   $28.50     $14.64
Second Quarter..............................................    24.75      10.68
Third Quarter...............................................    14.81       5.72
Fourth Quarter (through November 11, 1999)..................     9.00       5.19



    On November 11, 1999, the last reported sale price of the common stock on the OTC Bulletin Board was $5.88 per share. The initial public offering price of our common stock will not necessarily bear any direct relationship to the trading prices on the OTC Bulletin Board prior to this offering. Please see "Underwriting" for a discussion of factors to be considered in determining the initial public offering price.



    As of November 8, 1999, there were 323 holders of record of our stock consisting of 257 common stockholders, 63 Series A preferred stockholders, one Series B preferred stockholder and two Series C preferred stockholders.

                                 CAPITALIZATION


    The following table sets forth, as of September 30, 1999, the capitalization of ThermoView:



    - on an actual basis; and



    - on a pro forma as adjusted basis to reflect the automatic conversion of all outstanding shares of our Series A and Series B preferred stock into 1,126,667 shares of common stock upon the closing of this offering and to give effect to the sale of 1,200,000 shares of common stock in this offering at an assumed initial public offering price of $6.75 per share, after deducting underwriting discounts and commissions and the estimated offering expenses payable by ThermoView, and the application of the estimated net proceeds therefrom as described under "Use of Proceeds."


    This information should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and ThermoView's financial statements and the notes relating to those statements appearing elsewhere in this prospectus.


                                                              AS OF SEPTEMBER 30, 1999
                                                              -------------------------
                                                                             PRO FORMA
                                                                ACTUAL      AS ADJUSTED
                                                              -----------   -----------
Long-term debt, excluding current portion...................  $21,990,953   $20,790,953
Mandatorily redeemable Series C convertible preferred stock,
  $0.001 par value (aggregate redemption amount and
  liquidation preference of $6,000,000); 25,000 shares
  authorized; 6,000 shares issued and outstanding...........    4,162,115     4,162,115

Stockholders' equity:
  Preferred stock, 50,000,000 shares authorized:
    Series A, $0.001 par value; 2,980,000 shares issued and
      outstanding actual and pro forma; no shares
      outstanding pro forma as adjusted.....................        2,980            --
    Series B, $0.001 par value; 400,000 shares issued and
      outstanding actual and pro forma; no shares
      outstanding pro forma as adjusted.....................          400            --
  Common stock, $0.001 par value; 100,000,000 shares
    authorized actual, pro forma and pro forma as adjusted;
    4,840,700 shares issued and outstanding actual and pro
    forma and 7,167,367 shares issued and outstanding pro
    forma as adjusted(1)....................................        4,840         7,167
  Paid-in capital...........................................   56,820,447    61,711,500
  Accumulated deficit.......................................   (7,718,578)   (7,718,578)
                                                              -----------   -----------
  Total stockholders' equity................................   49,110,089    54,000,089
                                                              -----------   -----------
    Total capitalization....................................  $75,263,157   $78,953,157
                                                              ===========   ===========


------------

(1) Excludes 3,240,915 shares of common stock which ThermoView may issue after this offering upon the exercise of outstanding options and warrants and the conversion of our Series C preferred stock, and 374,793 additional shares of common stock which we have reserved for issuance and may issue under our 1999 stock option plan.

                                    DILUTION


    The pro forma net tangible book value deficiency of ThermoView's common stock as of September 30, 1999, was $(16,823,878), or $(2.82) per share. Pro forma net tangible book value deficiency per share is equal to the amount of ThermoView's total stockholders' equity less intangible assets, divided by the pro forma number of shares of common stock outstanding as of September 30, 1999. The pro forma number of shares of common stock outstanding as of September 30, 1999 includes 1,126,667 shares of common stock to be issued upon conversion of the Series A and Series B preferred stock at the closing of this offering.



    Assuming that ThermoView sells the 1,200,000 shares of common stock in this offering at an assumed initial public offering price of $6.75 per share, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by ThermoView, and after applying the estimated net proceeds as set forth in "Use of Proceeds," the pro forma net tangible book value deficiency at September 30, 1999, would have been $(11,933,878), or $(1.67) per share. This represents an immediate increase in pro forma net tangible book value of $1.15 per share to existing stockholders and an immediate dilution of $8.42 per share to investors purchasing shares in this offering. Dilution represents the difference between the amount per share paid by new investors in this offering and the pro forma net tangible book value per share of common stock immediately after the offering. The following table illustrates this per share dilution:



Assumed initial public offering price per share.............              $ 6.75
Pro forma net tangible book value deficiency per share as of
  September 30, 1999........................................   $(2.82)
Pro forma increase in net tangible book value per share
  attributable to new investors.............................     1.15
                                                               ------
Pro forma net tangible book value deficiency per share after
  the offering..............................................               (1.67)
                                                                          ------
Pro forma dilution per share to new investors...............              $ 8.42
                                                                          ======



    The calculation of pro forma net tangible book value deficiency per share assumes that no options and warrants outstanding on the date of this prospectus will be exercised and no shares of Series C preferred stock will be converted. If all options and warrants outstanding on the date of this prospectus were exercised and all shares of Series C preferred stock were converted on the date of the closing of this offering, investors purchasing shares in this offering would suffer total dilution of $5.52 per share.



    The following table summarizes, on a pro forma basis as of September 30, 1999, differences between existing stockholders, optionholders, warrantholders and the new investors purchasing shares in this offering in:


    - the total number of shares of common stock, including shares issuable upon conversion of Series A, Series B and Series C preferred stock and exercise of options and warrants;

    - the total consideration paid or to be paid to ThermoView; and

    - the average price per share paid or to be paid to ThermoView:


                                                  SHARES                   TOTAL
                                                 PURCHASED             CONSIDERATION
                                           ---------------------   ----------------------   AVERAGE PRICE
                                             NUMBER     PERCENT      AMOUNT      PERCENT      PER SHARE
                                           ----------   --------   -----------   --------   -------------
Existing stockholders....................   6,367,367     61.2%    $48,942,386     63.0%        $7.69
Existing optionholders...................   1,843,905     17.7      12,138,563     15.6          6.58
Existing warrantholders..................     997,009      9.6       8,466,670     10.9          8.49
New investors in this offering...........   1,200,000     11.5       8,100,000     10.5          6.75
                                           ----------    -----     -----------    -----
  Total..................................  10,408,281    100.0%    $77,647,619    100.0%
                                           ==========    =====     ===========    =====

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

    The following tables present selected historical and pro forma statement of operations and balance sheet financial data for ThermoView. On April 15, 1998, ThermoView acquired all of the outstanding stock of Thermo-Tilt Window Company. Prior to that date, ThermoView was a development stage corporation and had no business operations since its incorporation. For accounting and financial statement presentation purposes, Thermo-Tilt is deemed to be the acquirer. The historical statement of operations data for the period January 1, 1998 through April 15, 1998 and the historical financial data as of and for each of the years ended December 31, 1994 through 1997 reflect only the operations of Thermo-Tilt. Since April 15, 1998, we have acquired 12 retail and manufacturing businesses. These acquisitions have been accounted for as purchase transactions and, accordingly, the results of operations of the acquired businesses are included in the historical financial data since their respective acquisition dates.


    The selected historical financial data for ThermoView as of December 31, 1996, 1997 and 1998 and for each of the three years in the period ended
December 31, 1998, have been derived from the audited financial statements of ThermoView included elsewhere in this prospectus. The selected historical financial data as of September 30, 1999 and for the nine months ended
September 30, 1998 and 1999 and the selected historical financial data as of December 31, 1994 and 1995 and for each of the two years in the period ended December 31, 1995 have been derived from unaudited financial statements. All unaudited information has been prepared on the same basis as the audited financial statements and, in the opinion of ThermoView, reflect all adjustments consisting of normal recurring adjustments, necessary for a fair presentation of such data. The interim results for the nine-month period ended September 30, 1999 are not necessarily indicative of results for the entire year.



    The following unaudited pro forma statement of operations data with respect to the year ended December 31, 1998 and the nine months ended September 30, 1999, give effect to each of our acquisitions, as if all transactions had occurred on January 1, 1998. We have presented this pro forma data for informational purposes only, in order to provide you with some indication of what our business might have looked like if we had owned all of the acquired companies since January 1, 1998. These companies may have performed differently if they had actually been combined with our operations. You should not rely on the unaudited pro forma information as necessarily being indicative of the historical results that we would have had or the results that we will experience in the future.


    The following data should be read in conjunction with:

    - the information set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations;"

    - our consolidated financial statements and the related notes thereto and our unaudited pro forma consolidated financial statements and the related notes thereto included elsewhere in this prospectus; and

    - the financial statements of the companies other than TD Windows, Inc. which we have acquired since April 15, 1998, which are included elsewhere in this prospectus.


                                                            YEAR ENDED DECEMBER 31,
                                       ------------------------------------------------------------------
                                                                                               PRO FORMA
                                         1994       1995       1996       1997       1998         1998
                                       --------   --------   --------   --------   ---------   ----------
                                               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
  Revenues..........................    $4,973     $5,870     $6,641     $5,629    $  37,376   $ 102,115
  Cost of revenues earned...........     1,931      2,126      3,571      2,889       16,748      48,092
                                        ------     ------     ------     ------    ---------   ---------
  Gross profit......................     3,042      3,744      3,070      2,740       20,628      54,023
  Selling, general and
    administrative expenses.........     2,677      3,316      2,634      3,293       20,233      49,427
  Stock-based compensation
    expense.........................        --         --         --          1        5,509       5,509
  Depreciation and amortization.....        45         74         68         69        1,269       3,385
                                        ------     ------     ------     ------    ---------   ---------
  Income (loss) from operations.....       320        354        368       (623)      (6,383)     (4,298)
  Interest expense..................       (16)       (16)       (57)       (90)        (439)     (2,394)
  Other income (expense)............       (20)        (8)       (47)       (19)          69         465
                                        ------     ------     ------     ------    ---------   ---------
  Income (loss) before income
    taxes...........................       284        330        264       (732)      (6,753)     (6,227)
  Income tax expense (benefit)......        --         --         --       (266)      (1,148)       (594)
                                        ------     ------     ------     ------    ---------   ---------
  Net income (loss).................    $  284     $  330     $  264       (466)      (5,605)     (5,633)
                                        ======     ======     ======
  Less amount attributable to sole
    proprietor......................                                        398           --          --
  Less preferred stock dividends:
    Cash............................                                         --          585         785
    Non-cash........................                                         --        9,540       9,540
                                                                         ------    ---------   ---------
  Net loss attributable to common
    stockholders....................                                     $ (864)   $ (15,730)  $ (15,958)
                                                                         ======    =========   =========
  Basic and diluted loss per common
    share(1)........................                                               $   (3.96)  $   (3.28)
                                                                                   =========   =========
  Weighted average shares
    outstanding.....................                                               3,975,235   4,858,134
                                                                                   =========   =========

                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,
                                      ----------------------------------
                                                              PRO FORMA
                                        1998        1999         1999
                                      ---------   ---------   ----------
                                      (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
  Revenues..........................  $  20,336   $  79,277   $  81,779
  Cost of revenues earned...........      9,188      35,595      36,328
                                      ---------   ---------   ---------
  Gross profit......................     11,148      43,682      45,451
  Selling, general and
    administrative expenses.........     11,283      39,871      41,423
  Stock-based compensation
    expense.........................      3,198          --          --
  Depreciation and amortization.....        729       2,981       3,059
                                      ---------   ---------   ---------
  Income (loss) from operations.....     (4,062)        830         969
  Interest expense..................       (266)     (1,897)     (1,982)
  Other income (expense)............         28         148         148
                                      ---------   ---------   ---------
  Income (loss) before income
    taxes...........................     (4,300)       (919)       (865)
  Income tax expense (benefit)......       (470)        330         356
                                      ---------   ---------   ---------
  Net income (loss).................     (3,830)     (1,249)     (1,221)

  Less amount attributable to sole
    proprietor......................         --          --          --
  Less preferred stock dividends:
    Cash............................        210       1,477       1,477
    Non-cash........................      9,396       1,961       1,961
                                      ---------   ---------   ---------
  Net loss attributable to common
    stockholders....................  $ (13,436)  $  (4,687)  $  (4,659)
                                      =========   =========   =========
  Basic and diluted loss per common
    share(1)........................  $   (3.52)  $   (0.95)  $   (0.93)
                                      =========   =========   =========
  Weighted average shares
    outstanding.....................  3,821,586   4,948,555   4,985,860
                                      =========   =========   =========



                                                                                                                  AS OF
                                                                                                           SEPTEMBER 30, 1999
                                                                  AS OF DECEMBER 31,                    -------------------------
                                                 ----------------------------------------------------                PRO FORMA
                                                   1994       1995       1996       1997       1998      ACTUAL    AS ADJUSTED(2)
                                                 --------   --------   --------   --------   --------   --------   --------------
                                                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
  Total assets.................................   $ 548      $ 567      $  859     $1,503    $54,094    $86,255       $89,944
  Long-term debt including current
    maturities.................................     227        224         322        527      9,206     23,041        21,840
  Total liabilities............................     947        908       1,089      1,326     15,796     32,983        31,782
  Mandatorily redeemable convertible preferred
    stock......................................      --         --          --         --         --      4,162         4,162
  Stockholders' equity (deficit)...............    (399)      (341)       (230)       177     38,298     49,110        54,000


------------


(1) We have described the method used to calculate loss per common share in footnote 2 to our consolidated financial statements for the year ended December 31, 1998, which appears on page F-21 of this prospectus. The weighted average shares used in computing pro forma basic and diluted loss per common share includes the shares issued in connection with acquisitions as if they were issued on January 1, 1998.



(2) Reflects (A) the automatic conversion of all outstanding shares of Series A and Series B preferred stock into 1,126,667 shares of common stock upon the closing of this offering, and (B) the sale of 1,200,000 shares of common stock in this offering at an assumed public offering price of $6.75 per share, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us, and the application of the estimated net proceeds therefrom.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE INFORMATION SET FORTH UNDER "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA" AND OUR FINANCIAL STATEMENTS AND THE ACCOMPANYING NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS, EXPECTATIONS AND PLANS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED UNDER "RISK FACTORS."

OVERVIEW

    We design, manufacture, sell and install custom vinyl replacement windows for residential and retail commercial customers. We also sell and install replacement doors, home textured coatings, vinyl siding, patio decks, patio enclosures, cabinet refacings and kitchen and bathroom remodeling products. We finance a portion of our customers' purchases through Key Home Credit, our consumer finance subsidiary.

    On April 15, 1998, we acquired all of the outstanding stock of Thermo-Tilt Window Company in exchange for 3,120,000 shares of our common stock, which represented 90% of ThermoView's then outstanding common stock. Thermo-Tilt is deemed to be the acquirer for accounting purposes.

BUSINESS SEGMENTS

    Our subsidiaries have separate management teams and infrastructures and operate in three reportable operating segments: retail, manufacturing and financial services.

    RETAIL. Our retail segment consists of our subsidiaries that design, sell and install custom vinyl replacement windows, doors and related home improvement products to commercial and retail customers. Our retail segment derives its revenues from the sale and installation of thermal replacement windows, storm windows and doors, patio decks, patio enclosures, vinyl siding and other home improvement products. Our retail segment recognizes revenues on the completed contract method. A contract is considered complete when the customer accepts the work. Gross profit in the retail segment represents revenues after deducting product and installation labor costs.

    MANUFACTURING. Our manufacturing segment consists of our subsidiaries that manufacture and sell vinyl replacement windows to our retail segment and to unaffiliated customers. Sales from the manufacturing segment to our retail segment are becoming a larger percentage of our manufacturing revenues, growing on a pro forma combined historical basis from 35% in 1996 to 46% in 1998. We expect this trend to continue as we further supply our retail subsidiaries with windows produced in our manufacturing plants. Our manufacturing segment recognizes revenues when products are shipped. Gross profit in the manufacturing segment represents revenues after deducting product costs (primarily glass, vinyl and hardware), window fabrication labor and other manufacturing expenses.

    FINANCIAL SERVICES. Our financial services segment is in a start-up phase and finances credit sales of our retail segment.


    You should refer to footnote 14 to our financial statements for the year ended December 31, 1998, which appears on page F-33 of this prospectus, and to footnote 7 to our unaudited financial statements for the nine months ended September 30, 1999, which appears on page F-42 of this prospectus, for additional financial information about each of our business segments.

OUR ACQUISITIONS

    Since April 15, 1998, we have acquired 12 retail and manufacturing businesses. The following table presents information regarding the consideration paid for each acquired company:

                                                                         COST OF ACQUIRED COMPANY
                                                               --------------------------------------------
                                                                              STOCK ISSUED
                                                                             (COMMON STOCK
                                                                            EXCEPT AS NOTED
                                                                             IN (1) BELOW)
                                                  DATE OF      CASH AND   --------------------
ACQUIRED COMPANY                                ACQUISITION    PAYABLES    SHARES      VALUE     TOTAL COST
----------------                                ------------   --------   ---------   --------   ----------
                                                                  (DOLLARS IN THOUSANDS)
RETAIL SEGMENT:
American Home Developers Co., Inc.............   April 1998    $ 1,202      259,058   $ 6,379      $ 7,581
Primax Window Co..............................   April 1998      1,583      180,725     4,057        5,640
The Rolox Companies...........................   April 1998      3,820      374,058     8,706       12,526
American Home Remodeling......................   July 1998       3,192      122,415     3,044        6,236
Five Star Builders, Inc.......................   July 1998       1,551      116,667     2,659        4,210
NuView Industries, Inc........................   July 1998       1,190          725        16        1,206
Leingang Siding and Window, Inc...............  August 1998      2,900       29,255       452        3,352
Thomas Construction, Inc.(1)..................  January 1999    11,056      500,475     3,800       14,856
The Thermo-Shield Companies...................   March 1999      4,544      185,006     3,150        7,694
                                                               -------    ---------   -------      -------
  Total of retail segment.....................                  31,038    1,768,384    32,263       63,301

MANUFACTURING SEGMENT:
TD Windows, Inc...............................    May 1998         311           --        --          311
Thermal Line Windows, L.L.P.(2)...............  August 1998      4,670       50,003       772        5,442
Precision Window Mfg., Inc....................  January 1999     3,063       37,351       540        3,603
                                                               -------    ---------   -------      -------
  Total of manufacturing segment..............                   8,044       87,354     1,312        9,356
                                                               -------    ---------   -------      -------
  Total.......................................                 $39,082    1,855,738   $33,575      $72,657
                                                               =======    =========   =======      =======

---------

(1) Stock issued in connection with the acquisition of Thomas Construction, Inc. includes 400,000 shares of Series B preferred stock valued at $2,000,000. All other shares and values represent common stock.

(2) Includes the acquisition of North Country Thermal Line, Inc. in
    November 1998 for $277,926 cash and 20,973 shares of common stock valued at $324,000.


    We have accounted for our acquisitions as purchase transactions and, accordingly, the results of operations of the acquired businesses have been included in the consolidated historical financial statements since the respective acquisition dates. As a result of our recent acquisitions, goodwill accounts for 76.4% of our total consolidated assets at September 30, 1999. At September 30, 1999, our goodwill was approximately $65.9 million. Goodwill represents the excess of the aggregate purchase price paid for the acquisition of companies accounted for as purchases over the fair value of the net tangible assets of the acquired companies. Goodwill reduces earnings now and in the future as we amortize it over a 25-year period on a straight-line basis.


    The terms of nine of our acquisition agreements provide for additional consideration to be paid if the acquired entities' results of operations exceed targeted levels, generally for a period of three years subsequent to the acquisition dates. Targeted levels are generally set at the annual earnings of the acquired entities before interest and taxes, allowing for the add back of salaries and other costs that will not be incurred on a post-acquisition basis. The additional consideration is paid in cash and with shares of our common stock, and is recorded when earned as additional purchase price. Goodwill is increased for any additional purchase price.

HISTORICAL RESULTS OF OPERATIONS


    The following historical results of operations for the years ended
December 31, 1996 and 1997 represent the operations of Thermo-Tilt. The financial information for the nine month periods ended September 30, 1998 and 1999 and the year ended December 31, 1998 includes Thermo-Tilt plus the results of operations of the companies acquired by us after April 15, 1998 from their respective dates of acquisition.


    Due to the significant impact of the acquisitions on our operations, the historical results of operations and period-to-period comparisons may not be meaningful or indicative of future operating results. The addition of revenues, expenses and other components of operations associated with the acquisitions are the principal reasons for the significant differences when comparing results of operations between periods:


                                                                                      NINE MONTHS
                                                                                         ENDED
                                                    YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                 ------------------------------   -------------------
                                                   1996       1997       1998       1998       1999
                                                 --------   --------   --------   --------   --------
                                                                    (IN THOUSANDS)
Revenues.......................................   $6,641     $5,629    $ 37,376   $ 20,336   $79,277
Cost of revenues earned........................    3,571      2,889      16,748      9,188    35,595
                                                  ------     ------    --------   --------   -------
Gross profit...................................    3,070      2,740      20,628     11,148    43,682

Selling, general and administrative expenses...    2,634      3,293      20,233     11,283    39,871
Stock-based compensation expense...............       --          1       5,509      3,198        --
Depreciation and amortization..................       68         69       1,269        729     2,981
                                                  ------     ------    --------   --------   -------

Income (loss) from operations..................      368       (623)     (6,383)    (4,062)      830
Interest expense...............................      (57)       (90)       (439)      (266)   (1,897)
Other income (expense).........................      (47)       (19)         69         28       148
                                                  ------     ------    --------   --------   -------

Income (loss) before income taxes..............      264       (732)     (6,753)    (4,300)     (919)
Income tax (benefit)...........................       --       (266)     (1,148)      (470)      330
                                                  ------     ------    --------   --------   -------

Net income (loss)..............................   $  264       (466)     (5,605)    (3,830)   (1,249)
                                                  ======
Less amount attributable to sole proprietor....                 398          --         --        --
Less preferred stock dividends:
  Cash.........................................                  --         585        210     1,477
  Non-cash.....................................                  --       9,540      9,396     1,961
                                                             ------    --------   --------   -------
Net loss attributable to common stockholders...              $ (864)   $(15,730)  $(13,436)  $(4,687)
                                                             ======    ========   ========   =======



    NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO SEPTEMBER 30, 1999



    REVENUES. Revenues increased from $20.3 million for the nine months ended September 30, 1998 to $79.3 million for the nine months ended September 30, 1999. This increase represents revenues from acquisitions made subsequent to April 15, 1998.



    GROSS PROFIT. Gross profit, which represents revenues less cost of revenues earned, increased from $11.1 million for the nine months ended September 30, 1998 to $43.7 million for the nine months ended September 30, 1999 from acquisitions made subsequent to April 15, 1998. Cost of revenues earned includes the cost of glass, vinyl, hardware, fabrication labor and manufacturing overhead for the manufacturing segment. For the retail segment cost of revenues earned includes the cost of vinyl windows, doors, textured coating, vinyl siding, and other home improvement products purchased plus installation costs and other indirect materials and labor.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased from $11.3 million in the nine months ended September 30, 1998 to $39.9 million in the nine months ended September 30, 1999. This increase results from acquisitions made subsequent to April 15, 1998 and the commencement of corporate activities. Selling, general and administrative expenses include sales commissions, advertising expenses, rent expense and other general and administrative expense. Expenses related to corporate operating activities which commenced on April 15, 1998 are included primarily in general and administrative expenses.



    STOCK-BASED COMPENSATION EXPENSE. For the nine months ended September 30, 1998, we recorded stock-based compensation expense of approximately
$3.2 million.



    DEPRECIATION AND AMORTIZATION.  Depreciation and amortization of
$3.0 million for the nine months ended September 30, 1999 represents primarily depreciation and amortization on acquisitions made after April 15, 1998.



    INTEREST EXPENSE. Interest expense of $1.9 million for the nine months ended September 30, 1999 represents primarily interest cost on additional borrowings to finance the acquisitions made after April 15, 1998.



    INCOME TAX BENEFIT. The benefit for income taxes for the nine months ended September 30, 1998 and 1999, differs from the amount computed by applying the statutory U.S. Federal income tax rate to loss before income taxes primarily as a result of state taxes and non-deductible goodwill amortization. In addition, the tax benefit for the nine months ended September 30, 1998, is less than expected because of non-deductible stock-based compensation expense. As of September 30, 1999, ThermoView had deferred income tax assets of $1.7 million. We believe it is more likely than not that our future taxable income will enable us to realize these deferred income tax assets.



    CASH DIVIDENDS. The cash dividends of $210,000 for the nine months ended September 30, 1998, represent dividends paid on our Series A preferred stock. The cash dividends of $1.5 million for the nine months ended September 30, 1999 relate to dividends on our Series A and B preferred stock as well as our mandatorily redeemable Series C convertible preferred stock.



    NON-CASH DIVIDENDS.  We recorded non-cash dividends of approximately
$9.4 million associated with the issuance of our Series A preferred stock for the nine months ended September 30, 1998. Our Series A preferred stock is convertible into shares of our common stock at a price which we determined to be below the fair market value of common stock on the date of issuance. Non-cash dividends of $2.0 million for the nine months ended September 30, 1999 relate primarily to a beneficial conversion feature of the mandatorily redeemable Series C convertible preferred stock issued in April 1999 and accretion of the discount on the mandatorily redeemable preferred stock related to the value of the detachable stock purchase warrants issued to the Series C preferred stockholders.


    1997 COMPARED TO 1998

    REVENUES. Revenues increased from $5.6 million in 1997 to $37.4 million in 1998 from acquisitions made subsequent to April 15, 1998.

    GROSS PROFIT. Gross profit increased from $2.7 million in 1997 to $20.6 million in 1998 from acquisitions made subsequent to April 15, 1998.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased from $3.3 million in 1997 to $20.2 million in 1998. This increase results from acquisitions made subsequent to April 15, 1998, and the commencement of corporate activities which added $2.1 million to selling, general and administrative expenses for 1998.

    STOCK-BASED COMPENSATION EXPENSE. In 1998, we recorded total stock-based compensation expense of approximately $5.5 million. We do not expect to record significant additional compensation expense for these items in future years.


    DEPRECIATION AND AMORTIZATION. Depreciation and amortization of $1,269,000 for 1998 represent primarily depreciation and amortization on acquisitions made after April 15, 1998.

    INTEREST EXPENSE. Interest expense of $439,000 for 1998 represents primarily interest cost on additional borrowings to finance the acquisitions made after April 15, 1998.

    INCOME TAX BENEFIT.  The loss before income taxes in 1998 includes
$2.3 million of non-deductible stock-based compensation expense, $853,000 of non-deductible goodwill and $272,000 of non-deductible merger and acquisition costs. Accordingly, the $1.1 million of 1998 income tax benefit is lower than what would be expected by applying the statutory rate to the $6.3 million of loss before income taxes.

    PREFERRED STOCK DIVIDENDS. The cash dividends of $585,000 in 1998 represent dividends paid on our Series A preferred stock. We also recorded non-cash dividends of approximately $9.5 million associated with the issuance of our Series A preferred stock. Our Series A preferred stock is convertible into shares of our common stock at a price which we determined to be below the fair market value of the common stock on the date of issuance.

    1996 COMPARED TO 1997

    REVENUES. Revenues decreased from $6.6 million in 1996 to $5.6 million in 1997 primarily as a result of Thermo-Tilt's decision to de-emphasize one of its regional sales operations.

    GROSS PROFIT. Gross profit for 1997 was $2.7 million, or 48.7%, compared to $3.1 million, or 46.2%, for 1996. The improvement in gross profit percentage of 2.5% is primarily due to vendor price reductions.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased from $2.6 million in 1996 to $3.3 million in 1997. This increase is primarily attributed to fees and expenses incurred relative to Thermo-Tilt's merger with ThermoView.

    INCOME TAX BENEFIT. Thermo-Tilt was operated as a sole proprietorship in 1996 and the first half of 1997. In July 1997, Thermo-Tilt was incorporated and elected to be taxed as a "C" corporation. The sole proprietor's return for periods prior to July 1, 1997 reflected the taxable income or loss for the enterprise. From July 1, 1997 through December 31, 1997, the pre-tax loss related to the "C" corporation was $1.1 million with a related tax benefit of $266,000. This is lower than expected due to non-deductible merger fees and expenses in 1997.

    AMOUNT ATTRIBUTABLE TO SOLE PROPRIETOR. The $398,000 in 1997 represents income earned by the sole proprietor of Thermo-Tilt from January 1, 1997 through June 30, 1997.

PRO FORMA REVENUES AND GROSS PROFIT


    We have presented pro forma revenues and gross profit on a combined historical basis for the nine month periods ended September 30, 1998 and 1999 and for the years ended December 31, 1996, 1997 and 1998. We have not presented any pro forma financial information below the gross profit line, since much of the pre-acquisition financial data below gross profit is significantly impacted by compensation packages of the former owners of these companies. We negotiate and, in many cases, significantly revise compensation packages in connection with our acquisitions of these businesses.


    Our pro forma results for any period are not necessarily indicative of future results because, among other things, the acquired companies were not under common control or management prior to their acquisition. The timing and magnitude of acquisitions, assimilation costs and seasonal nature of the industry may cause an increase or decrease in our revenues and expenses.

    PRO FORMA REVENUES FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO
     SEPTEMBER 30, 1999



    The following table presents revenues for each of our acquired companies and total pro forma revenues for the nine months ended September 30, 1998 and 1999:



                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
ACQUIRED COMPANY                                                1998       1999
----------------                                              --------   --------
                                                                (IN THOUSANDS)
RETAIL SEGMENT:
Thermo-Tilt Window Company..................................  $ 3,751    $ 3,331
American Home Developers Co., Inc...........................    3,476      3,416
Primax Window Co............................................    4,829      4,968
The Rolox Companies.........................................    8,482      8,703
American Home Remodeling....................................    5,678         --
Five Star Builders, Inc.(1).................................    4,849     12,889
NuView Industries, Inc.(2)..................................    3,311      4,272
Leingang Siding and Window, Inc.............................    4,357      3,829
Thomas Construction, Inc....................................   18,865     19,745
The Thermo-Shield Companies.................................   10,599     14,865
                                                              -------    -------
  Total pro forma revenues of retail segment................   68,197     76,018

MANUFACTURING SEGMENT:
T. D. Windows, Inc..........................................      660      1,366
Thermal Line Windows, L.L.P.(3).............................    4,866      5,729
Precision Window Mfg., Inc..................................    4,914      5,524
                                                              -------    -------
  Total pro forma revenues of manufacturing segment.........   10,440     12,619
Intersegment eliminations and other.........................   (4,793)    (6,858)
                                                              -------    -------
  Total pro forma revenues..................................  $73,844    $81,779
                                                              =======    =======


---------

(1) American Home Remodeling merged into Five Star Builders, Inc. effective December 31, 1998. Five Star Builders, Inc. has recently changed its name to ThermoView of California, Inc.

(2) NuView Industries, Inc. has changed its name to ThermoView of Missouri, Inc.

(3) Thermal Line Windows, L.L.P. is now Thermal Line Windows, Inc.


    Total pro forma revenues for the nine months ended September 30, 1999 were $81.8 million compared to $73.8 million for the comparable prior year period.



    RETAIL SEGMENT. Pro forma revenues in our retail segment increased $7.8 million, with the following companies reporting the most significant fluctuations:



    - American Home Remodeling and Five Star Builders together accounted for a $2.4 million increase in revenues. This resulted from increases in window contracts adding to their textured coating business and price increases.



    - Thermo-Shield's revenue increased $4.3 million due to a contract with a major home improvement chain to provide sales leads that resulted in significant growth in window contracts.


    MANUFACTURING SEGMENT.


    - Precision Window reported a $610,000 increase in revenue in 1999, with higher sales to Primax, Rolox and NuView Industries.



    - Thermal Line Windows reported a $863,000 increase in revenues in 1999 due to the increased sales to a major customer.

    PRO FORMA GROSS PROFIT FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED
     TO SEPTEMBER 30, 1999



    The following table presents gross profit for each of our acquired companies and total pro forma revenues for the nine months ended September 30, 1998 and 1999:



                                                                NINE MONTHS ENDED SEPTEMBER 30,
                                                     -----------------------------------------------------
                                                               1998                        1999
                                                     -------------------------   -------------------------
                                                                    PERCENT OF                  PERCENT OF
ACQUIRED COMPANY                                     GROSS PROFIT    REVENUES    GROSS PROFIT    REVENUES
----------------                                     ------------   ----------   ------------   ----------
                                                                     (DOLLARS IN THOUSANDS)
RETAIL SEGMENT:
Thermo-Tilt Window Company.........................    $ 2,080         55.4%       $ 1,610         48.3%
American Home Developers Co., Inc..................      1,628         46.8          1,539         45.1
Primax Window Co...................................      2,762         57.2          2,758         55.5
The Rolox Companies................................      4,899         57.8          5,107         58.7
American Home Remodeling...........................      3,561         62.7             --             (1)
Five Star Builders, Inc.(1)........................      3,390         69.9          8,998         69.8
NuView Industries, Inc.(2).........................      1,882         56.9          2,282         53.4
Leingang Siding and Window, Inc....................      1,386         31.8          1,420         37.1
Thomas Construction, Inc...........................      9,064         48.0          9,730         49.3
The Thermo-Shield Companies........................      5,920         55.9          8,289         55.8
                                                       -------         ----        -------         ----
  Total pro forma gross profit of retail segment...     36,572         53.6         41,733         54.9

MANUFACTURING SEGMENT:
T. D. Windows, Inc.................................        139         21.1            204         14.9
Thermal Line Windows, L.L.P.(3)....................      1,527         31.4          1,803         31.5
Precision Window Mfg., Inc.........................      1,091         22.2          1,227         22.2
                                                       -------         ----        -------         ----
  Total pro forma gross profit of manufacturing
    segment........................................      2,757         26.4          3,234         25.6
Intersegment eliminations and other................         --           --             98           --
                                                       -------         ----        -------         ----
  Total pro forma gross profit.....................    $39,329         53.3%       $45,065         55.1%
                                                       =======         ====        =======         ====


---------

(1) American Home Remodeling merged into Five Star Builders, Inc. effective December 31, 1998. Five Star Builders, Inc. has recently changed its name to ThermoView of California, Inc.

(2) NuView Industries, Inc. has changed its name to ThermoView of Missouri, Inc.

(3) Thermal Line Windows, L.L.P. is now Thermal Line Windows, Inc.


    Total pro forma gross profit percentages improved from 53.3% for the nine months ended September 30, 1998 as compared to 55.1% for the nine months ended September 30, 1999.



    RETAIL SEGMENT. The more significant gross profit fluctuations in the retail segment were:



    - American Home Remodeling and Five Star Builders together had a 3.7% improvement in gross profit due to price increases.



    - Thomas Construction had a 1.3% improvement in gross profit due to labor efficiencies achieved at higher sales volumes.

    PRO FORMA REVENUES FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


    The following table presents revenues for each of our acquired companies and total pro forma revenues for the years ended December 31, 1996, 1997 and 1998.

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
ACQUIRED COMPANY                                                1996       1997       1998
----------------                                              --------   --------   --------
                                                                      (IN THOUSANDS)
RETAIL SEGMENT:
Thermo-Tilt Window Company..................................  $ 6,641    $ 5,629    $  5,124
American Home Developers Co., Inc...........................    3,648      4,883       4,715
Primax Window Co............................................    5,840      7,132       6,527
The Rolox Companies.........................................   10,652     10,354      11,276
American Home Remodeling....................................    3,727      6,326       7,357
Five Star Builders, Inc.(1).................................    6,172      8,279       8,032
NuView Industries, Inc.(2)..................................       --      4,690       4,602
Leingang Siding and Window, Inc.............................    4,204      5,457       6,012
Thomas Construction, Inc....................................   24,218     26,493      25,554
The Thermo-Shield Companies.................................    8,085     12,395      14,906
                                                              -------    -------    --------
  Total pro forma revenues of retail segment................   73,187     91,638      94,105

MANUFACTURING SEGMENT:
T. D. Windows, Inc..........................................    1,615      1,312       1,140
Thermal Line Windows, L.L.P.(3).............................    6,955      6,088       7,179
Precision Window Mfg., Inc..................................    5,696      6,432       6,548
                                                              -------    -------    --------
  Total pro forma revenues of manufacturing segment.........   14,266     13,832      14,867
Intersegment eliminations and other.........................   (5,041)    (5,846)     (6,855)
                                                              -------    -------    --------
  Total pro forma revenues..................................  $82,412    $99,624    $102,117
                                                              =======    =======    ========

---------

(1) Five Star Builders, Inc. has recently changed its name to ThermoView of California, Inc.

(2) NuView Industries, Inc. has changed its name to ThermoView of Missouri, Inc. NuView Industries, Inc. commenced its window business on February 1, 1997.

(3) Thermal Line Windows, L.L.P. is now Thermal Line Windows, Inc.

    1997 PRO FORMA REVENUES COMPARED TO 1998 PRO FORMA REVENUES

    Total pro forma revenues increased from $99.6 million in 1997 to $102.1 million in 1998.

    RETAIL SEGMENT. Retail segment revenues increased a net $2.5 million, with the following business units reporting the most significant fluctuations:

    - The Rolox Companies' revenue increased $922,000, reflecting an increase in its vinyl siding revenues.

    - American Home Remodeling's revenue increased $1.0 million primarily as a result of adding a textured coating business.

    - The Thermo-Shield Companies' revenue increased $2.5 million related to growth of its Michigan and Arizona additional branches opened in 1997 and an Indiana branch opened in 1998.

    - Thomas Construction reported a decrease in revenue of $939,000 due to reduced sales generated through an unaffiliated home improvement chain.

    MANUFACTURING SEGMENT. In the manufacturing segment, Thermal Line Windows, L.L.P experienced revenue growth of $1.9 million as it expanded its sales to third-party customers in the Colorado market. Inclement weather adversely affected sales to third-party customers in 1997.

    1996 PRO FORMA REVENUES COMPARED TO 1997 PRO FORMA REVENUES

    Total pro forma revenues increased from $82.4 million in 1996 to $99.6 million in 1997.

    RETAIL SEGMENT. Retail segment revenues increased a net $18.4 million, with the following business units reporting the most significant fluctuations:

    - American Home Remodeling's revenue improved $2.6 million as it shifted its business from general contracting to replacement windows.

    - Five Star Builders, Inc.'s revenue increased $2.1 million resulting from an approximate 10% price increase and growth in its textured coating and window product lines.

    - NuView Industries, Inc. commenced its retail window business in 1997 and reported $4.7 million of revenue from window sales.

    - Thomas Construction's revenue increased $2.3 million from 1996 to 1997 due to growth in its product lines.

    - Thermo-Shield's revenue increased $4.3 million due to growth in newly opened branch offices in early 1997 in Michigan and Arizona, and additional customer contracts generated from leads from an unaffiliated home improvement chain.

    - Thermo-Tilt's revenue decreased $1.0 million as this unit de-emphasized one of its regional sales operations.

    MANUFACTURING SEGMENT. Manufacturing segment revenues decreased from 1996 to 1997, primarily as a result of many of Thermal Line's third-party customers being adversely affected by inclement weather in 1997.

    PRO FORMA GROSS PROFIT FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

    The following table presents gross profit for each of our acquired companies and total pro forma gross profit for the years ended December 31, 1996, 1997 and 1998.

                                                                     YEAR ENDED DECEMBER 31,
                                              ---------------------------------------------------------------------
                                                      1996                    1997                    1998
                                              ---------------------   ---------------------   ---------------------
                                               GROSS     PERCENT OF    GROSS     PERCENT OF    GROSS     PERCENT OF
ACQUIRED COMPANY                               PROFIT     REVENUES     PROFIT     REVENUES     PROFIT     REVENUES
----------------                              --------   ----------   --------   ----------   --------   ----------
                                                                     (DOLLARS IN THOUSANDS)
RETAIL SEGMENT:
Thermo-Tilt Window Company..................  $ 3,070       46.2%     $ 2,739       48.7%     $ 2,726       53.2%
American Home Developers Co., Inc...........    1,657       45.4        2,193       44.9        2,249       47.7
Primax Window Co............................    3,066       52.5        3,824       53.6        3,717       56.9
The Rolox Companies.........................    6,497       61.0        6,268       60.5        6,379       56.6
American Home Remodeling....................    1,707       45.8        3,297       52.1        4,658       63.3
Five Star Builders, Inc.(1).................    4,074       66.0        5,945       71.8        5,730       71.3
NuView Industries, Inc.(2)..................       --         --        2,329       49.7        2,577       56.0
Leingang Siding and Window, Inc.............    1,263       30.0        1,865       34.2        2,081       34.6
Thomas Construction, Inc....................   11,309       46.7       12,454       47.0       12,277       48.0
The Thermo-Shield Companies.................    4,199       51.9        6,686       53.9        8,236       55.3
                                              -------       ----      -------       ----      -------       ----
  Total pro forma gross profit of retail
    segment.................................   36,842       50.3       47,600       51.9       50,630       53.8

MANUFACTURING SEGMENT:
T. D. Windows, Inc..........................      340       21.0          274       20.9          285       25.0
Thermal Line Windows, L.L.P.(3).............    2,252       32.4        2,015       33.1        2,337       32.6
Precision Window Mfg., Inc..................      722       12.7          693       10.8        1,048       16.0
                                              -------       ----      -------       ----      -------       ----
  Total pro forma gross profit of
    manufacturing segment...................    3,314       23.2        2,982       20.9        3,670       24.7
Intersegment eliminations and other.........       --         --           --         --           --         --
                                              -------       ----      -------       ----      -------       ----
  Total pro forma gross profit..............  $40,156       48.7%     $50,582       50.8%     $54,300       53.2%
                                              =======       ====      =======       ====      =======       ====

---------

(1) Five Star Builders, Inc. has recently changed its name to ThermoView of California, Inc.

(2) NuView Industries, Inc. has changed its name to ThermoView of Missouri, Inc. NuView Industries, Inc. commenced its window business on February 1, 1997.

(3) Thermal Line Windows, L.L.P. is now Thermal Line Windows, Inc.

    1997 PRO FORMA GROSS PROFIT COMPARED TO 1998 PRO FORMA GROSS PROFIT

    Total pro forma gross profit percentages improved from 50.8% in 1997 to 53.2% in 1998.

    RETAIL SEGMENT. Gross profit improved in the retail segment as our retail companies enhanced purchasing power through growth and as competition increased among supply vendors.

    - The Rolox Companies' product mix accounted for the decrease in gross profit percentage, where it reported higher sales of vinyl siding in 1998 which has a lower gross profit than replacement windows.

    - American Home Remodeling's gross profit improved in 1998 as it shifted its business from general contracting to replacement windows.

    MANUFACTURING SEGMENT. In the manufacturing segment, Precision negotiated cost reductions on vinyl and glass. Additionally, Precision implemented a 2.0% price increase and TD Windows a 5.0% price increase, effective in 1998, related to their manufacturing segment sales.

    1996 PRO FORMA GROSS PROFIT COMPARED TO 1997 PRO FORMA GROSS PROFIT

    Overall, gross profit percentages improved from 48.7% in 1996 to 50.8% in 1997.

    RETAIL SEGMENT. Gross profit improved in the retail segment as our retail companies enhanced purchasing power through growth and as competition increased among supply vendors.

    MANUFACTURING SEGMENT. In 1997, TD Windows and Precision experienced increases in their costs without corresponding increases in their prices. TD Windows' increase related to direct materials, and Precision's increase related to labor costs. Overall, the manufacturing segment had a 2.3% decrease in gross profit from 1996 to 1997.

LIQUIDITY AND CAPITAL RESOURCES


    As of September 30, 1999, we had cash and cash equivalents of $703,000, working capital of $2.5 million, and $22.0 million of long-term debt, net of current maturities. Our operating activities for the nine months ended September 30, 1999 provided $1.4 million of cash. We used $683,700 in our operating activities during the year ended December 31, 1998. The use of cash for investing activities relates primarily to acquisition activity which accounts for the use of $20.8 million for the nine months ended September 30, 1999 and $15.6 million for the year ended December 31, 1998.



    The major sources of cash provided by financing activities for the nine months ended September 30, 1999 were borrowings of $9.7 million under our PNC Bank credit facility, net proceeds on borrowings from GE Capital of $9.4 million, and net proceeds from issuance of mandatorily redeemable Series C convertible preferred stock and detachable stock purchase warrants of $5.4 million. These sources were offset by the repayment of $2.3 million of debt, exclusive of refinanced debt, and the payment of $1.5 million of preferred dividends. During the year ended December 31, 1998, we received $14.5 million of net proceeds from our Series A preferred stock offering, $614,000 of net proceeds from an offering of common stock, $5.3 million from our PNC Bank credit facility, and $1.5 million from related-party borrowings. These sources were offset by a use of cash of $2.1 million to repurchase 91,284 shares of our common stock.



    In August 1998, we established a $15.0 million line of credit with PNC Bank. Borrowings under the line of credit bear interest at a Euro-Rate based variable rate. Interest on the line of credit is payable quarterly and principal is payable in full at maturity. In November 1999, PNC Bank extended the maturity date of the line of credit from August 31, 2000 to January 1, 2001. Pursuant to the terms of the line of credit, at any one time, the aggregate unpaid principal amount of advances under the line of credit shall not exceed the lesser of $15.0 million or 3.5 times our earnings before interest, income taxes, depreciation and amortization, as modified in the loan documents, for the immediately preceding four fiscal quarters from our most recent financial statements.


    The line of credit is secured by substantially all of our personal property and by a pledge to PNC Bank of all of our ownership interests in our subsidiaries. Additionally, the line of credit obligates us to pay a quarterly unused loan fee and certain other fees and expenses. The stated purposes under the line of credit were to (A) fund future acquisitions, (B) provide us with working capital and (C) provide the initial funding for our consumer finance subsidiary, Key Home Credit.

    As of the date of this prospectus, we have borrowed the entire amount available to us under the line of credit. The line of credit requires that any company acquired by us must become a borrower under the line of credit. Additionally, we have pledged all of our ownership in acquired companies to PNC Bank.

    Subsequent to December 31, 1998, we had not met covenants related to financial ratios and our consumer finance subsidiary in our bank credit agreement. The lender has waived all covenant violations through July 8, 1999, and has reset covenants to accommodate future compliance. We are in compliance with these revised covenants.


    In July 1999, we received $10.0 million in senior subordinated financing from GE Capital Equity Investments, Inc. Interest under the note is payable quarterly in arrears at 12% per annum, subject to substantial increases as described in the financing. Principal under the note is payable in full in July 2002 but we may prepay the note at a premium prior to its maturity. Among its covenants, the note requires us to refrain from entering into acquisitions priced above a pre-defined earnings multiple unless GE Capital consents. The note, which is subordinate to our line of credit with PNC Bank, is secured by a lien on substantially all of our assets, a guarantee executed by our subsidiaries and a pledge of our ownership in our current and future subsidiaries. In conjunction with the issuance of the note, we issued to GE Capital warrants to purchase 555,343 shares of our common stock at $0.03 per share which expire during July 2007. We have accounted for the portion of the proceeds from this loan equal to approximately $4.8 million allocable to the warrant as paid-in capital with the resulting discount amortized as additional interest over the term of the loan. The stated 12% interest on the note amounts to $1.2 million per annum. The discount related to the warrants deemed as interest on the note and the amortization of debt issuance costs together amount to approximately $1.7 million per annum. These amounts will continue to reduce our earnings until we retire the note. We used the proceeds from this financing primarily to repay related-party indebtedness and outstanding acquisition indebtedness. We also used a portion of the proceeds to fund obligations to former shareholders of acquired businesses for satisfying post-acquisition performance standards as set forth in the acquisition agreements.


    In October 1999, we amended our line of credit with PNC Bank to provide for additional borrowings under a multiple advance term note whereby we may borrow up to an additional $2.5 million. The note bears interest at prime plus one percent per annum and interest is payable monthly. Principal under the note is payable in full at maturity on the earlier of January 14, 2000 or the closing of this offering. The note is guaranteed by Stephen A. Hoffmann, Richard E. Bowlds, Nelson E. Clemmens and Douglas I. Maxwell, III. Additionally, the note is subject to the requirements imposed under the line of credit. To date, ThermoView has borrowed $0.9 million under the note for working capital purposes.

    Our line of credit with PNC Bank, including the October note, and subordinated debt owed to GE Capital require us to comply with affirmative and negative covenants. We must maintain various financial ratios and these lenders may restrict us from incurring other debt. We may not pay dividends on the common stock while the line of credit and the subordinated debt are outstanding. We are also subject to other restrictions, including restrictions pertaining to significant corporate transactions and management changes.

    If we default under the line of credit, PNC Bank could, among other items, cease all advances, accelerate all amounts owed to PNC Bank and increase the interest rate on the line of credit. If we default under the subordinated debt documents, GE Capital could, among other items, accelerate all amounts owed to GE Capital, subject to the rights of PNC Bank as our senior lender under the line of credit. Under either the PNC Bank line of credit or the GE Capital subordinated debt, an event of default could result in the loss of our subsidiaries because of the pledge of our ownership in all of our subsidiaries to PNC Bank and on a subordinated basis to GE Capital.


    In April 1999, we issued an aggregate of 6,000 shares of Series C preferred stock to two institutional accredited investors, Brown Simpson Growth Fund, L.P., a New York limited partnership, and Brown Simpson Growth Fund, Ltd., a Grand Cayman, Cayman Islands limited partnership, at a per share purchase price of $1,000, for a total investment of $6.0 million. In conjunction with the issuance of the Series C preferred stock, we issued to the two funds warrants to purchase up to a total of 400,000 shares of common stock at $21.00 per share, the number of shares and exercise price being subject to adjustment, which expire in April 2004. We have accounted for the portion of the proceeds equal to an estimated $2.0 million from this Series C preferred stock allocable to the warrants as paid-in capital. We will amortize the resulting discount as additional preferred stock dividends from the issuance date to October 2000, the earliest redemption date. Since the conversion price of the Series C preferred stock at the issuance date was less than the market price of our common stock, preferred dividends include approximately $1.2 million in the second quarter of 1999. The stated 9.6% dividend on the Series C preferred stock comprised of 70% cash and 30% of our common stock amounts to $576,000 per annum based on the currently outstanding number of shares of our Series C preferred stock. The stated dividend will reduce our earnings for so long as the Series C preferred stock remains outstanding. The additional dividends related to the warrants and the accretion of preferred stock issuance costs together aggregating
$1.6 million per annum will reduce our earnings until October 2000. In August 1999, we amended the exercise price of the warrant to $18.00 per share in exchange for a commitment of the holders to refrain from selling any of our securities from the closing of the offering to January 31, 2000. We will account for the estimated increase in fair value of the warrants as the result of the exercise price change in an aggregate amount of approximately $180,000 as additional dividends on the Series C preferred stock from August 1999 through January 2000. We used the proceeds from this financing primarily to repay outstanding acquisition indebtedness.


    We believe that our cash flow from operations and the proceeds of the offering will allow us to meet our anticipated needs during at least the next 12 months for:

    - some of our planned acquisitions under our current business model;

    - payment of the interest on our line of credit and subordinated debt;

    - payment of dividends due on our Series C preferred stock;

    - working capital requirements; and

    - planned property and equipment capital expenditures.

    We will need additional sources of financing to undertake the remainder of our planned acquisitions under our current business model during the next 12 months. After this 12 month period, we will need additional financing to consummate acquisitions and for working capital, including payment of seller notes and future earned cash to sellers of acquired companies. Any required additional financing may not be available on terms favorable to us, or at all. If adequate funds are not available on acceptable terms, we may be unable to fund additional acquisitions, successfully promote our products or develop new or enhanced products, any of which could lower our revenues and net income, if we achieve profitability in the future. If we raise additional funds by issuing equity securities, stockholders may experience dilution of their ownership interest and the newly issued securities may have rights superior to those of the common stock. If we issue or incur debt to raise funds, we may be subject to limitations on our operations.

    We intend to continue our aggressive acquisition program with a combination of cash, common stock and seller debt used to finance the primary portion of consideration. We expect the cash needed for these acquisitions to come from an expanded bank line, this common stock offering and future common stock offerings.

    Preferred stock cash dividends are currently 10% on $16.9 million of Series A and B preferred stock. We intend to convert the Series A and B preferred stock to common stock in connection with this offering and, accordingly, the $1.7 million for annual dividends on Series A and B preferred stock will be discontinued. We will continue to pay dividends on the Series C preferred stock until the shares are redeemed or converted.

INTEREST RATE RISK


    Changes in interest rates expose us to market risk. As of September 30, 1999, approximately 65% of our debt portfolio consisted of variable-rate debt and approximately 35% consisted of fixed-rate debt. With respect to the variable-rate debt, a hypothetical 100 basis point increase in interest rates would increase our annual interest expense by approximately $112,000 as of September 30, 1999.



    Interest rate changes would result in gains or losses in the market value of our fixed-rate debt due to the differences between the current market interest rates and the rates governing these instruments. With respect to our fixed-rate debt outstanding at September 30, 1999, a 10% change in interest rates would not have resulted in a significant change in the fair value of our fixed-rate debt.


YEAR 2000

    Computers, software, and other machinery and equipment containing imbedded microchip technology which use only two digits to identify a year in a date field may fail, or be unable to accurately process date-based information at or after the year 2000. This is commonly referred to as the "year 2000 issue." With the assistance of an outside consulting firm, we have developed a program to identify year 2000 issues that could impact us at or after the year 2000. This program is being implemented in all areas of our operations, including the computers, software and machinery that we rely upon to conduct our business, as well as the year 2000 issues which may affect our relationship with external customers and suppliers.

    STATE OF READINESS. The year 2000 issue assessment program will address the nature and potential impact of the information technology, as well as non-IT systems which we use to conduct operations. Information technology systems include computers, office equipment, telecommunication devices and predictive dialers, which our retail operations use to develop leads for sales presentations of our products. Non-IT systems consist of machinery which contain embedded microchips and include manufacturing equipment, alarm systems, heating and air conditioning units, and other similar equipment.

    Our assessment program has four separate phases:

    - Phase I Inventory/Audit;

    - Phase II Correction;

    - Phase III Post-Correction Testing; and

    - Phase IV Contingency Planning.

    PHASE I INVENTORY/AUDIT. Phase I consists of the identification of IT and non-IT systems we use which the year 2000 issue could impact. Our outside consultant and our personnel have conducted an inspection of all of our business locations and taken a physical inventory of all systems currently in use. We have evaluated the operation of each system with currently available knowledge to determine the effect of year 2000 issues. Phase I also includes an inventory of third party suppliers and customers that we rely upon to conduct business. We sent a detailed questionnaire which seeks to identify the year 2000 readiness of these third parties to 1,148 vendors of software, hardware and other IT and non-IT equipment in use by us. We have currently received responses from 1,023, or 89%, of these vendors. While we cannot control the year 2000 readiness of these third parties, these questionnaires will enable us to identify potential effects of year 2000 on these parties and to develop contingency plans to minimize the impact to us caused by the third parties' year 2000 issues. We have completed Phase I.


    PHASE II CORRECTION. Phase II of the assessment program consists of remedial correction of systems identified in Phase I as being vulnerable to year 2000 issues. For both IT and non-IT systems, the remedial actions consist of upgrades to software that is year 2000 compliant, upgrades of equipment to the extent possible and replacement of non-compliant equipment that we cannot upgrade. Phase II is currently 90% complete and we expect Phase II to be 100% complete by November 15, 1999.


    PHASE III POST-CORRECTION TESTING. Phase III of the assessment program requires the testing of all systems, with particular attention to those systems which required correction during Phase II. In the event that systems do not pass the testing of this phase, we will implement the contingency plans developed in Phase I. We expect to complete Phase III by November 30, 1999.

    PHASE IV CONTINGENCY PLANNING. Phase IV consists of evaluating the results of Phase III post-correction testing and assessing the status of responses by third party suppliers. Based upon the minimal nature of identified internal year 2000 issues, we believe that contingency planning of internal year 2000 issues will also be minimal and complete by December 15, 1999.

    The systems which the assessment program has addressed include the following:

    - personal computers;

    - software;

    - manufacturing equipment; and

    - miscellaneous electronic telecommunications equipment.

    We have not identified any significant year 2000 issues from our current systems. Leingang Siding and Thomas Construction had addressed the year 2000 issue prior to acquisition and if required, are correcting known non-complaint systems.

    COST OF REMEDIATION. The costs to us for compliance with year 2000 issues consist of our fee to our outside consultant for the development and management of the assessment program, and the costs associated with the purchase of software upgrades and replacement equipment. To date, we have paid $101,500 to our outside consultant and $47,000 for the upgrade and replacement of software and equipment. Our estimated future costs are $120,000 for the upgrade and replacement of software and equipment. These costs do not include wages and benefits paid to our personnel that utilize their time for the assessment program. We are funding costs of remediation from operations. We are charging the costs associated with remediation as current expenses with the exception of the costs of replacing software and equipment which are capitalized.

    WORST CASE SCENARIO. Since we have not identified any significant internal year 2000 issues from our assessment program, we believe that the most reasonably likely worst case scenario to our results of operations, liquidity, and financial condition lies in the impact of year 2000 issues to our third party customers and suppliers, and the effect on us of these issues. We have five suppliers of manufacturing products that we consider significant to our operations. The year 2000 issues of these third parties consist of the impact to our raw materials and components suppliers that we use to fabricate our products in our manufacturing subsidiaries. An interruption in the supply of raw materials and components could have an adverse impact on our operations and resulting revenue. We have contacted these third parties regarding their year 2000 readiness. These five significant suppliers have responded that they are year 2000 compliant.

    CONTINGENCY PLAN. We have developed a contingency plan to handle the most reasonably likely worst case scenario. Although we have received assurances as to the year 2000 readiness from our suppliers, in the event a supplier encounters problems resulting from year 2000 issues we have the capability to identify alternate sources for the materials used in our manufacturing facilities. The purchase of additional materials from existing, and alternative suppliers could minimize the impact of year 2000 issues to us as a consequence of a supplier having year 2000 problems. If it were to become necessary to increase inventory purchases during the fourth quarter of 1999 to avoid supplier year 2000 problems, these increased purchases could impact our cash flow and negatively impact our operations.

INFLATION


    Due to relatively low levels of inflation experienced during the years ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1999, inflation did not cause a significant increase in our costs.


SEASONALITY

    Historically, our results of operations have fluctuated on a seasonal basis. We have experienced lower levels of sales and profitability during the period from mid-November to mid-March, impacting the first and fourth quarters of each year. Inclement weather conditions in the winter and spring months in our markets located in the north central United States, which limit our ability to install exterior home improvement products, reduces demand for windows, doors, vinyl siding and related products. Our intention is to expand our southern California markets and to enter other markets in the Southwest and southern United States to reduce the impact of seasonality.

                                    BUSINESS

OVERVIEW

    We design, manufacture, sell and install custom vinyl replacement windows for residential and retail commercial customers. We also sell and install replacement doors, textured coatings, vinyl siding, patio decks, patio enclosures, cabinet refacings, and bathroom and kitchen remodeling. We finance a portion of our customers' purchases through Key Home Credit, our consumer finance subsidiary.


    In April 1998, we acquired Thermo-Tilt Window Company, which was established in 1987. Since that time, we have acquired 12 retail and manufacturing businesses which have been in operation an average of approximately 10 years. At September 30, 1999, we had over 1,400 employees and had facilities in 13 states, primarily in the Midwest and southern California. For calendar 1998, we generated pro forma consolidated revenues of $102.1 million.


THE REPLACEMENT WINDOW INDUSTRY

    Sales of replacement windows have experienced substantial growth in recent years. According to U.S. Census Bureau and industry statistics:

    - estimated domestic expenditures in the replacement window industry were $8.2 billion in 1998, an increase of 32.3% over 1993;

    - an estimated 28.4 million replacement windows were sold in 1998, a 38.5% increase over 1992 levels; and


    - of available replacement windows, vinyl replacement windows are the most popular, comprising 49.6% of total estimated unit sales in 1998.


    Three basic categories of windows comprise the replacement window market: vinyl, wood and aluminum. We believe that vinyl windows require less maintenance and are more durable than either wood or aluminum windows and they provide greater energy efficiency than aluminum windows. Since prices for vinyl windows have become more competitive with wood window prices and the durability and energy efficiency of vinyl windows have improved, the demand for vinyl windows has significantly increased over the last five years. Today, vinyl windows are the most popular replacement window. We believe that factors driving demand in the replacement window industry include:

    - the aging existing housing stock;

    - job and wage growth;

    - consumer confidence levels;

    - consumer credit conditions;

    - interest rates;

    - demographic trends;

    - population migration between urban and suburban areas; and

    - demand for maintenance free products.

ACQUISITION STRATEGY

    Our goal is to become a leader in the replacement window industry by building through acquisitions and internal growth a fully integrated nationwide network of sales, installation and manufacturing subsidiaries. We believe that our continuing national acquisition strategy capitalizes on

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the fragmented nature of the replacement window industry. We seek acquisition candidates with the following characteristics:

    - experienced, growth-oriented management;

    - strong regional market share; and

    - financial performance to increase our earnings and cash flow.

    EXPERIENCED MANAGEMENT. Our management and that of our subsidiaries have substantial experience in the replacement window and related businesses. We believe this level of experience provides a solid foundation for growth. We manage our subsidiaries on a decentralized basis with local management assuming responsibility for the day-to-day operations, profitability and growth of the business. We believe that while we actively maintain strong operating and financial controls, as well as foster the sharing of information among our subsidiaries to enhance our efficiency, our decentralized operating structure allows us to retain the entrepreneurial spirit of each of our subsidiaries. In addition, our decentralized operation allows us to capitalize on the local and regional market knowledge and customer relationships of our retail and manufacturing subsidiaries.

    REGIONAL MARKET SHARE. Our goal is to become the leading vinyl replacement window business in each region where we acquire a business. We seek acquirees that have significant business and a recognizable name in the market areas where those acquirees engage in business.

    FINANCIAL PERFORMANCE. We analyze the financial performance of our acquisition targets in their markets to determine how they will add to our earnings and cash flow through our acquisition due diligence. Our internal investigation seeks to target efficiencies and economies to be derived from the integration of the target entity. We believe that the combined sales experience of our subsidiary personnel should assist target entities in improving and diversifying product sales in the region served by the target. The integration of each new acquiree into ThermoView also provides an additional market for our consumer finance subsidiary, Key Home Credit. We believe that Key Home Credit affords our customers an additional means of financing purchases of our products.

ACQUISITION BENEFITS TO THERMOVIEW

    We believe that our acquisition and integration strategy offers a number of benefits.

    EFFICIENT PENETRATION OF NEW MARKETS. We believe we avoid many of the costs and risks associated with entering new geographic markets by targeting one or more leading local or regional companies providing vinyl replacement window and complimentary business services. We focus on acquisition targets that have the customer base, employees and infrastructure necessary to be a core business that we can consolidate with our other service operations. We seek businesses that are located in attractive markets, have experience in the industry, and management willing to participate in our future growth. Our plan is to enter markets in predominantly metropolitan areas in the Southeast, Midwest and West if appropriate opportunities present themselves.

    OPERATING EFFICIENCIES. We believe our integration strategy affords us the ability to achieve operating efficiencies and cost savings through volume discounts on purchases. With our increasing size, we expect to purchase raw materials at a significant price advantage over the small, independent competitors that largely comprise the vinyl replacement window industry. In addition, the concentration of our sales/installation locations affords us lower freight costs and the ability to better manage inventory levels between facilities. Also, we seek to provide centralized accounting software and administrative functions that we believe should enhance our profitability and the operating efficiencies of our subsidiaries.

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    RELIABLE AND INEXPENSIVE SERVICING.  Through the introduction of our own manufactured vinyl replacement window from our manufacturers, we will be able to provide our retail subsidiaries with a common product or products to sell in their markets. By providing a manufacturing operation that is geographically proximate to our retail operations, our manufacturers will be able to quickly deliver a completed window for installation. In addition, by integrating our manufacturing and retail operations, our retail subsidiaries can more easily depend on the sources of their manufacturing.

    ABILITY TO LEVERAGE LOCAL BUSINESS REPUTATIONS. We believe that we maintain a strong relationship with our customer base of middle-income homeowners because of our commitment to quality in both customer service and product offering. We also maintain strong customer relationships by acquiring sales and installation companies that have strong and long-standing local reputations, by generally allowing the companies to continue to operate under their original names. Beginning in 2000, we intend to introduce private label programs for our new acquirees to diversify the products of our acquirees and take advantage of the local reputation of our acquirees in their markets.

    INCREASED ABILITY TO OFFER CUSTOMER FINANCING. We believe that through Key Home Credit, our consumer finance subsidiary, we can provide our customers with additional means to finance the purchases of our products. We believe that this additional source of revenue will be an adjunct to our primary business and should provide a means of assisting in the sales of our various products. As our consumer finance subsidiary becomes licensed in more jurisdictions, we anticipate its increased involvement in financing of the sales of our products.

THERMOVIEW ATTRACTION TO ACQUIREES

    We believe that potential acquisition candidates will regard us as an attractive acquirer because of the following:

    - our strategy to become a national and integrated vinyl replacement window business;

    - our decentralized operations;

    - our increased visibility and access to financial resources as a result of being a public company;

    - our potential for earnings based on the centralization of administrative functions and enhanced systems capabilities; and

    - our potential for the owners of businesses to participate in our internal and acquisition growth while realizing liquidity from the sales of their businesses. As an example, we have instituted an advisory board comprised of managers of a number of our subsidiaries. These managers communicate directly with corporate management on the operation of our subsidiaries and also participate in our long-range planning.

MERCHANDISING

    We design, manufacture, sell and install custom vinyl replacement windows for residential and retail commercial customers. We also sell and install replacement doors, textured coatings, vinyl siding, patio decks, patio enclosures, cabinet refacings and bathroom and kitchen remodeling.

    REPLACEMENT WINDOWS. We offer three lines of custom-made replacement vinyl windows. Each of our lines consists of a broad range of window options including awning, bay, bow, double hung, garden and slider replacement windows. We offer the Barricade, Thermal-line and ThermoView lines of windows tailored to fit remodeling and financial needs of our customers.

    BARRICADE WINDOW. This line consists of our most expensive window products. We design this line of replacement windows for energy performance, strength, security and low maintenance. The windows offer welded vinyl frames reinforced with aluminum in both their main frame and sash for added

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
strength, and with one inch triple insulated glass with low-emissivity, Low-E coatings to reduce heat radiation through the glass and double steel cam locks for security. The Barricade replacement window generally sells for $750 to $900 per unit as installed.

    THERMAL-LINE WINDOW. We design this line for high performance at affordable cost. A component of this line of replacement windows is complast, a vinyl substitute, which increases strength without the cost of aluminum reinforcement. The use of complast also permits the use of dark colors in extreme heat. This line of replacement windows contains double insulated glass and Low-E coatings. The Thermal-line replacement window generally sells for $500 to $700 per unit as installed.

    THERMOVIEW WINDOW. We design this line of replacement windows to provide customer value with three-quarter double insulated glass, Low-E coatings and tilt-in sashes for easy cleaning. The ThermoView replacement window generally sells for $400 to $700 per unit as installed.

    Our windows offer the following features:

    ENERGY EFFICIENCY. One characteristic of our windows is their insulating qualities. Double- and triple-pane glass provides the R-values and U-values, measures of insulation for end-users. With regard to this double- and triple-pane glass, we incorporate state-of-the-art Low-E coatings. Low-E coatings allow the passage of light but selectively block infrared radiation. As a result, less heat escapes on cold days, and less heat enters on warm days. We further increase the insulation value of our windows by sandwiching a layer of argon, krypton and sulfur hexafluoride gas mixture between panes of glass.

    HIGH QUALITY FRAMES. Our windows incorporate fusion-welded corners, and our Barricade line includes an internal aluminum support system. This structure enhances the durability of the windows and prevents warping problems.

    CUSTOM DESIGN. We custom manufacture windows in varying dimensions. This process involves the retro-fitting of existing homes with custom-made, energy efficient, vinyl-clad windows.

    INSTALLATION SERVICE. Some of our subsidiaries only use their employees for installation of our replacement windows. Others subcontract with crews that work exclusively for us. Combining our employees and exclusive subcontractor installers for our windows helps with both the speed and quality consistency of the installation of our replacement windows. Generally, we complete installation within the same or the second day of commencing installation.

    LOW MAINTENANCE PRODUCT. Our windows do not require external maintenance due to the vinyl materials used. The tilt-in feature of our windows eases their cleaning.

    COMPETITIVE PRICING. We believe that, with our increased sales volume, we can reduce manufacturing and materials costs, thereby giving a higher value to our customers than the small, fragmented remodeler. Through our purchasing and distribution channels, we further realize cost savings that will benefit the customer.

    REPLACEMENT DOORS. We offer custom-made insulated steel doors with wood-grain embossed finishes in 36 styles and sliding glass doors in six variations.

    - The steel doors range in price from $750 to $3,000 per door as installed depending upon the styles, hardware and art-glass options and woodgrain finishings chosen.

    - The sliding glass doors range in price from $1,200 to $2,000 per door as installed.

    ENERGY EFFICIENCY, DESIGN, AND INSTALLATION. Our sliding glass doors and insulated steel doors that contain glass have the same energy efficiency characteristics as our vinyl replacement windows. We custom design and install our sliding glass doors and insulated steel doors in a similar fashion to our vinyl replacement windows.

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
    PRODUCT GUARANTEE. The manufacturer of our insulated steel doors offers a 25-year guarantee against warping, cracking or swelling of the product.

    HOME TEXTURED COATINGS. We offer home textured coatings for residential use, the cost of which ranges approximately from $2,000 to $15,000 per residence as installed. Home textured coating is a paint and service that usually takes seven days to complete. The process involves four coats of primer and two finish coats, together with a trenching operation to prevent ground moisture penetration and patching and repairs of the surface to be coated.

    INSTALLATION SERVICE. Both employee and exclusive subcontractor painters provide the home textured coatings to our customers.

    PRODUCT GUARANTEE. The manufacturer of the product, Textured Coatings of America, Inc., provides a limited lifetime warranty to the owner of the home against chipping, flaking and peeling of its product.

    VINYL SIDING. We offer vinyl siding in several colors and styles. Our customers will generally spend in the range of $2,800 to $10,000 as installed depending upon the size of the residence on which we install the vinyl siding. The average time for installation is seven days and generally the vinyl siding is maintenance free.

    CABINET REFACINGS. We offer kitchen cabinet refacings in a number of designs which range in cost from $3,000 to $10,000 per kitchen as installed and generally take one day to complete.

    KITCHEN AND BATHROOM REMODELING. We offer kitchen and bathroom remodeling through four of our subsidiaries. We estimate the cost for kitchen remodeling to our customers to range from $3,000 to $20,000. Generally, remodeling takes one week to complete. We charge our customers for bathroom remodeling from $3,000 to $8,000 per residence as installed.

    PATIO DECKS AND PATIO ENCLOSURES. We offer patio decks and patio enclosures with single- or double-pane glass as a less expensive alternative to room additions. Most sales involve single-pane glass together with a modular roof. Generally, installation takes three days, and the cost to our customer ranges from $8,000 to $18,000 as installed depending on the size and options chosen.

    RETAIL BUSINESSES. ThermoView's retail segment consists of the following businesses:


    THERMO-TILT WINDOW COMPANY. Thermo-Tilt, founded in 1987 and headquartered in Owensboro, Kentucky, designs, sells and installs vinyl replacement windows in Indiana, Kentucky, Missouri and Tennessee. As of September 30, 1999, Thermo-Tilt had 63 employees. Charles L. Smith, our Chief Operating Officer, manages its operations.



    AMERICAN HOME DEVELOPERS CO., INC. American Home Developers Co., Inc., founded in 1985 and headquartered in Los Angeles, sells vinyl replacement windows and textured coating in California. American Home Developers had 49 employees as of September 30, 1999. Alan B. Griefer, a former principal of American Home Developers for five years, manages its operations under a three-year employment agreement.



    PRIMAX WINDOW CO. Primax Window Co., founded in 1981 and headquartered in Louisville, Kentucky, sells and installs vinyl replacement windows and doors in Indiana, Kentucky and Ohio. Primax had 93 employees as of September 30, 1999. Charles L. Smith, our Chief Operating Officer and a former principal of Primax for 17 years, manages its operations under a three-year employment agreement.



    THE ROLOX COMPANIES. The Rolox Companies, founded in 1973 and headquartered in Kansas City, Kansas, sell and install vinyl replacement windows, steel doors and storm siding in Arkansas, Iowa,


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

Kansas, Missouri, Nebraska and Oklahoma. Rolox had 111 employees as of September 30, 1999. Robert L. Cox II, a former principal of Rolox for 17 years, manages its operations under a three-year employment agreement.


    AMERICAN HOME REMODELING. American Home Remodeling, founded in 1992, sells and installs vinyl replacement windows, vinyl replacement doors and provides textured coating services in California. Effective December 31, 1998, American Home Remodeling merged into Five Star Builders, Inc., another ThermoView subsidiary.


    FIVE STAR BUILDERS, INC. Five Star Builders, Inc., founded in 1992 and headquartered in San Diego, California, sells and installs vinyl replacement windows, vinyl replacement doors and textured coatings in California. Five Star had 239 employees as of September 30, 1999. Michael S. Haines and Bradley A. Smith, former principals of Five Star for 11 years, manage its operations under three-year employment agreements. Harinder S. Ahuja and Alan B. Fishman, former principals of American Home Remodeling, also manage its operations under three-year employment agreements. Five Star recently changed its name to ThermoView of California, Inc.



    NUVIEW INDUSTRIES, INC. NuView Industries, Inc., founded in 1995 and headquartered in St. Louis, Missouri, sells and installs replacement windows, doors and siding in Illinois and Missouri. NuView had 94 employees as of September 30, 1999. Douglas E. Miles, a former principal of NuView for
15 years, manages its operations under a three-year employment agreement. NuView has changed its name to ThermoView of Missouri, Inc.



    LEINGANG SIDING AND WINDOW, INC. Leingang Siding and Window, Inc., founded in 1991 and headquartered in Mandan, North Dakota, sells and installs replacement and new construction windows and doors, vinyl siding and other home improvement products in North Dakota and South Dakota. Leingang had 73 employees as of September 30, 1999. Alvin W. Leingang, a former principal of Leingang for 24 years, manages its operations under a three-year employment agreement.
Mr. Leingang also manages the operations of Thermal Line Windows, Inc., another of our subsidiaries.



    THOMAS CONSTRUCTION, INC. Thomas Construction, Inc., founded in 1981 and headquartered in Earth City, Missouri, designs, sells and installs replacement and new construction windows, siding, patio enclosures and various other home improvement products in Illinois and Missouri. Thomas had 251 employees as of September 30, 1999. Rodney H. Thomas, a former principal of Thomas and related companies for 29 years, manages its operations under a two-year employment agreement.



    THE THERMO-SHIELD COMPANIES. The Thermo-Shield Companies, comprised of five corporations, founded in 1984 and headquartered in Wheeling, Illinois, sell, furnish and install replacement windows and siding and also conducts cabinet refacing in Arizona, Illinois, Michigan and Wisconsin. The Thermo-Shield Companies' sales personnel operate from sales displays located within national retail home improvement stores such as Sam's Club, Wal-Mart, Lowe's, K-Mart and Builders Square. The Thermo-Shield Companies had 268 employees as of
September 30, 1999. Joel S. Kron, a former principal of Thermo-Shield for
15 years, manages its operations under a three-year employment agreement.


MANUFACTURING

    With our acquisitions of Precision, Thermal Line and TD Windows, we have begun to vertically integrate our replacement window sales, installation and manufacturing functions. Unlike many of our competitors who must purchase window products from third-party vendors, we now have the in-house capability to manufacture many of the window products that our retail subsidiaries sell. Our manufacturing subsidiaries provide us with a greater degree of process control and flexibility.

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
    LOW-TECH MANUFACTURING PROCESS. The process of manufacturing custom replacement windows consists of measuring, cutting and assembling glass and extruded vinyl "lineal" components to create windows that match customer specifications. We have invested in sophisticated machinery to create an assembly line environment designed to further automate the production process. A summary of the assembly of a vinyl replacement window is as follows:

    - we receive orders from the retail subsidiaries and enter the desired dimensions of the windows into a computer;

    - through the use of a proprietary computer program, we map the dimensions of multiple windows onto a large sheet of glass in the configuration that will maximize the number of windows to be cut from each sheet, thereby minimizing waste;

    - once the glass is cut, we wash it and coat the edges with an insulating material that will separate the two or three layers of glass panes and create the desired air-tight seal around the window;

    - while cutting the glass, another procedure measures and cuts vinyl "lineals" according to the specifications of the window types and dimensions required by the order;

    - the cut and processed lineals then move to a welding area, where we weld the four sides together and complete any final fabricating and attachments;

    - we then send the completed sash to the glass insertion area, where we insert the window panes into the proper sash units;

    - all of the major components of the window arrive at the final assembly area concurrently to produce the finished product.

    Because we assemble our windows on a made-to-order basis utilizing a just-in-time inventory system, we do not maintain a large finished goods inventory at our manufacturing plants. We typically deliver finished products to one of our retail subsidiaries. Service personnel complete the installation and servicing of the product at the customer's home. Integration of our sales, shipping, installation and service operations enables us to provide a complete window or door installation service for customers. The average time between the execution of a customer sales contract and completion of installation is approximately two weeks.


    SUPPLIERS.  We currently have two vinyl suppliers, a Mikron
Industries, Inc. subsidiary and Complast, Inc. During 1996, 1997, 1998 and 1999 to date, the Mikron Industries, Inc. subsidiary supplied 52%, 63%, 54% and 53% of the vinyl used in our products and Complast, Inc. supplied 48%, 37%, 46% and 47% of the vinyl used in our products during the same periods. Thermal Line Windows, L.L.P., one of our manufacturing subsidiaries, has a license with Complast, Inc. to manufacture and distribute windows owned by Complast, Inc. in an eleven state territory. The license expires in January 2001 and automatically renews for successive one year periods unless terminated by either party. As of December 31, 1998, vinyl accounted for 38% of our window material costs and constitutes the largest portion of our raw materials costs. We primarily purchase glass from AFG Industries, Inc., Libbey-Owens-Ford Company and Cardinal CG, three window producers. Glass constitutes 14% of our window content. The third principal material in our windows is extruded aluminum, accounting for 10% of our window materials cost. We purchase our extruded aluminum primarily from Loxcreen Company, Inc. and Cardinal Aluminum Co.


    Third party vendors manufacture our products except for our replacement windows. We rely on one or two third party vendors for the manufacture of each of our products, other than our replacement windows, to provide us with manufacturing consistency and volume discounts.

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
    MANUFACTURING BUSINESSES. ThermoView's manufacturing segment consists of the following three businesses:


    TD WINDOWS, INC. TD Windows, Inc., founded in 1993 and headquartered in Louisville, Kentucky, designs, manufactures, sells and installs vinyl replacement windows and doors in California, Indiana and Kentucky. TD Windows had 19 employees at September 30, 1999. Larry Parrella, a former principal of TD Windows for 16 years, manages its operations under a three-year employment agreement.



    THERMAL LINE WINDOWS, L.L.P. Thermal Line Windows, L.L.P., founded in 1996 and headquartered in Mandan, North Dakota, manufactures replacement and new construction windows and doors for residential and commercial use for sale to retailers in Colorado, Idaho, Iowa, Kansas, Minnesota, Montana, Nebraska, New Mexico, North Dakota, South Dakota, Wisconsin and Wyoming. Thermal Line Windows, L.L.P. had 75 employees as of September 30, 1999. Alvin W. Leingang, a former principal of Thermal Line Windows for 24 years, manages its operations under a two-year employment agreement. Mr. Leingang also manages the operations of Leingang Siding and Windows, another of our subsidiaries. Thermal Line Windows, L.L.P. is now Thermal Line Windows, Inc.



    PRECISION WINDOW MFG., INC. Precision Window Mfg., Inc., founded in 1998 and headquartered in St. Louis, Missouri, manufactures and distributes vinyl replacement windows for residential customers in Colorado, Illinois, Kansas, Kentucky, Missouri, Nevada, Ohio and Tennessee. Precision had 81 employees as of September 30, 1999. Charles L. Smith and Larry Ball, former principals of Precision for 10 years, manage its operations under three-year employment agreements.


SALES AND MARKETING

    Each one of our subsidiaries has its own sales staff that determines its sales function. We pay members of our sales staff on a commission basis and on the profitability of the subsidiary for which they work.

    Each subsidiary maintains its own advertising staff. We have created an advertising committee comprised of three subsidiary managers. Our goal is to have this committee suggest marketing programs and assist in undertaking new methods of advertising and marketing. On January 1, 1999, we formed ThermoView Advertising Group, Inc. for future advertising and marketing activities. We currently market our products through several media, including:

    - various customer referral programs;

    - telemarketing;

    - direct mail solicitation;

    - kiosk and discount store promotions;

    - television and newspaper advertising;

    - public displays; and

    - door-to-door solicitation.

    Our marketing approach varies from subsidiary to subsidiary and also varies based upon the target area.

    ADVERTISING. For each retail subsidiary, our goal is to allot approximately 8% of the subsidiary's sales budget for advertising expenses. We generally give the individual subsidiary discretion as to the most effective form of advertising for its geographic market.

    We utilize a number of methods to create opportunities for direct contact with potential customers, including renting space at local fairs and maintaining kiosks at regional shopping malls. We employ infomercials as another form of our advertising. In general, we believe that infomercials generate fewer customer inquiries than direct solicitation but have a much greater probability of generating a sale. In addition to direct solicitation and infomercials, we also use various other forms of advertising, including

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
television commercials, direct mailings, newspaper inserts and other printed media. For one subsidiary, we also contract with a local sports celebrity to endorse our products.

    DISCOUNT STORE LOCATIONS. We are in the process of establishing retail design centers within a number of major discount stores in Arizona, Michigan, Illinois and Wisconsin. We currently have retail design centers in Sam's Club, Builders' Square and Lowes located in Arizona, Illinois, Indiana and Michigan. These retail design centers offer a limited range of vinyl replacement window services, including the staffing of our trained sales representatives, installation and product support.

    TELEMARKETING. A majority of our retail subsidiaries solicits customers through an internally managed system. Through the use of a predictive dialing system--an automated system that calls multiple phone numbers at once and only directs to the operators those calls that are answered--we have increased the efficiency while reducing the costs associated with telemarketing.

    IN-HOME DEMONSTRATION. When a sales representative receives an expression of interest from a potential customer, he or she will then generally arrange for an in-home demonstration at the customer's residence. We have developed a ten-step procedure for in-home sales presentations. Furthermore, in the training of our sales staff, we instruct them that they have limited discretion to negotiate on price. We pay our sales staff solely on a commission basis to provide for maximum incentives.

CUSTOMER PAYMENT

    As of December 31, 1998, in approximately 50% of our sales customers pay in cash upon completion of installation of our products. For the remaining 50% of sales customers pay for the products under installment or conditional sales contracts. In these sales, a customer contracts to pay the retail sales price, plus a finance charge, in equal installments over a predetermined period of time. A security interest or chattel mortgage collateralizes the purchased goods. We currently assign the majority of these contracts to unaffiliated local financial institutions, in return for the cash sales price of the products involved, upon execution of a certificate of completion by a customer after completion of installation. We assign a portion of contracts to our newly-formed consumer finance division, Key Home Credit. The annual percentage rate for our installment contracts varies from a minimum of approximately 9.75% to a maximum rate in excess of 18% depending upon:

    - the amount of the installment contract;

    - the length of the repayment period;

    - the state in which the contract is executed; and

    - the financial institution to which we assign the contract.

    Key Home Credit operates our consumer finance division. We formed Key Home Credit in February 1998 to provide a source of financing for the purchasers of ThermoView products and services through home equity and installment loans and credit card financing. Key Home Credit began financing customer sales in August 1998 in Kentucky and Tennessee. Key Home Credit, headquartered in Owensboro, Kentucky, has licenses to lend in California, Illinois, Indiana, Kentucky, Missouri, North Dakota, Ohio, South Dakota and Tennessee. Leigh Ann Barney and Larry Clark manage the operations of Key Home Credit.


    It is Key Home Credit's policy to obtain security interests via fixture filings in the purchased goods for loans less than or equal to $5,000 and to obtain chattel mortgages in the purchased goods for loans in excess of $5,000. From inception to September 30, 1999, Key Home Credit has approved loans in the aggregate in excess of $8.8 million and funded loans in the aggregate in excess of $3.7 million. Key Home Credit's revenue for the nine months ended
September 30, 1999 was $142,000, which was comprised of $71,000 in fees from the sale of loans and $71,000 from interest on loans held in its portfolio.


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COMPETITION

    VINYL REPLACEMENT WINDOWS AND DOORS. The vinyl replacement window and door industry is highly competitive. The industry is significantly fragmented at both the manufacturing level and at the retail level. Most of our competitors are smaller than us and to an extent consist of local lumber and home improvement dealers. We also compete with larger home improvement chain store operations such as Builders Square, HQ Home Quarters Warehouse, Inc., Home Depot, Lowes and Scotty's. These stores, which usually sell windows with limited warranties and without in-house installation services, have significantly greater financial and operating resources and greater name recognition than we have. Additional competitors include Champion Windows, Pacesetters and the Sears Group.

    Brands in the window industry with the highest name recognition include Andersen Corporation, Pella Corporation and Marvin Windows. These companies primarily compete in the new construction segment of the window market. While these companies also produce replacement windows, they currently sell a relatively small percentage of their products for replacement applications. Furthermore, these companies generally emphasize wood windows rather than vinyl and market their products primarily to higher-end homeowners. We also compete with other window and door manufacturers including Republic, Great Lakes, Thermal, Inc., Atrium, American Architectural Products Corporation, Thermal Guard and Winchester Industries.

    HOME TEXTURED COATINGS. The competitors for our textured coating products include small remodelers and painting contractors who use the textured coating product or other painting products. We are not aware of a significantly large company that competes with us directly in the installation of textured coating.

    VINYL SIDING. We compete in the sale and installation of our vinyl siding with PaceSetters, Champion Windows and the Sears Group.

    CABINET REFACINGS AND KITCHEN AND BATHROOM REMODELING. Our principal competitors include PaceSetters and the Sears Group. In addition, smaller remodelers and contractors in each of the regions in which we engage in the cabinet refacing and kitchen and bathroom remodeling businesses compete with us.

    PATIO DECKS AND PATIO ENCLOSURES. Our competition in the installation of patio decks and patio enclosures includes PaceSetters and a number of smaller remodelers and contractors in each of the regions in which we install patio decks and patio enclosures.

GOVERNMENT REGULATIONS

    Our business is subject to various federal, state and local laws, regulations and ordinances relating to, among other things, in-home sales, telemarketing, consumer financing, retail installment sales, advertising, the licensing of home improvement independent contractors, OSHA standards, building and zoning, consumer protection and environmental protection and regulations relating to the disposal of other solid wastes. Some jurisdictions require us to secure a license as a contractor. In addition, some jurisdictions require us to obtain a building permit for each installation. We are also subject to federal, state and local laws and regulations, which, among other things, regulate our advertising, warranties and disclosures to customers. Although we believe that we are currently in compliance in all material respects with these laws and regulations, existing or new laws or regulations applicable to our business in the future may materially adversely affect our results of operations.

    The operations of our consumer finance subsidiary, Key Home Credit, are subject to supervision by state authorities, typically state banking, consumer credit or insurance authorities, that generally require Key Home Credit to be licensed to conduct its business. Many states only issue licenses upon a finding of public convenience, financial responsibility, character and fitness of the applicant. Key Home Credit is generally subject to state regulations, examinations and reporting requirements, and licenses are revocable for cause. Currently, Key Home Credit is licensed and qualified to provide financing in seven states.

    Various federal statutes governing the consumer finance industry comprise the Federal Consumer Credit Protection Act. Included within the Consumer Protection Act are the Truth-in-Lending Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act and the Fair Debt Collection Practices Act. The Truth-in-Lending Act requires a written statement showing the annual percentage rate of finance charges and requires that other information be presented to debtors when consumer credit contracts are executed. The Fair Credit Reporting Act requires disclosures to applicants for credit concerning information that is used as a basis for denial of credit. The Equal Credit Opportunity Act prohibits discrimination against applicants with respect to any aspect of a credit transaction on the basis of sex, marital status, race, color, religion, national origin, age, derivation of income from a public assistance program, or the good faith exercise of a right under the Consumer Protection Act. In addition, the Fair Debt Collections Practices Act proscribes various debt collection practices which it deems unfair, harassing or deceptive.

    Key Home Credit is subject to state usury laws. In some states federal law has preempted state law, although for a period of time individual states could have enacted legislation superseding federal law. To be eligible for the federal preemption, the credit application must comply with consumer protection provisions. A few states have elected to override federal law, but have established maximum rates that either fluctuate with changes in prevailing rates or are high enough so that, to date, no state's maximum interest rate has precluded Key Home Credit from continuing to offer financing in that state. Although we believe that Key Home Credit is currently in compliance with these usury laws and regulations, a change in existing laws or regulations or the creation of new laws and regulations applicable to Key Home Credit's business may preclude Key Home Credit from providing customer financing or reduce the profitability of its activities.

INTELLECTUAL PROPERTY


    We do not have any material patents related to our products. Two of our subsidiaries have sales and installation processes that they consider trade secrets. These subsidiaries protect these trade secrets by requiring their employees to enter into confidentiality agreements. We have filed for a trademark with the U.S. Patent and Trademark Office under the name "ThermoView."


EMPLOYEES


    As of September 30, 1999, we employed in excess of 1,400 people. With the exception of employees of Precision Window and Thermal Line Windows, none of our employees are subject to a collective bargaining agreement. The employees at Precision Window and Thermal Line are members of the United Steel Workers of America. The two-year contract with the employees of Precision Window expires on July 1, 2001. The three-year contract with the employees of Thermal Line Windows expires on February 1, 2001. We have never experienced a work stoppage, and we consider our relations with our employees to be satisfactory.


    Our employees typically receive an hourly wage or salary and are generally eligible for bonuses, except for our sales staff who we pay on a commission basis. Our compensation system is directly related to profitability and accordingly compensation expense increases and decreases as sales and profits fluctuate. We emphasize incentive compensation, including cash bonus arrangements and various other incentive programs which offer our personnel an opportunity for additional earnings and benefits.

PROPERTIES AND EQUIPMENT

    The following lists our property locations having in excess of 9,000 square feet and our headquarters. We lease all of our facilities. In many cases, we lease the property, at market rates, from the former owners of the subsidiaries which operate on the property. We also lease our headquarters, at market rates, from an affiliated company of Stephen A. Hoffmann, our Chairman and Chief Executive Officer.

                                                                                         LEASE EXPIRATION
                                                               PROPERTY DESCRIPTION     DATE (EXCLUSIVE OF
 THERMOVIEW OR SUBSIDIARY AS LESSEE     PROPERTY ADDRESS              AND USE            RENEWAL OPTIONS)
------------------------------------  ---------------------   -----------------------   ------------------
ThermoView Industries, Inc..........  1101 Herr Lane          7,671 sq. ft.                   October 2003
                                      Louisville, KY 40222    Executive offices
RETAIL SUBSIDIARIES:
Thermo-Tilt Window Company..........  2800 Warehouse Road     24,000 sq. ft.                 December 2002
                                      Owensboro, KY 42301     Warehouse plus 9,000
                                                              sq. ft. Office

Primax Window Co....................  5611 Fern Valley Road   15,000 sq. ft.                  October 2001
                                      Louisville, KY 40228    Headquarters

Rolox, Inc..........................  4002 Main Street        16,000 sq. ft.                    April 2002
                                      Grandview, MO 64030     Headquarters /
                                                              Warehouse

                                      14405 Ridge Road        10,000 sq. ft.                    April 2002
                                      Wichita, KS 67209       Office / Warehouse

Thomas Construction, Inc............  13397 Lake Front Dr.    60,000 sq. ft.                 December 2013
                                      Earth City, MO 63045    Office / Warehouse

Thermo-Shield Company, LLC..........  661 Glenn Avenue        17,000 sq. ft.                  October 2007
                                      Wheeling, IL 60090      Office / Warehouse

MANUFACTURING SUBSIDIARIES:
TD Windows, Inc.....................  1720 Research Drive     16,400 sq. ft.                  January 2000
                                      Louisville, KY 40299    Headquarters / Office /
                                                              Manufacturing

Thermal Line Windows, Inc...........  3601 30(th) Ave, NW     49,500 sq. ft.                 December 2005
                                      Mandan, ND 58554        Headquarters / Office /
                                                              Manufacturing

                                      2605 Twin City Dr.      9,150 sq. ft.                   October 2003
                                      Mandan, ND 58554        Manufacturing

Precision Window Mfg., Inc..........  7208 Weil Avenue        31,000 sq. ft.             On 30 days notice
                                      St. Louis, MO 63119     Headquarters /
                                                              Office / Manufacturing

    The leases of our properties provide for monthly rentals ranging from approximately $500 to $37,500. See footnote 6 to our consolidated financial statements for the year ended December 31, 1998, which appears on page F-24 of this prospectus, for more information regarding our leases.

LEGAL PROCEEDINGS

    ThermoView is occasionally a party to legal proceedings arising in the ordinary course of its business. We are not currently a party to any material legal proceedings, and we are not aware of any material litigation threatened against us.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The following table sets forth the name, age, and position within ThermoView of each director and executive officer and the key employees of ThermoView:

    DIRECTORS AND EXECUTIVE OFFICERS


NAME                               AGE                             POSITION
----                             --------   -------------------------------------------------------
Stephen A. Hoffmann............     54      Chairman of the Board and Chief Executive Officer
Richard E. Bowlds..............     54      Vice Chairman of the Board and Executive Vice
                                            President--Acquisitions
Nelson E. Clemmens.............     50      President and Director
Charles L. Smith...............     45      Chief Operating Officer and Director
John H. Cole...................     57      Chief Financial Officer
Robin C. Edwardsen.............     51      Vice President--Human Resources
Leigh Ann Barney...............     31      Treasurer
J. Sherman Henderson, III......     56      Director
Delores P. Kesler..............     59      Director
Michael A. Toal................     43      Director


    KEY EMPLOYEES


NAME                               AGE                             POSITION
----                             --------   -------------------------------------------------------
Larry Clark....................     38      Vice President of Key Home Credit
Michael S. Haines..............     52      Vice President of Five Star Builders, Inc.(1)
Joel S. Kron...................     40      Vice President of The Thermo-Shield Companies
Alvin W. Leingang..............     42      Vice President of Leingang Siding and Window, Inc. and
                                              Thermal Line Windows, L.L.P.(2)
Rodney H. Thomas...............     46      Vice President of Thomas Construction, Inc.


---------

(1) Five Star Builders, Inc. has recently changed its name to ThermoView of California, Inc.

(2) Thermal Line Windows, L.L.P. is now Thermal Line Windows, Inc.

    STEPHEN A. HOFFMANN. Mr. Hoffmann has served as Chairman of the Board and Chief Executive Officer of ThermoView since April 1998 and as President from April 1998 to November 1998. From May 1992 to February 1997, Mr. Hoffmann, a co-founder of AccuStaff Incorporated, served in various positions with AccuStaff including Vice Chairman and Vice President--Acquisitions. AccuStaff is now known as Modis Professional Services, Inc., a New York Stock Exchange listed temporary staffing company based in Jacksonville, Florida, with annual revenues of approximately $2.5 billion as of August 1998. The principal growth of AccuStaff revenues has been through an aggressive consolidation strategy in the temporary staffing industry. Mr. Hoffmann was also a co-founder of MetroTech, Inc., a predecessor entity to AccuStaff. Additionally, Mr. Hoffmann has been a member of The Founders Group LLC, a Louisville, Kentucky based venture capital firm, since 1997. Mr. Hoffmann received a B.S. in Commerce with a minor in Accounting from the University of Louisville in 1972.

    RICHARD E. BOWLDS. Mr. Bowlds has served as Executive Vice President-Acquisitions of ThermoView since July 1999, as Vice Chairman of the Board since June 1999, as a director since April 1998 and as Chief Operating Officer from April 1998 to June 1999. Mr. Bowlds is the founder and is currently a director of Thermo-Tilt. Prior to founding Thermo-Tilt in 1987, Mr. Bowlds worked in the home improvement industry from 1977. Mr. Bowlds is the father-in-law of Charlton C. Hundley, ThermoView's current Corporate Counsel and Secretary.

    NELSON E. CLEMMENS. Mr. Clemmens has served as a director of ThermoView since April 1998 and as President of ThermoView since November 1998.
Mr. Clemmens formerly served as Vice President-Finance and Administration and Secretary of ThermoView from April 1998 to November 1998. Mr. Clemmens has been Managing Director of Pine South Capital, a private investment banking firm, since its founding in April 1986. Mr. Clemmens has also been active as owner, principal or investor in seven operating companies during the same period, including a multi-service home health company consolidation. From February 1999 to August 1999, Mr. Clemmens was the majority owner of HCP, Inc., a regional health care services company. Since August 1999, he has served as managing member of Viscount III, LLC, the majority owner of HCP, Inc. From November 1997 until July 1999, Mr. Clemmens was Chairman of WBC, Inc., a railroad equipment distribution company. From May 1989 until May 1990, Mr. Clemmens was also a co-owner of Courier Graphics, Inc., a specialized printer, and from May 1987 until December 1989 President and co-owner of Transue & Williams Stamping Co., a parts fabrication company. From August 1983 until April 1986, Mr. Clemmens served as Vice President of Finance/Administration with Olicon/Raytel, a health care venture. From January 1982 until August 1983, Mr. Clemmens served as Senior Vice President of Stratford Leasing Company. From June 1977 until January 1982, Mr. Clemmens served in several corporate finance management positions with General Electric Capital Corporation. Mr. Clemmens holds a B.A. degree from Stetson University and an M.B.A. from Western Kentucky University.


    CHARLES L. SMITH. Mr. Smith has served as a director of ThermoView since May 1998 and as its Chief Operating Officer since June 1999. Mr. Smith served as Vice President--Manufacturing Operations from November 1998 to June 1999.
Mr. Smith founded in 1982 and was the President of Primax Window Co. until its acquisition by ThermoView, at which time he became Primax's Vice President.
Mr. Smith is also the founder and President of Bee Line Courier Service, a courier service based in Louisville, Kentucky. Additionally, Mr. Smith has been an officer of Precision Window Mfg., Inc. since April 1992. Mr. Smith was the President of Achievers Association, a window association of manufacturers, dealers and retailers, from 1990 to 1995.

    JOHN H. COLE. Mr. Cole has served as the Chief Financial Officer of ThermoView since July 1999 and as its Senior Vice President--Acquisitions from November 1998 to July 1999. From November 1966 to September 1998, Mr. Cole was with PriceWaterhouse Coopers LLP, most recently as a Senior Audit Partner, where he was involved with publicly reporting entities, SEC filings, mergers and acquisitions, due diligence procedures and internal control functions.
Mr. Cole, a Certified Public Accountant, was a national coordinator of PriceWaterhouse Cooper's quality control review program. In 1997 Mr. Cole led an international quality control team inspecting the China offices of PriceWaterhouseCoopers LLP. Mr. Cole holds a B.A. in Accountancy from the University of Kentucky and is a University of Kentucky Fellow.


    ROBIN C. EDWARDSEN. Mr. Edwardsen has served as ThermoView's Vice President--Human Resources since March 1999. From January 1996 through
February 1999, Mr. Edwardsen served Humana, Inc. as Director of Human Resources where he designed, managed and implemented company-wide strategic human resources initiatives. From August 1981 until December 1995, Mr. Edwardsen served as Senior Vice President and founding partner of Physician Services of America, a consulting, publishing and physician staffing company. Mr. Edwardsen holds a B.A. from Hanover College and an M.A. from the University of Missouri-Kansas City.


    LEIGH ANN BARNEY. Ms. Barney has served as ThermoView's Treasurer since July 1998 and as President of Key Home Credit since November 1998. From
April 1996 to May 1998, Ms. Barney served as Operations Controller for HomeCare and Hospital Management, Inc., a diversified home health care and durable medical equipment and supplies company. From May 1992 through March 1996, Ms. Barney held various positions with Transitional Health Services including Senior Financial Analyst and Treasury Manager. Ms. Barney holds B.S. and M.B.A. degrees from the University of Louisville.

    J. SHERMAN HENDERSON, III. Mr. Henderson has served as a director of ThermoView since August 1998. Mr. Henderson has served as President and Chief Executive Officer of UniDial Communications, a telecommunications company, since August 1993. Mr. Henderson is also a founder, President and Chief Executive Officer of UniDial Direct, which sells commercial telecommunication products. Mr. Henderson has served as the Chairman of the Telecom Resellers Association, a national trade organization, since May 1994. Mr. Henderson received a B.S. in Business Management from Florida State University in 1965.

    DELORES P. KESLER. Ms. Kesler has served as a director of ThermoView since August 1998. Ms. Kesler was a co-founder of AccuStaff and from August 1991 to September 1998 served as Chairperson and Chief Executive Officer of AccuStaff. Ms. Kesler has been a member of The Founders Group since 1997. Since 1993,
Ms. Kesler has been a director of PSS/World Medical, Incorporated, a distributor of medical supply equipment and pharmaceuticals to office-based physicians.
Ms. Kesler also serves as a director of various private and charitable organizations.

    MICHAEL A. TOAL. Mr. Toal has served as a director of ThermoView since August 1998. Mr. Toal formerly served as the President of CompAir LeROI, a compressor manufacturing division of Siebe plc, an international conglomerate holding company, from April 1994 to December 1998. Mr. Toal also served as a director of LeROI International, Inc., a subsidiary of Siebe, from October 1991 to December 1998. Additionally, Mr. Toal has served as Vice President of T(3) Management Group, a financial lender and acquisition consultant in the capital equipment industry, since 1994 and a director of T(3) Management Group since 1998. Mr. Toal received a B.A. in History from Harvard University in 1978.

    LARRY CLARK. Mr. Clark has served as Vice President of Key Home Credit since August 1998. From May 1998 until August 1998, Mr. Clark served in other capacities with ThermoView. From June 1996 through May 1998, Mr. Clark was a commercial loan officer with National City Bank of Kentucky. From August 1995 to May 1998, Mr. Clark served as a branch manager for the consumer finance division of National City Bank. From June 1990 to August 1995, he served as branch manager with Commercial Credit Corporation, a consumer finance company.
Mr. Clark holds a B.S. degree from Murray State University.

    MICHAEL S. HAINES. Mr. Haines has served as Vice President of Five Star Builders since its acquisition by ThermoView in July 1998. Mr. Haines co-founded in 1989 and served as president of Five Star Builders from 1989 until July 1998.

    JOEL S. KRON. Mr. Kron has served as Vice President of The Thermo-Shield Companies since its acquisition by ThermoView in March 1999. Mr. Kron founded in 1984 and served as president of The Thermo-Shield Companies from 1984 until March 1999.

    ALVIN W. LEINGANG. Mr. Leingang has served as Vice President of Leingang Siding and Window and Thermal Line Windows since their acquisition by ThermoView in August 1998. Mr. Leingang founded in 1977 Leingang Century Siding and Windows and served as its president from 1977 until August 1998. Mr. Leingang founded Thermal Line Windows in 1984 and served as its president from 1984 until August 1998.

    RODNEY H. THOMAS. Mr. Thomas has served as Vice President of Thomas Construction since its acquisition by ThermoView in January 1999. Mr. Thomas founded in 1982 and served as president of Thomas Construction from 1982 until January 1999.

BOARD OF DIRECTORS

    The Board of Directors manages our business. The number of directors is currently fixed at seven. Our certificate of incorporation provides that the Board of Directors shall be divided into three classes. The members of each class of directors serve for staggered three-year terms. The members of the Class I Directors are Messrs. Bowlds and Smith; the members of the Class II Directors are Ms. Kesler and Messrs. Henderson and Toal; and the members of the Class III Directors are Messrs. Hoffmann and Clemmens. The initial terms of office of the Class I Directors, Class II Directors and Class III Directors will expire upon the election and qualification of directors at the annual meetings of stockholders held following the fiscal years ending December 31, 2000, 2001 and 2002, respectively. At each subsequent annual meeting of stockholders, stockholders will elect or re-elect directors for a full term of three years to succeed those directors whose terms are expiring. Any alteration, amendment or repeal of the staggered board requirement in the certificate of incorporation would require the affirmative vote of stockholders owning at least 66 2/3% of the total shares outstanding and entitled to vote generally in the election of directors, voting together as a single class.

BOARD COMMITTEES

    AUDIT COMMITTEE. The Board of Directors established its audit committee in December 1998. This committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the recommendation of ThermoView's independent auditors, the scope of the annual audits, fees that ThermoView agrees to pay to the independent auditors, the performance of ThermoView's independent auditors and the accounting practices of ThermoView. The members of the audit committee are Messrs. Henderson and Toal and Ms. Kesler.

    COMPENSATION COMMITTEE. The Board of Directors established the compensation committee in December 1998. This committee determines the salaries and benefits, including stock option grants for ThermoView's employees, consultants, directors and other individuals. The compensation committee also administers ThermoView's compensation plans. The members of the compensation committee are Messrs. Henderson and Toal and Ms. Kesler.

STRATEGIC OPERATIONS COMMITTEE

    We have formed a strategic operations committee comprised of five managers of our subsidiaries, each of whom has substantial experience in the replacement window and related product businesses. The members of the Strategic Operations Committee are Messrs. Clark, Haines, Kron, Leingang and Thomas. This committee serves as a formal advisory, problem-solving and communications forum for us. The committee evaluates and advises our subsidiaries related to:

    - our product mix and lines;

    - our product design and features;

    - our manufacturing facility locations, processes, quality controls and expansions;

    - our delivery and installation services;

    - our purchasing programs;

    - our marketing, sales and advertising programs; and

    - industry trends and issues.

DIRECTOR COMPENSATION

    ThermoView currently pays its directors a fee of $10,000 per annum plus reimbursement for customary and reasonable expenses incurred in connection with their services performed as directors.

Outside directors also receive $500 per phone conference. In May 1999, the compensation committee granted to Messrs. Henderson and Toal and Ms. Kesler, ThermoView's three outside directors, non-qualified stock options to purchase, in the aggregate, 7,500 shares of common stock under the 1999 stock option plan as compensation for services rendered as directors. These options are exercisable in whole or in part and one-third of these options vest in each of May 2000, 2001 and 2002. These options expire in May 2009.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the compensation committee of the Board of Directors is an officer or employee of ThermoView. No executive officer of ThermoView serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on ThermoView's compensation committee.

EXECUTIVE COMPENSATION

    The following table sets forth all compensation awarded to, earned by or paid to ThermoView's Chief Executive Officer and the four other highest compensated executive officers whose annual salary and bonus exceeded $100,000 in 1998 for services rendered in all capacities to ThermoView during 1998:

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                                         ------------
                                              ANNUAL COMPENSATION         SECURITIES
                                          ---------------------------     UNDERLYING
                                                        OTHER ANNUAL     OPTIONS/SARS
NAME AND PRINCIPAL POSITION                 SALARY      COMPENSATION      (# SHARES)
---------------------------               ----------   --------------    ------------
Stephen A. Hoffmann ....................   $106,250       $10,100(1)(2)     378,997
  Chief Executive Officer

Nelson E. Clemmens .....................     89,583(3)      6,631(1)(4)     110,149
  President

Richard E. Bowlds ......................    167,507(5)     22,409(1)(6)      -
  Chief Operating Officer

James J. TerBeest(7) ...................    100,000         7,303(8)         41,667
  Former Chief Financial Officer

Charles L. Smith .......................    152,933(9)     23,396(1)(10)     -
  Vice President--Manufacturing
  Operations

---------

(1) Includes $5,000 in director fees.

(2) Includes $5,100 in automobile benefits.

(3) Includes $6,250 in consulting fees received from Thermo-Tilt in April 1998.

(4) Includes $1,631 in insurance benefits.

(5) Represents $58,174 in salary paid by Thermo-Tilt from January 1998 to May 1998 and $109,333 in salary paid by ThermoView from April 1998 to December 1998.

(6) Includes $12,652 in automobile benefits and $4,757 in insurance benefits.

(7) Mr. TerBeest resigned as Chief Financial Officer in July 1999.

(8) Includes $4,000 in automobile benefits and $3,303 in insurance benefits.

(9) Represents $137,308 in salary paid by Primax Window Co. from January 1998 to November 1998 and $15,625 in salary paid by ThermoView from November 1998 to December 1998.

(10) Includes $9,598 in automobile benefits and $8,798 in insurance benefits.

STOCK OPTION GRANTS

    The following table sets forth information regarding options granted or assumed by ThermoView to the named executive officers during the year ended December 31, 1998. Each option represents the right to purchase one share of common stock. ThermoView has not granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                       -----------------------------------------------------
                          NUMBER OF                                               POTENTIAL REALIZABLE VALUE AT
                         SECURITIES      PERCENTAGE     PER                    ASSUMED ANNUAL RATES OF STOCK PRICE
                         UNDERLYING       OF TOTAL     SHARE                      APPRECIATION FOR OPTION TERM
                       OPTIONS GRANTED    OPTIONS     EXERCISE   EXPIRATION    -----------------------------------
NAME                     (# SHARES)       GRANTED      PRICE        DATE              5%                10%
----                   ---------------   ----------   --------   -----------   ----------------   ----------------
Nelson E. Clemmens...       14,495(1)        1.1%      $0.87     10/22/02       $       --(3)      $       --(3)
                            28,988           2.3        3.45      1/19/03               --(3)          26,042
                            66,667           5.2        6.90      11/1/08        1,582,051          2,116,816

Stephen A. Hoffmann..        7,248(1)        0.6        0.87     10/22/02               --(3)              --(3)
                           105,083           8.3        3.45      1/13/03               --(3)          94,404
                           266,667          21.1        3.45           --(2)            --(3)         239,567

James J. TerBeest....       41,667           3.3        3.45      4/20/03        1,442,030          1,857,309

---------

(1) Represents options assumed by ThermoView upon its acquisition of Thermo-Tilt on April 15, 1998.

(2) Options expire six months after the termination of Mr. Hoffmann's employment period under his employment agreement with ThermoView.

(3) The option exercise price exceeded the per share market value of our common stock at the grant date and no appreciation in excess of the option exercise price has occurred with respect to this option at this assumed annual rate of stock price appreciation.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information concerning the number and value of unexercised options held by each of the named executive officers at December 31, 1998. There were no option exercises by a named executive officer during 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                      SHARES                 OPTIONS AT FISCAL YEAR END      IN-THE-MONEY OPTIONS AT
                                    ACQUIRED ON                      (# SHARES)                FISCAL YEAR END(1)
                                     EXERCISE      VALUE     ---------------------------   ---------------------------
NAME                                (# SHARES)    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                -----------   --------   -----------   -------------   -----------   -------------
Stephen A. Hoffmann...............       0           $0         378,997           0        $4,748,577          0
Nelson E. Clemmens................       0            0         110,149           0         1,182,055          0
James J. TerBeest.................       0            0          41,667           0           520,000          0

---------

(1) The value of the in-the-money options is based on the $15.93 per share closing price of our common stock on the OTC Bulletin Board on December 31, 1998.

1998 EMPLOYEE STOCK OPTION PLAN

    The 1998 employee stock option plan became effective as of April 15, 1998. In December 1998, the Board of Directors declared that, effective January 1, 1999, it would not grant any additional options under the 1998 employee stock option plan due to the implementation of the 1999 stock option plan. The purpose of the 1998 employee stock option plan was to promote the interests of ThermoView by attracting key employees, providing its key employees with an additional incentive to work to increase the value of the common stock and providing key employees with a stake in the future of ThermoView which corresponds to the stake of the stockholders. The Board of Directors granted options to purchase 493,334 shares under the 1998 employee stock option plan at prices ranging from $3.45 to $15.93. On January 1, 1999, the Board of Directors authorized the transfer of the remaining 6,667 authorized but unissued shares reserved for the 1998 employee stock option plan to the 1999 stock option plan. The 1998 employee stock option plan provided for the granting to key employees of either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 or non-qualified stock options under the Internal Revenue Code.

1999 STOCK OPTION PLAN


    The 1999 stock option plan became effective as of January 1, 1999. The purpose of the 1999 stock option plan is to promote the interests of ThermoView by attracting key employees and directors, providing each of its key employees and directors with an additional incentive to work to increase the value of the common stock and providing key employees and directors with a stake in the future of ThermoView which corresponds to the stake of the stockholders. ThermoView authorized for issuance a total of 833,334 shares of common stock under the 1999 stock option plan. As of November 8, 1999, the Board of Directors had granted options to purchase 458,541 shares of common stock at prices ranging from $11.43 to $25.86.


    STOCK OPTIONS. Each stock option granted under the 1999 stock option plan entitles the holder to purchase the number of shares of common stock specified in the grant at the purchase price specified. The 1999 stock option plan authorizes the Compensation Committee to grant:

    - incentive stock options within the meaning of Section 422 of the Internal Revenue Code to key employees, and

    - non-qualified stock options under the Internal Revenue Code to key employees or non-employee directors.

If an option granted under the 1999 employee stock option plan expires, is cancelled or is exchanged for a new option before a holder exercises the option in full, the shares reserved for the unexercised portion of the option will become available again for use under the 1999 stock option plan. Shares underlying an option that a holder surrenders and shares used to satisfy an option price or withholding obligation will not become available for use under the 1999 stock option plan.

401(K) PLAN

    In January 1999, our Board of Directors created a 401(k) profit sharing plan for its employees. Participants may elect to make elective contributions pursuant to salary withholding not to exceed $10,000 per annum. We intend to make matching contributions on the first 25% of the first 6% of a participant's annual compensation that a participant contributes.

EMPLOYMENT AGREEMENTS

    Thermo-Tilt and Mr. Hoffmann are parties to an employment agreement, as amended, governing his employment with Thermo-Tilt. The agreement expires in January 2000.

    ThermoView and Mr. Hoffmann are parties to an employment agreement, as amended, governing his employment with ThermoView. The agreement expires in April 2000. The agreement provides that Mr. Hoffmann will receive a base salary of $150,000 per annum and will be eligible to receive an annual bonus equal to two percent of ThermoView's pre-tax income.

    Thermo-Tilt and Mr. Clemmens are parties to an employment agreement, as amended, governing his employment with Thermo-Tilt. The agreement expires in January 2000.

    ThermoView and Mr. Clemmens are parties to an employment agreement, as amended, governing his employment with ThermoView. The agreement expires in April 2000. The agreement provides that Mr. Clemmens will receive a base salary of $150,000 per annum.

    ThermoView and Mr. Bowlds are parties to an employment agreement governing his employment with ThermoView. The agreement expires in January 2000. The agreement provides that Mr. Bowlds will receive a base salary of $145,000 per annum.

    ThermoView and Mr. TerBeest are parties to an employment agreement governing his employment with ThermoView as its Senior Vice President-Finance and Accounting. The agreement expires in May 2001. The agreement provides that Mr. TerBeest will receive a base salary of $158,000 per annum.

    ThermoView and Mr. Smith are parties to an employment agreement governing his employment with Primax Window Co. The agreement expires in April 2001. The agreement provides that Mr. Smith will receive a base salary of $125,000 per annum. ThermoView and Mr. Smith are also parties to an employment agreement governing his employment with Precision Window Mfg., Inc. The agreement expires in January 2002. The agreement provides that Mr. Smith will receive a base salary of $60,000 per annum.

    ThermoView and Mr. Cole are parties to an employment agreement governing his employment with ThermoView. The agreement expires in October 2000. The agreement provides that Mr. Cole will receive a base salary of $150,000 per annum.

    Each of the employment agreements summarized above provides that the executive retains his salary and benefits until the expiration of the employment agreement if we terminate the executive without cause.

                              CERTAIN TRANSACTIONS

SALES OF STOCK TO INSIDERS


    Since July 1997, we have issued and sold securities to the following persons or entities who are our executive officers, directors or principal stockholders. These figures reflect activity through November 8, 1999.


                                                                                        PER SHARE
                                             TYPE OF     NUMBER OF                     PURCHASE OR
INVESTOR                                     SECURITY     SHARES      DATE ISSUED     EXERCISE PRICE
--------                                    ----------   ---------   --------------   --------------
Brown Simpson Strategic
  Growth Fund, Ltd. and
  Brown Simpson Strategic
  Growth Fund, L.P........................  Preferred        6,000    April 1999        $   1,000
                                            (Series C)     400,000    April 1999            18.00
                                             Warrant         6,246   October 1999              (1)
                                              Common
Richard E. Bowlds.........................    Common     1,627,286     July 1997               (2)
GE Capital Equity Investments, Inc........   Warrant       555,343     July 1999             0.03
Stephen A. Hoffmann.......................    Common         2,899    March 1998             3.45
                                             Options         7,248   October 1997            0.87
                                             Options       105,083   January 1998            3.45
                                             Options       266,667    April 1998             3.45
Robert E. Anderson........................    Common       231,907   November 1997           3.09
                                              Common        57,977    March 1998             3.45
LD Capital, Inc...........................    Common        35,189     July 1997             0.57
                                             Options       492,802   October 1997            0.87
Evangel Christian Life Center.............    Common       339,024     July 1997             0.57
Charles L. Smith..........................    Common       153,000    April 1998               (3)
Nelson E. Clemmens........................   Options        14,495   October 1997            0.87
                                             Options        28,988   January 1998            3.45
                                             Options        66,667   November 1998           6.90
Delores P. Kesler.........................    Common        14,495    March 1998             3.45
                                             Options         2,500     May 1999             11.64
John H. Cole..............................   Options       100,000    April 1998             3.45
                                             Options        33,334     July 1999            11.43
Michael A. Toal...........................  Preferred       50,000     July 1998             5.00
                                            (Series A)       2,500     May 1999             11.64
                                             Options
J. Sherman Henderson III..................   Options         2,500     May 1999             11.64
Robin C. Edwardsen........................   Options        66,667     July 1999            11.43

---------
(1) Represents dividends on the Series C preferred stock.

(2) Thermo-Tilt issued these shares to Mr. Bowlds in connection with the conversion of his sole proprietorship into a corporation. As explained on page F-28 of this prospectus, no value was assigned to these shares for accounting purposes since the business exchanged for the shares had no basis for accounting purposes.

(3) Issued in connection with an acquisition.

SERIES C PREFERRED STOCK AND WARRANTS

    In April 1999, we issued an aggregate of 6,000 shares of Series C preferred stock to two institutional accredited investors, Brown Simpson Growth Fund, L.P., a New York limited partnership, and Brown Simpson Growth Fund, Ltd., a Grand Cayman, Cayman Islands limited partnership, at a per share purchase price of $1,000, for a total investment of $6.0 million. Each share of the Series C preferred stock converts into 66 2/3 shares of our common stock, subject to adjustment. In conjunction with the issuance of the Series C preferred stock, we issued to the two funds warrants to purchase up to a total of 400,000 shares of common stock at $21.00 per share, subject to adjustment, which expire in April 2004. In August 1999 we amended the exercise price of the warrants to $18.00 per share in exchange for a commitment of the two funds to refrain from selling any of our securities from the closing of this offering to January 31, 2000. We have also granted registration rights to the two funds and pursuant to those rights we have filed a concurrent registration statement on Form S-1 to register 1,200,000 shares of our common stock to be offered for sale by the two funds. The shares being registered concurrently herewith represent 150% of our common stock issuable upon conversion of the Series C preferred stock and exercise of the warrants.

SENIOR SUBORDINATED NOTE AND WARRANTS

    In July 1999, we received $10.0 million in senior subordinated financing from GE Capital Equity Investments, Inc. Interest under the note is payable quarterly in arrears at 12% per annum, subject to substantial increases in certain circumstances. Principal under the note is payable in full in July 2002. We may prepay the note at a premium prior to its maturity. The note requires us to comply with certain affirmative and negative covenants. The note, which is subordinate to our line of credit with PNC Bank, is secured by a lien on substantially all of our assets, a guarantee executed by our subsidiaries and a pledge of our ownership in our current and future subsidiaries. In conjunction with the issuance of the note, we issued to GE Capital warrants to purchase 555,343 shares of our common stock at $0.03 per share which expire during July 2007. We have also granted to GE Capital two demand registration rights and unlimited piggyback registration rights for the shares of common stock issuable upon exercise of the warrants.

    ThermoView is contractually obligated to use its best efforts to cause a designee of GE Capital to be elected to its Board of Directors for so long as GE Capital holds any portion of its note or warrant. Additionally, while no designee of GE Capital is serving on the Board of Directors, GE Capital has the right to designate an individual observer to attend all meetings of the Board of Directors and any committees of the Board of Directors in a non-voting observer capacity. GE Capital negotiated these rights as part of its financing arrangements with ThermoView.

TERM NOTE


    In October 1999, we amended our line of credit with PNC Bank to provide for additional borrowings under a multiple advance term note whereby we may borrow up to an additional $2.5 million. The note bears interest at prime plus one percent per annum and interest is payable monthly. Principal under the note is payable in full at maturity on the earlier of January 14, 2000 or the closing of this offering. The note is guaranteed by Stephen A. Hoffmann, Richard E. Bowlds, Nelson E. Clemmens and Douglas I. Maxwell, III. Messrs. Hoffmann, Bowlds and Clemmens are officers and directors of ThermoView, and Mr. Maxwell is an employee of ThermoView. Additionally, the note is subject to the requirements imposed under the line of credit. To date, ThermoView has borrowed $1.5 million under the note for working capital purposes. We intend to use a portion of the proceeds from this offering to retire this note.

RELATED-PARTY LEASES

    ThermoView leases its headquarters from Glenn Lyon Lease Development, Inc., a corporation controlled by Mr. Hoffmann, for $111,000 annually. Primax leases its headquarters from Mr. Smith for $82,000 annually. Additionally, on December 20, 1997, Thermo-Tilt entered into a sale-leaseback transaction on its headquarters with Industrial Leasing of Florida, Inc., a Florida corporation controlled by Robert E. Anderson, a stockholder of ThermoView. Industrial Leasing of Florida purchased Thermo-Tilt's headquarters for $620,000 and Thermo-Tilt deferred the $55,000 gain on the sale, which is being amortized to income over the term of the lease. Thermo-Tilt leases its headquarters from Industrial Leasing of Florida for $78,000 annually.

RELATED-PARTY NOTES

    During 1998, ThermoView had a $1.5 million note payable to the Founders Group, LLC, a venture capital firm. Stephen A. Hoffmann and Delores P. Kesler are two controlling members of the Founders Group. Mr. Hoffmann is ThermoView's Chairman of the Board and Chief Executive Officer and Ms. Kesler is a director of ThermoView. The note, which evidenced a loan from the Founders Group to ThermoView, bore interest at 10% per annum until we repaid it in July 1998.

    During 1998 and 1999, ThermoView had a $5.5 million note payable to Stephen
A. Hoffmann, Nelson E. Clemmens, Richard E. Bowlds and Douglas I. Maxwell, III. Messrs. Hoffmann, Clemmens and Bowlds are officers and directors of ThermoView, and Mr. Maxwell is an employee of ThermoView. The note, which evidenced a loan from these individuals to ThermoView, bore interest at a Euro-Rate based variable rate until we repaid it in July 1999. ThermoView paid a $250,000 fee to these individuals in connection with the note.

    During 1999, ThermoView had a $750,000 note payable to Stephen A. Hoffmann, ThermoView's Chairman of the Board and Chief Executive Officer. The note, which evidenced a loan from Mr. Hoffmann to ThermoView, bore interest at 12% per annum until we repaid it in April 1999.

    During 1999, ThermoView had a $150,000 note payable to Richard E. Bowlds, ThermoView's Vice Chairman of the Board and Executive Vice
President-Acquisitions. The note, which evidenced a loan from Mr. Bowlds to ThermoView, bore interest at 12% per annum until we repaid it in April 1999.

    ThermoView currently has a $600,000 note payable to Charles L. Smith, our Chief Operating Officer and a director. The note, which was issued as partial consideration in our acquisition of Precision Window Mfg., Inc., bears interest at 5.0% per annum. The note matures concurrently with the effectiveness of our initial public offering. We intend to use a portion of the proceeds of this offering to retire this note.

    During 1998 and 1999, Thermo-Tilt had a note receivable from Bluegrass Water Treatment, Inc., a Kentucky corporation. James A. Bowlds, the son of Richard E. Bowlds, our Vice Chairman of the Board and Executive Vice President-Acquisitions, controls Bluegrass Water Treatment, Inc. In January 1999, Mr. James Bowlds repaid the $181,000 note, which had a balance of $232,000 in January 1998. The note bore interest at 8% per annum.


RELATED-PARTY LINE OF CREDIT COMMITMENT



    In April 1998, the Founders Group, LLC, a venture capital firm controlled by Stephen A. Hoffmann and Delores P. Kesler, committed to provide ThermoView a $5.0 million revolving line of credit. The line of credit was never used and in September 1999 the Founders Group terminated the commitment to provide the revolving line of credit.

RELATED-PARTY RECEIVABLES

    During 1998 and 1999, Thermo-Tilt had receivables due from Richard E. Bowlds, our Vice Chairman of the Board and Executive Vice
President-Acquisitions, in an amount which never exceeded $201,000. The receivables represented short-term non-interest bearing loans from Thermo-Tilt to Mr. Bowlds for a variety of personal expenditures made by Mr. Bowlds.
Mr. Bowlds repaid the receivables in January 1999.

RELATED-PARTY PURCHASES


    During 1998, ThermoView purchased $4.1 million of windows from Precision Window Mfg., Inc., a corporation which ThermoView subsequently acquired on January 5, 1999. Charles L. Smith, a director of ThermoView since May 1998 and an officer of ThermoView since November 1998, was a stockholder of Precision Window prior to its acquisition by ThermoView. Additionally, in 1998 and 1997 ThermoView purchased $780,000 and $1.5 million of windows from Sun
Windows, Inc., a Kentucky corporation controlled by Robert E. Anderson, a stockholder of ThermoView. ThermoView has purchased $59,000 of windows from Sun Windows through September 30, 1999.



PRIVATE STOCK SALES



    During October 1999 and November 1999, Richard E. Bowlds, Vice Chairman of the Board and Executive Vice President of ThermoView, sold 496,011 shares of common stock in private transactions to 27 individuals or entities at $3.00 per share. Charles L. Smith, Chief Operating Officer and a director of ThermoView, purchased 53,334 shares from Mr. Bowlds. John H. Cole, Chief Financial Officer of ThermoView, purchased 28,334 shares from Mr. Bowlds. Joel S. Kron, Rodney H. Thomas and Robert L. Cox, II, who are all Vice Presidents of ThermoView, purchased 33,334, 55,000 and 55,000 shares from Mr. Bowlds. Mr. Bowlds, who formerly beneficially owned in excess of 10% of ThermoView's common stock, currently beneficially owns less than 1% of the common stock.


COMPANY POLICY

    Our Board of Directors has reviewed the lease transactions summarized above and believes that those transactions were made on terms no less favorable than terms we could have obtained from unaffiliated third parties. Our Board of Directors has not made a determination as to whether the other related-party transactions described above were made on terms no less favorable than terms we could have obtained from unaffiliated third parties. The Board of Directors has adopted a policy that any future transactions between ThermoView and its officers, directors or principal stockholders will be approved by a majority of the disinterested directors and will be on terms no less favorable than we could obtain from an unaffiliated third party.

                             PRINCIPAL STOCKHOLDERS


    The following table sets forth information with respect to the beneficial ownership of our common stock as of November 8, 1999, and as adjusted to reflect the sale of the shares of common stock in this offering, by:


    - each person, or group of affiliated persons, who we know beneficially owns more than 5% of the common stock;

    - each director and named executive officer; and

    - all directors and executive officers as a group.


In accordance with the SEC's rules, the following table gives effect to the shares of common stock that could be issued upon (A) the exercise of outstanding options and warrants and (B) the conversion of Series C preferred stock, each within 60 days of November 8, 1999. In addition, the shares beneficially owned include the common stock issuable upon conversion of the Series A and Series B preferred stock upon the closing of this offering. Unless otherwise indicated in the footnotes to the table, the following individuals have sole voting, conversion and investment control with respect to the shares they beneficially own.



                                                                             PERCENTAGE OF SHARES
                                                                             BENEFICIALLY OWNED(1)
                                                        NUMBER OF SHARES   -------------------------
                                                          BENEFICIALLY      BEFORE
BENEFICIAL OWNER                                             OWNED         OFFERING   AFTER OFFERING
----------------                                        ----------------   --------   --------------
Brown Simpson Strategic Growth
  Fund, Ltd. and Brown Simpson
  Strategic Growth Fund, L.P.(2)......................       806,246         14.3%         10.1%
GE Capital Equity Investments, Inc.(3)................       555,343         10.3           7.2
Stephen A. Hoffmann(4)................................       521,544          9.7           6.8
Robert E. Anderson(5).................................       456,882          9.4           6.4
LD Capital, Inc.(6)...................................       492,802          9.2           6.4
DART Investors LP No. 2(7)............................       297,141          6.0           4.1
Profutures Bridge Capital Fund LP(8)..................       300,001          5.9           4.1
Charles L. Smith(9)...................................       207,282          4.3           2.9
Nelson E. Clemmens(10)................................       143,483          2.9           2.0
Delores P. Kesler(11).................................       128,989          2.6           1.8
James J. TerBeest(12).................................        65,833          1.3         *
Michael A. Toal(13)...................................        16,667         *            *
J. Sherman Henderson III..............................         8,334         *            *
Richard E. Bowlds(14).................................         7,363         *            *
All directors and executive officers
  as a group (10 persons)(15).........................     1,291,491         22.3          15.9


---------

*   Less than 1% of total.


(1) Based on (A) 4,847,684 shares of common stock outstanding before the offering and (B) 7,174,351 shares of common stock outstanding after the offering, plus, for each individual or entity, the number of shares of common stock that each individual or entity may acquire upon the exercise of stock options or warrants or conversion of convertible securities within 60 days of November 8, 1999.


(2) Includes 400,000 shares issuable upon conversion of shares of Series C preferred stock and 400,000 shares issuable upon exercise of outstanding warrants. Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P. are controlled by their general and managing partner, Brown Simpson Asset Managment, LLC. The principal address for Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P. is 152 West 57th Street, 40th Floor, New York, New York 10019.

(3) Represents shares issuable upon exercise of outstanding warrants. GE Capital Equity Investments, Inc. is a subsidiary of General Electric Company. GE Capital Equity Investments, Inc.'s address is 120 Long Run Road, Stamford, Connecticut 06927.



(4) Includes 11,596 shares deemed beneficially owned by Mr. Hoffmann as trustee of two trusts, as to which Mr. Hoffmann disclaims beneficial ownership. Includes 375,664 shares issuable upon exercise of outstanding stock options granted to Mr. Hoffmann. Includes 100,000 shares issuable upon conversion of shares of Series A preferred stock owned by The Founders Group, a limited liability company in which Mr. Hoffmann owns one-third of the outstanding ownership interest. Includes 33,334 shares issuable upon conversion of shares of Series A preferred stock deemed beneficially owned by Mr. Hoffmann as trustee of two trusts, as to which Mr. Hoffmann disclaims beneficial ownership. Mr. Hoffmann's address is ThermoView
    Industries, Inc., 1101 Herr Lane, Louisville, Kentucky 40222.



(5) Includes 6,667 shares beneficially owned by the spouse of Mr. Anderson, as to which Mr. Anderson disclaims beneficial ownership. Includes 448,548 shares owned by the Robert E. Anderson Trust UA DTD 4/15/98 for which
    Mr. Anderson is the trustee and beneficiary. Mr. Anderson's address is 2645 Pleasant Valley Road, Owensboro, Kentucky 42303.



(6) Represents shares issuable upon exercise of outstanding stock options granted to LD Capital, Inc. Substantially all of the outstanding stock of LD Capital, Inc. is held by Lindsey Maxwell, the spouse of Mr. Maxwell, our Corporate Development Manager, as custodian for their minor children.
    Mr. Clemmens is also a minority shareholder and the President, Secretary, Treasurer and sole director of LD Capital, Inc. The address for LD
    Capital, Inc. is 133 South Third Street, Suite 402, Louisville, Kentucky 40202.



(7) Includes 8,333 shares issuable upon exercise of outstanding stock options. Includes 133,333 shares issuable upon conversion of shares of Series B preferred stock. DART Investors LP No. 2 is controlled by Rodney H. Thomas, Vice President of Thomas Construction. The principal address for DART Investors LP No. 2 is 13397 Lakefront Drive, Earth City, Missouri 63045.


(8) Includes 216,667 shares issuable upon conversion of shares of Series A preferred stock. Profutures Bridge Capital Fund LP is controlled by James Perry. The address for Profutures Bridge Capital Fund LP is 5350 S. Roselyn Street, Suite 350, Englewood, Colorado 80111.


(9) Includes 278 shares issuable upon exercise of outstanding stock options granted to Mr. Smith.



(10) Includes 110,149 shares issuable upon exercise of outstanding stock options granted to Mr. Clemmens.



(11) Includes 100,000 shares issuable upon conversion of shares of Series A preferred stock owned by The Founders Group, a limited liability company in which Ms. Kesler owns one-third of the outstanding ownership interest.



(12) Includes 62,500 shares issuable upon exercise of outstanding stock options granted to Mr. TerBeest. Includes 3,333 shares issuable upon conversion of shares of Series A preferred stock owned jointly by Mr. TerBeest and his wife.



(13) Represents 16,667 shares issuable upon conversion of shares of Series A preferred stock owned by the Michael A. Toal Revocable Living Trust DTD 6/14/96 for which Mr. Toal is the trustee and beneficiary.



(14) Excludes 20,834 shares sold by Mr. Bowlds to Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth & Income Trust, PLC but subject to a put option pursuant to a stock purchase agreement, dated as of December 10, 1998, by and among Mr. Bowlds, Renaissance and Douglas I. Maxwell, III. Mr. Bowlds disclaims beneficial ownership of these shares. Includes 6,945 shares deposited in escrow pursuant to an escrow agreement, dated as of December 17, 1998, by and among Mr. Bowlds, Renaissance, Mr. Maxwell and Bank One, Texas, NA and subject to delivery to Renaissance pursuant to the Renaissance stock purchase agreement.



(15) Includes 941,092 shares issuable upon (A) exercise of outstanding stock options and warrants owned by all directors and officers as a group which vest within 60 days of November 8, 1999 and (B) conversion of shares of preferred stock owned by the group.

                          DESCRIPTION OF CAPITAL STOCK


    The authorized capital stock of ThermoView consists of 100,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of November 8, 1999, there are 4,847,684 shares of common stock outstanding. There will be 7,174,351 shares of common stock outstanding upon the closing of this offering. As of November 8, 1999, there are 3,386,000 shares of convertible preferred stock outstanding. A total of 3,380,000 shares of convertible preferred stock consisting of 2,980,000 shares of Series A preferred stock and 400,000 shares of Series B preferred stock will be converted into 1,126,667 shares of common stock upon the closing of this offering. After the closing, 6,000 shares of Series C preferred stock will be outstanding.


    We refer you to our certificate of incorporation, which is an exhibit to the registration statement of which this prospectus is a part and which qualifies the following summary in its entirety by this reference.

COMMON STOCK

    Holders of common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders. Holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election, subject to any rights of preferred stockholders to elect two directors when dividends have been in arrears for six dividend payment periods. Holders of common stock are entitled to receive dividends, if, as, and when declared by the Board of Directors out of funds legally available for such purposes, subject to (A) any dividend preferences of any outstanding preferred stock and (B) lender preclusions of dividend payments. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in our assets available for distribution, subject to the preferential rights of any outstanding preferred stock. Holders of the common stock have no preemptive, subscription, redemption or conversion rights. The rights of the holders of the Series C preferred stock and shares of any series of preferred stock that we may designate and issue in the future may reduce the rights, preferences and privileges of holders of common stock. All outstanding shares of common stock are fully paid and non-assessable.

PREFERRED STOCK

    The Series C preferred stock has a liquidation preference of $1,000 per share plus accumulated and unpaid dividends and has a perpetual term unless converted or redeemed. Dividends on the Series C preferred stock are cumulative at the annual rate of 9.6%, 70% of which are payable quarterly in cash and the remainder in our common stock.

    The Series C preferred stock is convertible at any time, in whole or in part, at the option of the holders into shares of common stock, at a conversion price, subject to adjustment, of $15.00 per share of common stock. This conversion is initially equivalent to a conversion rate of 66 2/3 shares of common stock per one share of Series C preferred stock. Additionally, the Series C preferred stock is redeemable or convertible at the option of the holders:

    - on October 23, 2000;

    - on April 23, 2002; and

    - immediately upon the occurrence of events of redemption as specified in the Series C certificate of designation.


    The Series C certificate of designation does not require us to repurchase or redeem the Series C preferred stock if the redemption would result in the occurrence of a default or event of default under our loan documents with PNC Bank or any successor senior lender, or GE Capital Equity Investments, Inc. However, an adjustment to the related warrant exercise price would result from a failure to purchase or redeem under these circumstances. We have no right to require redemption or conversion of the Series C preferred stock. We have also granted registration rights to the holders and pursuant to those rights we are filing a concurrent registration statement on Form S-1 to register 1,200,000 shares of our common stock to be offered for sale by the holders. The holders have committed to refrain from selling these shares from the closing of this offering to January 31, 2000. The shares being registered concurrently herewith represent 150% of our common stock issuable upon conversion of the Series C preferred stock and exercise of the warrants.


    Upon the closing of this offering and without further stockholder approval, our Board of Directors may authorize for issuance from time to time up to an aggregate of 49,994,000 shares of preferred stock in one or more series. Our Board of Directors may fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each of these series, including:

    - the dividend rights;

    - dividend rates;

    - conversion rights;

    - voting rights;

    - terms of redemption;

    - redemption price or prices;

    - liquidation preferences; and

    - the number of shares constituting any series or designations of these series.

WARRANTS

    As of the date of this prospectus, we have outstanding warrants to purchase a total of 997,009 shares of common stock, at a weighted average exercise price of $8.49 per share. All of the warrants are currently exercisable and warrants to purchase 41,667, 400,000 and 555,343 shares expire in November 2003, April 2004 and July 2007. Holders of warrants to purchase 400,000 shares have entered into lockup agreements which expire on January 31, 2000. All of the warrants contain (A) anti-dilution provisions providing for adjustments of the exercise price and the number of shares of common stock underlying the warrants and
(B) registration rights.

REGISTRATION RIGHTS

    The holders of options to purchase 892,031 shares of our common stock have the right to request from us a best-efforts registration on Form S-8 for these shares when we are eligible to use Form S-8. In addition, the holders of 1,479,214 shares of our common stock are entitled to piggy-back registration rights with respect to the registration of their shares under the Securities Act. Piggy-back and demand registration rights will also exist for an indeterminate number of shares of common stock that we must issue under our acquisition agreements if the acquired businesses satisfy financial targets in future periods. We cannot determine the number of shares because some acquisition agreements provide for an unlimited number of shares, which depends upon unknown future stock prices and the satisfaction of future financial targets which may or may not occur. In addition, the terms of each arrangement vary from acquisition to acquisition. In the event a securityholder exercises a registration right, we must use our reasonable best efforts to register the shares. These registration rights are subject to conditions and limitations, among them the right of underwriters to limit the number of shares to be included in the registration statement. Additionally, in the event of an underwritten public offering, registered securities may not be sold until 90 days after effectiveness of the registration statement.

    EBI Securities Corporation is entitled to registration rights with respect to 41,667 shares of our common stock underlying a warrant. EBI has piggyback registration rights and one demand registration right exercisable in the three year period beginning on November 1, 2000. These registration rights are subject to conditions and limitations, among them the right of the underwriters to limit the number of shares to be included in a registration.

    Brown Simpson Growth Fund, L.P. and Brown Simpson Growth Fund, Ltd. are entitled to piggy-back and demand registration rights with respect to 150% of the shares of our common stock issuable upon conversion of the Series C preferred stock and exercise of the warrants. Pursuant to those rights we have filed a concurrent registration statement on Form S-1 to register 1,200,000 shares of our common stock to be offered for sale by the two funds. The two funds have committed to refrain from selling these shares from the closing of this offering to January 31, 2000. Additionally, GE Capital Equity
Investments, Inc. is entitled to piggy-back and demand registration rights with respect to 555,343 shares of our common stock subject to warrants.

    ThermoView generally bears the expenses of registrations resulting from registration rights, except underwriting discounts and selling commissions. Registration of any of the shares of common stock held by security holders would result in the shares becoming freely tradable without restriction under the Securities Act immediately upon effectiveness of such registration, subject to the 90 day holdback.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF DELAWARE LAW

    ThermoView is subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 of the Delaware General Corporation Law generally prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained that status with the approval of the board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of a corporation's voting stock. This statute could prohibit or delay the accomplishment of mergers or other attempts to acquire us.

    In addition, those provisions of our certificate of incorporation and bylaws which are described in the following paragraphs may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

    CLASSIFIED BOARD OF DIRECTORS. The certificate imposes a classified board of directors whereby three classes of directors serve staggered terms. Additionally, the certificate requires a supermajority vote of stockholders to remove this certificate provision. These provisions could prevent a change of control by limiting the number of directors stockholders elect each year.

    SPECIAL MEETING OF STOCKHOLDERS. The bylaws provide that only our President, a majority of our board of directors or stockholders holding a majority of our capital stock which is issued, outstanding and entitled to vote may call special meetings of our stockholders.

    ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. The bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must deliver a written notice to our principal executive offices within a prescribed time period. This provision may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

    AUTHORIZED BUT UNISSUED SHARES. The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to limitations imposed by the American Stock Exchange. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.


LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    Delaware law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breach of officers' and directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, officers and directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. Article 7 of ThermoView's certificate of incorporation requires ThermoView to indemnify its directors and officers to the fullest extent authorized or permitted by Delaware law. Delaware law provides that officers and directors of ThermoView will not be personally liable for monetary damages for breach of an officer's or director's fiduciary duty, except for liability (A) for any breach of the officer's or director's duty of loyalty to ThermoView or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (D) for any transaction from which the officer and director derived an improper personal benefit.

    The Board of Directors has approved a form of indemnification agreement into which ThermoView has entered with each of its present directors, including those directors who are also officers of ThermoView, and into which ThermoView intends to enter with its future directors. The indemnification agreement gives directors a specific contractual right to indemnification by ThermoView. Although the directors of ThermoView presently have rights to indemnification under ThermoView's certificate of incorporation and bylaws and may have protection from liabilities under the terms of a directors and officers liability insurance policy which ThermoView has obtained, the Board of Directors believes that the additional assurance provided by the broader contractual rights contained in the indemnification agreement enables ThermoView to attract and retain qualified directors.

    The inclusion of these provisions in the certificate of incorporation and bylaws may reduce the likelihood of derivative litigation against officers and directors, and may discourage or deter stockholders or management from bringing a lawsuit against officers and directors for breach of their duty of care, even though a lawsuit, if successful, might otherwise have benefited ThermoView and its stockholders. ThermoView's certificate of incorporation, bylaws and the indemnification agreements provide indemnification to ThermoView's officers and directors and their legal representatives to the maximum extent allowed by Delaware law as it exists now or as it may be amended. These provisions and the indemnification agreements do not alter the liability of officers and directors under federal securities laws and do not affect the right to sue or to recover monetary damages under federal securities laws for violations thereof.

TRANSFER AGENT AND REGISTRAR

    American Securities Transfer & Trust, Inc., Denver, Colorado, presently acts as transfer agent and registrar for the common stock, the Series A preferred stock, the Series B preferred stock and the Series C preferred stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Prior to this offering, our common stock has been thinly traded on the OTC Bulletin Board, and no prediction can be made as to the effect, if any, that future market sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of the common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock in the public market, or the perception that sales could occur, could cause the market price of the common stock to decline and could impair our future ability to raise capital through the sale of our equity securities.

SHARES OUTSTANDING AND FREELY TRADEABLE IMMEDIATELY FOLLOWING THIS OFFERING


    After this offering, we will have an aggregate of 7,174,351 shares of common stock outstanding, assuming conversion of all outstanding shares of Series A and Series B preferred stock into common stock on the closing of this offering, no exercise of the underwriters' over-allotment option and no exercise or conversion of outstanding options, warrants or Series C preferred stock. Of the 7,174,351 shares outstanding immediately after the offering, 2,730,834 shares, including the 1,200,000 shares sold in this offering, will be freely tradeable without restriction or further registration under the Securities Act, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, in this offering or in the public market may only be sold in compliance with the volume and manner of sale limitations of Rule 144 described below.


SHARES SUBJECT TO RULE 144


    The remaining 4,443,517 shares of common stock held by existing stockholders will be deemed restricted securities as that term is defined in Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144, 144(k) or 701 promulgated under the Securities Act. These rules are summarized below.


    Subject to the lock-up agreements described below and the provisions of Rules 144, 144(k) and 701, additional shares will be eligible for sale in the public market as follows:


NUMBER OF SHARES                               DATE
----------------   ------------------------------------------------------------
   1,716,613       90 days after the date of this prospectus--all of these
                   shares will be subject to the volume and manner of sale
                   limitations of Rule 144;

   1,956,437       180 days after the date of this prospectus--1,193,291 of
                   these shares will be subject to the volume and manner of
                   sale limitations of Rule 144; and

     770,467 At various times commencing 180 days after the date of this prospectus--all of these shares will be subject to the volume and manner of sale limitations of Rule 144.


    In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

    - one percent of the then outstanding shares of common stock, which will equal approximately 71,744 shares immediately after this offering; or

    - the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of that sale is filed with the SEC, subject to restrictions.

In addition, a person who is not deemed to have been an affiliate of ThermoView at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years is entitled to sell those shares under Rule 144(k) without regard to the requirements described above. To the extent that shares are acquired from an affiliate of ThermoView, the acquiring person's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.

RESALE OF SHARES UNDERLYING STOCK OPTIONS AND WARRANTS

    Rule 701 permits resales of shares in reliance upon Rule 144 but without compliance with certain limitations of Rule 144. In general, any of our employees, officers or directors and qualifying consultants and advisors who purchased shares from us pursuant to a written compensatory plan or contract, including shares issuable upon exercise of options and warrants granted prior to the date of this prospectus, are entitled to rely on the resale provisions of Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell such shares in reliance on Rule 144 without having to comply with the holding period, public information, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling such shares.


    As of November 8, 1999, options to purchase a total of 1,843,905 shares of common stock are outstanding, of which options to purchase 1,392,864 shares are currently exercisable. The outstanding options have a weighted average exercise price of $6.58 per share. Subject to applicable vesting requirements and the lock-up agreements described below, the holders of options to purchase 1,829,411 of these shares may rely on the resale provisions of Rule 701. Additionally, within 90 days following the closing of this offering, we intend to file a registration statement to register for resale 1,829,411 shares underlying options and an additional 374,793 shares reserved for issuance under the 1999 stock option plan. That registration statement will automatically become effective upon filing. Accordingly, these shares will be eligible for resale in the public market from time to time, subject to vesting restrictions, and in the case of some of the options the expiration of the lock-up agreements referred to below.


    Upon the closing of the offering, 400,000 shares, subject to adjustment, will be issuable upon conversion of the shares of Series C preferred stock, and 997,010 shares will be issuable upon the exercise of outstanding warrants.

LOCK-UP AGREEMENTS


    The holders of 1,993,827 shares of our common stock, 560,000 shares of our preferred stock and 878,312 shares covered by outstanding options have agreed that they will not, without the prior written consent of the underwriters, sell, transfer, pledge, hypothecate, otherwise dispose of or agree to do any of the foregoing with respect to any of our securities for a period commencing on May 13, 1999 and continuing to a date 180 days after the date of this prospectus. The underwriters may, in their sole discretion and at any time without notice, release all or any portion of the securities subject to these lock-up agreements. The underwriters will consider requests for release of shares from these lock-up agreements on a case by case basis, based upon current market price and trading activity of the common stock, general market conditions and individual circumstances. Additionally, the holders of 1,200,000 shares of our preferred stock and 400,000 shares covered by warrants have committed that they will not sell, transfer, pledge, hypothecate, otherwise dispose of or agree to do any of the foregoing with respect to any of our securities for a period commencing on the closing of this offering and ending on January 31, 2000. The underwriters have no discretion to release any of the securities described in the preceding sentence prior to the expiration of the lock-up agreement. We have also agreed that, for a period of 180 days after the date of this prospectus, we will not, without the consent of the underwriters, make any offering, purchase, sale, or other disposition of any shares of common stock or other securities convertible into or exchangeable or exercisable for shares of common stock, except in connection with acquisitions, the grant of options under the 1999 stock option plan, the exercise of options and warrants outstanding as of the date of this prospectus and the conversion of shares of Series C preferred stock into common stock.


REGISTRATION RIGHTS

    Following this offering, the holders of 3,768,254 shares of common stock outstanding or issuable upon exercise of outstanding options and warrants or conversion of the Series C preferred stock will have rights to have their shares of common stock registered for resale under the Securities Act. Pursuant to these registration rights we have filed a concurrent registration statement on Form S-1 to register 1,200,000 shares of our common stock to be offered for sale by two securityholders. These securityholders have committed to refrain from selling these shares from the closing of this offering to January 31, 2000. If the holders of registration rights, by exercising their rights, cause a large number of shares to be registered and sold in the public market, the sales could cause the market price of our common stock to decline. Please see "Description of Capital Stock--Registration Rights."

                                  UNDERWRITING

    ThermoView and the underwriters named below have entered into an underwriting agreement concerning the shares being offered. Each underwriter has severally agreed to purchase the number of shares indicated in the following table. Joseph Charles & Assoc., Inc. and EBI Securities Corporation are the representatives of the underwriters.

                        UNDERWRITERS                          NUMBER OF SHARES
                        ------------                          ----------------
Joseph Charles & Assoc., Inc................................
EBI Securities Corporation..................................
                                                                 ---------
  Total.....................................................     1,200,000
                                                                 =========

    If the underwriters sell more shares than the total number presented in the table above, the underwriters have an option to buy up to an additional 180,000 shares from ThermoView to cover these sales. They may exercise that option for 60 days. If any shares are purchased upon exercise of this option, the underwriters will severally purchase shares in approximately the same proportion as presented in the table above.

    The following table shows the per share and total underwriting discounts and commissions that ThermoView will pay to the underwriters. We show these amounts assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

                                                                   PAID BY
                                                                 THERMOVIEW
                                                             -------------------
                                                                NO        FULL
                                                             EXERCISE   EXERCISE
                                                             --------   --------
Per share..................................................   $          $
Total......................................................   $          $

    Shares sold by the underwriters to the public will initially be offered at the public offering price presented on the cover of this prospectus. Any shares that the underwriters sell to securities dealers the underwriters may sell at a
discount of up to $      per share from the initial public offering price. Any
of these securities dealers may resell any shares purchased from the
underwriters to other brokers or dealers at a discount of up to $      per share
from the initial public offering price. If the underwriters do not sell all the shares at the initial offering price, the representatives may change the offering price and the other selling terms.

    Upon completion of this offering, ThermoView will sell to the representatives for $120 a warrant to purchase 120,000 shares of common stock. The representatives' warrant will become exercisable one year after the
effective date of this offering at a per share exercise price of $    and will
expire five years from the effective date of this offering. The representatives' warrant and underlying shares of common stock will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the date of this prospectus, except to officers or partners, but not directors, of the underwriter and members of the selling group and/or their officers or partners. During the exercise period, holders of the representatives' warrant are entitled to demand and incidental rights with respect to the shares of common stock issuable upon exercise of the representatives' warrant. The common stock issuable on exercise of the representatives' warrant is subject to adjustment to prevent dilution.

    ThermoView will pay the representatives a nonaccountable expense allowance of 3% of the gross proceeds of the offering, which will include proceeds from the over-allotment option, if exercised. The representatives will bear their expenses in excess of the nonaccountable expense allowance. ThermoView has paid $40,000 to the representatives as an advance for expenses.

    ThermoView and some of its securityholders have agreed with the underwriters not to dispose, sell, transfer, pledge, hypothecate, otherwise dispose of or agree to do any of the foregoing, any securities of

ThermoView during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, except with the prior written consent of Joseph Charles & Assoc., Inc. and EBI Securities Corporation. See "Shares Eligible for Future Sale" for a discussion of transfer restrictions of ThermoView's securities.

    The common stock currently trades on the OTC Bulletin Board under the symbol "TVIID." ThermoView and the representatives will negotiate the public offering price. Among the factors to be considered in determining the public offering price of the shares, in addition to prevailing market conditions and prices, will be ThermoView's historical performance, estimates of the business potential and earnings prospects of ThermoView, an assessment of ThermoView's management and the consideration of the above factors in relation to market valuation of companies in related businesses.


    ThermoView has applied to list the common stock on the American Stock Exchange under the symbol "THV."


    In connection with this offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

    The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it receives because the representatives have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.


    These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, the underwriters may discontinue them at any time. The underwriters may effect these transactions on the American Stock Exchange or otherwise.


    The underwriters do not expect sales to discretionary accounts to exceed 5% of the total number of shares offered.

    ThermoView estimates that its share of the total expenses of the offering, excluding underwriting commissions, will be approximately $2,400,000.

    ThermoView has agreed to indemnify the several underwriters against liabilities, including liabilities under the Securities Act.

    No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

    We have had prior financial and investment transactions with EBI Securities Corporation. In June 1998, EBI Securities Corporation acted as a financial consultant and we paid them a fee of $350,000 and in November 1998 we issued them a five year warrant to purchase 41,667 shares of common stock at a per share exercise price of $30.00. In April 1999, EBI Securities Corporation acted as placement agent for the Series C preferred stock, and we paid them a sales commission of $550,000. An employee of EBI Securities Corporation owns 8,334 shares of our common stock which we issued to him for consulting services rendered prior to his employment with EBI Securities Corporation. From time to time, EBI Securities Corporation has acted as a market maker in our common stock.

                                 LEGAL MATTERS

    The validity of the shares of common stock offered by this prospectus will be passed upon for us by Stites & Harbison, Louisville, Kentucky. Legal matters will be passed upon for the underwriters by Freshman, Marantz, Orlanski, Cooper & Klein, a law corporation, Beverly Hills, California. As of the date of this prospectus, attorneys with Stites & Harbison who have participated in the preparation of this offering beneficially owned, directly or indirectly, 15,987 shares of our common stock and 4,600 shares of our Series A preferred stock.

                                    EXPERTS

    The following financial statements included in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon their reports given upon the authority of their firm as experts in accounting and auditing:

    - the consolidated financial statements of ThermoView Industries, Inc. as of and for the year ended December 31, 1998;

    - the financial statements of NuView Industries, Inc. as of July 21, 1998 and for the period from January 1, 1998 through July 21, 1998;

    - the combined financial statements of Thomas Construction, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998;

    - the financial statements of Precision Window Mfg., Inc. as of December 31, 1996, 1997 and 1998 and for each of the three years in the period ended December 31, 1998; and

    - the combined financial statements of The Thermo-Shield Companies as of December 31, 1996, 1997 and 1998 and for each of the three years in the period ended December 31, 1998.

    The following financial statements included in this prospectus and registration statement have been audited by Singer, Lewak, Greenbaum & Goldstein, LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon their reports given upon the authority of their firm as experts in accounting and auditing:

    - the financial statements of ThermoView Industries, Inc. (formerly Thermo-Tilt Window Company) as of December 31, 1997 and for each of the two years in the period ended December 31, 1997;

    - the financial statements of American Home Developers Co., Inc. as of December 31, 1996 and 1997 and April 25, 1998, and for each of the two years in the period ended December 31, 1997 and the period from January 1, 1998 through April 25, 1998;

    - the financial statements of Primax Window Co. as of December 31, 1996 and 1997 and April 30, 1998, and for each of the two years in the period ended December 31, 1997 and the period from January 1, 1998 through Apri1 30, 1998;

    - the combined financial statements of The Rolox Companies as of December 31, 1996 and 1997 and April 30, 1998, and for each of the two years in the period ended December 31, 1997 and the period from January 1, 1998 through April 30, 1998;

    - the financial statements of American Home Remodeling as of December 31, 1997 and July 9, 1998, and for the year ended December 31, 1997 and the period from January 1, 1998 through July 9, 1998; and

    - the financial statements of Five Star Builders, Inc. as of December 31, 1996 and 1997 and July 13, 1998, and for each of the two years in the period ended December 31, 1997 and the period from January 1, 1998 through July 13, 1998.

    The following financial statements included in this prospectus and registration statement have been audited by Rodney W. Melby, certified public accountant, as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon his reports given upon his authority as an expert in accounting and auditing:

    - the financial statements of Leingang Siding and Window, Inc. as of December 31, 1996 and 1997 and August 14, 1998, and for each of the two years in the period ended December 31, 1997 and the period January 1, 1998 to August 14, 1998; and

    - the financial statements of Thermal Line Windows, L.L.P. as of December 31, 1996 and 1997 and August 14, 1998, and for each of the two years in the period ended December 31, 1997 and the period January 1, 1998 to August 14, 1998.

    On November 10, 1998, our Board of Directors approved the engagement of Ernst & Young LLP, and the dismissal of Singer, Lewak, Greenbaum & Goldstein, LLP, as our independent auditors in preparation for this offering. During the two years in the period ended December 31, 1997, and the subsequent interim period preceding the dismissal of Singer, Lewak, Greenbaum & Goldstein, LLP in November 1998, there were no disagreements between them and us on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and no reportable events relating to the relationship between Singer, Lewak, Greenbaum & Goldstein and us.

                      WHERE YOU CAN FIND MORE INFORMATION

    ThermoView has filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement, and the exhibits and schedules filed as a part of the registration statement. For further information with respect to ThermoView and the shares of common stock to be sold in this offering, we refer you to the registration statement, and the exhibits and schedules filed as a part of the registration statement. This prospectus contains all material information regarding the contents of any contract, agreement or other document referred to in it. The descriptions of those contracts, agreements and other documents are not necessarily complete, however. If a contract, agreement or other document has been filed as an exhibit to the registration statement, we refer you to that exhibit. Each statement in this prospectus relating to a contract, agreement or other document filed as an exhibit to the registration statement is qualified by the filed exhibit.

    As a result of this offering, ThermoView will become subject to the information and reporting requirements of the Securities Exchange Act, and, in accordance with those requirements, will file periodic reports, proxy statements and other information with the SEC. You may read and copy all or any portion of the registration statement or any other information ThermoView files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. ThermoView's SEC filings, including the registration statement, are also available to you on the SEC's web site (http://www.sec.gov).

    We intend to furnish our stockholders with annual reports containing audited financial statements and quarterly reports containing unaudited financial information for the first three quarters of each year.

                         INDEX TO FINANCIAL STATEMENTS


                                                                PAGE
                                                              --------
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS...     F-4
  Unaudited Pro Forma Consolidated Statement of Operations
    for the nine months ended September 30, 1999............     F-5
  Unaudited Pro Forma Consolidated Statement of Operations
    for the year ended December 31, 1998....................     F-6
  Notes to Unaudited Pro Forma Consolidated Statements of
    Operations..............................................     F-8

THERMOVIEW INDUSTRIES, INC.
  Reports of Independent Auditors...........................    F-13
  Report of Independent Certified Public Accountants........    F-14
  Consolidated Balance Sheets as of December 31, 1997 and
    1998....................................................    F-15
  Consolidated Statements of Operations for the years ended
    December 31, 1996, 1997 and 1998........................    F-16
  Consolidated Statements of Stockholders' Equity for the
    years ended December 31, 1996, 1997 and 1998............    F-17
  Consolidated Statements of Cash Flows for the years ended
    December 31, 1996, 1997 and 1998........................    F-18
  Notes to Consolidated Financial Statements................    F-19
  Condensed Consolidated Balance Sheets as of December 31,
    1998 and September 30, 1999 (Unaudited).................    F-37
  Condensed Consolidated Statements of Operations for the
    nine months ended September 30, 1998 and 1999
    (Unaudited).............................................    F-38
  Condensed Consolidated Statements of Cash Flows for the
    nine months ended September 30, 1998 and 1999
    (Unaudited).............................................    F-39
  Notes to Condensed Consolidated Financial Statements
    (Unaudited).............................................    F-40

AMERICAN HOME DEVELOPERS CO., INC.
  Report of Independent Certified Public Accountants........    F-47
  Balance Sheets as of December 31, 1996, December 31, 1997
    and April 25, 1998......................................    F-48
  Statements of Operations for the years ended December 31,
    1996 and December 31, 1997 and for the period from
    January 1, 1998 through April 25, 1998..................    F-49
  Statements of Shareholders' Equity for the years ended
    December 31, 1996 and December 31, 1997 and for the
    period from January 1, 1998 through April 25, 1998......    F-50
  Statements of Cash Flows for the years ended December 31,
    1996 and December 31, 1997 and for the period from
    January 1, 1998 through April 25, 1998..................    F-51
  Notes to Financial Statements.............................    F-52

PRIMAX WINDOW CO.
  Report of Independent Certified Public Accountants........    F-57
  Balance Sheets as of December 31, 1996, December 31, 1997
    and April 30, 1998......................................    F-58
  Statements of Operations for the years ended December 31,
    1996 and December 31, 1997 and for the four months ended
    April 30, 1998..........................................    F-59
  Statements of Shareholders' Equity for the years ended
    December 31, 1996 and December 31, 1997 and for the four
    months ended April 30, 1998.............................    F-60
  Statements of Cash Flows for the years ended December 31,
    1996 and December 31, 1997 and for the four months ended
    April 30, 1998..........................................    F-61
  Notes to Financial Statements.............................    F-62

                                                                PAGE
                                                              --------
THE ROLOX COMPANIES
  Report of Independent Certified Public Accountants........    F-71
  Combined Balance Sheets as of December 31, 1996,
    December 31, 1997 and April 30, 1998....................    F-72
  Combined Statements of Operations for the years ended
    December 31, 1996 and December 31, 1997 and for the four
    months ended April 30, 1998.............................    F-73
  Combined Statements of Shareholders' Deficit for the years ended December 31, 1996 and December 31, 1997 and for
    the four months ended April 30, 1998....................    F-74
  Combined Statements of Cash Flows for the years ended
    December 31, 1996 and December 31, 1997 and for the four
    months ended April 30, 1998.............................    F-75
  Notes to Combined Financial Statements....................    F-76

AMERICAN HOME REMODELING
  Report of Independent Certified Public Accountants........    F-82
  Balance Sheets as of December 31, 1997 and July 9, 1998...    F-83
  Statements of Operations for the year ended December 31,
    1997 and for the period from January 1, 1998 through
    July 9, 1998............................................    F-84
  Statements of Shareholders' Equity for the year ended
    December 31, 1997 and for the period from January 1,
    1998 through July 9, 1998...............................    F-85
  Statements of Cash Flows for the year ended December 31,
    1997 and for the period from January 1, 1998 through
    July 9, 1998............................................    F-86
  Notes to Financial Statements.............................    F-87

FIVE STAR BUILDERS, INC.
  Report of Independent Certified Public Accountants........    F-91
  Balance Sheets as of December 31, 1996, December 31, 1997
    and July 13, 1998.......................................    F-92
  Statements of Operations for the years ended December 31,
    1996 and December 31, 1997 and for the period from
    January 1, 1998 through July 13, 1998...................    F-93
  Statements of Shareholders' Equity for the years ended
    December 31, 1996 and December 31, 1997 and for the
    period from January 1, 1998 through July 13, 1998.......    F-94
  Statements of Cash Flows for the years ended December 31,
    1996 and December 31, 1997 and for the period from
    January 1, 1998 through July 13, 1998...................    F-95
  Notes to Financial Statements.............................    F-96

NUVIEW INDUSTRIES, INC.
  Report of Independent Auditors............................   F-102
  Balance Sheet as of July 21, 1998.........................   F-103
  Statement of Operations and Accumulated Deficit for the
    period from January 1, 1998 through July 21, 1998.......   F-104
  Statement of Cash Flows for the period from January 1,
    1998 through July 21, 1998..............................   F-105
  Notes to Financial Statements.............................   F-106

LEINGANG SIDING AND WINDOW, INC.
  Independent Auditor's Report..............................   F-110
  Balance Sheets as of December 31, 1996 and 1997 and
    August 14, 1998.........................................   F-111
  Statements of Income for the years ended December 31, 1996 and 1997 and for the period January 1, 1998 to
    August 14, 1998.........................................   F-112
  Statements of Changes in Retained Earnings for the years
    ended December 31, 1996 and 1997 and for the period
    January 1, 1998 to August 14, 1998......................   F-113
  Statements of Cash Flows for the years ended December 31,
    1996 and 1997 and for the period January 1, 1998 to
    August 14, 1998.........................................   F-114
  Notes to Financial Statements.............................   F-115

                                                                PAGE
                                                              --------
THERMAL LINE WINDOWS, L.L.P.
  Independent Auditor's Report..............................   F-120
  Balance Sheets as of December 31, 1996 and 1997 and
    August 14, 1998.........................................   F-121
  Statements of Income for the years ended December 31, 1996 and 1997 and for the period January 1, 1998 to
    August 14, 1998.........................................   F-123
  Statements of Partnership Equity for the years ended
    December 31, 1996 and 1997 and for the period
    January 1, 1998 to August 14, 1998......................   F-124
  Statements of Cash Flows for the years ended December 31,
    1996 and 1997 and for the period January 1, 1998 to
    August 14, 1998.........................................   F-125
  Notes to Financial Statements.............................   F-127

THOMAS CONSTRUCTION, INC.
  Report of Independent Auditors............................   F-133
  Combined Balance Sheets as of December 31, 1997 and
    1998....................................................   F-134
  Combined Statements of Income and Retained Earnings for
    the years ended December 31, 1996, 1997 and 1998........   F-135
  Combined Statements of Cash Flows for the years ended
    December 31, 1996, 1997 and 1998........................   F-136
  Notes to Combined Financial Statements....................   F-137

PRECISION WINDOW MFG., INC.
  Report of Independent Auditors............................   F-142
  Balance Sheets as of December 31, 1996, 1997 and 1998.....   F-143
  Statements of Operations and Retained Earnings for the
    years ended December 31, 1996, 1997 and 1998............   F-144
  Statements of Cash Flows for the years ended December 31,
    1996, 1997 and 1998.....................................   F-145
  Notes to Financial Statements.............................   F-146

THE THERMO-SHIELD COMPANIES
  Report of Independent Auditors............................   F-150
  Combined Balance Sheets as of December 31, 1996, 1997 and
    1998....................................................   F-151
  Combined Statements of Operations and Retained Earnings
    for the years ended December 31, 1996, 1997 and 1998....   F-153
  Combined Statements of Cash Flows for the years ended
    December 31, 1996, 1997 and 1998........................   F-154
  Notes to Financial Statements.............................   F-155

                          THERMOVIEW INDUSTRIES, INC.



           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS



                             BASIS OF PRESENTATION



    The following unaudited pro forma consolidated statements of operations give effect to the acquisitions by ThermoView discussed in Note 2 on page F-9 as if the acquisitions were made as of January 1, 1998. During the eighteen month period ended September 30, 1999, ThermoView acquired twelve businesses which have been accounted for using the purchase method of accounting.


    ThermoView has analyzed the savings that it expects to realize from reductions in salaries, bonuses, and certain benefits to the former owners of the acquired businesses. To the extent the former owners have contractually agreed to prospective reductions in salaries, bonuses, and benefits, these reductions have been reflected in the unaudited pro forma consolidated statements of operations. The unaudited pro forma consolidated results of operations do not reflect any corporate expenses prior to April 15, 1998, since corporate activities did not commence until then.

    The pro forma adjustments are based on available information that Company management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what ThermoView's results of operations would actually have been if all acquisitions had occurred on January 1, 1998, and are not necessarily representative of ThermoView's results of operations for any future period.

    Since the acquired companies were not under common control or management during the entire period covered by the pro forma statements of operations, historical consolidated results may not be comparable to, or indicative of, future performance. The unaudited pro forma consolidated statements of operations should be read in conjunction with the other financial statements and notes thereto included elsewhere in this prospectus. See also "Risk Factors" included elsewhere herein.

                          THERMOVIEW INDUSTRIES, INC.



            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS



                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999



                                             PREACQUISITION
                                                THERMO-                           PRO FORMA     PRO FORMA
                                                 SHIELD          THERMOVIEW      ADJUSTMENTS   CONSOLIDATED
                                               COMPANIES      INDUSTRIES, INC.    (NOTE 3)        TOTAL
                                             --------------   ----------------   -----------   ------------
Revenues...................................    $2,501,817       $79,277,016       $      --    $81,778,833
Cost of revenues earned....................     1,118,997        35,595,264        (386,500)    36,327,761
                                               ----------       -----------       ---------    -----------
Gross profit...............................     1,382,820        43,681,752         386,500     45,451,072

Selling, general and administrative
  expenses.................................     1,604,203        39,871,078         (52,576)    41,422,705
Depreciation and amortization..............        27,699         2,980,282          51,097      3,059,078
                                               ----------       -----------       ---------    -----------
Income (loss) from operations..............      (249,082)          830,392         387,979        969,289

Interest expense...........................            --        (1,897,132)        (85,037)    (1,982,169)
Interest income............................           314           147,755              --        148,069
                                               ----------       -----------       ---------    -----------
Loss before income taxes...................      (248,768)         (918,985)        302,942       (864,811)
Income tax expense (benefit)...............      (108,000)          330,000         134,215        356,215
                                               ----------       -----------       ---------    -----------
Net loss...................................      (140,768)       (1,248,985)        168,727     (1,221,026)
Preferred stock dividends:
  Cash.....................................            --        (1,476,533)             --     (1,476,533)
  Non-cash.................................            --        (1,961,045)             --     (1,961,045)
                                               ----------       -----------       ---------    -----------
Net loss attributable to common
  stockholders.............................    $ (140,768)      $(4,686,563)      $ 168,727    $(4,658,604)
                                               ==========       ===========       =========    ===========
Basic and diluted loss per common share....                                                    $     (0.93)
                                                                                               ===========
Weighted average shares used in computing
  pro forma basic and diluted loss per
  common share.............................                                                      4,985,860
                                                                                               ===========


                            See accompanying notes.

                          THERMOVIEW INDUSTRIES, INC.



            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS



                      FOR THE YEAR ENDED DECEMBER 31, 1998

                        PREACQUISITION
                           AMERICAN                                                         PREACQUISITION   PREACQUISITION
                             HOME        PREACQUISITION   PREACQUISITION   PREACQUISITION      AMERICAN        FIVE STAR
                          DEVELOPERS         PRIMAX           ROLOX         TD WINDOWS,          HOME          BUILDERS,
                          CO., INC.        WINDOW CO.       COMPANIES           INC.          REMODELING          INC.
                        --------------   --------------   --------------   --------------   --------------   --------------
Revenues..............    $1,143,760       $2,150,747       $3,786,513        $375,987        $3,343,847       $3,349,814
Cost of revenues
  earned..............       580,555          964,759        1,645,687         277,841         1,262,510          992,461
                          ----------       ----------       ----------        --------        ----------       ----------
Gross profit..........       563,205        1,185,988        2,140,826          98,146         2,081,337        2,357,353
Selling, general and
  administrative
  expenses............     1,006,643        1,095,260        2,199,545          97,923         2,071,428        2,782,440
Stock-based
  compensation
  expense.............            --               --               --              --                --               --
Depreciation and
  amortization........        14,894           30,999            3,865              --             1,799           45,682
                          ----------       ----------       ----------        --------        ----------       ----------
Income (loss) from
  operations..........      (458,332)          59,729          (62,584)            223             8,110         (470,769)
Interest expense......        (1,500)          (1,205)            (535)        (10,004)           (4,587)          (8,700)
Other income..........         4,268           18,024               --              --               542            8,038
                          ----------       ----------       ----------        --------        ----------       ----------
Income (loss) before
  income taxes........      (455,564)          76,548          (63,119)         (9,781)            4,065         (471,431)
Income tax expense
  (benefit)...........      (181,027)              --               --              --                --         (192,557)
                          ----------       ----------       ----------        --------        ----------       ----------
Net income (loss).....      (274,537)          76,548          (63,119)         (9,781)            4,065         (278,874)
Less preferred stock
  dividends:
Cash..................            --               --               --              --                --               --
Additional dividend
  attributable to
  beneficial
  conversion
  feature.............            --               --               --              --                --               --
                          ----------       ----------       ----------        --------        ----------       ----------
Net income (loss)
  attributable to
  common
  stockholders........    $ (274,537)      $   76,548       $  (63,119)       $ (9,781)       $    4,065       $ (278,874)
                          ==========       ==========       ==========        ========        ==========       ==========


                        PREACQUISITION
                            NUVIEW
                         INDUSTRIES,
                             INC.
                        --------------
Revenues..............    $2,478,656
Cost of revenues
  earned..............       964,341
                          ----------
Gross profit..........     1,514,315
Selling, general and
  administrative
  expenses............     1,529,889
Stock-based
  compensation
  expense.............            --
Depreciation and
  amortization........         6,957
                          ----------
Income (loss) from
  operations..........       (22,531)
Interest expense......            --
Other income..........         1,610
                          ----------
Income (loss) before
  income taxes........       (20,921)
Income tax expense
  (benefit)...........            --
                          ----------
Net income (loss).....       (20,921)
Less preferred stock
  dividends:
Cash..................            --
Additional dividend
  attributable to
  beneficial
  conversion
  feature.............            --
                          ----------
Net income (loss)
  attributable to
  common
  stockholders........    $  (20,921)
                          ==========

                          THERMOVIEW INDUSTRIES, INC.

                      FOR THE YEAR ENDED DECEMBER 31, 1998


                       PREACQUISITION                                       PREACQUISITION   PREACQUISITION
                       LEINGANG SIDING   PREACQUISITION    PREACQUISITION     PRECISION         THERMO-
                         AND WINDOW,      THERMAL LINE         THOMAS           WINDOW           SHIELD          THERMOVIEW
                            INC.         WINDOWS, L.L.P.    CONSTRUCTION      MFG., INC.       COMPANIES      INDUSTRIES, INC.
                       ---------------   ---------------   --------------   --------------   --------------   ----------------
Revenues.............    $3,379,359        $3,668,394       $25,553,981       $6,547,964      $14,905,796       $ 37,376,355
Cost of revenues
  earned.............     2,340,476         2,538,731        13,277,004        5,499,617        6,669,722         16,747,734
                         ----------        ----------       -----------       ----------      -----------       ------------
Gross profit.........     1,038,883         1,129,663        12,276,977        1,048,347        8,236,074         20,628,621
Selling, general and
  administrative
  expenses...........       899,983           838,334         9,823,912          642,543        8,004,875         20,233,163
Stock-based
  compensation
  expense............            --                --                --               --               --          5,508,700
Depreciation and
  amortization.......        33,688            50,286            89,489           48,915           41,252          1,269,780
                         ----------        ----------       -----------       ----------      -----------       ------------
Income (loss) from
  operations.........       105,212           241,043         2,363,576          356,889          189,947         (6,383,022)
Interest expense.....       (12,902)          (20,132)               --          (27,196)              --           (439,131)
Other income.........         9,935            31,228           272,187            2,413           47,248             69,057
                         ----------        ----------       -----------       ----------      -----------       ------------
Income (loss) before
  income taxes.......       102,245           252,139         2,635,763          332,106          237,195         (6,753,096)
Income tax expense
  (benefit)..........            --                --            13,833          126,743          (63,000)        (1,148,000)
                         ----------        ----------       -----------       ----------      -----------       ------------
Net income (loss)....       102,245           252,139         2,621,930          205,363          300,195         (5,605,096)
Less preferred stock
  dividends:
Cash.................            --                --                --               --               --            585,105
Additional dividend
  attributable to
  beneficial
  conversion
  feature............            --                --                --               --               --          9,539,678
                         ----------        ----------       -----------       ----------      -----------       ------------
Net income (loss)
  attributable to
  common
  stockholders.......    $  102,245        $  252,139       $ 2,621,930       $  205,363      $   300,195       $(15,729,879)
                         ==========        ==========       ===========       ==========      ===========       ============
Basic and diluted
  loss per common
  share..............
Weighted average
  shares used in
  computing pro forma
  basic and diluted
  loss per common
  share..............


                        PRO FORMA     PRO FORMA
                       ADJUSTMENTS   CONSOLIDATED
                        (NOTE 3)        TOTAL
                       -----------   ------------
Revenues.............  $(5,945,828)  $102,115,345
Cost of revenues
  earned.............  (5,668,828)     48,092,610
                       -----------   ------------
Gross profit.........    (277,000)     54,022,735
Selling, general and
  administrative
  expenses...........  (1,798,479)     49,427,459
Stock-based
  compensation
  expense............          --       5,508,700
Depreciation and
  amortization.......   1,746,454       3,384,060
                       -----------   ------------
Income (loss) from
  operations.........    (224,975)     (4,297,484)
Interest expense.....  (1,867,688)     (2,393,580)
Other income.........          --         464,550
                       -----------   ------------
Income (loss) before
  income taxes.......  (2,092,663)     (6,226,514)
Income tax expense
  (benefit)..........     850,328        (593,680)
                       -----------   ------------
Net income (loss)....  (2,942,991)     (5,632,834)
Less preferred stock
  dividends:
Cash.................     200,000         785,105
Additional dividend
  attributable to
  beneficial
  conversion
  feature............          --       9,539,678
                       -----------   ------------
Net income (loss)
  attributable to
  common
  stockholders.......  $(3,142,991)  $(15,957,617)
                       ===========   ============
Basic and diluted
  loss per common
  share..............                $      (3.28)
                                     ============
Weighted average
  shares used in
  computing pro forma
  basic and diluted
  loss per common
  share..............                   4,858,134
                                     ============


                            See accompanying notes.

                          THERMOVIEW INDUSTRIES, INC.



       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS



                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                      AND THE YEAR ENDED DECEMBER 31, 1998


1. GENERAL


    On April 15, 1998, ThermoView Industries, Inc. ("ThermoView" or "the Company") acquired all of the outstanding stock of Thermo-Tilt Window Company ("Thermo-Tilt"), a Delaware corporation, in exchange for 3,120,000 shares of ThermoView's authorized, but unissued, common stock which represented 90% of ThermoView's then outstanding common stock. Such shares were issued to the former stockholders of Thermo-Tilt. The stock exchange between Thermo-Tilt and ThermoView was accounted for as a capital transaction similar to a reverse acquisition except that no goodwill was recorded. As a result, Thermo-Tilt is deemed to be the acquirer for accounting purposes and is the accounting survivor and reporting successor.


    The historical results of operations of the acquired companies included in the accompanying unaudited pro forma consolidated statements of operations reflect the results of operations of these companies from January 1, 1998 to their dates of acquisition. The audited historical financial statements for the acquired companies included elsewhere herein have been included in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 80.

    The weighted average shares used in computing pro forma basic and diluted loss per common share includes the shares issued in connection with business combinations (see Note 2) as if they were issued on January 1, 1998.

                          THERMOVIEW INDUSTRIES, INC.

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                      AND THE YEAR ENDED DECEMBER 31, 1998


2. BUSINESS COMBINATIONS


                                                                COST OF ACQUIRED COMPANY
                                                   ---------------------------------------------------
                                                                      STOCK ISSUED
                                                                 (COMMON STOCK EXCEPT AS
                                                                   NOTED IN (B) BELOW)
                                        DATE OF     CASH AND     -----------------------
ACQUIRED COMPANY                        ACQUISITION  PAYABLES     SHARES        VALUE      TOTAL COST
--------------------------------------  --------   -----------   ---------   -----------   -----------
American Home Developers Co., Inc.....  4/25/98    $ 1,201,861    259,058    $ 6,379,044   $ 7,580,905
Primax Window Co......................  4/30/98      1,582,566    180,725      4,057,254     5,639,820
The Rolox Companies...................  4/30/98      3,819,812    374,058      8,705,826    12,525,638
TD Windows, Inc.......................  5/15/98        311,031         --             --       311,031
American Home Remodeling..............  7/10/98      3,192,005    122,415      3,044,163     6,236,168
Five Star Builders, Inc...............  7/12/98      1,550,534    116,667      2,658,600     4,209,134
NuView Industries, Inc................  7/21/98      1,189,734        725         15,653     1,205,387
Leingang Siding and Window, Inc.......  8/14/98      2,900,353     29,255        451,949     3,352,302
Thermal Line Windows, LLP (a).........  8/14/98      4,670,442     50,003        772,481     5,442,923
Thomas Construction, Inc. (b).........  1/04/99     11,056,301    500,475      3,800,000    14,856,301
Precision Window Mfg., Inc............  1/05/99      3,062,736     37,351        540,000     3,602,736
The Thermo-Shield Companies...........  3/01/99      4,543,960    185,006      3,149,952     7,693,912
                                                   -----------   ---------   -----------   -----------
                                                   $39,081,335   1,855,738   $33,574,922   $72,656,257
                                                   ===========   =========   ===========   ===========


------------------------


(a) Includes the acquisition of North Country Thermal Line, Inc., on
    November 1, 1998 for $277,926 cash and 20,973 shares of common stock valued at $324,000.



(b) Stock issued in connection with the acquisition of Thomas Construction, Inc. includes 400,000 shares of Series B preferred stock valued at $2,000,000. All other shares and values represent common stock.



    The above acquisitions have been accounted for as purchase transactions. These companies are engaged primarily in the business of manufacturing replacement windows or selling and installing them in the residential retail market.

                          THERMOVIEW INDUSTRIES, INC.

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                      AND THE YEAR ENDED DECEMBER 31, 1998


3. UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS


    The following table summarizes unaudited pro forma consolidated statements of operations adjustments for the nine months ended September 30, 1999.



NINE MONTHS ENDED SEPTEMBER 30, 1999



                                                                     ADJUSTMENTS
                                                ------------------------------------------------------    PRO FORMA
                                                   (A)        (B)        (C)        (D)         (E)      ADJUSTMENTS
                                                ---------   --------   --------   --------   ---------   -----------
Revenues......................................  $      --   $     --   $     --   $     --   $      --    $      --
Cost of revenues earned.......................   (386,500)        --         --         --          --     (386,500)
                                                ---------   --------   --------   --------   ---------    ---------
Gross profit..................................    386,500         --         --         --          --      386,500

Selling, general and administrative
  expenses....................................         --    (52,576)        --         --          --      (52,576)
Depreciation and amortization.................         --         --     51,097         --          --       51,097
                                                ---------   --------   --------   --------   ---------    ---------
Income (loss) from operations.................    386,500     52,576    (51,097)        --          --      387,979

Interest expense..............................         --         --         --    (85,037)         --      (85,037)
Interest income...............................         --         --         --         --          --           --
                                                ---------   --------   --------   --------   ---------    ---------
Income (loss) before income taxes.............    386,500     52,576    (51,097)   (85,037)         --      302,942
Income tax expense (benefit)..................         --         --         --         --     134,215      134,215
                                                ---------   --------   --------   --------   ---------    ---------
Net income (loss).............................    386,500     52,576    (51,097)   (85,037)   (134,215)     168,727
Less preferred stock dividends:
  Cash........................................         --         --         --         --          --           --
  Additional dividend attributable to
    beneficial conversion feature.............         --         --         --         --          --           --
                                                ---------   --------   --------   --------   ---------    ---------
Net income (loss) attributable to common
  stockholders................................  $ 386,500   $ 52,576   $(51,097)  $(85,037)  $(134,215)   $ 168,727
                                                =========   ========   ========   ========   =========    =========


------------------------


(a) Reflects the impact of eliminating the effect of sellers' profit on contracts in process at the acquisition dates charged to cost of revenues earned during the nine months ended September 30, 1999, since the assumption is being made that all acquisitions are made as of January 1, 1998. Since we use the completed-contract method of accounting, our historical financial statements reflect the impact of attributing profit to sellers for contracts in process in allocating the purchase price of our acquisitions.



(b) Reflects reduction in salaries and benefits to the former owners of business acquired. This reduction in salaries and benefits reflect the terms of an employment agreement entered into with one of the former owners as part of the purchase agreement. This employment agreement is for three years and contains restrictions related to competition. Duties and responsibilities of the former owners have not been reduced as a result of reductions in salaries and benefits with the result that other costs will be incurred.



(c) Reflects the amortization of goodwill recorded as a result of the March 1, 1999 acquisition over a 25-year estimated life.


(d) Reflects interest expense on debt that is directly related to the March 1, 1999 acquisition.

                          THERMOVIEW INDUSTRIES, INC.

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                      AND THE YEAR ENDED DECEMBER 31, 1998


3. UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS (CONTINUED)
(e) Reflects the incremental provision for federal and state income taxes at an approximate 40% overall tax rate on the above adjustments to the statements of operations (except for non-deductible goodwill included therein) and for S corporation income not provided for in the historical financial statements.

    The following table summarizes unaudited pro forma consolidated statements of operations adjustments for the year ended December 31, 1998.

YEAR ENDED DECEMBER 31, 1998


                                                                 ADJUSTMENTS
                          -----------------------------------------------------------------------------------------    PRO FORMA
                             (A)          (B)           (C)           (D)           (E)          (F)         (G)      ADJUSTMENTS
                          ---------   -----------   -----------   -----------   -----------   ---------   ---------   -----------
Revenues................  $      --   $(5,945,828)  $        --   $        --   $        --   $      --   $      --   $(5,945,828)
Cost of revenues
  earned................    277,000    (5,945,828)           --            --            --          --          --    (5,668,828)
                          ---------   -----------   -----------   -----------   -----------   ---------   ---------   -----------
Gross profit............   (277,000)           --            --            --            --          --          --      (277,000)

Selling, general and
  administrative
  expenses..............         --            --    (1,798,479)           --            --          --          --    (1,798,479)
Depreciation and
  amortization..........         --            --            --     1,746,454            --          --          --     1,746,454
                          ---------   -----------   -----------   -----------   -----------   ---------   ---------   -----------
Income (loss) from
  operations............   (277,000)           --     1,798,479    (1,746,454)           --          --          --      (224,975)

Interest expense........         --            --            --            --    (1,867,688)         --          --    (1,867,688)
Other income............         --            --            --            --            --          --          --            --
                          ---------   -----------   -----------   -----------   -----------   ---------   ---------   -----------
Income (loss) before
  income taxes..........   (277,000)           --     1,798,479    (1,746,454)   (1,867,688)         --          --    (2,092,663)
Income tax expense
  (benefit).............         --            --            --            --            --     850,328          --       850,328
                          ---------   -----------   -----------   -----------   -----------   ---------   ---------   -----------
Net income (loss).......   (277,000)           --     1,798,479    (1,746,454)   (1,867,688)   (850,328)         --    (2,942,991)
Less preferred stock
  dividends:
  Cash..................         --            --            --            --            --          --     200,000       200,000
  Additional dividend
    attributable to
    beneficial
    conversion
    feature.............         --            --            --            --            --          --          --            --
                          ---------   -----------   -----------   -----------   -----------   ---------   ---------   -----------
Net income (loss)
  attributable to common
  stockholders..........  $(277,000)  $        --   $ 1,798,479   $(1,746,454)  $(1,867,688)  $(850,328)  $(200,000)  $(3,142,991)
                          =========   ===========   ===========   ===========   ===========   =========   =========   ===========


------------------------


(a) Reflects the impact of attributing profit to sellers for contracts in process as of January 1, 1998. Since we use the completed-contract method of accounting, this adjustment is necessary to properly allocate the purchase price of our acquisitions.


(b) Reflects the elimination of revenues between certain of the acquired businesses prior to their acquisition by ThermoView.

                          THERMOVIEW INDUSTRIES, INC.

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                      AND THE YEAR ENDED DECEMBER 31, 1998


3. UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS (CONTINUED)

(c) Reflects reduction in salaries and benefits to the former owners of businesses acquired. These reductions in salaries and benefits have been agreed to prospectively in accordance with the terms of employment agreements negotiated as part of the purchase agreements. Such employment agreements are primarily for three years and contain restrictions related to competition. Duties and responsibilities of the former owners have not been reduced as a result of reductions in salary and benefits with the result that other costs will be incurred.



(d) Reflects the amortization of goodwill recorded as a result of the acquisitions over a 25-year estimated life.


(e) Reflects interest expense on debt that is directly related to acquisitions.

(f) Reflects the incremental provision for federal and state income taxes at an approximate 40% overall tax rate on the above adjustments to the statements of operations (except for non-deductible goodwill included therein) and on S corporation and partnership income not provided for in the historical financial statements.

(g) Reflects dividends on Series B preferred stock. The preferred stock was issued in connection with an acquisition.

                                 *  *  *  *  *


    On April 23, 1999, the Company sold 6,000 shares of mandatorily redeemable Series C convertible preferred stock at $1,000 per share. A portion of this financing was used to retire $4,150,000 of seller notes and $1,100,000 of related-party loans which were outstanding. On July 8, 1999, the Company borrowed $10,000,000 under a senior subordinated promissory note. A portion of the proceeds from this financing was used to retire $750,000 of seller notes and $5,500,000 of related party loans. The effects of these refinancings have been reflected in the accompanying unaudited pro forma consolidated statement of operations for the nine months ended September 30, 1999 since the dates of the refinancings.



    In connection with this common stock offering, the Company's Series A and Series B preferred stock will be converted into common stock and the preferred dividends on these shares will be discontinued. The effects of the preferred stock conversion are not reflected in the accompanying unaudited pro forma consolidated statements of operations.



    See footnote 15 of the consolidated financial statements, which appears on page F-34 and "Risk Factors" on page 6 of this prospectus.

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders

ThermoView Industries, Inc.


    We have audited the consolidated balance sheet of ThermoView
Industries, Inc. (see Note 1) as of December 31, 1998 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ThermoView Industries, Inc. at December 31, 1998, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                          ERNST & YOUNG LLP


Louisville, Kentucky
July 8, 1999, except Note 16
  as to which the date
  is September 23, 1999

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
ThermoView Industries, Inc.


    We have audited the accompanying balance sheet of ThermoView Industries, Inc. (formerly Thermo-Tilt Window Company as discussed in Note 1) as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1996 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted audited standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ThermoView Industries, Inc., as of December 31, 1997, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.

                                          SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
July 8, 1998, except for Note 16
  as to which the date
  is September 23, 1999

                          THERMOVIEW INDUSTRIES, INC.
                          CONSOLIDATED BALANCE SHEETS



                                                                    DECEMBER 31
                                                              ------------------------
                                                                 1997         1998
                                                              ----------   -----------
ASSETS
Current assets:
  Cash and equivalents......................................  $   69,057   $ 1,302,797
  Receivables:
    Trade, net of allowance for doubtful accounts of $15,000
      in 1997 and $237,000 in 1998..........................      23,248     2,969,462
    Finance, net of unearned interest of $346,701...........          --       763,616
    Related party...........................................          --       410,720
    Other...................................................      33,933       326,079
  Costs in excess of billings on uncompleted contracts......      28,165       604,550
  Inventories...............................................      16,000     1,313,318
  Prepaid expenses and other current assets.................      12,137       169,584
  Deferred income taxes.....................................      18,000       546,000
                                                              ----------   -----------
Total current assets........................................     200,540     8,406,126
Property and equipment, net.................................     482,180     2,680,895
Other assets:
  Goodwill, net of accumulated amortization of $936,725.....          --    40,926,977
  Deferred income taxes.....................................     248,000     1,242,000
  Related party notes receivable............................     370,427            --
  Other assets..............................................     202,217       837,624
                                                              ----------   -----------
                                                                 820,644    43,006,601
                                                              ----------   -----------
Total assets................................................  $1,503,364   $54,093,622
                                                              ==========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable (including related party vendor payables
    of $341,894 in 1998)....................................  $  211,281   $ 2,052,937
  Due to sellers of acquired businesses.....................          --     1,000,481
  Accrued expenses..........................................     533,513     2,775,439
  Billings in excess of costs on uncompleted contracts......          --       566,702
  Income taxes payable......................................          --       150,837
  Current portion of long-term debt.........................     295,872       595,754
                                                              ----------   -----------
Total current liabilities...................................   1,040,666     7,142,150
Long-term debt (including related party note payable of
  $1,500,000 in 1998).......................................     231,062     8,610,069
Other long-term liabilities.................................      54,550        43,545
Stockholders' equity:
  Preferred stock, 50,000,000 shares authorized:
    Series A, $.001 par value; 2,980,000 shares issued and
      outstanding...........................................          --         2,980
    Series B, $.001 par value; none issued..................          --            --
  Common stock, $.001 par value; 100,000,000 shares
    authorized; 2,938,529 shares issued and outstanding in
    1997 and 4,490,288 shares issued and outstanding in
    1998....................................................       2,939         4,490
  Paid-in capital...........................................   1,038,644    44,759,981
  Accumulated deficit.......................................    (864,497)   (6,469,593)
                                                              ----------   -----------
Total stockholders' equity..................................     177,086    38,297,858
                                                              ----------   -----------
Total liabilities and stockholders' equity..................  $1,503,364   $54,093,622
                                                              ==========   ===========


                            See accompanying notes.

                          THERMOVIEW INDUSTRIES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                  YEAR ENDED DECEMBER 31
                                                          --------------------------------------
                                                             1996         1997          1998
                                                          ----------   ----------   ------------
Revenues................................................  $6,641,397   $5,628,726   $ 37,376,355
Cost of revenues earned.................................   3,571,473    2,889,444     16,747,734
                                                          ----------   ----------   ------------
Gross profit............................................   3,069,924    2,739,282     20,628,621
Selling, general and administrative expenses............   2,634,018    3,292,548     20,233,163
Stock-based compensation expense........................          --        1,050      5,508,700
Depreciation and amortization...........................      67,538       69,274      1,269,780
                                                          ----------   ----------   ------------
Income (loss) from operations...........................     368,368     (623,590)    (6,383,022)
Interest expense........................................     (56,603)     (90,031)      (439,131)
Other income (expense)..................................     (47,394)     (18,607)        69,057
                                                          ----------   ----------   ------------
Income (loss) before income taxes.......................     264,371     (732,228)    (6,753,096)
Income tax benefit......................................          --     (266,000)    (1,148,000)
                                                          ----------   ----------   ------------
Net income (loss).......................................  $  264,371     (466,228)    (5,605,096)
                                                          ==========
Less amount attributable to sole proprietor.............                  398,269             --
Less preferred stock dividends:
  Cash..................................................                       --        585,105
  Additional dividend attributable to beneficial
    conversion feature..................................                       --      9,539,678
                                                                       ----------   ------------
                                                                               --     10,124,783
                                                                       ----------   ------------
Net loss attributable to common stockholders............               $ (864,497)  $(15,729,879)
                                                                       ==========   ============
Basic and diluted loss per common share.................                            $      (3.96)
                                                                                    ============
Weighted average shares outstanding.....................                               3,975,235
                                                                                    ============


                            See accompanying notes.

                          THERMOVIEW INDUSTRIES, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                                                                                                       PROPRIETOR'S
                                         PREFERRED   PREFERRED    COMMON      COMMON                     DEFICIT/
                                           STOCK       STOCK       STOCK       STOCK       PAID-IN     ACCUMULATED
                                          SHARES     PAR VALUE    SHARES     PAR VALUE     CAPITAL       DEFICIT         TOTAL
                                         ---------   ---------   ---------   ---------   -----------   ------------   -----------
Balances at January 1, 1996............        --     $   --            --    $   --     $        --   $  (341,899)   $  (341,899)
Owner's draw...........................        --         --            --        --              --      (152,849)      (152,849)
Net income.............................        --         --            --        --              --       264,371        264,371
                                         ---------    ------     ---------    ------     -----------   -----------    -----------
Balances at December 31, 1996..........        --         --            --        --              --      (230,377)      (230,377)
Owner's draw and closing of
  proprietorship.......................        --         --            --        --              --      (167,892)      (167,892)
Net income for the last six months
  ended June 30, 1997..................        --         --            --        --              --       398,269        398,269
                                         ---------    ------     ---------    ------     -----------   -----------    -----------
Balances at June 30, 1997..............        --         --            --        --              --            --             --
Initial capitalization of
  corporation..........................        --         --     2,621,967     2,622         140,636            --        143,258
Issuance of common stock in private
  placement............................        --         --       316,562       317         896,958            --        897,275
Stock-based compensation expense.......        --         --            --        --           1,050            --          1,050
Net loss for the six-months ended
  December 31, 1997....................        --         --            --        --              --      (864,497)      (864,497)
                                         ---------    ------     ---------    ------     -----------   -----------    -----------
Balances at December 31, 1997..........        --         --     2,938,529     2,939       1,038,644      (864,497)       177,086
Acquisition of the Company-issuance of
  common stock in reverse merger.......        --         --       346,667       346            (346)           --             --
Common stock issued for cash...........        --         --       181,472       181         613,469            --        613,650
Common stock issued for acquisitions...        --         --     1,114,906     1,115      25,813,855            --     25,814,970
Preferred stock issued for cash........  2,980,000     2,980            --        --      14,510,603            --     14,513,583
Purchase and retirement of
  common stock.........................        --         --       (91,284)      (91)     (2,139,839)           --     (2,139,930)
Portion of proceeds from issuance of
  Series A preferred stock attributable
  to beneficial conversion feature at
  the date of issue....................        --         --            --        --       9,539,678            --      9,539,678
Additional dividend on Series A
  preferred stock attributable to
  beneficial conversion feature at date
  of issue.............................        --         --            --        --      (9,539,678)           --     (9,539,678)
Preferred stock dividend payments......        --         --            --        --        (585,105)           --       (585,105)
Stock-based compensation expense.......        --         --            --        --       5,508,700            --      5,508,700
Net loss...............................        --         --            --        --              --    (5,605,096)    (5,605,096)
                                         ---------    ------     ---------    ------     -----------   -----------    -----------
Balances at December 31, 1998..........  2,980,000    $2,980     4,490,288    $4,490     $44,759,981   $(6,469,593)   $38,297,858
                                         =========    ======     =========    ======     ===========   ===========    ===========


                            See accompanying notes.

                          THERMOVIEW INDUSTRIES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                  YEAR ENDED DECEMBER 31
                                                           ------------------------------------
                                                             1996        1997          1998
                                                           ---------   ---------   ------------
OPERATING ACTIVITIES
Net income (loss)........................................  $ 264,371   $(466,228)  $ (5,605,096)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operations:
  Depreciation and amortization..........................     67,538      69,274      1,269,780
  Deferred income taxes..................................         --    (266,000)    (1,295,000)
  Stock-based compensation...............................         --       1,050      5,508,700
  Other..................................................     47,393      27,342        (22,400)
  Changes in operating assets and liabilities:
    Trade receivables....................................     32,411     (12,970)    (1,199,734)
    Finance, related party and other receivables.........      4,093     (20,375)      (558,457)
    Costs in excess of billings on uncompleted
      contracts..........................................         --     (28,165)       115,906
    Inventories..........................................         --      12,000        109,757
    Prepaid expenses and other current assets............         --      (7,637)       (18,944)
    Accounts payable.....................................     10,584    (394,096)       (67,369)
    Accrued expenses.....................................     53,480     371,735        896,640
    Billings in excess of costs on uncompleted
      contracts..........................................         --          --         51,239
    Income taxes payable.................................         --          --        131,305
                                                           ---------   ---------   ------------
Net cash provided by (used in) operating activities......    479,870    (714,070)      (683,673)

INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired.........         --          --    (15,613,913)
Payments for purchase of property and equipment..........   (142,067)   (315,819)      (860,897)
Proceeds from sale of property and equipment.............     85,870     526,305        195,000
Other....................................................   (324,348)    112,820       (602,667)
                                                           ---------   ---------   ------------
Net cash provided by (used in) investing activities......   (380,545)    323,306    (16,882,477)

FINANCING ACTIVITIES
Increase in long-term debt...............................    122,973          --     16,915,876
Payments of long-term debt...............................    (71,392)   (305,709)   (10,518,184)
Distributions to proprietor..............................   (152,849)   (167,892)            --
Preferred stock dividend payments........................         --          --       (585,105)
Proceeds from issuance of common stock...................         --     897,275        613,650
Cash received on initial capitalization of corporation...         --      34,253             --
Purchase and retirement of common stock..................         --          --     (2,139,930)
Proceeds from issuance of preferred stock................         --          --     14,513,583
                                                           ---------   ---------   ------------
Net cash provided by (used in) financing activities......   (101,268)    457,927     18,799,890
                                                           ---------   ---------   ------------
Net increase (decrease) in cash and equivalents..........     (1,943)     67,163      1,233,740
Cash and equivalents at beginning of year................      3,837       1,894         69,057
                                                           ---------   ---------   ------------
Cash and equivalents at end of year......................  $   1,894   $  69,057   $  1,302,797
                                                           =========   =========   ============


                            See accompanying notes.

                          THERMOVIEW INDUSTRIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                               DECEMBER 31, 1998


1. ORGANIZATION AND NATURE OF OPERATIONS

    ThermoView Industries, Inc. ("ThermoView") was incorporated in Nevada on December 1, 1987, under the name of Jackal, Inc. On May 10, 1994, the name was changed from Jackal to Oak Hill, Inc., and on February 24, 1998, the name was again changed from Oak Hill, Inc., to ThermoView Industries, Inc. ThermoView has been eligible to be traded on the OTC Bulletin Board pursuant to Rule 15c2-11(a)(5) under the Securities Exchange Act of 1934, as amended, and is now a Delaware corporation. Trading in ThermoView common stock commenced on April 16, 1998. Prior to April 15, 1998, ThermoView was a development stage corporation, and had no business operations since its incorporation. From inception through April 15, 1998, ThermoView had been seeking possible acquisition or merger candidates.


    On April 15, 1998, ThermoView acquired all of the outstanding stock of Thermo-Tilt Window Company ("Thermo-Tilt"), a Delaware corporation, in exchange for 3,120,000 shares of ThermoView's authorized, but unissued, common stock which represented 90% of ThermoView's then outstanding common stock. Such shares were issued to the former stockholders of Thermo-Tilt. The stock exchange between Thermo-Tilt and ThermoView was accounted for as a capital transaction similar to a reverse acquisition except that no goodwill was recorded. As a result, Thermo-Tilt is deemed to be the acquirer for accounting purposes and is the accounting survivor and reporting successor. Also, there was a change in control of ThermoView, whereby all of ThermoView's officers and directors resigned, and new officers and directors selected by Thermo-Tilt were elected. The historical results of operations for the years ended December 31, 1996 and 1997 and for the period January 1, 1998 through April 15, 1998 reflect the activities of Thermo-Tilt, using Thermo-Tilt's historical cost basis. Because of the nature of this merger, "Company" as used in subsequent footnotes refers interchangeably to ThermoView or Thermo-Tilt. All common share and per share data has been retroactively restated in the accompanying consolidated financial statements and notes thereto to reflect the number of shares received from ThermoView, the Thermo-Tilt two-for-one stock split on September 29, 1997 and the one-for-three reverse stock split discussed in Note 16. Pro forma information is not presented since the transaction is not a business combination. Following the merger, ThermoView has continued to be traded on the OTC Bulletin Board.


    Thermo-Tilt commenced operations in 1987 as a Kentucky sole proprietorship engaged in the business of designing, installing, and selling state of the art vinyl replacement thermal paned windows for the existing home market. On May 9, 1997, Thermo-Tilt was incorporated with the initial issuance of Thermo-Tilt common stock for the assets of the sole proprietorship occurring on July 1, 1997.

2. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

CASH AND EQUIVALENTS

    The Company considers all short-term, highly liquid investments with original maturities of three months or less to be cash equivalents.

TRADE RECEIVABLES

    Trade receivables consist of amounts due from customers. These are uncollateralized, short-term receivables. The Company reviews its trade receivables and provides allowances as deemed necessary.

                          THERMOVIEW INDUSTRIES, INC.

                               DECEMBER 31, 1998


2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FAIR VALUE OF FINANCIAL INSTRUMENTS

    For certain of the Company's financial instruments including cash, receivables, accounts payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The Company also estimates the fair value of long-term debt to be approximately the same as the recorded value at each balance sheet date.

INVENTORIES

    Inventories are recorded at the lower of cost (first-in, first-out basis) or market. Inventories consist principally of components for the manufacturing of windows such as glass, vinyl and other composites.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Expenditures for major renewals and improvements which increase the useful lives of assets are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Assets are depreciated on a straight-line or accelerated method over their estimated useful lives which generally range from 3 to 7 years.

GOODWILL


    Goodwill represents the excess of the aggregate purchase price paid by the Company in acquisitions accounted for as purchases over the fair value of the net tangible assets acquired. Goodwill is amortized on a straight-line basis over 25 years.



ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS



    The Company evaluates its goodwill and other long-term assets for impairment and assesses their recoverability based upon anticipated future cash flows. If facts and circumstances lead the Company's management to believe that the cost of one of its assets may be impaired, the Company will (a) evaluate the extent to which that cost is recoverable by comparing the future undiscounted cash flows estimated to be associated with that asset to the asset's carrying amount and (b) write-down that carrying amount to market value or discounted cash flow value to the extent necessary.


WARRANTIES

    The Company provides its customers with various warranty programs on its products and services. The Company provides an accrual for future warranty costs based upon the relationship of prior years' revenues to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

REVENUE AND COST RECOGNITION


    The Company recognizes revenues from fixed-price contracts on the completed-contract method since the contracts are of a short duration. A contract is considered complete when the customer accepts the work.


    Contract costs include all direct material and labor costs and those indirect costs related to contract performance such as indirect labor and supplies. General and administrative costs are charged to expense

                          THERMOVIEW INDUSTRIES, INC.

                               DECEMBER 31, 1998


2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

    Costs in excess of amounts billed are classified under current assets as costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified under current liabilities as billings in excess of costs on uncompleted contracts.

ADVERTISING COSTS

    The Company expenses advertising costs as incurred. Advertising expense was $58,648 in 1996, $64,421 in 1997 and $1,578,685 in 1998.

INCOME TAXES

    Prior to July 1, 1997, the Company was taxed as a sole proprietorship whereby taxable income or loss was passed on to the proprietor. At July 1, 1997, under the provisions of the Internal Revenue Code, the Company was incorporated and elected to be taxed as a "C" corporation. The Company filed a consolidated return for federal income tax purposes for its first tax year-end as of May 31, 1998. The Company intends to change its tax reporting year-end to a calendar year basis effective December 31, 1998. Income taxes are provided for under the liability method, which takes into account differences between financial statement treatment and tax treatment of certain transactions.

LOSS PER COMMON SHARE

    Loss per common share is calculated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "EARNINGS PER SHARE." The Company calculates basic earnings per common share using the weighted average number of shares outstanding for the period. Diluted earnings per common share include both the weighted average number of shares and any common share equivalents such as options or warrants in the calculation. As the Company recorded a loss in 1998, common share equivalents outstanding would be anti-dilutive, and as such, have not been included in weighted average shares outstanding. Basic and diluted loss per common share for the year ended December 31, 1997, is not presented as this information is not meaningful since the Company operated as a sole proprietorship until July 1, 1997.

STOCK OPTIONS

    These financial statements include the disclosure requirements of SFAS
No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION." With respect to accounting for stock options, as permitted under SFAS No. 123, the Company has retained the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB 25), "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES," and related interpretations.


NEW ACCOUNTING PRONOUNCEMENT



    In June 1997, the FASB issued SFAS No. 130, "REPORTING COMPREHENSIVE INCOME". SFAS 130 requires all non-owner changes in equity that are excluded from net earnings under existing FASB standards be included as comprehensive income. The Company has not had any transactions that directly affect equity other than those transactions with owners in their capacity as owners.

                          THERMOVIEW INDUSTRIES, INC.

                               DECEMBER 31, 1998


2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. BUSINESS COMBINATIONS

    During 1998, the Company acquired nine companies. Information about these transactions is summarized as follows:


                                                                    COST OF ACQUIRED COMPANY
                                                       ---------------------------------------------------
                                                                       COMMON STOCK ISSUED
                                           DATE OF      CASH AND     -----------------------
ACQUIRED COMPANY                         ACQUISITION    PAYABLES      SHARES        VALUE      TOTAL COST
----------------                         -----------   -----------   ---------   -----------   -----------
American Home Developers Co., Inc......   04/25/98     $ 1,201,861     259,058   $ 6,379,044   $ 7,580,905
Primax Window Co.......................   04/30/98       1,132,566     162,725     3,787,254     4,919,820
The Rolox Companies....................   04/30/98       2,769,812     374,058     8,705,826    11,475,638
TD Windows, Inc........................   05/15/98         311,031          --            --       311,031
American Home Remodeling...............   07/10/98       3,192,005     122,415     3,044,163     6,236,168
Five Star Builders, Inc................   07/12/98       1,550,534     116,667     2,658,600     4,209,134
NuView Industries, Inc.................   07/21/98       1,189,734         725        15,653     1,205,387
Leingang Siding and Window, Inc........   08/14/98       2,895,722      29,255       451,949     3,347,671
Thermal Line Windows, LLP..............   08/14/98       4,670,006      50,003       772,481     5,442,487
                                                       -----------   ---------   -----------   -----------
                                                       $18,913,271   1,114,906   $25,814,970   $44,728,241
                                                       ===========   =========   ===========   ===========


    The above acquisitions have been accounted for as purchase transactions and, accordingly, the results of operations of the acquired businesses have been included in the consolidated financial statements since the respective acquisition dates. These companies are engaged primarily in the businesses of manufacturing replacement windows or selling and installing them in the residential retail market. The accompanying consolidated balance sheet as of December 31, 1998 includes allocations of the respective purchase prices to the assets acquired and liabilities assumed based on estimates of fair value with the excess of cost over the fair value of net assets acquired recorded as goodwill.


    The terms of certain of the Company's acquisition agreements provide for additional consideration to be paid if the acquired entities' results of operations exceed certain targeted levels, generally for a period of three years subsequent to the acquisition dates. Targeted levels are generally set at the annual earnings of the acquired entities before interest and taxes, allowing for the add back of certain salaries and other costs that will not be incurred on a post-acquisition basis. Such additional consideration is paid in cash and with shares of the Company's common stock, and is recorded when earned as additional purchase price. Goodwill is increased for any additional purchase price. During 1998, additional consideration was paid in cash totaling $150,000. Also, $1,000,481 has been recorded as a liability as of December 31, 1998 for a future cash payment, and 79,258 additional common shares (valued at $1,224,430) are reported as issued and outstanding to satisfy an obligation for additional earned consideration. The table above reflects

                          THERMOVIEW INDUSTRIES, INC.

                               DECEMBER 31, 1998


3. BUSINESS COMBINATIONS (CONTINUED)
additional consideration recorded through December 31, 1998, as well as the $1,500,000 note payable discussed in Note 8.

    The following unaudited pro forma consolidated results of operations are presented as if the acquisitions of the nine purchased companies had occurred on January 1, 1997:


                                                     YEAR ENDED DECEMBER 31,
                                                    --------------------------
                                                       1997           1998
(UNAUDITED)                                         -----------   ------------
Net revenues......................................  $59,114,861   $ 60,199,313
Net income (loss).................................       35,609     (5,998,392)
Net income (loss) applicable to common
  stockholders....................................       35,609    (16,123,175)
Basic and diluted loss per common share...........                       (3.53)


    The pro forma consolidated results of operations include adjustments to give effect to amortization of goodwill, interest expense, and certain other adjustments, together with related income tax effects. The pro forma consolidated results of operations do not reflect any corporate expenses prior to April 15, 1998, since corporate activities did not commence until then. The unaudited pro forma information is not necessarily indicative of the results of operations that would have occurred had the acquisitions occurred on January 1, 1997 or of the future results of the combined operations.

4. PROPERTY AND EQUIPMENT

    Property and equipment at December 31 consists of the following:

                                                          1997        1998
                                                        --------   ----------
Building and improvements.............................  $186,554   $  469,107
Manufacturing equipment...............................     --         705,632
Furniture, fixtures and equipment.....................    20,150      368,311
Computer equipment and software.......................   156,173      649,722
Autos and trucks......................................   148,840      804,003
                                                        --------   ----------
                                                         511,717    2,996,775
Less accumulated depreciation.........................   (29,537)    (315,880)
                                                        --------   ----------
                                                        $482,180   $2,680,895
                                                        ========   ==========

5. UNCOMPLETED CONTRACTS

    Costs and billings on uncompleted contracts at December 31 are as follows:

                                                             1997       1998
                                                           --------   --------
Costs incurred on uncompleted contracts..................  $28,165    $846,051
Billings to date.........................................       --     808,203
                                                           -------    --------
                                                           $28,165    $ 37,848
                                                           =======    ========

                          THERMOVIEW INDUSTRIES, INC.

                               DECEMBER 31, 1998


5. UNCOMPLETED CONTRACTS (CONTINUED)
    These amounts are included in the accompanying consolidated balance sheets under the following captions:

                                                            1997       1998
                                                          --------   ---------
Costs in excess of billings on uncompleted contracts....  $28,165    $ 604,550
Billings in excess of costs on uncompleted contracts....       --     (566,702)
                                                          -------    ---------
                                                          $28,165    $  37,848
                                                          =======    =========

6. LEASES

    The Company and its subsidiaries are lessees under various operating lease agreements for office space, manufacturing facilities, warehouses, equipment and other properties. The Company in general is responsible for all taxes, insurance and utility expenses associated with these leases. Lease renewal options are present in many of the lease arrangements, and range in renewal periods from one to five years. Future minimum rental commitments at December 31, 1998, are as follows:

                                           RELATED PARTY     OTHER
YEAR                                          LEASES         LEASES       TOTAL
----                                       -------------   ----------   ----------
1999.....................................   $  665,699     $  934,096   $1,599,795
2000.....................................      559,235        587,114    1,146,349
2001.....................................      400,467        341,817      742,284
2002.....................................      187,428        162,341      349,769
2003.....................................      104,220         54,664      158,884
Thereafter...............................           --          6,162        6,162
                                            ----------     ----------   ----------
Total....................................   $1,917,049     $2,086,194   $4,003,243
                                            ==========     ==========   ==========

    Rent expense was $124,687, $88,053 and $722,465 for the years ended
December 31, 1996, 1997 and 1998, respectively. Of these amounts, related party rent expense was $6,500 in 1997 and $296,123 in 1998. There was no related party rent expense in 1996.

7. ACCRUED EXPENSES

    Accrued expenses as of December 31 consist of the following:

                                                          1997        1998
                                                        --------   ----------
Payroll and related...................................  $203,513   $1,249,963
Warranties............................................    30,000      209,655
Professional fees.....................................   300,000      619,830
Other.................................................        --      695,991
                                                        --------   ----------
                                                        $533,513   $2,775,439
                                                        ========   ==========

                          THERMOVIEW INDUSTRIES, INC.

                               DECEMBER 31, 1998


8. LONG-TERM DEBT

    Long-term debt at December 31 consists of the following:

                                                          1997        1998
                                                        --------   ----------
Bank revolving line of credit.........................  $     --   $5,250,000
Related party note payable............................        --    1,500,000
Note payable to seller of business acquired by
  Company, with an interest rate of 5.5%, unsecured
  and maturing on the earlier of August 1999 or the
  date of a public offering of voting equity
  securities..........................................        --    1,500,000
Note payable to bank, with an interest rate of 9%,
  maturing in March 2004, with monthly payments of
  principal and interest totaling $4,424..............   255,994      227,580
Note payable to bank, with an interest rate of 9.25%
  (repaid in January 1999)............................        --      253,822
Other.................................................   270,940      474,421
                                                        --------   ----------
                                                         526,934    9,205,823
Less current portion..................................   295,872      595,754
                                                        --------   ----------
Long-term portion.....................................  $231,062   $8,610,069
                                                        ========   ==========

    The following is a schedule by years of future maturities of long-term debt as of December 31, 1998:

1999........................................................  $  595,754
2000........................................................   5,400,412
2001........................................................      86,378
2002........................................................      50,771
2003........................................................   3,048,725
Thereafter..................................................      23,783
                                                              ----------
  Total.....................................................  $9,205,823
                                                              ==========

    On April 20, 1998, the Company entered into an agreement with a venture capital firm for a $5,000,000 revolving line of credit which expires on April 20, 2003. The line bears interest at prime (7.75% at December 31, 1998) plus 1%. The line required an origination fee of $25,000. A stockholder, who also is an officer and director of the Company, and a stockholder/director of the Company have an ownership interest in the venture capital firm. There is no balance outstanding on this line at December 31, 1998.

    On August 31, 1998, the Company entered into a loan agreement with PNC Bank, N.A., for a $15,000,000 revolving credit facility. At December 31, 1998, the outstanding balance under the line of credit was $5,250,000. The interest rate is a LIBOR-based variable rate which was 7.84% at December 31, 1998. Interest on the line of credit is payable quarterly and principal is payable in full at maturity on August 31, 2000.

    Under this credit facility and other financing and lease arrangements, substantially all of the Company's assets are pledged as collateral. The Company is required to maintain certain financial ratios

                          THERMOVIEW INDUSTRIES, INC.

                               DECEMBER 31, 1998


8. LONG-TERM DEBT (CONTINUED)
and to comply with various other covenants and restrictions under the terms of the credit facility and other agreements, including restriction as to the payment of dividends, other than preferred stock dividends, and the incurrence of additional indebtedness. The Company has not met certain covenants subsequent to December 31, 1998. PNC Bank, N.A., has waived all covenant violations through July 8, 1999, and has reset covenants to accommodate future compliance.

    On December 18, 1998, the Company executed a $5,500,000 unsecured subordinated promissory note in favor of four stockholders of the Company. Three of the four stockholders are also officers and directors of the Company. The principal amount outstanding under the note at December 31, 1998, was $1,500,000. The interest rate is a LIBOR-based variable rate which was 9.59% at December 31, 1998. Interest is payable monthly and principal was payable in full at maturity on March 31, 1999, and is now payable on demand. As of December 31, 1998, the lenders are due a loan origination fee of $250,000 which is being amortized over the term of the note.

    Both the related party note and the note payable to seller have been classified as long-term since the Company currently has the ability and the intent to refinance these obligations on a long-term basis.

    Cash paid for interest was $56,603, $90,032 and $383,244 for 1996, 1997 and
1998, respectively.

9. INCOME TAXES

    Significant components of income tax benefit for the years ended December 31, 1997 and 1998 are as follows:


                                                         1997         1998
                                                       ---------   -----------
Current:
  Federal............................................  $      --   $        --
  State..............................................         --       147,000
                                                       ---------   -----------
                                                              --       147,000
Deferred:
  Federal............................................   (211,000)   (1,112,000)
  State..............................................    (55,000)     (183,000)
                                                       ---------   -----------
                                                        (266,000)   (1,295,000)
                                                       ---------   -----------
Income tax benefit...................................  $(266,000)  $(1,148,000)
                                                       =========   ===========

                          THERMOVIEW INDUSTRIES, INC.

                               DECEMBER 31, 1998


9. INCOME TAXES (CONTINUED)
    A reconciliation of income tax benefit with the expected amount computed by applying the federal statutory income tax rate to loss before income taxes for the years ended December 31, 1997 and 1998 is as follows:


                                                             1997       1998
                                                           --------   --------
Income tax benefit computed at federal statutory tax
  rate...................................................   (34.0)%    (34.0)%
State taxes, net of federal benefit......................    (4.8)       (.4)
Nondeductible expense related to sales of common stock to
  employees..............................................      --       11.7
Nondeductible merger and acquisition costs...............    21.2        1.4
Nondeductible goodwill amortization......................      --        4.3
Effect of sole proprietor's income taxed on proprietor's
  individual return......................................   (18.5)        --
Other....................................................     (.2)        --
                                                           ------     ------
  Total..................................................   (36.3)%    (17.0)%
                                                           ======     ======


    Significant components of deferred income taxes as of December 31 are as follows:


                                                          1997        1998
                                                        --------   ----------
Net operating loss carryforwards......................  $154,000   $  278,000
Allowance for doubtful accounts.......................     6,000       94,000
Compensation expense related to stock options.........        --    1,270,000
Warranties............................................    12,000       84,000
Other.................................................    94,000       62,000
                                                        --------   ----------
Total deferred tax assets.............................  $266,000   $1,788,000
                                                        ========   ==========



    As of December 31, 1998, the Company has net operating loss carryforwards of approximately $709,000 for federal income tax purposes which the Company expects to be able to utilize in the year ended December 31, 1999. These net operating losses expire in 2018. The Company believes it is more likely than not that future earnings will be sufficient to ensure the realization of its deferred tax assets.


    Cash paid for income taxes was $17,614 in 1998. No income taxes were paid in 1996 or 1997.

10. STOCKHOLDERS' EQUITY

PREFERRED STOCK

SERIES A

    On June 12, 1998, the Company commenced a Series A preferred stock offering for the sale of a maximum of 4,000,000 shares of its 10% Cumulative Convertible Series A preferred stock (the "Series A preferred stock") at $5.00 per share. On October 15, 1998, the date the preferred stock offering terminated, 2,980,000 shares of Series A preferred stock had been sold and the Company collected $14,513,583 in proceeds, after issuance costs.

                          THERMOVIEW INDUSTRIES, INC.

                               DECEMBER 31, 1998


10. STOCKHOLDERS' EQUITY (CONTINUED)

    Dividends on the shares of Series A preferred stock at an annual rate of 50 cents per share are cumulative from the date of original issuance and are payable quarterly in arrears. The Series A preferred stock has a liquidation preference of $5 per share and is convertible at the option of the holder at any time, unless previously redeemed by the Company, into the Company's $.001 par value Common Stock (the "Common Stock") at a conversion price, subject to adjustment in certain circumstances, of $15.00 per share of Common Stock (initially equivalent to a conversion rate of one share of Common Stock for each share of Series A preferred stock). Because of the beneficial conversion feature of the Series A preferred stock relative to the OTC Bulletin Board price of Common Stock at the date of issue, the Company has included $9,539,678 of dividends in addition to cash dividends paid as an amount attributable to preferred stockholders in the accompanying consolidated statement of operations for the year ended December 31, 1998.



    The Series A preferred stock is not redeemable prior to June 12, 2001 (except in the case of a public offering of the Company's Common Stock, in which case the Series A preferred stock will be converted in whole at such time) and is not redeemable by the Company for cash. On or after June 12, 2001, the Series A preferred stock will be redeemable for Common Stock at the option of the Company, in whole or in part, for such number of shares of Common Stock as are issuable at a conversion rate of one share of Common Stock for three shares of Series A preferred stock, subject to adjustment in certain circumstances. The Company may exercise this option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of the Common Stock on the OTC Bulletin Board exceeds $15.00 per share, subject to adjustment in certain circumstances.


SERIES B

    In October 1998, the Company's Board of Directors authorized the Company to issue up to 4,000,000 shares of 10% Cumulative Series B preferred stock (the "Series B preferred stock") to be used as consideration in certain acquisitions. The Series B preferred stock has terms substantially identical to the Series A preferred stock described above. As mentioned in Note 15, 400,000 shares of Series B preferred stock were issued as partial consideration for a January 1999 acquisition.

VOTING RIGHTS

    Generally, the holders of Series A and Series B preferred stock will not have voting rights. Whenever dividends on the preferred stock are in arrears in an amount equal to the dividends payable thereon for six quarterly dividend periods, holders of the preferred stock will have the right to elect two additional directors to serve on the Company's Board of Directors until all accumulated and unpaid dividends on the preferred stock have been paid in full.

COMMON STOCK


    On July 1, 1997, in connection with the Company's initial capitalization, the Company issued 1,859,245 shares of common stock to the President of the Company, at that time, and his family members in exchange for assets and liabilities having a net book deficiency of $290,867 at historical cost. The Company also issued 762,722 shares of the Company's common stock to various outside investors in exchange for assets having a fair value of $434,125.

                          THERMOVIEW INDUSTRIES, INC.

                               DECEMBER 31, 1998


10. STOCKHOLDERS' EQUITY (CONTINUED)

    In the last quarter of 1997, the Company issued 316,562 shares of common stock in two private placements for net proceeds of $897,275. During the first quarter of 1998, the Company completed these private placements by issuing an additional 181,472 shares for net proceeds of $613,650.


    As more fully described in Note 1, on April 15, 1998, the Company acquired all of the outstanding common stock of Thermo-Tilt in a reverse merger.


    During 1998, the Company issued 1,114,906 shares of common stock having a fair value of $25,814,970 in connection with the acquisition of nine companies and retired 91,284 shares of its common stock which was purchased for $2,139,930.


EMPLOYEE STOCK OPTIONS

    Prior to April 15, 1998, the Company had no formal employee stock option plan. As such, all options granted to employees prior to April 15, 1998, were non-qualified stock options. The exercise price and terms of any non-qualified options granted are determined at the date of grant.


    During 1998, the Company issued non-qualified, non-plan options to purchase 315,597 shares of common stock to key employees. The options were granted at $3.45 per share which, except for an option to purchase 41,667 shares granted to a key employee, equaled or exceeded the estimated fair value of the common stock at the date of grant. All of these options are fully vested at December 31, 1998 and expire five years from the date of grant. The Company recognized expense of $1,098,750 in 1998 in connection with the option for 41,667 shares.



    On April 15, 1998, the Company adopted the 1998 Employee Stock Option Plan (the "1998 Plan"). Under the 1998 Plan, qualified or non-qualified stock options for up to 500,000 shares may be granted to key employees. The exercise price and terms of any options granted are determined at the date of grant.



    During 1998, the Company issued options to purchase 376,667 shares of common stock under the 1998 Plan. The options were granted at exercise prices ranging from $3.45 to $6.90 per share which, except for options to purchase 110,000 shares, equaled or exceeded the estimated fair value of the common stock at the date of grant. The Company recognized expense of $2,076,000 in 1998 in connection with the options for 110,000 shares. All of these options are fully vested at December 31, 1998, and expire five to ten years from the date of grant.



    In October 1997, the Company issued an option to purchase 492,802 shares of common stock to a company owned by immediate family members of an employee of the Company. The option was granted at $.87 per share, vested one year after the grant date and expires five years after grant date. The exercise price of the option exceeded the estimated fair value of the Company's common stock at the date of grant. Pursuant to SFAS No. 123 "ACCOUNTING FOR STOCK-BASED COMPENSATION," the Company has elected to account for its employee stock options under APB No. 25 "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES." Accordingly, no compensation cost has been recognized for employee options except as noted above. Had

                          THERMOVIEW INDUSTRIES, INC.

                               DECEMBER 31, 1998


10. STOCKHOLDERS' EQUITY (CONTINUED)

compensation cost for employee options been determined based on the fair value at the grant date consistent with SFAS No. 123, the Company's net loss and loss per share would have been as follows for the year ended December 31:


                                                        1997          1998
                                                      ---------   ------------
Net loss:
  As reported.......................................  $(466,228)  $ (5,605,096)
  Pro forma.........................................   (491,730)    (6,395,335)
Net loss attributable to common stockholders:
  As reported.......................................   (864,497)   (15,729,879)
  Pro forma.........................................   (889,999)   (16,520,118)
Basic and diluted loss per common share:
  As reported.......................................                     (3.96)
  Pro forma.........................................                     (4.16)


    The fair value of each option grant to employees is estimated on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions:

Interest rate...............................................        5%
Dividends...................................................       --
Expected volatility.........................................     2.21
Expected life in years......................................  3 years

    Stock option activity during 1997 and 1998 is summarized as follows:


                                                            1997       1998
                                                          --------   ---------
Outstanding, January 1..................................       --      492,802
Granted.................................................  492,802      692,263
Exercised...............................................       --           --
Canceled................................................       --           --
                                                          -------    ---------
Outstanding, December 31................................  492,802    1,185,065
                                                          =======    =========
Exercisable.............................................       --    1,185,065
Available for grant.....................................       --      123,334
Average price per share:
  Outstanding, January 1................................  $    --    $     .87
  Granted...............................................      .87         3.96
  Exercised.............................................       --           --
  Outstanding, December 31..............................      .87         2.67
  Exercisable, December 31..............................       --         2.67
Weighted average grant date fair value of options.......  $   .27    $    3.75

                          THERMOVIEW INDUSTRIES, INC.

                               DECEMBER 31, 1998


10. STOCKHOLDERS' EQUITY (CONTINUED)
    The following table summarizes information about employee stock options outstanding at December 31, 1998:


        OPTIONS OUTSTANDING
------------------------------------
      NUMBER                                WEIGHTED-AVERAGE
    OUTSTANDING       EXERCISE PRICE   REMAINING CONTRACTUAL LIFE
-------------------   --------------   --------------------------
492,802......              $ .87       45 months
582,263......               3.45       49
43,334.......               6.15       114
66,666.......               6.90       118



    In December 1998, the Company's Board of Directors adopted the 1999 Stock Option Plan (the "1999 Plan") under which qualified or non-qualified options for up to 833,334 shares may be granted to key employees and directors. On
January 1, 1999, options for 240,041 shares of common stock were granted to 227 employees of the Company under the 1999 Plan at an exercise price of $15.93 per share. These options vest over a three-year period and expire on July 1, 2003.



    In January 1999, options for 116,667 shares of common stock were granted under the 1998 Plan to certain employees of a business acquired by the Company in January 1999. These options have the same terms as the options granted under the 1999 Plan noted above. The remaining shares available for grant under the 1998 Plan (6,667 shares) are now considered shares reserved under the 1999 Plan.



    In March 1999, the Company granted options for 33,334 shares of common stock under the provisions of the 1999 Plan to an employee of a business acquired in March 1999. The exercise price of the options is $25.86 per share. The options vest equally in March 2004 and March 2005 and expire on March 23, 2009.



    In April 1999, the Company granted options for 16,000 shares of common stock under the provisions of the 1999 Plan to certain employees of a business acquired in January 1999. The exercise price of the options is $19.38 per share. The options vest over a three-year period and expire on April 16, 2009.



    The Company granted options for 7,500 shares of common stock with an exercise price of $11.64 to three non-employee directors in May 1999 under the 1999 Plan. The options vest over a three-year period and expire on May 10, 2009.


NON-EMPLOYEE STOCK OPTIONS AND PURCHASE WARRANTS


    On October 22, 1997, the Company issued options to purchase 43,483 shares of common stock to several consultants for services. The options were granted at $0.87 per share, vested one year after the grant date and expire five years after grant date. In March 1998, the Company issued options to purchase 43,483 shares of common stock to consultants for services. The options were granted at $3.45 per share and vested immediately. The Company recognized expense of $1,050 and $11,950 for 1997 and 1998, respectively, for all of these options granted to consultants based on an estimate of the fair value of the options granted.



    On November 1, 1998, the Company issued stock warrants to purchase 41,667 shares of common stock at $30 per share to a consultant. The warrants vested immediately and expire five years from the date of issue. No expense was recognized due to the insignificance of the estimated fair value of the warrants.

                          THERMOVIEW INDUSTRIES, INC.

                               DECEMBER 31, 1998


10. STOCKHOLDERS' EQUITY (CONTINUED)
COMMON STOCK SOLD TO EMPLOYEES BY SIGNIFICANT STOCKHOLDER


    During 1998, a significant stockholder who is also an officer and director of the Company sold 107,828 shares of his Company common stock to certain employees or their children at prices below the OTC Bulletin Board price at the date of sale. The Company recognized expense of $2,322,000 in 1998 in connection with these sales.


COMMON SHARES RESERVED

    The following table summarizes the number of shares of common stock reserved for future issuance as of December 31, 1998:


Series A convertible preferred stock........................    993,334
Employee stock options:
  Options granted...........................................  1,185,065
  Shares reserved for future grants:
    1998 Plan...............................................    116,667
    1999 Plan...............................................    833,334
Other stock options and stock purchase warrants.............    128,633
                                                              ---------
                                                              3,257,033
                                                              =========


11. EMPLOYEE BENEFIT PLANS

    Effective January 1, 1999, the Company established a defined contribution 401(k) profit sharing plan and trust for the benefit of all its employees, subject to certain age and service requirements. Plan participants may make salary reduction contributions to the plan which are subject to Internal Revenue Service contribution limitations. The Company will make matching employer contributions of twenty-five percent of the first six percent of the employees' contributions. Employee contributions vest immediately. Employer contributions vest over a six-year period.

    Thermo-Tilt has a 401(k) profit sharing plan established to cover substantially all of its eligible employees. Employee contributions to the plan are elective, and matching contributions by the employer are optional. Thermo-Tilt incurred $23,476, $14,721 and $13,971 in contribution expense for the years ended December 31, 1996, 1997 and 1998, respectively. This plan will be merged into the ThermoView plan in 1999.

    Five of the Company's acquired businesses have existing 401(k) profit sharing plans. The Company will merge these plans into its own plan during 1999. These plans have various eligibility requirements and vesting provisions. All of the plans provide for either a predetermined or discretionary employer match. Contribution expense for these plans aggregated $30,081 for the periods since acquisition during 1998.

12. RELATED PARTY TRANSACTIONS

    On December 20, 1997, in connection with a building sale-leaseback transaction, the Company began leasing its place of business in Owensboro, Kentucky, from a stockholder. In connection with the sale, the buyer assumed and satisfied debts of the Company in the amount of $620,223. The lease expires

                          THERMOVIEW INDUSTRIES, INC.

                               DECEMBER 31, 1998


12. RELATED PARTY TRANSACTIONS (CONTINUED)
December 20, 2002. Future minimum aggregate lease payments required as of December 31, 1998, approximate $312,000. The gain of $55,008 on the transaction has been deferred and is being amortized over the term of the lease. Amortization of the gain on the sale for the years ended December 31, 1997 and 1998 was $458 and $11,005, respectively. Lease expense and the related lease commitment are included in related party amounts disclosed in Note 6.

    During the years ended December 31, 1997 and 1998, the Company had notes receivable at an interest rate of 8% from a company controlled by a relative of a stockholder, who is also an officer and director of the Company. Amounts owed the Company were approximately $232,000 and $181,000 at December 31, 1997 and 1998, respectively. The remaining $181,000 was repaid in January 1999.

    At December 31, 1997 and 1998, the Company had receivables due from a stockholder, who is also an officer and director of the Company, amounting to $138,430 and $19,006, respectively.

    During 1998, the Company purchased $4,106,375 of windows from a supplier owned by a stockholder, who is also a director and officer of the Company. The net amount owed this supplier at December 31, 1998, was approximately $225,393.

    The Company purchased $1,487,090 and $779,518 of windows in 1997 and 1998, respectively, from a company that is owned by a stockholder of the Company.

13. COMMITMENTS AND CONTINGENCIES

    In October 1998, the Company entered into a $350,000 equipment lease line with a bank. The lease line will be used principally for computer hardware and software. Commitments for approximately $180,000 of purchases to be leased under this line were outstanding at December 31, 1998.

    The Company is subject to legal proceedings and claims which have arisen in the ordinary course of its business and have not been finally adjudicated. Although there can be no assurance as to the ultimate disposition of these matters, it is the opinion of the Company's management, based upon the information available at this time, that the expected outcome of these matters, individually or in the aggregate, will not have a material adverse effect on the results of operations and financial condition of the Company.

14. SEGMENT INFORMATION

    In 1996 and 1997, the Company was comprised of only one business unit that operated exclusively in the retail segment designing, selling, and installing vinyl replacement windows. In 1998, the Company's ten business units have separate management teams and infrastructures that operate primarily in the vinyl replacement windows, doors and related home improvement products industry in various states in the Midwest and in Southern California. The business units have been aggregated into three reportable operating segments: manufacturing, retail and financial services.

MANUFACTURING

    The manufacturing segment includes the businesses that manufacture and sell vinyl replacement windows to the Company's retail segment and to unaffiliated customers.

                          THERMOVIEW INDUSTRIES, INC.

                               DECEMBER 31, 1998


14. SEGMENT INFORMATION (CONTINUED)
RETAIL

    The retail segment includes the businesses that design, sell and install vinyl replacement windows, doors and related home improvement products to commercial and retail customers.

FINANCIAL SERVICES

    The financial services segment is in a start-up phase and finances credit sales of the retail segment.

    The accounting policies of the segments are the same as those described in
Note 2. Intersegment sales prices are comparable to sales prices charged to unaffiliated customers. The Company allocated $1,915,000 of corporate expenses in 1998 to its operating business units as a management fee based on a percent of revenues. The Company evaluates performance based on income from operations of the respective businesses.

    Segment information for 1998 was as follows:


                                                                FINANCIAL
                                  MANUFACTURING     RETAIL      SERVICES    CORPORATE    CONSOLIDATED
                                  -------------   -----------   ---------   ----------   ------------
Revenues from external
  customers.....................    $3,365,808    $34,010,547   $      --   $       --   $37,376,355
Intersegment revenues...........       909,019             --          --           --       909,019
Interest income.................        10,935         32,050      11,651       14,421        69,057
Interest expense................        11,009        131,033          --      297,089       439,131
Income (loss) from operations...       298,156       (779,613)   (188,920)  (5,712,645)   (6,383,022)
Depreciation and amortization...       100,799      1,108,192       7,895       52,894     1,269,780
Total assets....................     6,894,849     43,553,191     662,234    2,983,348    54,093,622
Capital expenditures............       269,004        356,652      76,409      158,832       860,897


15. SUBSEQUENT EVENTS


    On January 4, 1999, the Company purchased Thomas Construction, Inc. (Thomas), for $11,095,000 in cash, 100,475 shares of common stock at an estimated fair value of $1,800,000 and 400,000 shares of Series B preferred stock at an estimated fair value of $2,000,000. The acquisition agreement provides for additional consideration to be paid if Thomas exceeds certain targeted levels of operating results. Thomas is primarily engaged in the home improvement business in the St. Louis Metropolitan area.



    On January 5, 1999, the Company purchased Precision Window
Manufacturing, Inc. (Precision), for $1,800,000 in cash, 37,351 shares of common stock at an estimated fair value of $540,000 and a seller note for $1,200,000. Precision manufactures windows and sells primarily to the Company's retail segment, and is located in St. Louis.



    Effective March 1, 1999, the Company purchased Thermo-Shield, Inc. (Thermo-Shield), for $350,000 cash, 185,006 shares of common stock at an estimated fair value of $3,150,000 and a seller note for $4,150,000. Thermo-Shield is primarily engaged in the home improvement business (retail sales and installation) in Illinois, Wisconsin, Arizona, Michigan and Indiana.


    All of these acquisitions have been accounted for as purchase transactions. The cash portion of the acquisitions was provided from a $9,750,000 draw on the Company's $15,000,000 bank line, and the

                          THERMOVIEW INDUSTRIES, INC.

                               DECEMBER 31, 1998


15. SUBSEQUENT EVENTS (CONTINUED)
balance from the $5,500,000 related-party loan facility discussed in Note 8 and a $350,000 related-party loan discussed below.

    Subsequent to December 31, 1998, the Company borrowed $1,100,000 with interest at 12% from three stockholders. Two of the three stockholders are also officers and directors of the Company. The Company used $750,000 of the proceeds to pay a portion of a contingent payment related to a 1998 business acquisition and $350,000 was used to pay the cash portion of the March 1, 1999, acquisition mentioned above. The Company subsequently repaid the $1,100,000.

    On April 19, 1999, the Board of Directors authorized the Company to issue up to 25,000 shares of Series C preferred stock.

    On April 23, 1999, Brown Simpson Growth Fund, L.P., a New York limited partnership, and Brown Simpson Growth Fund, Ltd., a Grand Cayman, Cayman Islands limited partnership, pursuant to a securities purchase agreement, purchased 6,000 shares of Series C preferred stock at $1,000 per share for a total investment of $6,000,000.


    The Series C preferred stock has a stated value of $1,000 per share, with certain other preferences, rights, voting powers, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption. Dividend payments (9.6% per annum) are to be 70% cash and 30% Company common stock. The Series C preferred stock is convertible at any time, in whole, or in part, at the option of the holder into shares of common stock, at a conversion price (initially equivalent to a conversion rate of 67 shares of common stock for each share of Series C preferred stock). Additionally, the Series C preferred stock is redeemable at the option of the holder: (i) on October 23, 2000, or (ii) on April 23, 2002, and (iii) immediately upon the occurrence of certain events of redemption, but only in the event such redemption would not violate the Company's senior debt agreements then in effect. The Company has no right to require redemption or conversion of the Series C preferred stock.



    In conjunction with the issuance of the Series C preferred stock, the Company issued to the two funds warrants to purchase up to a total of 400,000 shares of common stock at $21.00 per share (the number of shares and exercise price being subject to adjustment in certain circumstances) at any time until April 22, 2004. Additionally, the Company and the two funds entered into a registration rights agreement whereby the Company has agreed to register 150% of the shares of common stock issuable upon conversion of the Series C preferred stock and exercise of the warrants. The Company has agreed to file a registration statement on Form S-1 with the Securities and Exchange Commission
(SEC) by July 15, 1999 to register the aforementioned shares. The Company has agreed to keep the registration statement effective for four years after the date the SEC declares the registration statement effective unless the two funds have sold all of the common stock covered by the registration statement or unless the two funds may sell the common stock without volume restrictions pursuant to Rule 144 under the Securities Act of 1933, as amended. For every month in which (i) the Company has not met the required filing date of the registration statement or the registration statement has not been declared effective by the SEC within 120 days following the filing date of the registration statement or 150 days if a delay results from the SEC review process, (ii) the Company has failed to keep the registration statement effective as required, or (iii) the common stock is not listed or quoted on the OTC Bulletin Board, the NASDAQ National Market System or other national securities exchange, the funds have the right to require the Company to pay them a cash penalty equal to 2% of the product of the number of shares of Series C preferred stock then outstanding and $1,000. The

                          THERMOVIEW INDUSTRIES, INC.

                               DECEMBER 31, 1998


15. SUBSEQUENT EVENTS (CONTINUED)
registration rights agreement also grants the two funds certain other demand and piggy-back registration rights.

    The portion of the proceeds from this mandatorily redeemable preferred stock issue allocable to the detachable stock purchase warrants will be accounted for as paid-in capital with the resulting discount to be accounted for as additional dividends to the preferred stockholders from the date of issue to the earliest redemption date (October 23, 2000). In addition, since the Series C preferred stock has a beneficial conversion feature at the date of issue, preferred dividends will also include approximately $1,200,000 in the second quarter of 1999.

    Proceeds of the Series C were used to retire the $4,150,000 seller note incurred in connection with the March 1, 1999, acquisition mentioned above.

    On July 8, 1999, the Company entered into a senior subordinated promissory note agreement with GE Capital Equity Investments, Inc. (GE) for $10,000,000. Terms of the agreement require 12% interest, payable quarterly. The base rate increases to 15% if the Company does not complete a qualified public offering as defined in the agreement by July 8, 2000, and an additional 24% per annum if and while the Company is paying penalties to Brown Simpson with respect to untimely registration statement filing or effectiveness dates. The agreement provides for redemption in whole or in part at the Company's option at a 103% premium the first year, 102% the second year and 101% the third year. The Company must redeem $10,000,000 (or such lesser amount as then may be outstanding) without premium on the maturity date in July 2002. Upon a change in control of the Company, GE has the option to require the Company to redeem all or a portion of the note with a premium due as set forth above.


    In connection with the loan agreement, GE was issued a warrant with the right to purchase 555,343 shares of common stock at any time at $.03 per share (the number of shares being subject to adjustment in certain circumstances) until July 2007. The portion of the proceeds from this loan allocable to the detachable stock purchase warrant will be accounted for as paid-in capital with the resulting discount to be accounted for as additional interest over the term of the loan. GE has certain demand and piggy-back registration rights with respect to common stock underlying the warrant.


    The Company must comply with various covenants and restrictions under the terms of the loan agreement. The subordinated note and warrant are secured by a second perfected interest in all assets of the Company and its subsidiaries and by a pledge of all of the Company's ownership in its current and future subsidiaries.


    A portion of the proceeds of the loan will be used to retire the $5,500,000 related-party loan and a portion of the $1,500,000 seller note discussed in
Note 8.



16. REVERSE COMMON STOCK SPLIT



    On September 9, 1999, the Board of Directors declared a one-for-three reverse common stock split to become effective at the date the Company files an amendment to its restated articles of incorporation. The reverse stock split was voted on and approved by stockholders on September 23, 1999. All common share and per share data has been retroactively restated in the accompanying consolidated financial statements and notes thereto to reflect the reverse stock split.

                          THERMOVIEW INDUSTRIES, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS



                                                              DECEMBER 31, 1998   SEPTEMBER 30, 1999
                                                                  (NOTE 1)           (UNAUDITED)
                                                              -----------------   ------------------
ASSETS
Current assets:
  Cash and equivalents......................................     $ 1,302,797          $   703,051
  Receivables:
    Trade...................................................       2,969,462            4,957,542
    Finance.................................................         763,616            1,811,140
    Related party...........................................         410,720               97,229
    Other...................................................         326,079              563,851
  Costs in excess of billings on uncompleted contracts......         604,550            2,215,676
  Inventories...............................................       1,313,318            2,300,043
  Prepaid expenses and other current assets.................         169,584              344,578
  Deferred income taxes.....................................         546,000              460,000
                                                                 -----------          -----------
Total current assets........................................       8,406,126           13,453,110

Property and equipment, net.................................       2,680,895            3,911,416

Other assets:
  Goodwill, net.............................................      40,926,977           65,933,967
  Deferred income taxes.....................................       1,242,000            1,242,000
  Other assets..............................................         837,624            1,714,532
                                                                 -----------          -----------
                                                                  43,006,601           68,890,499
                                                                 -----------          -----------
Total assets................................................     $54,093,622          $86,255,025
                                                                 ===========          ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................     $ 2,052,937          $ 4,297,706
  Due to sellers of acquired businesses.....................       1,000,481                   --
  Accrued expenses..........................................       2,775,439            3,886,433
  Billings in excess of costs on uncompleted contracts......         566,702            1,614,985
  Income taxes payable......................................         150,837              107,517
  Current portion of long-term debt.........................         595,754            1,049,934
                                                                 -----------          -----------
Total current liabilities...................................       7,142,150           10,956,575

Long-term debt (including related party notes payable of
  $1,500,000 at December 31, 1998)..........................       8,610,069           21,990,953
Other long-term liabilities.................................          43,545               35,293
Mandatorily redeemable Series C convertible preferred stock,
  $.001 par value (aggregate redemption amount and
  liquidation preference of $6,000,000); 25,000 shares
  authorized; 6,000 shares issued and outstanding at
  September 30, 1999........................................              --            4,162,115

Stockholders' equity:
  Preferred stock, 50,000,000 shares authorized:
    Series A, $.001 par value; 2,980,000 shares issued and
      outstanding at December 31, 1998 and September 30,
      1999..................................................           2,980                2,980
    Series B, $.001 par value; 400,000 shares issued and
      outstanding at September 30, 1999.....................              --                  400
  Common stock, $.001 par value; 100,000,000 shares
    authorized; 4,490,288 shares issued and outstanding at
    December 31, 1998 and 4,840,700 shares issued and
    outstanding at September 30, 1999.......................           4,490                4,840
  Paid-in capital...........................................      44,759,981           56,820,447
  Accumulated deficit.......................................      (6,469,593)          (7,718,578)
                                                                 -----------          -----------
Total stockholders' equity..................................      38,297,858           49,110,089
                                                                 -----------          -----------
Total liabilities and stockholders' equity..................     $54,093,622          $86,255,025
                                                                 ===========          ===========



                            See accompanying notes.

                          THERMOVIEW INDUSTRIES, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)



                                                              FOR THE NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              --------------------------
                                                                  1998          1999
                                                              ------------   -----------
Revenues....................................................  $ 20,335,971   $79,277,016

Cost of revenues earned.....................................     9,187,593    35,595,264
                                                              ------------   -----------

Gross profit................................................    11,148,378    43,681,752

Selling, general and administrative expenses................    11,283,193    39,871,078

Stock-based compensation expense............................     3,198,473            --

Depreciation and amortization...............................       728,641     2,980,282
                                                              ------------   -----------

Income (loss) from operations...............................    (4,061,929)      830,392

Interest expense............................................      (265,520)   (1,897,132)

Interest income.............................................        28,428       147,755
                                                              ------------   -----------

Loss before income taxes....................................    (4,299,021)     (918,985)

Income tax expense (benefit)................................      (470,000)      330,000
                                                              ------------   -----------

Net loss....................................................    (3,829,021)   (1,248,985)

Preferred stock dividends:

  Cash......................................................      (210,568)   (1,476,533)

  Non-cash..................................................    (9,396,178)   (1,961,045)
                                                              ------------   -----------

Net loss attributable to common stockholders................  $(13,435,767)  $(4,686,563)
                                                              ============   ===========

Basic and diluted loss per common share.....................  $      (3.52)  $     (0.95)
                                                              ============   ===========

Weighted average shares outstanding.........................     3,821,586     4,948,555
                                                              ============   ===========



                            See accompanying notes.

                          THERMOVIEW INDUSTRIES, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)



                                                               FOR THE NINE MONTHS ENDED
                                                                     SEPTEMBER 30,
                                                              ---------------------------
                                                                  1998           1999
                                                              ------------   ------------
OPERATING ACTIVITIES
Net loss....................................................  $ (3,829,021)  $ (1,248,985)
Adjustments to reconcile net loss to net cash provided by
  (used in) operations:
  Depreciation and amortization.............................       728,641      2,980,282
  Deferred income taxes.....................................      (667,000)        86,000
  Stock-based compensation expense..........................     3,198,473             --
  Accretion of debt discount................................            --        399,999
  Changes in operating assets and liabilities...............        32,979       (840,655)
                                                              ------------   ------------
Net cash provided by (used in) operating activities.........      (535,928)     1,376,641

INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired............   (15,463,913)   (20,753,675)
Payments for purchase of property and equipment.............      (258,664)    (1,496,645)
Other.......................................................       (31,693)       154,654
                                                              ------------   ------------
Net cash used in investing activities.......................   (15,754,270)   (22,095,666)

FINANCING ACTIVITIES
Increase in long-term debt..................................    15,436,809     19,387,232
Payment of long-term debt...................................   (10,409,524)    (6,337,833)
Proceeds from issuance of mandatorily redeemable preferred
  stock and detachable stock purchase warrants, net of
  fees......................................................            --      5,405,060
Proceeds from issuance of detachable stock purchase warrant
  related to senior subordinated debt, net of fees..........            --      4,460,548
Proceeds from issuance of preferred stock...................    14,281,083             --
Proceeds from issuance of common stock......................       613,650          2,900
Deferred financing costs....................................       (82,359)    (1,322,095)
Preferred stock dividends--cash.............................      (210,568)    (1,476,533)
Purchase and retirement of common stock.....................      (192,150)            --
Other.......................................................        11,948             --
                                                              ------------   ------------
Net cash provided by financing activities...................    19,448,889     20,119,279
                                                              ------------   ------------
Net increase (decrease) in cash and equivalents.............     3,158,691       (599,746)
Cash and equivalents at beginning of period.................        69,057      1,302,797
                                                              ------------   ------------
Cash and equivalents at end of period.......................  $  3,227,748   $    703,051
                                                              ============   ============



                            See accompanying notes.

                          THERMOVIEW INDUSTRIES, INC.



              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



                               SEPTEMBER 30, 1999



                                  (UNAUDITED)



1. BASIS OF PRESENTATION



    The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions in Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. ThermoView's business is subject to seasonal variations. The demand for replacement windows and related home improvement products is generally lower during the winter months due to inclement weather. Demand for replacement windows is generally higher in the second and third quarters. Operating results for the nine-month period ended September 30, 1999, are not necessarily indicative of the results that may be expected for the year ended December 31, 1999.



    For further information, refer to the consolidated financial statements and footnotes thereto for the year ended December 31, 1998, included elsewhere in this prospectus.



    On April 15, 1998, ThermoView Industries, Inc. ("ThermoView" or "the Company") acquired all of the outstanding stock of Thermo-Tilt Window Company ("Thermo-Tilt"), a Delaware corporation, in exchange for 3,120,000 shares of ThermoView's authorized, but unissued, common stock which represented 90% of ThermoView's then outstanding common stock. Such shares were issued to the former stockholder of Thermo-Tilt. The stock exchange between Thermo-Tilt and ThermoView was accounted for as a capital transaction similar to a reverse acquisition except that no goodwill was recorded. As a result, Thermo-Tilt is deemed to be the acquirer for accounting purposes and is the accounting survivor and reporting successor. All common share and per share data has been retroactively restated in the accompanying condensed consolidated financial statements and notes thereto to reflect the number of shares received from ThermoView and the one-for-three reverse stock split discussed in Note 11. Results of operations for the nine-month periods ended September 30, 1998 and 1999, reflect the operating results of Thermo-Tilt consolidated with the operating results (since the acquisition dates) of the following businesses acquired by ThermoView:



    American Home Developers Co., Inc.
    Primax Window Co.
    The Rolox Companies
    TD Windows, Inc. (formerly Allhom Eagle Windows and Doors, Inc.) American Home Remodeling, Inc.
    Five Star Builders, Inc.
    ThermoView of Missouri, Inc. (formerly NuView Industries, Inc.) Leingang Siding and Window, Inc.
    Thermal Line Windows, LLP
    Thomas Construction, Inc. (see Note 2)
    Precision Window Mfg., Inc. (see Note 2)
    Thermo-Shield Companies (see Note 2)

                          THERMOVIEW INDUSTRIES, INC.

                               SEPTEMBER 30, 1999



                                  (UNAUDITED)



2. BUSINESS COMBINATIONS



    On January 4, 1999, the Company purchased Thomas Construction, Inc. (Thomas), for $11,095,000 in cash, 100,475 shares of common stock at an estimated fair value of $1,800,000 and 400,000 shares of Series B preferred stock at an estimated fair value of $2,000,000. The acquisition agreement provides for additional consideration to be paid if Thomas exceeds certain targeted levels of operating results. Thomas is primarily engaged in the home improvement business (retail sales and installation) in the St. Louis metropolitan area.



    On January 5, 1999, the Company purchased Precision Window Mfg., Inc. (Precision), for $1,800,000 in cash, 37,351 shares of common stock at an estimated fair value of $540,000 and a seller note for $1,200,000. Precision manufactures windows and sells primarily to the Company's retail segment, and is located in St. Louis.



    Effective March 1, 1999, the Company purchased The Thermo-Shield Companies (Thermo-Shield), for $350,000 cash, 185,006 shares of common stock at an estimated fair value of $3,150,000 and a seller note for $4,150,000. The acquisition agreement provides for additional consideration to be paid if Thermo-Shield exceeds certain targeted levels of operating results. Thermo-Shield is primarily engaged in the home improvement business (retail sales and installation) in Illinois, Wisconsin, Arizona, Michigan and Indiana.



    All of these acquisitions have been accounted for as purchase transactions. The cash portion of the acquisitions was provided from a $9,750,000 draw on the Company's $15,000,000 bank line, and the balance from related-party loans totaling $5,850,000.



    The pro forma unaudited results of operations for the nine-month periods ended September 30, 1998 and 1999, assuming all acquisitions were made as of January 1, 1998, are as follows:



                                                         NINE MONTHS ENDED
                                                           SEPTEMBER 30,
                                                     -------------------------
                                                        1998          1999
                                                     -----------   -----------
Net revenues.......................................  $73,844,134   $81,778,832
Net loss...........................................   (2,369,742)   (1,221,026)
Net loss applicable to common stockholders.........  (11,976,488)   (4,658,604)
Basic and diluted loss per common share............        (2.54)         (.93)



    The pro forma consolidated results of operations include adjustments to give effect to amortization of goodwill, interest expense, preferred stock dividends, and certain other adjustments, together with related income tax effects. The pro forma results for the nine months ended September 30, 1998, include corporate expenses for only a portion of the period, since corporate activities did not commence until April 1998.



    During the nine months ended September 30, 1999, $1,500,000 has been paid, and 18,000 common shares (valued at $270,000) have been issued, to former owners of acquired companies to satisfy obligations for additional earned consideration.

                          THERMOVIEW INDUSTRIES, INC.

                               SEPTEMBER 30, 1999



                                  (UNAUDITED)



3. INVENTORIES



    Inventories consist principally of components for the manufacturing of windows such as glass, vinyl and other composites.



4. LOSS PER COMMON SHARE



    Loss per common share is calculated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "EARNINGS PER SHARE." The Company calculates basic earnings per common share using the weighted average number of shares outstanding for the period. The weighted average number of shares outstanding for the nine months ended September 30, 1999, includes shares related to a stock purchase warrant that can be exercised for nominal cash consideration (see Note 10). Diluted earnings per common share include both the weighted average number of shares and any common share equivalents such as options or warrants in the calculation. As the Company recorded losses for the nine-month periods ended September 30, 1998 and 1999, common share equivalents outstanding would be anti-dilutive, and as such, have not been included in weighted average shares outstanding.



5. RELATED PARTY TRANSACTIONS



    During the nine months ended September 30, 1999, the Company borrowed $1,100,000 from three stockholders. Two of the three stockholders are also officers and directors of the Company. The Company used $750,000 of the proceeds to pay a portion of a contingent payment related to a 1998 business acquisition and $350,000 was used to pay the cash portion of the March 1, 1999, acquisition mentioned in Note 2. The Company repaid the loans prior to September 30, 1999.



6. INCOME TAXES



    The benefit for income taxes for the nine-month periods ended September 30, 1998 and 1999 differs from the amount computed by applying the statutory U.S. Federal income tax rate to loss before income taxes primarily as a result of state taxes and non-deductible goodwill amortization.



7. SEGMENT INFORMATION



    For the nine-month periods ended September 30, 1998 and 1999, the Company's business units had separate management teams and infrastructures that operate primarily in the vinyl replacement windows, doors and related home improvement products industry in various states in the Midwest and in Southern California. The business units have been aggregated into three reportable operating segments: manufacturing, retail and financial services.



MANUFACTURING



    The manufacturing segment includes the businesses that manufacture and sell vinyl replacement windows to the Company's retail segment and to unaffiliated customers.

                          THERMOVIEW INDUSTRIES, INC.

                               SEPTEMBER 30, 1999



                                  (UNAUDITED)



7. SEGMENT INFORMATION (CONTINUED)


RETAIL



    The retail segment includes the businesses that design, sell and install vinyl replacement windows, doors and related home improvement products to commercial and retail customers.



FINANCIAL SERVICES



    The financial services segment is in a start-up phase and finances credit sales of the retail segment.



    Segment information for the nine-month periods ended September 30, was as follows:



  FOR THE NINE MONTHS ENDED                                   FINANCIAL
      SEPTEMBER 30, 1998        MANUFACTURING     RETAIL       SERVICES     CORPORATE    CONSOLIDATED
  -------------------------     -------------   -----------   ----------   -----------   ------------
Revenues from external
  customers...................   $ 1,242,845    $19,093,126   $       --   $        --   $20,335,971
Intersegment revenues.........       301,413             --           --            --       301,413
Income (loss) from
  operations..................       120,793        375,178     (102,135)   (4,455,765)   (4,061,929)
Total assets..................     5,631,433     43,798,848      264,168     3,220,829    52,915,278

  FOR THE NINE MONTHS ENDED                                   FINANCIAL
      SEPTEMBER 30, 1999        MANUFACTURING     RETAIL       SERVICES     CORPORATE    CONSOLIDATED
  -------------------------     -------------   -----------   ----------   -----------   ------------
Revenues from external
  customers...................   $ 5,661,985    $73,516,784   $   70,607   $    27,640   $79,277,016
Intersegment revenues.........     6,956,487             --           --            --     6,956,487
Income (loss) from
  operations..................       578,548      4,293,710     (236,276)   (3,805,590)      830,392
Total assets..................    11,394,095     70,213,855    1,447,546     3,199,529    86,255,025



8. CREDIT FACILITY



    The Company is required to maintain certain financial ratios and to comply with various other covenants and restrictions under the terms of its credit facility with PNC Bank, N.A. The Company has not met certain covenants subsequent to December 31, 1998. PNC Bank, N.A., has waived all covenant violations through July 8, 1999, and has reset covenants to accommodate future compliance. The Company is in compliance with the revised covenants as of September 30, 1999.



9. MANDATORILY REDEEMABLE SERIES C CONVERTIBLE PREFERRED STOCK



    On April 19, 1999, the Board of Directors authorized the Company to issue up to 25,000 shares of Series C preferred stock.



    On April 23, 1999, Brown Simpson Growth Fund, L.P., a New York limited partnership, and Brown Simpson Growth Fund, Ltd., a Grand Cayman, Cayman Islands limited partnership, pursuant to a securities purchase agreement, purchased 6,000 shares of Series C preferred stock at $1,000 per share for a total investment of $6,000,000.

                          THERMOVIEW INDUSTRIES, INC.

                               SEPTEMBER 30, 1999



                                  (UNAUDITED)



9. MANDATORILY REDEEMABLE SERIES C CONVERTIBLE PREFERRED STOCK (CONTINUED)


    The Series C preferred stock has a liquidation preference of and is redeemable at $1,000 per share, with certain other preferences, rights, voting powers, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption. Dividend payments (9.6% per annum) are to be 70% cash and 30% Company common stock. The Series C preferred stock is convertible at any time, in whole, or in part, at the option of the holder into shares of common stock, at a conversion price (initially equivalent to a conversion rate of 67 shares of common stock for each share of Series C preferred stock). Additionally, the Series C preferred stock is redeemable at the option of the holder: (i) on October 23, 2000, or (ii) on April 23, 2002, and
(iii) immediately upon the occurrence of certain events of redemption, but only in the event such redemption would not violate the Company's senior debt agreements then in effect. The Company has no right to require redemption or conversion of the Series C preferred stock.



    In conjunction with the issuance of the Series C preferred stock, the Company issued to the two funds warrants to purchase up to a total of 400,000 shares of common stock at $21.00 per share (the number of shares and exercise price being subject to adjustment in certain circumstances) at any time until April 22, 2004. Additionally, the Company and the two funds entered into a registration rights agreement whereby the Company has agreed to register 150% of the shares of common stock issuable upon conversion of the Series C preferred stock and exercise of the warrants. The Company has agreed to file a registration statement on Form S-1 with the Securities and Exchange Commission
(SEC) by July 15, 1999 to register the aforementioned shares. The Company has agreed to keep the registration statement effective for four years after the date the SEC declares the registration statement effective unless the two funds have sold all of the common stock covered by the registration statement or unless the two funds may sell the common stock without volume restrictions pursuant to Rule 144 under the Securities Act of 1933, as amended. For every month in which (i) the Company has not met the required filing date of the registration statement or the registration statement has not been declared effective by the SEC within 120 days following the filing date of the registration statement or 150 days if a delay results from the SEC review process, (ii) the Company has failed to keep the registration statement effective as required, or (iii) the common stock is not listed or quoted on the OTC Bulletin Board, the NASDAQ National Market System or other national securities exchange, the funds have the right to require the Company to pay them a cash penalty equal to 2% of the product of the number of shares of Series C preferred stock then outstanding and $1,000. The registration rights agreement also grants the two funds certain other demand and piggy-back registration rights.



    The portion of the proceeds from this mandatorily redeemable preferred stock issue equal to the estimated fair value of the detachable stock purchase warrants amounting to $1,980,000 has been allocated to paid-in capital (less a prorata share of issue costs of $196,330) with the resulting discount, as well as a prorata share of issue costs of $398,610, being accounted for as additional dividends to the preferred stockholders from the date of issue to the earliest redemption date (October 23, 2000). In addition, since the Series C preferred stock has a beneficial conversion feature at the date of issue, $1,200,000 is included in non-cash preferred dividends in the accompanying condensed consolidated statement of operations for the nine months ended September 30, 1999.



    In August 1999, the Company amended the exercise price of the warrant to $18.00 per share in exchange for a commitment of the holders to refrain from selling any securities of the Company until January 31, 2000. The estimated increase in fair value of the warrants amounting to $180,000 as the result

                          THERMOVIEW INDUSTRIES, INC.

                               SEPTEMBER 30, 1999



                                  (UNAUDITED)



9. MANDATORILY REDEEMABLE SERIES C CONVERTIBLE PREFERRED STOCK (CONTINUED)


of the change in the exercise price will be accounted for as additional dividends to the preferred stockholders from August 1999 through January 2000.



    Proceeds of the Series C were used to retire the $4,150,000 seller note incurred in connection with the March 1, 1999, acquisition mentioned in Note 2.



10. SENIOR SUBORDINATED PROMISSORY NOTE AGREEMENT



    On July 8, 1999, the Company entered into a senior subordinated promissory note agreement with GE Capital Equity Investments, Inc. (GE) for $10,000,000. Terms of the agreement require 12% interest, payable quarterly. The base rate increases to 15% if the Company does not complete a qualified public offering as defined in the agreement by July 8, 2000, and an additional 24% per annum if and while the Company is paying penalties to Brown Simpson with respect to untimely registration statement filing or effectiveness dates. The agreement provides for redemption in whole or in part at the Company's option at a 103% premium the first year, 102% the second year and 101% the third year. The Company must redeem $10,000,000 (or such lesser amount as then may be outstanding) without premium on the maturity date in July 2002. Upon a change in control of the Company, GE has the option to require the Company to redeem all or a portion of the note with a premium due as set forth above.



    In connection with the loan agreement, GE was issued a warrant with the right to purchase 555,343 shares of common stock at any time at $.03 per share (the number of shares being subject to adjustment in certain circumstances) until July 2007. The portion of the proceeds from this loan allocable to the detachable stock purchase warrant amounting to $4,800,000 has been accounted for as paid-in capital (less a prorata share of issue costs of $332,588) with the resulting discount, as well as a prorata share of issue costs of $360,303 to be accounted for as additional interest over the term of the loan. GE has certain demand and piggy-back registration rights with respect to common stock underlying the warrant.



    The Company must comply with various covenants and restrictions under the terms of the loan agreement. The subordinated note and warrant are secured by a second perfected interest in all assets of the Company and its subsidiaries and by a pledge of all of the Company's ownership in its current and future subsidiaries.



    A portion of the proceeds of the loan has been used to retire a $5,500,000 related-party loan and a portion of a $1,500,000 seller note.



11. REVERSE COMMON STOCK SPLIT



    On September 9, 1999, the Board of Directors declared a one-for-three reverse common stock split. The reverse split was voted on and approved by stockholders on September 23, 1999, and became effective October 6, 1999. All common share and per share data has been retroactively restated in the accompanying condensed consolidated financial statements and notes thereto to reflect the reverse stock split.

                          THERMOVIEW INDUSTRIES, INC.

                               SEPTEMBER 30, 1999



                                  (UNAUDITED)



12. STOCK OPTIONS



    In July 1999, options for 161,667 shares of common stock were granted under the Company's 1999 Stock Option Plan. The exercise price of the options is $11.43 per share. Vesting of 124,167 shares occurred on July 29, 1999, and the remaining 37,500 shares vest on July 29, 2000.



13. SUBSEQUENT EVENTS



    On October 18, 1999, the Company secured a $2,500,000 line of credit from PNC Bank, N.A., $900,000 of which is outstanding as of November 3, 1999. The line of credit expires in 90 days or, if earlier, the date of completion of the Company's common stock offering. The interest rate is prime plus 1%, and the line is secured by a first security interest in the Company's assets and cross collateralized with the Bank's existing $15,000,000 credit facility. The line is guaranteed by four of the Company's stockholders. Three of the four stockholders are also directors of the Company. The line is a bridge facility to be used for working capital purposes.



    Original terms of the credit facility discussed in Note 8 designated a maturity date of August 31, 2000. On November 3, 1999, the Company and PNC Bank, N.A. agreed to extend the maturity date to January 1, 2001.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
American Home Developers Co., Inc.

    We have audited the accompanying balance sheets of American Home Developers Co., Inc. as of December 31, 1996 and 1997 and April 25, 1998, and the related statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1997 and the period from January 1, 1998 through April 25, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Home Developers Co., Inc. as of December 31, 1996 and 1997 and April 25, 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 and the period from January 1, 1998 through April 25, 1998 in conformity with generally accepted accounting principles.

                                          SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
August 10, 1998

                       AMERICAN HOME DEVELOPERS CO., INC.

                                 BALANCE SHEETS


            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 25, 1998


                                                                 DECEMBER 31,
                                                              -------------------   APRIL 25,
                                                                1996       1997       1998
                                                              --------   --------   ---------
                                     ASSETS
Current assets
  Cash and cash equivalents.................................  $297,136   $426,150   $     --
  Costs and prepaid commissions on contracts in progress in
    excess of billings......................................   100,429     65,779     56,467
  Other receivables.........................................    19,502     16,210      8,526
  Deferred tax asset........................................        --         --     34,595
                                                              --------   --------   --------
    Total current assets....................................   417,067    508,139     99,588
                                                              --------   --------   --------

Property and equipment
  Office equipment..........................................     6,483     24,230     24,230
  Automobiles...............................................    30,518     30,518     25,293
                                                              --------   --------   --------
                                                                37,001     54,748     49,523
  Less accumulated depreciation.............................    10,344     24,977     35,081
                                                              --------   --------   --------
    Total property and equipment............................    26,657     29,771     14,442
                                                              --------   --------   --------

Other assets
  Deposits..................................................     3,000      3,000      3,000
                                                              --------   --------   --------
    Total assets............................................  $446,724   $540,910   $117,030
                                                              ========   ========   ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable..........................................  $ 36,716   $ 40,549   $ 61,743
  Accrued liabilities.......................................    14,175     27,924     33,817
  Due to related party......................................    30,000     30,000         --
  Income taxes payable......................................    90,488    145,664      5,837
  Deferred income taxes.....................................    20,337      6,603         --
                                                              --------   --------   --------
    Total current liabilities...............................   191,716    250,740    101,397
                                                              --------   --------   --------

Commitments and contingencies

Shareholders' equity
  Common stock, no par value 2,500 shares authorized 1,000
    shares issued and outstanding...........................       500        500        500
  Retained earnings.........................................   254,508    289,670     15,133
                                                              --------   --------   --------
    Total shareholders' equity..............................   255,008    290,170     15,633
                                                              --------   --------   --------
      Total liabilities and shareholders' equity............  $446,724   $540,910   $117,030
                                                              ========   ========   ========

   The accompanying notes are an integral part of these financial statements.

                       AMERICAN HOME DEVELOPERS CO., INC.

                            STATEMENTS OF OPERATIONS


        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
           FOR THE PERIOD FROM JANUARY 1, 1998 THROUGH APRIL 25, 1998


                                                                                    FOR THE PERIOD
                                                           FOR THE YEARS ENDED           FROM
                                                              DECEMBER 31,         JANUARY 1, 1998
                                                         -----------------------       THROUGH
                                                            1996         1997       APRIL 25, 1998
                                                         ----------   ----------   ----------------
Contract revenues......................................  $3,647,605   $4,883,265      $1,143,760
Contract costs.........................................   1,990,721    2,690,084         580,555
                                                         ----------   ----------      ----------
Gross profit...........................................   1,656,884    2,193,181         563,205
                                                         ----------   ----------      ----------
Operating expenses
  Advertising expense..................................      25,500       39,800           9,908
  Selling..............................................     982,069    1,044,318         274,737
  General and administrative...........................     757,576    1,045,282         736,892
                                                         ----------   ----------      ----------
    Total operating expenses...........................   1,765,145    2,129,400       1,021,537
                                                         ----------   ----------      ----------
Income (loss) from operations..........................    (108,261)      63,781        (458,332)
                                                         ----------   ----------      ----------
Other income (expense)
  Interest income......................................       7,892       12,823           4,268
  Interest expense.....................................          --           --          (1,500)
                                                         ----------   ----------      ----------
    Total other income (expense).......................       7,892       12,823           2,768
Income (loss) before provision for (benefit from)
  income taxes.........................................    (100,369)      76,604        (455,564)
Provision for (benefit from) income taxes..............     (32,717)      41,442        (181,027)
                                                         ----------   ----------      ----------
    Net income (loss)..................................  $  (67,652)  $   35,162      $ (274,537)
                                                         ==========   ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                       AMERICAN HOME DEVELOPERS CO., INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY


        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
           FOR THE PERIOD FROM JANUARY 1, 1998 THROUGH APRIL 25, 1998


                                                            COMMON STOCK
                                                         -------------------   RETAINED
                                                          SHARES     AMOUNT    EARNINGS      TOTAL
                                                         --------   --------   ---------   ---------
Balance, December 31, 1995.............................    1,000      $500     $ 322,160   $ 322,660
Net loss...............................................                          (67,652)    (67,652)
                                                          ------      ----     ---------   ---------
Balance, December 31, 1996.............................    1,000       500       254,508     255,008
Net income.............................................                           35,162      35,162
                                                          ------      ----     ---------   ---------
Balance, December 31, 1997.............................    1,000       500       289,670     290,170
Net loss...............................................                         (274,537)   (274,537)
                                                          ------      ----     ---------   ---------
  Balance, April 25, 1998..............................    1,000      $500     $  15,133   $  15,633
                                                          ======      ====     =========   =========

   The accompanying notes are an integral part of these financial statements.

                       AMERICAN HOME DEVELOPERS CO., INC.

                            STATEMENTS OF CASH FLOWS


        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
           FOR THE PERIOD FROM JANUARY 1, 1998 THROUGH APRIL 25, 1998


                                                                                   FOR THE PERIOD
                                                            FOR THE YEARS ENDED         FROM
                                                               DECEMBER 31,       JANUARY 1, 1998
                                                            -------------------       THROUGH
                                                              1996       1997      APRIL 25, 1998
                                                            --------   --------   ----------------
Cash flows from operating activities
  Net income (loss).......................................  $(67,652)  $ 35,162        $(274,537)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities
    Depreciation..........................................     4,455     14,633           14,894
    Deferred taxes........................................    22,445    (13,734)         (41,198)
    Income taxes..........................................   (55,167)    55,176         (139,827)
  (Increase) decrease in
    Costs and prepaid commissions in excess of billings...   (54,346)    34,650            9,312
    Other receivables.....................................   (14,822)     3,292            7,684
  Increase in
    Accounts payable......................................     1,771      3,833           21,194
    Other accrued liabilities.............................       954     13,749            5,893
                                                            --------   --------        ---------
Net cash provided by (used in) operating activities.......  (162,362)   146,761         (396,585)
                                                            --------   --------        ---------

Cash flows from investing activities
  Purchase of fixed assets................................   (20,232)   (17,747)              --
  Proceeds from the sale of fixed assets..................        --         --              435
                                                            --------   --------        ---------
Net cash provided by (used in) investing activities.......   (20,232)   (17,747)             435
                                                            --------   --------        ---------
Cash flows from financing activities
  Payments on note payable................................        --         --          (30,000)
                                                            --------   --------        ---------
Net cash used in financing activities.....................        --         --          (30,000)
                                                            --------   --------        ---------
Net increase (decrease) in cash and cash equivalents......  (182,594)   129,014         (426,150)
Cash and cash equivalents, beginning of period............   479,730    297,136          426,150
                                                            --------   --------        ---------
Cash and cash equivalents, end of period..................  $297,136   $426,150        $      --
                                                            ========   ========        =========

Supplemental disclosures of cash flow information
  Interest paid...........................................  $     --   $     --        $   1,500
                                                            ========   ========        =========
  Income taxes paid.......................................  $  6,914   $  2,375        $      --
                                                            ========   ========        =========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

    During the year ended December 31, 1996, in connection with the purchase of an automobile, the Company exchanged a vehicle with a net book value of $5,060.

   The accompanying notes are an integral part of these financial statements.

                       AMERICAN HOME DEVELOPERS CO., INC.

                         NOTES TO FINANCIAL STATEMENTS


            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 25, 1998


NOTE 1--BUSINESS ACTIVITY

    American Home Developers Co., Inc. (the "Company") is a California corporation, founded September 23, 1985. The Company's primary lines of business are Tex-Coting, retail selling, and installing state-of-the-art vinyl replacement windows for the existing home market. The Company markets its products primarily through the use of an extensive telemarketing effort. The Company retains independent contractors for the installation of its products at the customer's site.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    METHOD OF ACCOUNTING FOR TEX-COTING AND WINDOW INSTALLATION CONTRACTS


    The accompanying financial statements have been prepared using the completed-contract method of accounting for fixed-price contracts since the contracts are of a short duration. Accordingly, revenue and costs of individual contracts are included in operations in the year during which they are completed. Losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of costs incurred on uncompleted contracts in excess of related billings is shown as an asset, and the aggregate of billings on uncompleted contracts in excess of related costs is shown as a liability.


    Contract costs include all direct labor and benefits, materials unique to or installed in the project, subcontract costs, and other direct installation costs.

    CASH AND CASH EQUIVALENTS

    For the purpose of reporting cash flows, the Company considers cash on deposit, cash on hand, and financial instruments purchased with an original maturity of three months or less to be cash equivalents.

    OTHER RECEIVABLES

    Other receivables consist primarily of advances to employees. All amounts are expected to be recovered, and as such, no allowance for uncollectible amounts is deemed necessary.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    For certain of the Company's financial instruments including cash and cash equivalents, other receivables, accounts payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is generally provided using the straight-line method. The estimated useful lives of the related assets are as follows:

Office equipment............................................  3 to 5 years
Automobiles.................................................       5 years

    ADVERTISING EXPENSE

    The Company accounts for advertising expenditures by charging to expense all amounts as incurred.

                       AMERICAN HOME DEVELOPERS CO., INC.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 25, 1998


NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES

    Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that all or a portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RISK CONCENTRATIONS

    The Company's customers are primarily homeowners located in Southern California. The Company purchases substantially all of its Tex-Coting material from one supplier. Purchases from this supplier were 55%, 70%, and 70% of the Company's total cost of sales for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 through April 25, 1998, respectively.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for financial statements issued for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 130 will not have a material effect, if any, on the Company's financial statements.

    In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." This statement establishes additional standards for segment reporting in the financial statements and is effective for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 131 will not have an effect on the Company's financial statements.

NOTE 3--CASH AND CASH EQUIVALENTS

    The Company maintains its cash balances at several financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 1997, the uninsured portions of the balances held at the banks aggregated to $13,387.

                       AMERICAN HOME DEVELOPERS CO., INC.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 25, 1998


NOTE 4--CONTRACTS IN PROGRESS

    For the years ended December 31, 1996 and 1997 and the period from January 1, 1998 through April 25, 1998, contract amounts, accumulated costs, and the related billings to date on completed contracts and contracts in progress were as follows:

                                                      CONTRACT      CONTRACT
                                                       AMOUNTS        COSTS
                                                     -----------   -----------
Contracts in progress at December 31, 1995.........  $   201,000   $    48,878
Contracts initiated during the year................    3,859,031     2,045,567
Contracts completed during the year................   (3,647,605)   (1,990,721)
                                                     -----------   -----------
Contracts in progress at December 31, 1996.........      412,426       103,724
Contracts initiated during the year................    4,735,635     2,656,052
Contracts completed during the year................   (4,883,265)   (2,690,084)
                                                     -----------   -----------
Contracts in progress at December 31, 1997.........      264,796        69,692
Contracts initiated during the period..............    1,279,107       567,330
Contracts completed during the period..............   (1,143,760)     (580,555)
                                                     -----------   -----------
  Contracts in progress at April 25, 1998..........  $   400,143   $    56,467
                                                     ===========   ===========

    Contracts in progress:

                                                                       JANUARY 1,
                                                 FOR THE YEARS ENDED      1998
                                                    DECEMBER 31,         THROUGH
                                                 -------------------    APRIL 25,
                                                   1996       1997        1998
                                                 --------   --------   -----------
Cumulative costs to date.......................  $103,724   $68,692      $76,477
Less cash collected to date....................     3,295     2,913       20,010
                                                 --------   -------      -------
Net contracts in progress......................  $100,429   $65,779      $56,467
                                                 ========   =======      =======

    Included in the accompanying balance sheet under the following caption:

Costs and prepaid commissions on contracts in
  progress in excess of billings...............  $100,429   $65,779    $56,467
                                                 ========   =======    =======

NOTE 5--COMMITMENTS AND CONTINGENCIES

    LEASES

    The Company has entered into an operating lease agreement for its facility. The lease is terminable in 1998. The minimum rental commitment under this lease agreement at December 31, 1997 is $4,250.

    Management intends to extend the lease upon termination of the original agreement.

    Rent expense was approximately $48,500, $51,800, and $17,648 for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 through April 25, 1998, respectively.

                       AMERICAN HOME DEVELOPERS CO., INC.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 25, 1998


NOTE 5--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    LITIGATION

    The Company is involved in various litigation in the normal course of business. The outcome of such litigation is not expected to have a material effect on the Company.

NOTE 6--INCOME TAXES

    Significant components of the provision for (benefit from) taxes based on income for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 through April 25, 1998 are as follows:

                                                                    FOR THE PERIOD
                                             FOR THE YEARS ENDED         FROM
                                                DECEMBER 31,       JANUARY 1, 1998
                                             -------------------       THROUGH
                                               1996       1997      APRIL 25, 1998
                                             --------   --------   ----------------
Current
  Federal..................................  $(46,888)  $ 46,900        $(118,854)
  State....................................    (8,274)     8,276          (20,975)
                                             --------   --------        ---------
                                              (55,162)    55,176         (139,829)
                                             --------   --------        ---------
Deferred
  Federal..................................    19,078    (11,674)         (35,018)
  State....................................     3,367     (2,060)          (6,180)
                                             --------   --------        ---------
                                               22,445    (13,734)         (41,198)
                                             --------   --------        ---------
  Provision for (benefit from) income
    taxes..................................  $(32,717)  $ 41,442        $(181,027)
                                             ========   ========        =========

    A reconciliation of the provision for income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for (benefit from) income taxes for the years ended
December 31, 1996 and 1997 and the period from January 1, 1998 through
April 25, 1998 is as follows:

                                                    FOR THE YEARS          FOR THE PERIOD
                                                        ENDED                   FROM
                                                    DECEMBER 31,          JANUARY 1, 1998
                                               -----------------------        THROUGH
                                                 1996           1997       APRIL 25, 1998
                                               --------       --------    ----------------
Income tax provision (benefit) computed at
  federal statutory tax rate.................   (34.0)%         34.0%            (34.0)%
State taxes, net of federal benefit..........    (6.0)           6.0              (6.0)
Permanent differences and other..............     7.0           14.0                --
                                                -----           ----             -----
  Total......................................   (33.0)%         54.0%            (40.0)%
                                                =====           ====             =====

                       AMERICAN HOME DEVELOPERS CO., INC.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 25, 1998


NOTE 6--INCOME TAXES (CONTINUED)
    Significant components of the Company's deferred tax assets and liabilities for income taxes consist of the following:

                                                                    FOR THE PERIOD
                                             FOR THE YEARS ENDED         FROM
                                                DECEMBER 31,       JANUARY 1, 1998
                                             -------------------       THROUGH
                                               1996       1997      APRIL 25, 1998
                                             --------   --------   ----------------
Deferred tax assets
  Accounts payable.........................  $ 14,686   $ 16,220       $ 25,932
  Accrued liabilities......................     5,672     11,170         14,203
  Other....................................        --         --         17,046
                                             --------   --------       --------
                                               20,358     27,390         57,181
                                             --------   --------       --------
Deferred tax liability
  Costs and prepaid commissions on
    contracts in progress in excess of
    billings...............................   (37,625)   (26,341)       (22,586)
  Other....................................    (3,070)    (7,652)            --
                                             --------   --------       --------
                                              (40,695)   (33,993)       (22,586)
                                             --------   --------       --------
    Net deferred tax asset (liability).....  $(20,337)  $ (6,603)      $ 34,595
                                             ========   ========       ========

    The Company files its income tax returns on a fiscal year-end, not calendar year-end basis. The Company's fiscal year ends June 30. Deferred taxes are stated as if the Company filed its income tax returns at December 31.

NOTE 7--RELATED PARTY TRANSACTIONS

    During the years ended December 31, 1996 and 1997, the Company had a non-interest bearing note payable agreement, no stated due date, with the majority shareholder of the Company in which the Company owed $30,000 for each of the two years. This note was repaid April 14, 1998.

NOTE 8--SUBSEQUENT EVENTS

    On April 25, 1998, in connection with its acquisition, the Company entered into an employment agreement with a former director and officer of the Company, and the agreement expires April 30, 2001. Under the agreement, the Company is required to pay an annual salary of $200,000 plus various other benefits.

    On April 25, 1998, 100% of the Company's common stock was acquired by ThermoView Industries, Inc.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
Primax Window Co.

    We have audited the accompanying balance sheets of Primax Window Co. as of December 31, 1996 and 1997 and April 30, 1998, and the related statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1997 and the four months ended April 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Primax Window Co. as of December 31, 1996 and 1997 and April 30, 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 and the four months ended April 30, 1998 in conformity with generally accepted accounting principles.

                                          SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 8, 1998

                               PRIMAX WINDOW CO.

                                 BALANCE SHEETS


            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998


                                                                   DECEMBER 31,
                                                              -----------------------   APRIL 30,
                                                                 1996         1997        1998
                                                              ----------   ----------   ---------
                                             ASSETS
Current assets
  Cash and cash equivalents.................................  $   47,190   $  241,219   $330,947
  Marketable securities.....................................     451,887      641,794         --
  Accounts receivable.......................................      21,734       23,855     20,928
  Inventory.................................................      61,430       61,430     89,068
  Costs and prepaid commissions on contracts in progress in
    excess of billings......................................          --      107,735         --
  Prepaid expenses..........................................      22,712        3,347     32,787
                                                              ----------   ----------   --------
    Total current assets....................................     604,953    1,079,380    473,730
                                                              ----------   ----------   --------
Property and equipment
  Transportation equipment..................................     275,909      320,795    320,795
  Small tools and equipment.................................      11,075       11,948     11,948
  Furniture and fixtures....................................     185,825      184,269    171,392
  Leasehold improvements....................................     212,889      212,889    212,889
                                                              ----------   ----------   --------
                                                                 685,698      729,901    717,024
  Less accumulated depreciation and amortization............     370,643      459,569    480,706
                                                              ----------   ----------   --------
    Total property and equipment............................     315,055      270,332    236,318
                                                              ----------   ----------   --------
Other assets
  Cash surrender value--officers' life insurance............      47,787       42,432         --
  Notes receivable from related parties.....................     317,896      135,769    172,284
  Deposits..................................................       4,817        5,818      4,068
                                                              ----------   ----------   --------
    Total other assets......................................     370,500      184,019    176,352
                                                              ----------   ----------   --------
      Total assets..........................................  $1,290,508   $1,533,731   $886,400
                                                              ==========   ==========   ========

                              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Current portion of long-term debt.........................  $   15,051   $   47,548   $ 40,058
  Line of credit............................................      30,000           --         --
  Accounts payable..........................................     233,173      232,133    226,723
  Accrued liabilities:
    Warranty................................................      21,000       21,000     21,000
    Payroll and items directly related to payroll...........      80,502       92,034     89,895
  Billings in excess of costs and prepaid commissions on
    contracts in progress...................................      56,871      113,502     13,578
  Income taxes payable......................................      94,687           --         --
  Deferred taxes............................................     108,232           --         --
                                                              ----------   ----------   --------
    Total current liabilities...............................     639,516      506,217    391,254
Long-term debt, net of current portion......................      30,118       24,958     13,232
Deferred gain on sale of building...........................      45,212       35,853     32,838
                                                              ----------   ----------   --------
    Total liabilities.......................................     714,846      567,028    437,324
                                                              ----------   ----------   --------
Commitments and contingencies

Shareholders' equity
  Common stock, $100 par value, 100 shares authorized,
    issued, and outstanding.................................      10,000       10,000     10,000
  Additional paid-in capital................................      10,000       10,000     10,000
  Retained earnings.........................................     555,662      946,703    429,076
                                                              ----------   ----------   --------
    Total shareholders' equity..............................     575,662      966,703    449,076
                                                              ----------   ----------   --------
      Total liabilities and shareholders' equity............  $1,290,508   $1,533,731   $886,400
                                                              ==========   ==========   ========

   The accompanying notes are an integral part of these financial statements.

                               PRIMAX WINDOW CO.

                            STATEMENTS OF OPERATIONS


        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
                    FOR THE FOUR MONTHS ENDED APRIL 30, 1998


                                                           FOR THE YEARS ENDED       FOR THE FOUR
                                                              DECEMBER 31,              MONTHS
                                                         -----------------------   ENDED APRIL 30,
                                                            1996         1997            1998
                                                         ----------   ----------   ----------------
Contract revenues......................................  $5,840,446   $7,132,296      $2,150,747
Contract costs.........................................   2,773,986    3,307,853         964,759
                                                         ----------   ----------      ----------
Gross profit...........................................   3,066,460    3,824,443       1,185,988
                                                         ----------   ----------      ----------
Operating expenses
  Advertising..........................................     592,668      734,470         188,005
  Selling..............................................   1,073,611    1,415,804         596,201
  General and administrative...........................   1,227,152    1,412,497         342,053
                                                         ----------   ----------      ----------
    Total operating expenses...........................   2,893,431    3,562,771       1,126,259
                                                         ----------   ----------      ----------
Income from operations.................................     173,029      261,672          59,729
                                                         ----------   ----------      ----------
Other income (expense)
  Interest expense.....................................     (30,557)     (10,827)         (1,205)
  Interest income......................................      26,347       31,039           9,553
  Gain on sale of property and equipment...............         480          620              --
  Realized gains on investments........................       4,933       21,700           8,471
                                                         ----------   ----------      ----------
    Total other income.................................       1,203       42,532          16,819
                                                         ----------   ----------      ----------
Income before provision for (benefit from) income
  taxes................................................     174,232      304,204          76,548
Provision for (benefit from) income taxes..............     103,112      (86,837)             --
                                                         ----------   ----------      ----------
Net income.............................................  $   71,120   $  391,041      $   76,548
                                                         ==========   ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                               PRIMAX WINDOW CO.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
                    FOR THE FOUR MONTHS ENDED APRIL 30, 1998


                                                  COMMON STOCK       ADDITIONAL
                                               -------------------    PAID-IN     RETAINED
                                                SHARES     AMOUNT     CAPITAL     EARNINGS     TOTAL
                                               --------   --------   ----------   --------   ---------
Balance, December 31, 1995...................    100      $10,000      $10,000    $484,542   $ 504,542
Net income...................................                                       71,120      71,120
                                                 ---      -------      -------    --------   ---------
Balance, December 31, 1996...................    100       10,000       10,000     555,662     575,662
Net income...................................                                      391,041     391,041
                                                 ---      -------      -------    --------   ---------
Balance, December 31, 1997...................    100       10,000       10,000     946,703     966,703
Dividends distributed........................                                     (594,175)   (594,175)
Net income...................................                                       76,548      76,548
                                                 ---      -------      -------    --------   ---------
Balance, April 30, 1998                          100      $10,000      $10,000    $429,076   $ 449,076
                                                 ===      =======      =======    ========   =========

   The accompanying notes are an integral part of these financial statements.

                               PRIMAX WINDOW CO.
                            STATEMENTS OF CASH FLOWS
        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
                    FOR THE FOUR MONTHS ENDED APRIL 30, 1998


                                                                                          FOR THE
                                                                FOR THE YEARS ENDED     FOUR MONTHS
                                                                   DECEMBER 31,            ENDED
                                                              -----------------------    APRIL 30,
                                                                1996         1997          1998
                                                              ---------   -----------   -----------
Cash flows from operating activities
  Net income................................................  $  71,120   $   391,041    $  76,548
  Adjustments to reconcile net income to net cash provided
    by operating activities
    Depreciation............................................    106,682       124,957       34,014
    Deferred taxes..........................................     95,342      (108,232)          --
    Amortization of gain on sale of building................     (1,561)       (9,360)      (3,015)
    Gain on sale of property and equipment..................       (480)         (620)          --
    Realized gains on investments...........................     (4,933)      (21,700)      (8,471)
  (Increase) decrease in
    Accounts receivable.....................................      8,841        (2,120)      (7,073)
    Inventory...............................................         --            --      (27,638)
    Costs and prepaid commissions on contracts in progress
      in excess of billings.................................         --      (107,735)     107,735
    Prepaid expenses........................................      3,275        19,364      (29,440)
    Other assets............................................     (7,458)        4,356       44,182
  Increase (decrease) in
    Income taxes payable....................................    (12,885)      (81,700)          --
    Accounts payable........................................     56,879        (1,040)      (5,410)
    Other accrued liabilities...............................     11,543        11,532       (2,139)
    Billings in excess of costs and prepaid commissions on
      contracts in progress.................................     (2,963)       43,645      (99,924)
                                                              ---------   -----------    ---------
  Net cash provided by operating activities.................    323,402       262,388       79,369
                                                              ---------   -----------    ---------
Cash flows from investing activities
  Purchase of fixed assets..................................    (85,078)      (33,166)          --
  Proceeds from sale of property and equipment..............    129,647        16,707           --
  Purchase of investment securities.........................   (648,625)   (1,498,207)          --
  Proceeds from sale of securities..........................    300,000     1,330,000      650,265
  Net payments from (lending to) related parties............    (97,390)      182,127      (26,515)
                                                              ---------   -----------    ---------
  Net cash provided by (used in) investing activities.......   (401,446)       (2,539)     623,750
                                                              ---------   -----------    ---------
Cash flows from financing activities
  Payments on notes payable.................................    (57,651)      (65,820)     (19,216)
  Dividend payments.........................................         --            --     (594,175)
                                                              ---------   -----------    ---------
  Net cash used in financing activities.....................    (57,651)      (65,820)    (613,391)
                                                              ---------   -----------    ---------
  Net increase (decrease) in cash and cash equivalents......   (135,695)      194,029       89,728
Cash and cash equivalents, beginning of period..............    182,885        47,190      241,219
                                                              ---------   -----------    ---------
Cash and cash equivalents, end of period....................  $  47,190   $   241,219    $ 330,947
                                                              =========   ===========    =========
Supplemental disclosures of cash flow information
  Interest paid.............................................  $  30,557   $    10,827    $   1,205
                                                              =========   ===========    =========
  Income taxes paid.........................................  $   7,670   $   116,080    $      --
                                                              =========   ===========    =========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

    The Company executed notes payable for the acquisition of property and equipment in the amount of $52,926 and $63,155 for the years ended December 31, 1996 and 1997, respectively.

    On October 30, 1996, in connection with the sale of a building to a related party, the buyer assumed Company liabilities in the amount of $273,774.

   The accompanying notes are an integral part of these financial statements.

                               PRIMAX WINDOW CO.

                         NOTES TO FINANCIAL STATEMENTS


            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998


NOTE 1--BUSINESS ACTIVITY

    Primax Window Co. (the "Company"), is a Kentucky corporation, founded May 21, 1981. The Company is a designer, retail seller, and installer of state-of-the-art vinyl replacement windows for the existing home market.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    METHOD OF ACCOUNTING FOR WINDOW INSTALLATION CONTRACTS


    The accompanying financial statements have been prepared using the completed-contract method of accounting for fixed-price contracts since the contracts are of a short duration. Accordingly, revenue and costs of individual contracts are included in operations in the year during which they are completed. Losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of costs incurred on uncompleted contracts in excess of related billings is shown as an asset, and the aggregate of billings on uncompleted contracts in excess of related costs is shown as a liability.


    Contract costs include all direct labor and benefits, materials unique to or installed in the project, subcontract costs, and other direct installation costs.

    CASH AND CASH EQUIVALENTS

    For the purpose of reporting cash flows, the Company considers cash on deposit, cash on hand, and financial instruments purchased with an original maturity of three months or less to be cash equivalents.

    MARKETABLE SECURITIES

    Marketable securities are comprised of government bonds and are stated at fair market value. They are classified as "available for sale." Unrealized gains and losses, if any, and the related deferred income tax effects are excluded from earnings and reported as a separate component of shareholders' equity. Realized gains or losses are computed based upon specific identification of securities sold.

    ACCOUNTS RECEIVABLE

    Accounts receivable consists of amounts due from customers. These are uncollateralized, short-term receivables, typically with monthly payment plans. To date, the Company has not experienced material losses resulting from bad debts. As a result, the Company has not established an allowance for doubtful accounts.

    INVENTORY

    Inventory is stated on a first-in, first-out basis, at the lower of cost or market, and consists primarily of supplies.

                               PRIMAX WINDOW CO.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998


NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization are generally provided using the straight-line method. The estimated useful lives of the related assets are as follows:

Transportation equipment.................................  3 to 5 years
Small tools and equipment................................  3 to 5 years
Furniture and fixtures...................................  5 to 7 years
Leasehold improvements...................................  lesser of useful life or life of the lease

    WARRANTIES

    The Company provides the retail customer with a limited warranty covering workmanship and manufacturing defects. The Company provides an accrual for future costs based upon the relationship of prior year's revenues to estimated warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

    ADVERTISING EXPENSE

    The Company accounts for advertising expenditures by charging to expense all amounts as incurred.

    INCOME TAXES

    At April 1, 1997, under the provisions of the Internal Revenue Code, the Company elected to be taxed as an "S" corporation whereby the Company's taxable income or loss and tax credits are passed through to its shareholders.

    Prior to that date, the Company used the liability method, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    For certain of the Company's financial instruments including cash and cash equivalents, accounts receivable, accounts payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amount shown for long-term debt also approximates fair value because current interest rates and terms offered to the Company for similar long-term debt are substantially the same.

    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

                               PRIMAX WINDOW CO.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998


NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RISK CONCENTRATIONS

    The Company's customers are primarily homeowners located in Kentucky, Indiana, and Ohio. In addition, the Company purchases substantially all of its windows from one related-party supplier.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for financial statements issued for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 130 will not have a material effect, if any, on the Company's financial statements.

    In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." This statement establishes additional standards for segment reporting in the financial statements and is effective for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 131 will not have an effect on the Company's financial statements.

NOTE 3--CASH AND CASH EQUIVALENTS

    The Company maintains its cash balances at a bank located in Kentucky. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 1997, the uninsured portions of the balances held at the bank aggregated to $21,116.

NOTE 4--MARKETABLE SECURITIES

    The following is a summary of investment securities:

                                                                      FOR THE
                                              FOR THE YEARS ENDED   FOUR MONTHS
                                                 DECEMBER 31,          ENDED
                                              -------------------    APRIL 30,
                                                1996       1997        1998
                                              --------   --------   -----------
Available for sale securities United States
  Government bonds, at cost and fair
  value.....................................  $451,887   $641,794   $       --
                                              ========   ========   ==========

    Changes in the unrealized holding gains on investment securities available for sale during the year ended December 31, 1997 were immaterial, and as such, have not been reported as a separate component of shareholders' equity.

                               PRIMAX WINDOW CO.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998


NOTE 4--MARKETABLE SECURITIES (CONTINUED)
    The following is a summary of investment earnings recognized in income:

                                                                         FOR THE
                                                 FOR THE YEARS ENDED   FOUR MONTHS
                                                    DECEMBER 31,          ENDED
                                                 -------------------    APRIL 30,
                                                   1996       1997        1998
                                                 --------   --------   -----------
Available for sale securities
  Realized gains...............................   $4,933    $21,700      $8,471
                                                  ======    =======      ======

NOTE 5--CONTRACTS IN PROGRESS

    Contract amounts, accumulated costs, and the related billings to date on completed contracts and contracts in progress were as follows:

                                                      CONTRACT      CONTRACT
                                                       AMOUNTS        COSTS
                                                     -----------   -----------
Contracts in progress at December 31, 1995.........  $   499,421   $    31,117
Contracts initiated during the year................    6,351,727     2,911,704
Contracts completed during the year................   (5,840,446)   (2,773,986)
                                                     -----------   -----------
Contracts in progress at December 31, 1996.........    1,010,702       168,835
Contracts initiated during the year................    7,091,790     3,360,672
Contracts completed during the year................   (7,132,296)   (3,307,853)
                                                     -----------   -----------
  Contracts in progress at December 31, 1997.......      970,196       221,654
Contracts initiated during the year................    1,975,984       873,048
Contracts completed during the year................   (2,150,747)     (964,759)
                                                     -----------   -----------
  Construction contracts in progress at April 30,
    1998...........................................  $   795,433   $   129,943
                                                     ===========   ===========

    Contracts in progress:

                                                                       FOR THE
                                              FOR THE YEARS ENDED    FOUR MONTHS
                                                  DECEMBER 31,          ENDED
                                              --------------------    APRIL 30,
                                                1996        1997        1998
                                              ---------   --------   -----------
Cumulative costs to date....................  $ 168,835   $221,654    $129,943
Less cash collected to date.................    310,181    301,833     195,496
                                              ---------   --------    --------
                                               (141,346)   (80,179)    (65,553)
Plus prepaid commissions on uncompleted
  contracts.................................     84,475     74,412      51,975
                                              ---------   --------    --------
    Net contracts in progress...............  $ (56,871)  $ (5,767)   $(13,578)
                                              =========   ========    ========

                               PRIMAX WINDOW CO.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998


NOTE 5--CONTRACTS IN PROGRESS (CONTINUED)

    Included in the accompanying balance sheet under the following captions:

                                                                       FOR THE
                                              FOR THE YEARS ENDED    FOUR MONTHS
                                                  DECEMBER 31,          ENDED
                                              --------------------    APRIL 30,
                                                1996       1997         1998
                                              --------   ---------   -----------
Costs and prepaid commissions on contracts
  in progress in excess of billings.........  $     --   $ 107,735    $     --
Billings in excess of costs and prepaid
  commissions on contracts in progress......   (56,871)   (113,502)    (13,578)
                                              --------   ---------    --------
    Total...................................  $(56,871)  $  (5,767)   $(13,578)
                                              ========   =========    ========

NOTE 6--CASH SURRENDER VALUE--OFFICERS' LIFE INSURANCE

    The Company is the owner and beneficiary of life insurance policies insuring the lives of Company officers. On April 30, 1998, in connection with the acquisition of the Company by ThermoView Industries, Inc. (see Note 13), these policies were distributed to the officers and majority shareholders in the form of dividend distributions.

NOTE 7--LINE OF CREDIT

    The Company has available a $150,000 line of credit bearing interest at the bank's prime rate (8.25% at December 31, 1996) plus 0.5%. Any borrowings are collateralized by substantially all assets of the Company and are personally guaranteed by the shareholders of the Company. There were no outstanding borrowings as of December 31, 1997 or April 30, 1998. As of December 31, 1996, the balance was $30,000.

                               PRIMAX WINDOW CO.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998


NOTE 8--LONG-TERM DEBT

    Long-term debt consisted of the following:

                                                                                      FOR THE
                                                              FOR THE YEARS ENDED   FOUR MONTHS
                                                                 DECEMBER 31,          ENDED
                                                              -------------------    APRIL 30,
                                                                1996       1997        1998
                                                              --------   --------   -----------
Notes payable to bank, with an aggregate original principal
balance of $89,746, interest rates between 7.9% and 8.25%,
secured by four automobiles, and maturing between January
20, 1997 and November 10, 1999..............................  $25,566    $68,650      $53,290
Note payable to finance company, with a principal balance of
$26,286, an interest rate of 9.25%, secured by a vehicle,
and maturing on February 16, 1998...........................   16,948      3,452           --
Note payable to finance company, with a principal balance of
$9,010, an interest rate of 13%, secured by equipment, and
maturing February 15, 1998..................................    2,655        404           --
                                                              -------    -------      -------
                                                               45,169     72,506       53,290
Less current portion........................................   15,051     47,548       40,058
                                                              -------    -------      -------
  Long-term portion.........................................  $30,118    $24,958      $13,232
                                                              =======    =======      =======

    The following is a schedule by years of future maturities of long-term debt as of December 31, 1997:

YEAR ENDING
DECEMBER 31,
------------
1998............................................   $47,548
1999............................................    24,958
                                                   -------
  TOTAL                                            $72,506
                                                   =======

NOTE 9--EMPLOYEE BENEFIT PLAN

    The Company has a profit sharing plan established in accordance with
Section 401(k) of the Employee Retirement Income Security Act of 1974 as amended. The plan covers substantially all eligible employees. Employee contributions to the plan are elective, and matching contributions by the employer are optional. The Company incurred $20,485 and $24,784 in contribution expense for the years ended December 31, 1996 and 1997, respectively.

NOTE 10--COMMITMENTS AND CONTINGENCIES

    LEASES

    The Company has entered into a non-cancelable operating lease with an affiliated entity (see Note 12) for its corporate offices and facilities. In addition, the Company has entered into various operating lease agreements for vehicles and sales facilities in two outlying markets.

                               PRIMAX WINDOW CO.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998


NOTE 10--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Future minimum rental commitments under these lease agreements with initial or remaining terms of one year or more at December 31, 1997 are as follows:

YEAR ENDING
DECEMBER 31,
------------
1998..............................................  $134,299
1999..............................................   136,138
2000..............................................    90,297
2001..............................................    68,500
                                                    --------
  Total...........................................  $429,234
                                                    ========

    Rent expense was approximately $58,400, $128,400, and $42,900 for the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, respectively.

    LITIGATION

    The Company is involved in various litigation in the normal course of business. The outcome of such litigation is not expected to have an adverse effect on the Company.

NOTE 11--INCOME TAXES

    Significant components of the provision for (benefit from) taxes based on income for the years ended December 31 are as follows:

                                                         FOR THE YEARS ENDED
                                                             DECEMBER 31,
                                                         --------------------
                                                           1996       1997
                                                         --------   ---------
Current
  Federal..............................................  $  3,390   $  21,395
  State................................................     4,380          --
                                                         --------   ---------
                                                            7,770      21,395
                                                         --------   ---------
Deferred
  Federal..............................................    79,409     (88,750)
  State................................................    15,933     (19,482)
                                                         --------   ---------
                                                           95,342    (108,232)
                                                         --------   ---------
    Provision for (benefit from) income taxes..........  $103,112   $ (86,837)
                                                         ========   =========

                               PRIMAX WINDOW CO.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998


NOTE 11--INCOME TAXES (CONTINUED)
    A reconciliation of the provision for (benefit from) income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for income taxes for the years ended
December 31 is as follows:

                                                            FOR THE YEARS ENDED
                                                               DECEMBER 31,
                                                            -------------------
                                                              1996       1997
                                                            --------   --------
Income tax provision (benefit) computed at federal
  statutory tax rate......................................    34.0%     34.0 %
State taxes, net of federal benefit.......................     6.0        --
Differences arising from release of deferred tax liability
  upon change of corporate filing status..................      --     (63.0)
Other.....................................................    19.0        --
                                                             -----     -----
  Total...................................................    59.0%    (29.0)%
                                                             =====     =====

    Significant components of the Company's deferred tax assets and liabilities for federal income taxes consist of the following:

                                                         FOR THE YEARS ENDED
                                                             DECEMBER 31,
                                                         --------------------
                                                           1996        1997
                                                         ---------   --------
Deferred tax assets
  Warranty reserve.....................................  $   8,400   $     --
  Property and equipment...............................      5,081         --
                                                         ---------   --------
                                                            13,481         --
                                                         ---------   --------
Deferred tax liabilities
  Costs and prepaid commissions on contracts in
    progress in excess of billings.....................    111,104         --
  Other................................................     10,609         --
                                                         ---------   --------
                                                           121,713         --
                                                         ---------   --------
    Net deferred tax liability.........................  $(108,232)  $     --
                                                         =========   ========

NOTE 12--RELATED PARTY TRANSACTIONS

    On October 30, 1996, in connection with a sales lease-back transaction, the Company began leasing its primary place of business from the majority shareholder of the Company. The gain on the sale of $46,772 was recorded as a deferred gain on the Company's financial statements. The lease expires
October 31, 2001. Future minimum aggregate lease payments required under the lease are $390,000. For the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, total rent paid to the affiliated company was $13,700, $82,200 and $27,400, respectively. Amortization of the gain was $1,561, $9,360 and $3,015 during the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, respectively.

                               PRIMAX WINDOW CO.

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998


NOTE 12--RELATED PARTY TRANSACTIONS (CONTINUED)
    During the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, the Company purchased substantially all of its windows from a supplier partially owned by the Company's majority shareholder. Purchases from this supplier were $2,040,094, $2,344,041, and $692,965 for the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, respectively.

    During the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, the Company retained an advertising agency that was owned by the Company's majority shareholder. Expenditures related to this agency were $513,078, $545,524, and $86,166 for the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, respectively.

    During the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, the Company conducted business with a company owned by the Company's majority shareholder for messenger services. Expenditures related to this Company were $10,068, $40,277, and $13,439 for the years ended
December 31, 1996 and 1997 and the four months ended April 30, 1998, respectively.

    During the year ended December 31, 1997 and the four months ended April 30, 1998, the Company charged administrative fees to a company owned by the majority shareholder of the Company. Fees charged during the year ended December 31, 1997 and the four months ended April 30, 1998 were $42,100 and $48,800 respectively.

    During the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, the Company entered into certain notes receivable agreements with the two shareholders of the Company. As of December 31, 1996 and 1997 and April 30, 1998, the Company was owed $137,494, $17,655 and $73,140 respectively. Interest rates on these notes ranged from 6% to 8%, and all balances were paid in full following April 30, 1998.

    During the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, the Company entered into notes receivable agreements with two companies controlled by the majority shareholder. Amounts owed the Company were $180,401, $118,114, and $99,144 at December 31, 1996 and 1997 and April 30,
1998, respectively. Interest rates on the notes were 9.25% and 15%, and the notes are due on October 6, 1998, and August 7, 1999. The Company is current on these obligations.

    During the year ended December 31, 1996, the Company leased an office with its primary location of business to a related entity. Total rent collected for the year was $14,000. The lease expired on October 30, 1996.

NOTE 13--ACQUISITION

    On April 30, 1998, 100% of the Company's common stock was acquired by ThermoView Industries, Inc.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
The Rolox Companies

    We have audited the accompanying combined balance sheets of The Rolox Companies as of December 31, 1996, 1997 and April 30, 1998, and the related combined statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1997 and the four months ended April 30, 1998. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of The Rolox Companies as of December 31, 1996, 1997 and April 30, 1998, and the combined results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 and the four months ended April 30, 1998 in conformity with generally accepted accounting principles.

                                          SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 23, 1998

                              THE ROLOX COMPANIES

                            COMBINED BALANCE SHEETS


            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998


                                                                  DECEMBER 31,
                                                              ---------------------   APRIL 30,
                                                                1996        1997        1998
                                                              ---------   ---------   ---------
                                      ASSETS
Current assets
  Cash and cash equivalents.................................  $     611   $   3,504   $   2,120
  Accounts receivable, net of allowance for doubtful
    accounts of $10,000 for all periods.....................    184,058     157,325     156,002
  Inventory.................................................     46,250      46,250      46,250
  Costs and prepaid commissions on contracts in progress in
    excess of billings......................................    190,153      55,589      90,007
  Prepaid expenses..........................................      1,544       9,784       1,051
                                                              ---------   ---------   ---------
      Total current assets..................................    422,616     272,452     295,430
                                                              ---------   ---------   ---------

Property and equipment
  Furniture and fixtures....................................     50,001      58,190      58,190
  Vehicles..................................................     92,442      32,580      69,348
                                                              ---------   ---------   ---------
                                                                142,443      90,770     127,538
  Less accumulated depreciation.............................     68,605      66,010      69,875
                                                              ---------   ---------   ---------
      Total property and equipment..........................     73,838      24,760      57,663
                                                              ---------   ---------   ---------
        Total assets........................................  $ 496,454   $ 297,212   $ 353,093
                                                              =========   =========   =========

                       LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
  Current portion of long-term debt.........................  $   5,744   $   6,189   $  21,026
  Accounts payable..........................................    232,639     196,341     315,831
  Overdraft at bank.........................................     32,061          --          --
  Accrued liabilities:
    Payroll.................................................    101,115     100,042      90,961
    Warranty................................................     37,500      37,500      37,500
    Other...................................................     63,406      55,047      87,900
  Billings in excess of costs and prepaid commissions on
    contracts in progress...................................    183,652      72,738      14,373
                                                              ---------   ---------   ---------
    Total current liabilities...............................    656,117     467,857     567,591
Long-term debt, net of current portion......................     11,741       5,552      24,818
                                                              ---------   ---------   ---------
    Total liabilities.......................................    667,858     473,409     592,409
                                                              ---------   ---------   ---------
Commitments and contingencies

Shareholders' deficit
  Rolox of Kansas City, Inc.:
    Common stock, $1.00 par value, 100 shares authorized,
      issued and outstanding................................        100         100         100
    Additional paid in capital..............................        400         400         400
  Rolox of Wichita, Inc.:
    Common stock, $1.00 par value, 1,000 shares authorized,
      issued and outstanding................................      1,000       1,000       1,000
  Accumulated deficit.......................................   (172,904)   (177,697)   (240,816)
                                                              ---------   ---------   ---------
    Total shareholders' deficit.............................   (171,404)   (176,197)   (239,316)
                                                              ---------   ---------   ---------
      Total liabilities and shareholders' deficit...........  $ 496,454   $ 297,212   $ 353,093
                                                              =========   =========   =========

   The accompanying notes are an integral part of these financial statements.

                              THE ROLOX COMPANIES

                       COMBINED STATEMENTS OF OPERATIONS


        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
                    FOR THE FOUR MONTHS ENDED APRIL 30, 1998


                                                                                     FOR THE FOUR
                                                            FOR THE YEARS ENDED         MONTHS
                                                               DECEMBER 31,             ENDED
                                                         -------------------------    APRIL 30,
                                                            1996          1997           1998
                                                         -----------   -----------   ------------
Contract revenues......................................  $10,651,741   $10,353,840    $3,786,513
Contract costs.........................................    4,154,276     4,086,011     1,645,687
                                                         -----------   -----------    ----------
Gross profit...........................................    6,497,465     6,267,829     2,140,826
                                                         -----------   -----------    ----------
Operating expenses
  Advertising..........................................      761,608       704,607       225,139
  Selling..............................................    2,343,531     2,299,615       806,351
  General and administrative...........................    3,293,800     3,259,499     1,171,920
                                                         -----------   -----------    ----------
    Total operating expenses...........................    6,398,939     6,263,721     2,203,410
                                                         -----------   -----------    ----------
Income (loss) from operations..........................       98,526         4,108       (62,584)
                                                         -----------   -----------    ----------
Other expense
  Interest expense.....................................         (671)       (1,191)         (535)
  Loss on sale of property and equipment...............           --        (7,710)           --
                                                         -----------   -----------    ----------
    Total other expense................................         (671)       (8,901)         (535)
                                                         -----------   -----------    ----------
Net income (loss)......................................  $    97,855   $    (4,793)   $  (63,119)
                                                         ===========   ===========    ==========

   The accompanying notes are an integral part of these financial statements.

                              THE ROLOX COMPANIES

                  COMBINED STATEMENTS OF SHAREHOLDERS' DEFICIT


        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
                    FOR THE FOUR MONTHS ENDED APRIL 30, 1998


                                                                             ROLOX OF
                                        ROLOX OF KANSAS CITY, INC.         WICHITA, INC.
                                     --------------------------------   -------------------
                                        COMMON STOCK       ADDITIONAL      COMMON STOCK
                                     -------------------    PAID-IN     -------------------   ACCUMULATED
                                      SHARES     AMOUNT     CAPITAL      SHARES     AMOUNT      DEFICIT       TOTAL
                                     --------   --------   ----------   --------   --------   -----------   ---------
Balance, December 31, 1995.........    100        $100        $400       1,000      $1,000     $(270,759)   $(269,259)
Net income.........................                                                               97,855       97,855
                                       ---        ----        ----       -----      ------     ---------    ---------
Balance, December 31, 1996.........    100         100         400       1,000       1,000      (172,904)    (171,404)
Net loss...........................                                                               (4,793)      (4,793)
                                       ---        ----        ----       -----      ------     ---------    ---------
Balance, December 31, 1997.........    100         100         400       1,000       1,000      (177,697)    (176,197)
Net loss...........................                                                              (63,119)     (63,119)
                                       ---        ----        ----       -----      ------     ---------    ---------
Balance, April 30, 1998............    100        $100        $400       1,000      $1,000     $(240,816)   $(239,316)
                                       ===        ====        ====       =====      ======     =========    =========

   The accompanying notes are an integral part of these financial statements.

                              THE ROLOX COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS


        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
                    FOR THE FOUR MONTHS ENDED APRIL 30, 1998


                                                                                       FOR THE
                                                              FOR THE YEARS ENDED    FOUR MONTHS
                                                                  DECEMBER 31,          ENDED
                                                              --------------------    APRIL 30,
                                                                1996        1997        1998
                                                              ---------   --------   -----------
Cash flows from operating activities
  Net income (loss).........................................  $  97,855   $ (4,793)   $(63,119)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities
    Depreciation............................................     11,699     10,953       3,865
    Loss on sale of property and equipment..................         --      7,710          --
  (Increase) decrease in
    Accounts receivable.....................................    (34,833)    26,731       1,323
    Costs and prepaid commissions on contracts in progress
      in excess of billings.................................    (14,123)    44,085     (34,418)
    Prepaid expenses........................................      6,208     (8,240)      8,733
  Increase (decrease) in
    Accounts payable........................................   (130,611)   (36,838)    119,490
    Other accrued liabilities...............................      5,987     (8,891)     23,772
    Billings in excess of costs and prepaid commissions on
      contracts in progress.................................     55,959    (20,433)    (58,365)
                                                              ---------   --------    --------
    Net cash provided by (used in) operating activities.....     (1,859)    10,284       1,281
                                                              ---------   --------    --------
Cash flows from investing activities
  Purchase of property and equipment........................     (9,335)    (8,354)         --
  Proceeds from sale of property and equipment..............      9,301     38,769          --
                                                              ---------   --------    --------
    Net cash provided by (used in) investing activities.....        (34)    30,415          --
                                                              ---------   --------    --------
Cash flows from financing activities
  Net change in overdraft at bank...........................      4,190    (32,061)         --
  Payments on notes payable.................................    (10,137)    (5,745)     (2,665)
                                                              ---------   --------    --------
    Net cash used in financing activities...................     (5,947)   (37,806)     (2,665)
                                                              ---------   --------    --------
    Net increase (decrease) in cash and cash equivalents....     (7,840)     2,893      (1,384)
Cash and cash equivalents, beginning of period..............      8,451        611       3,504
                                                              ---------   --------    --------
Cash and cash equivalents, end of period....................  $     611   $  3,504    $  2,120
                                                              =========   ========    ========
Supplemental disclosures of cash flow information
  Interest paid.............................................  $     671   $  1,191    $    535
                                                              =========   ========    ========
  Income taxes paid.........................................  $      --   $     --    $     --
                                                              =========   ========    ========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

    On September 13, 1996, the Company purchased property and equipment with a note payable in the amount of $18,808.

    On March 18, 1998, the Company purchased fixed assets with notes payable in the amount of $36,768.

   The accompanying notes are an integral part of these financial statements.

                              THE ROLOX COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS


            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998


NOTE 1--BUSINESS ACTIVITY AND BASIS OF PRESENTATION

    The combined financial statements include the accounts and transactions of Rolox of Kansas City, Inc., and Rolox of Wichita, Inc., together referred to herein as "the Company." All material intercompany transactions and accounts have been eliminated in the accompanying combined financial statements.

    Management has chosen to omit RMS, Inc. ("RMS") from these combined financial statements. RMS performs as a management company which employs the Company's officers and collects fees for their services. Management believes inclusion of RMS in these financial statements would have an immaterial effect.

    The accompanying financial statements are presented on a combined basis as each of the combined companies is owned by a common shareholder group, and the Company comprises one operating segment primarily engaged in the design, retail sale and installation of state-of-the-art vinyl replacement windows for the existing home market. The majority of contracts are financed for the customers by third party finance companies.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    METHOD OF ACCOUNTING FOR WINDOW INSTALLATION CONTRACTS


    The accompanying financial statements have been prepared using the completed contract-method of accounting for fixed-price contracts since the contracts are of a short duration. Accordingly, revenue and costs of individual contracts are included in operations in the year during which they are completed. Losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of costs in uncompleted contracts in excess of related billings is shown as an asset, and the aggregate of billings on uncompleted contracts in excess of related costs is shown as a liability.


    Contract costs include all direct labor and benefits, materials unique to or installed in the project, subcontract costs, and other direct installation costs.

    CASH AND CASH EQUIVALENTS

    For the purpose of reporting cash flows, the Company considers cash on deposit, cash on hand, and financial instruments purchased with an original maturity of three months or less to be cash equivalents.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    For certain of the Company's financial instruments including cash and cash equivalents, accounts receivable, accounts payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amount shown for long-term debt also approximates fair value because current interest rates and terms offered to the Company for similar long-term debt are substantially the same.

    INVENTORY

    Inventory is stated on a first-in, first-out basis, at the lower of cost or market, and consists primarily of supplies.

                              THE ROLOX COMPANIES

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998


NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is generally provided using the straight-line method. The estimated useful lives of the related assets are as follows:

Furniture and fixtures......................................  5 to 7 years
Vehicles....................................................  3 to 5 years

    WARRANTIES

    The Company provides the retail customer with a limited warranty covering workmanship and manufacturing defects. The Company provides an accrual for future warranty costs based upon the relationship of prior year's revenues to estimated warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

    ADVERTISING EXPENSE

    The Company accounts for advertising expenditures by charging to expense all amounts as incurred.

    INCOME TAXES

    The two companies comprising the Company have elected to be taxed as S corporations under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the companies do not pay federal income taxes on their taxable income. Instead the shareholders are liable for federal income taxes on the companies' taxable income.

    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RISK CONCENTRATIONS

    The Company's customers are primarily homeowners located in Missouri and Kansas. In addition, the Company purchases substantially all of its windows from one related party supplier.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is

                              THE ROLOX COMPANIES

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998


NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) effective for financial statements issued for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 130 will not have a material effect, if any, on the Company's financial statements.

    In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." This statement establishes additional standards for segment reporting in the financial statements and is effective for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 131 will not have an effect on the Company's financial statements.

NOTE 3--CASH AND CASH EQUIVALENTS

    The Company maintains its cash balance at banks. Balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 1997, the uninsured portion of the balance held at the bank aggregated to $19,998.

NOTE 4--ACCOUNTS RECEIVABLE

    Accounts receivable consist primarily of amounts due from financing companies related to construction projects already complete. The Company has recorded an allowance for doubtful accounts of $10,000 and believes this to be sufficient for any uncollectible amounts.

NOTE 5--CONTRACTS IN PROGRESS

    Contract amounts, accumulated costs, and the related billings to date on completed contracts and contracts in progress were as follows:

                                                      CONTRACT      CONTRACT
                                                      AMOUNTS         COSTS
                                                    ------------   -----------
Contracts in progress at December 31, 1995........  $  1,658,923   $   117,413
Contracts initiated during the year...............    10,621,354     4,152,305
Contracts completed during the year...............   (10,651,741)   (4,154,276)
                                                    ------------   -----------

Contracts in progress at December 31, 1996........     1,628,536       115,442
Contracts initiated during the year...............    10,295,836     4,053,617
Contracts completed during the year...............   (10,353,840)   (4,086,011)
                                                    ------------   -----------

Contracts in progress at December 31, 1997........     1,570,532        83,048
Contracts initiated during the year...............     4,153,588     1,732,643
Contracts completed during the year...............    (3,786,513)   (1,645,687)
                                                    ------------   -----------
  Construction contracts in progress at April 30,
    1998..........................................  $  1,937,607   $   170,004
                                                    ============   ===========

                              THE ROLOX COMPANIES

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998


NOTE 5--CONTRACTS IN PROGRESS (CONTINUED)
    Contracts in progress:

                                            FOR THE YEARS ENDED    FOR THE FOUR
                                               DECEMBER 31,        MONTHS ENDED
                                           ---------------------    APRIL 30,
                                             1996        1997          1998
                                           ---------   ---------   ------------
Cumulative costs to date.................  $ 115,442   $  83,048     $170,004
Less cash collected to date..............    229,327     204,318      225,269
                                           ---------   ---------     --------
                                            (113,885)   (121,270)     (55,265)
Plus prepaid commissions on uncompleted
  contracts..............................    120,386     104,121      130,899
                                           ---------   ---------     --------
  Net contracts in progress..............  $   6,501   $ (17,149)    $ 75,634
                                           =========   =========     ========

    Included in the accompanying combined balance sheet under the following captions:

                                            FOR THE YEARS ENDED    FOR THE FOUR
                                                DECEMBER 31,       MONTHS ENDED
                                            --------------------    APRIL 30,
                                              1996        1997         1998
                                            ---------   --------   ------------
Costs and prepaid commissions on contracts
  in progress in excess of billings.......  $ 190,153   $ 55,589     $ 90,007
Billings in excess of costs and prepaid
  commissions on contracts in progress....   (183,652)   (72,738)     (14,373)
                                            ---------   --------     --------
  Total...................................  $   6,501   $(17,149)    $ 75,634
                                            =========   ========     ========

NOTE 6--LONG-TERM DEBT

    Long-term debt consisted of the following:

                                                              FOR THE YEARS ENDED   FOR THE FOUR
                                                                 DECEMBER 31,       MONTHS ENDED
                                                              -------------------    APRIL 30,
                                                                1996       1997         1998
                                                              --------   --------   ------------
Notes payable to bank, with an original principal balance of
  $18,808, bearing interest at a rate of 8.1%, secured by an
  automobile, and maturing on October 13, 1998..............  $17,485    $11,741      $ 9,733
Notes payable to bank, with an original principal balance of
  $36,768, bearing interest at rates ranging from 7.6% to
  8.1%, secured by vehicles, and maturing on March 18,
  2002......................................................       --         --       36,111
                                                              -------    -------      -------
                                                               17,485     11,741       45,844
Less current portion........................................    5,744      6,189       21,026
                                                              -------    -------      -------
  Long-term portion.........................................  $11,741    $ 5,552      $24,818
                                                              =======    =======      =======

                              THE ROLOX COMPANIES

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998


NOTE 6--LONG-TERM DEBT (CONTINUED)
    The following is a schedule by years of future maturities of long-term debt as of December 31, 1997:

YEAR ENDING DECEMBER 31,
------------------------
1998........................................................  $ 6,189
1999........................................................    5,552
                                                              -------
  Total.....................................................  $11,741
                                                              =======

NOTE 7--EMPLOYEE BENEFIT PLAN

    The Company has a profit sharing plan established in accordance with Section 401(k) of the Employee Retirement Income Security Act of 1974 as amended. The plan covers substantially all eligible employees. Employee contributions to the plan are elective, and matching contributions by the employer are optional. The Company incurred $92,000 and $81,000 in contribution expense for the years ended December 31, 1996 and 1997, respectively. No contribution was made for the four months ended April 30, 1998.

NOTE 8--COMMITMENTS AND CONTINGENCIES

    LEASES

    The Company has entered into certain non-cancelable operating leases with related parties for its corporate offices and facilities and for computer equipment. In addition, the Company has entered into various operating lease agreements for vehicles.

    Future minimum rental commitments under these lease agreements with initial or remaining terms of one year or more at December 31, 1997 are as follows:

YEAR ENDING DECEMBER 31,
------------------------
1998........................................................  $  271,709
1999........................................................     285,801
2000........................................................     272,964
2001........................................................     269,200
2002........................................................      89,733
                                                              ----------
  Total.....................................................  $1,189,407
                                                              ==========

    Rent expense was $190,183 and $202,258 for the years ended December 31, 1996 and 1997, respectively, and $72,033 for the four-month period ended April 30, 1998.

    LITIGATION

    The Company is involved in various litigation arising from the normal course of business. The outcome of such litigation is not expected to have an adverse effect on the Company.

                              THE ROLOX COMPANIES

            DECEMBER 31, 1996, DECEMBER 31, 1997 AND APRIL 30, 1998


NOTE 9--RELATED PARTY TRANSACTIONS


    During the years ended December 31, 1996 and 1997 and for the four months ended April 30, 1998, the Company paid fees to a related company for management services in the amounts of $2,196,984, $1,957,439 and $680,000, respectively.


    During the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, the Company purchased substantially all of its windows from a supplier partially owned by the Company's majority shareholder. Purchases from this supplier were $2,085,280, $2,230,765 and $564,858 for the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, respectively.

    During the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, the Company retained an advertising agency that was owned by the Company's majority shareholder. Expenditures related to this agency were $766,761, $660,370, and $232,816 for the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, respectively.

    During the years ended December 31, 1996 and 1997, the Company had entered into operating leases with a related party as follows:

- The Company leases facilities in Grandview, Missouri from a company owned by the majority shareholder under two separate leases. Both leases expire on April 30, 2002, and required monthly payments of $8,333 and $3,667.

- The Company leases facilities in Wichita, Kansas, from an affiliated entity owned by the Company's majority shareholder. The lease expires April 30, 2002, and requires monthly payments of $5,100.

- The Company leases certain computer and telephone equipment from the majority shareholder of the Company. The lease expires on April 30, 1998 and requires monthly payments of $4,500.

NOTE 10--ACQUISITION

    On April 30, 1998, 100% of the common stock of each of the companies comprising the Company was acquired by ThermoView Industries, Inc.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
American Home Remodeling

    We have audited the accompanying balance sheets of American Home Remodeling as of December 31, 1997 and July 9, 1998, and the related statements of operations, shareholders' equity, and cash flows for the year ended December 31, 1997 and the period from January 1, 1998 through July 9, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Home Remodeling as of December 31, 1997 and July 9, 1998, and the results of its operations and its cash flows for the year ended December 31, 1997 and the period from January 1, 1998 through July 9, 1998 in conformity with generally accepted accounting principles.

                                          SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 5, 1999

                            AMERICAN HOME REMODELING

                                 BALANCE SHEETS


                       DECEMBER 31, 1997 AND JULY 9, 1998


                                                              DECEMBER 31,   JULY 9,
                                                                  1997         1998
                                                              ------------   --------
                                       ASSETS
Current assets
  Cash......................................................    $     --     $ 80,415
  Accounts receivable, net of allowance for doubtful
    accounts of $38,000 and $50,000.........................      16,359        2,562
                                                                --------     --------
    Total current assets....................................      16,359       82,977
                                                                --------     --------
Furniture and equipment
  Office equipment..........................................      89,398       91,142
  Less accumulated depreciation.............................      81,085       82,884
                                                                --------     --------
    Total furniture and equipment...........................       8,313        8,258
                                                                --------     --------
Other assets
  Deposits..................................................       4,752        4,752
  Due from officers.........................................     110,832           --
                                                                --------     --------
      Total assets..........................................    $140,256     $ 95,987
                                                                ========     ========

                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Bank overdraft............................................    $ 18,343     $     --
  Lines of credit...........................................      23,525      121,525
  Accounts payable..........................................     321,945      337,587
  Billings in excess of costs and prepaid commissions on
    contracts in progress...................................     115,071      203,303
  Accrued liabilities.......................................     112,742      148,073
  Due to related party......................................     153,560      113,893
                                                                --------     --------
    Total current liabilities...............................     745,186      924,381
                                                                --------     --------
Commitments and contingencies
Shareholders' equity
  Common stock, no par value
    100,000 shares authorized
    40,000 shares issued and outstanding
  Accumulated deficit.......................................    (604,930)    (828,394)
                                                                --------     --------
    Total shareholders' deficit.............................    (604,930)    (828,394)
                                                                --------     --------
      Total liabilities and shareholders' deficit...........    $140,256     $ 95,987
                                                                ========     ========

   The accompanying notes are an integral part of these financial statements.

                            AMERICAN HOME REMODELING

                            STATEMENTS OF OPERATIONS


                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND
            FOR THE PERIOD FROM JANUARY 1, 1998 THROUGH JULY 9, 1998


                                                                             FOR THE PERIOD
                                                                                  FROM
                                                                               JANUARY 1,
                                                                FOR THE           1998
                                                               YEAR ENDED       THROUGH
                                                              DECEMBER 31,      JULY 9,
                                                                  1997            1998
                                                              ------------   --------------
Contract revenues...........................................   $6,325,454      $3,343,847
Contract costs..............................................    3,028,114       1,262,510
                                                               ----------      ----------
Gross profit................................................    3,297,340       2,081,337
                                                               ----------      ----------
Operating expenses
  Advertising...............................................      269,452          37,375
  Selling...................................................    1,546,721         699,284
  General and administrative................................    1,620,905       1,336,568
                                                               ----------      ----------
    Total operating expenses................................    3,437,078       2,073,227
                                                               ----------      ----------
Income (loss) from operations...............................     (139,738)          8,110
                                                               ----------      ----------
Other income (expense)
  Interest income...........................................        9,433             542
  Interest expense..........................................       (1,998)         (4,587)
                                                               ----------      ----------
    Total other income (expense)............................        7,435          (4,045)
                                                               ----------      ----------
Income (loss) before provision for income taxes.............     (132,303)          4,065
Provision for income taxes..................................        1,775              --
                                                               ----------      ----------
      Net income (loss).....................................   $ (134,078)     $    4,065
                                                               ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                            AMERICAN HOME REMODELING

                       STATEMENTS OF SHAREHOLDERS' EQUITY


                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND
            FOR THE PERIOD FROM JANUARY 1, 1998 THROUGH JULY 9, 1998


                                                            COMMON STOCK
                                                         -------------------   RETAINED
                                                          SHARES     AMOUNT    EARNINGS      TOTAL
                                                         --------   --------   ---------   ---------
Balance, December 31, 1996.............................   40,000      $ --     $(422,252)  $(422,252)
Distributions to shareholders..........................                          (48,600)    (48,600)
Net loss...............................................                         (134,078)   (134,078)
                                                          ------      ----     ---------   ---------
Balance, December 31, 1997.............................   40,000        --      (604,930)   (604,930)
Distributions to shareholders..........................                         (227,529)   (227,529)
Net income.............................................                            4,065       4,065
                                                          ------      ----     ---------   ---------
Balance, July 9, 1998..................................   40,000      $ --     $(828,394)  $(828,394)
                                                          ======      ====     =========   =========

   The accompanying notes are an integral part of these financial statements.

                            AMERICAN HOME REMODELING

                            STATEMENTS OF CASH FLOWS


                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND
            FOR THE PERIOD FROM JANUARY 1, 1998 THROUGH JULY 9, 1998


                                                                              FOR THE PERIOD FROM
                                                                 FOR THE        JANUARY 1, 1998
                                                               YEAR ENDED           THROUGH
                                                              DECEMBER 31,          JULY 9,
                                                                  1997               1998
                                                              -------------   -------------------
Cash flows from operating activities
  Net income (loss).........................................    $(134,078)         $   4,065
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities
      Depreciation..........................................       21,359              1,799
  (Increase) decrease in
    Billings in excess of costs and prepaid commissions.....       26,613             88,232
    Accounts receivable.....................................       (2,894)            13,797
    Deposits................................................       (1,064)                --
  Increase (decrease) in
    Accounts payable........................................      (44,919)            15,642
    Other accrued liabilities...............................       87,741             35,331
                                                                ---------          ---------
      Net cash provided by (used in) operating activities...      (47,242)           158,866
                                                                ---------          ---------

Cash flows from investing activities
  Purchase of furniture and equipment.......................      (16,325)            (1,744)
                                                                ---------          ---------
      Net cash used in investing activities.................      (16,325)            (1,744)
                                                                ---------          ---------

Cash flows from financing activities
  Net borrowing from officers...............................       31,248                 --
  Net borrowing from (payments to) related parties..........       20,000            (39,667)
  Net borrowing on lines of credit..........................       23,525             98,000
  Cash distributions to shareholders........................      (48,600)          (116,697)
                                                                ---------          ---------
      Net cash provided by (used in) financing activities...       26,173            (58,364)
                                                                ---------          ---------
        Net increase (decrease) in cash and cash
          equivalents.......................................      (37,394)            98,758

Cash and cash equivalents (bank overdraft), beginning of
  period....................................................       19,051            (18,343)
                                                                ---------          ---------

Cash and cash equivalents (bank overdraft), end of period...    $ (18,343)         $  80,415
                                                                =========          =========

Supplemental disclosures of cash flow information
  Interest paid.............................................    $   1,998          $   4,587
                                                                =========          =========
  Income taxes paid.........................................    $     975          $     800
                                                                =========          =========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

    During the period January 1, 1998 to July 9, 1998, $110,832 of amounts due from officers were distributed to the officers (shareholders) in the form of distributions to shareholders.

   The accompanying notes are an integral part of these financial statements.

                            AMERICAN HOME REMODELING

                         NOTES TO FINANCIAL STATEMENTS


                       DECEMBER 31, 1997 AND JULY 9, 1998


NOTE 1--BUSINESS ACTIVITY

    American Home Remodeling (the "Company") is a California corporation, founded March 17, 1992. The Company's primary line of business is installing replacement windows for the existing home market. The Company markets its products primarily through the use of an extensive telemarketing effort. The Company retains independent contractors for the installation of its products at the customer's site.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    METHOD OF ACCOUNTING FOR WINDOW INSTALLATION AND CONTRACTS


    The accompanying financial statements have been prepared using the completed-contract method of accounting for fixed-price contracts since the contracts are of a short duration. Accordingly, revenue and costs of individual contracts are included in operations in the year during which they are completed. Losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of costs in uncompleted contracts in excess of related billings is shown as an asset, and the aggregate of billings on uncompleted contracts in excess of related costs is shown as a liability.


    Contract costs include all direct labor and benefits, materials unique to or installed in the project, subcontract costs, and other direct installation costs.

    CASH AND CASH EQUIVALENTS

    For the purpose of reporting cash flows, the Company considers cash on deposit, cash on hand, and financial instruments purchased with an original maturity of three months or less to be cash equivalents.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    For certain of the Company's financial instruments including cash and cash equivalents, other receivables, accounts payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities.

    FURNITURE AND EQUIPMENT

    Furniture and equipment are stated at cost. Depreciation is generally provided using the straight-line method over the estimated useful lives of the assets of three to five years.

    WARRANTIES

    The Company has a three-year warranty covering workmanship. The Company provides an accrual for future warranty costs based upon the relationship of prior year's revenues to estimated warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

    INCOME TAXES

    Under the provisions of the Internal Revenue Code, the Company has elected to be taxed as an "S" corporation, whereby the Company's taxable income or loss and tax credits are passed through to its shareholders.

                            AMERICAN HOME REMODELING

                       DECEMBER 31, 1997 AND JULY 9, 1998


NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RISK CONCENTRATIONS

    The Company's customers are primarily homeowners located in Southern California. The Company purchases substantially all of its Tex-Coting material from one supplier. Purchases from this supplier were 56% of the Company's total cost of sales for both the year ended December 31, 1997 and the period from January 1, 1998 through July 9, 1998.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for financial statements issued for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 130 will not have a material effect, if any, on the Company's financial statements.

    In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." This statement establishes additional standards for segment reporting in the financial statements and is effective for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 131 will not have an effect on the Company's financial statements.

                            AMERICAN HOME REMODELING

                       DECEMBER 31, 1997 AND JULY 9, 1998


NOTE 3--CONTRACTS IN PROGRESS

    For the year ended December 31, 1997 and the period from January 1, 1998 through July 9, 1998, contract amounts, accumulated costs, and the related billings to date on completed contracts and contracts in progress were as follows:

                                                      CONTRACT      CONTRACT
                                                       AMOUNTS        COSTS
                                                     -----------   -----------
Contracts in progress at December 31, 1996.........  $   365,677   $    69,252
Contracts initiated during the year................    6,413,819     3,013,356
Contracts completed during the year................   (6,325,454)   (3,028,114)
                                                     -----------   -----------

Contracts in progress at December 31, 1997.........      454,042        54,494
Contracts initiated during the period..............    3,465,492     1,265,617
Contracts completed during the period..............   (3,343,847)   (1,262,510)
                                                     -----------   -----------

  Contracts in progress at July 9, 1998............  $   575,687   $    57,601
                                                     ===========   ===========

    Contracts in progress:

                                                                FOR THE PERIOD FROM
                                                   FOR THE        JANUARY 1, 1998
                                                  YEAR ENDED          THROUGH
                                                 DECEMBER 31,         JULY 9,
                                                     1997              1998
                                                 ------------   -------------------
Cumulative costs to date.......................    $  54,494         $  57,601
Plus prepaid commissions to date...............       28,468            39,140
Less cash collected to date....................     (198,033)         (300,044)
                                                   ---------         ---------
    Net contracts in progress..................    $(115,071)        $(203,303)
                                                   =========         =========

    Included in the accompanying balance sheet under the following caption:

                                                                FOR THE PERIOD FROM
                                                   FOR THE        JANUARY 1, 1998
                                                  YEAR ENDED          THROUGH
                                                 DECEMBER 31,         JULY 9,
                                                     1997              1998
                                                 ------------   -------------------
Billings in excess of costs and prepaid
  commissions on contracts in progress.........    $(115,071)        $(203,303)
                                                   =========         =========

NOTE 4--LINES OF CREDIT

    The Company had available a $25,000 line of credit bearing interest at 9.75%. Any borrowings are collateralized by substantially all assets of the Company and are personally guaranteed by the shareholders of the Company. Outstanding borrowings as of December 31, 1997 and July 9, 1998 were $23,525 for both periods.

                            AMERICAN HOME REMODELING

                       DECEMBER 31, 1997 AND JULY 9, 1998


NOTE 4--LINES OF CREDIT (CONTINUED)
    The Company also had available a $100,000 line of credit, bearing interest at 10%. Any borrowings are collateralized by substantially all the assets of the Company and are personally guaranteed by the shareholders of the Company. Outstanding borrowings as of July 9, 1998 were $98,000.

NOTE 5--COMMITMENTS AND CONTINGENCIES

    LEASES

    The Company has entered into an operating lease agreement for its facility. The lease is terminable in 1999. The minimum rental commitment under this lease agreement at December 31, 1997 is $48,450.

    Management intends to extend the lease upon termination of the original agreement.

    Rent expense was approximately $56,060 and $28,638 for the year ended December 31, 1997 and for the period from January 1, 1998 through July 9, 1998.

NOTE 6--RELATED PARTY TRANSACTIONS

    During the year ended December 31, 1997, the Company had two notes payable aggregating $153,560 due to related party, bearing interest at 0% and 10%. Both notes have no stated due date. Balances due aggregated to $113,893 at July 9, 1998.

    At December 31, 1997, the Company maintained two draw accounts receivable aggregating to $110,832 from officers of the Company. The amounts are payable on demand and bear no interest. During the period from January 1, 1998 through July 9, 1998, the Company distributed the accounts in the form of distributions to shareholders.

NOTE 7--SUBSEQUENT EVENTS

    On July 9, 1998, 100% of the Company's common stock was acquired by ThermoView Industries, Inc.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
Five Star Builders, Inc.

    We have audited the accompanying balance sheets of Five Star Builders, Inc. as of December 31, 1996 and 1997 and July 13, 1998, and the related statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1997 and the period from January 1, 1998 through July 13, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Five Star Builders, Inc. as of December 31, 1996 and 1997 and July 13, 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 and the period from January 1, 1998 through July 13, 1998 in conformity with generally accepted accounting principles.

                                          SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
December 30, 1998

                            FIVE STAR BUILDERS, INC.

                                 BALANCE SHEETS


             DECEMBER 31, 1996, DECEMBER 31, 1997 AND JULY 13, 1998


                                                                  DECEMBER 31,
                                                              ---------------------   JULY 13,
                                                                1996        1997        1998
                                                              --------   ----------   --------
                                            ASSETS
Current assets
  Cash and cash equivalents.................................  $ 98,087   $  424,422   $ 74,963
  Costs and prepaid commissions on contracts in progress in
    excess of billings......................................    17,186       18,565     40,287
  Accounts receivable, net of allowance for doubtful
    accounts of $12,363, $13,877, and $14,328...............   296,702      283,655    240,694
  Other receivables.........................................    33,936       16,190     21,836
  Prepaid assets............................................    10,304        3,385     24,133
  Deferred tax asset........................................        --           --      3,768
  Income tax receivable.....................................        --           --    183,812
                                                              --------   ----------   --------
    Total current assets....................................   456,215      746,217    589,493
Furniture and equipment
  Furniture and fixtures....................................    73,096       71,744     81,247
  Equipment.................................................   226,467      311,500    331,490
  Leasehold improvements....................................     2,146        2,146     25,774
                                                              --------   ----------   --------
                                                               301,709      385,390    438,511
  Less accumulated depreciation.............................    66,224      108,070    153,753
                                                              --------   ----------   --------
    Total furniture and equipment...........................   235,485      277,320    284,758
Other assets
  Deposits..................................................     5,252        5,252     11,894
                                                              --------   ----------   --------
    Total assets............................................  $696,952   $1,028,789   $886,145
                                                              ========   ==========   ========

                             LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Accounts payable..........................................  $119,954   $   57,964   $ 90,725
  Accrued liabilities:
    Payroll and related.....................................    85,275      129,010    186,254
    Warranty................................................        --       40,865     48,664
  Income taxes payable......................................   136,815      247,851    197,504
  Deferred taxes............................................     5,282        4,977         --
  Current portion of capital lease obligation...............    61,437       96,959     75,010
  Accrued legal settlement..................................        --           --    142,000
                                                              --------   ----------   --------
    Total current liabilities...............................   408,763      577,626    740,157
Capital lease obligation, net of current portion............    28,535       26,301         --
                                                              --------   ----------   --------
    Total liabilities.......................................   437,298      603,927    740,157
                                                              --------   ----------   --------
Commitments and contingencies
Shareholders' equity
  Common stock, no par value
    1,000 shares authorized 450,900 and 900 shares issued
    and outstanding.........................................    11,250       41,250     41,250
  Subscriptions receivable..................................        --      (30,000)   (30,000)
  Retained earnings.........................................   248,404      413,612    134,738
                                                              --------   ----------   --------
    Total shareholders' equity..............................   259,654      424,862    145,988
                                                              --------   ----------   --------
      Total liabilities and shareholders' equity............  $696,952   $1,028,789   $886,145
                                                              ========   ==========   ========

   The accompanying notes are an integral part of these financial statements.

                            FIVE STAR BUILDERS, INC.

                            STATEMENTS OF OPERATIONS


        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
           FOR THE PERIOD FROM JANUARY 1, 1998 THROUGH JULY 13, 1998


                                                                                        FOR THE
                                                                                      PERIOD FROM
                                                             FOR THE YEARS ENDED      JANUARY 1,
                                                                DECEMBER 31,             1998
                                                           -----------------------      THROUGH
                                                              1996         1997      JULY 13, 1998
                                                           ----------   ----------   -------------
Contract revenues........................................  $6,171,891   $8,278,494     $3,349,814
Contract costs...........................................   2,098,147    2,333,756        992,461
                                                           ----------   ----------     ----------
Gross profit.............................................   4,073,744    5,944,738      2,357,353
                                                           ----------   ----------     ----------
Operating expenses
  Advertising............................................      12,516      197,728         38,076
  Selling................................................   1,516,695    1,309,519      1,087,700
  General and administrative.............................   2,187,962    4,108,730      1,500,346
  Legal settlement.......................................          --           --        202,000
                                                           ----------   ----------     ----------
    Total operating expenses.............................   3,717,173    5,615,977      2,828,122
                                                           ----------   ----------     ----------
Income (loss) from operations............................     356,571      328,761       (470,769)
                                                           ----------   ----------     ----------
Other income (expense)
  Interest income........................................       1,455        8,031          8,038
  Interest expense.......................................      (7,672)     (21,531)        (8,700)
  Loss on sale of assets.................................          --      (15,623)            --
                                                           ----------   ----------     ----------
    Total other income (expense).........................      (6,217)     (29,123)          (662)
                                                           ----------   ----------     ----------
Income (loss) before provision for (benefit from) income
  taxes..................................................     350,354      299,638       (471,431)
Provision for (benefit from) income taxes................     150,346      134,430       (192,557)
                                                           ----------   ----------     ----------
    Net income (loss)....................................  $  200,008   $  165,208     $ (278,874)
                                                           ==========   ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                            FIVE STAR BUILDERS, INC.


                       STATEMENTS OF SHAREHOLDERS' EQUITY



        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
           FOR THE PERIOD FROM JANUARY 1, 1998 THROUGH JULY 13, 1998


                                               COMMON STOCK
                                            -------------------   SUBSCRIPTIONS   RETAINED
                                             SHARES     AMOUNT     RECEIVABLE     EARNINGS      TOTAL
                                            --------   --------   -------------   ---------   ---------
Balance, December 31, 1995................    450      $11,250      $     --      $  48,396   $  59,646
Net income................................                                          200,008     200,008
                                              ---      -------      --------      ---------   ---------
Balance, December 31, 1996................    450       11,250                      248,404     259,654
Issuance of common stock for
  subscriptions...........................    450       30,000       (30,000)                        --
Net income................................                                          165,208     165,208
                                              ---      -------      --------      ---------   ---------
Balance, December 31, 1997................    900       41,250       (30,000)       413,612     424,862
Net loss..................................                                         (278,874)   (278,874)
                                              ---      -------      --------      ---------   ---------
Balance, July 13, 1998....................    900      $41,250      $(30,000)     $ 134,738   $ 145,988
                                              ===      =======      ========      =========   =========

   The accompanying notes are an integral part of these financial statements.

                            FIVE STAR BUILDERS, INC.

                            STATEMENTS OF CASH FLOWS


        FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997 AND
           FOR THE PERIOD FROM JANUARY 1, 1998 THROUGH JULY 13, 1998


                                                                                         FOR THE
                                                                                       PERIOD FROM
                                                                                       JANUARY 1,
                                                               FOR THE YEARS ENDED        1998
                                                                   DECEMBER 31,          THROUGH
                                                              ----------------------    JULY 13,
                                                                 1996         1997        1998
                                                              -----------   --------   -----------
Cash flows from operating activities
  Net income (loss).........................................   $200,008     $165,208    $(278,874)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities
    Depreciation and amortization...........................     10,351       68,749       45,682
    Deferred taxes..........................................     12,731         (305)      (8,745)
    Allowance for doubtful accounts.........................      8,175        1,514          451
    Loss on sale of assets..................................         --       15,623           --
  (Increase) decrease in Costs and prepaid commissions in
    excess of billings......................................    (32,764)      (1,279)     (21,722)
  Accounts receivable.......................................   (204,364)      11,433       42,510
  Prepaid expenses and other current assets.................     (6,624)       6,919      (20,748)
  Other receivables.........................................    (18,916)      17,746       (5,646)
  Deposits and other long-term assets.......................     (4,152)          --       (6,642)
  Income taxes receivable...................................         --           --     (183,812)
Increase (decrease) in Accounts payable.....................     96,812      (61,991)      32,761
  Accrued income taxes......................................    136,815      111,036      (50,347)
  Other accrued liabilities.................................     65,949       84,600       65,045
  Accrued legal settlement..................................         --           --      142,000
                                                               --------     --------    ---------
Net cash provided by (used in) operating activities.........    264,021      419,253     (248,087)
                                                               --------     --------    ---------
Cash flows from investing activities
  Purchase of furniture and equipment.......................    (61,606)     (31,481)     (53,122)
                                                               --------     --------    ---------
Net cash used in investing activities.......................    (61,606)     (31,481)     (53,122)
                                                               --------     --------    ---------
Cash flows from financing activities
  Principal payments on capital lease obligation............    (17,132)     (61,437)     (48,250)
                                                               --------     --------    ---------
Net cash used in financing activities.......................    (17,132)     (61,437)     (48,250)
                                                               --------     --------    ---------
Net increase (decrease) in cash and cash equivalents........   $185,283     $326,335    $(349,459)
Cash and cash equivalents (book overdraft), beginning of
  period....................................................    (87,196)      98,087      424,422
                                                               --------     --------    ---------
Cash and cash equivalents, end of period....................   $ 98,087     $424,422    $  74,963
                                                               ========     ========    =========
Supplemental disclosures of cash flow information
  Interest paid.............................................   $  7,672     $ 21,531    $   8,700
                                                               ========     ========    =========
  Income taxes paid.........................................   $    800     $ 23,699    $  51,147
                                                               ========     ========    =========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

    During the year ended December 31, 1997, the Company entered into capital lease agreements for assets valued at $94,723.

    During the year ended December 31, 1997, the Company issued 450 shares of common stock to an officer of the Company in exchange for a subscription agreement for $30,000.

    During the year ended December 31, 1996, the Company entered into capital lease agreements for assets valued at $107,104.

   The accompanying notes are an integral part of these financial statements.

                            FIVE STAR BUILDERS, INC.

                         NOTES TO FINANCIAL STATEMENTS


             DECEMBER 31, 1996, DECEMBER 31, 1997 AND JULY 13, 1998


NOTE 1--BUSINESS ACTIVITY

    Five Star Builders, Inc. (the "Company") is a California corporation, founded June 18, 1992. The Company's primary lines of business are retail selling and installing state-of-the-art vinyl replacement windows for the existing home market. The Company markets its products primarily through the use of an extensive telemarketing effort. The Company retains independent contractors for the installation of its products at the customer's site.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    METHOD OF ACCOUNTING FOR CONTRACTS


    The accompanying financial statements have been prepared using the completed-contract method of accounting for fixed-price contracts since the contracts are of a short duration. Accordingly, revenue and costs of individual contracts are included in operations in the year during which they are completed. Losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of costs in uncompleted contracts in excess of related billings is shown as an asset, and the aggregate of billings on uncompleted contracts in excess of related costs is shown as a liability.


    Contract costs include all direct labor and benefits, materials unique to or installed in the project, subcontract costs, and other direct installation costs.

    CASH AND CASH EQUIVALENTS

    For the purpose of reporting cash flows, the Company considers cash on deposit, cash on hand, and financial instruments purchased with an original maturity of three months or less to be cash equivalents.

    OTHER RECEIVABLES

    Other receivables consist primarily of advances to employees. All amounts are expected to be recovered, and as such, no allowance for uncollectible amounts is deemed necessary.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    For certain of the Company's financial instruments including cash and cash equivalents, other receivables, accounts payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities.

    FURNITURE AND EQUIPMENT

    Furniture and equipment are stated at cost. Depreciation and amortization are generally provided using the straight-line method. The estimated useful lives of the related assets are as follows:

Furniture and fixtures...............  3 to 5 years
Equipment............................  3 to 5 years
Leasehold improvements...............  shorter of length of lease or estimated useful life

                            FIVE STAR BUILDERS, INC.

             DECEMBER 31, 1996, DECEMBER 31, 1997 AND JULY 13, 1998


NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    WARRANTIES

    The Company provides the retail customer with a warranty covering workmanship and manufacturing defects. The Company provides an accrual for future warranty costs based upon the relationship of prior year's revenues to estimated warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

    ADVERTISING EXPENSE

    The Company accounts for advertising expenditures by charging to expense all amounts as incurred.

    INCOME TAXES

    Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that all or a portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RISK CONCENTRATIONS

    The Company's customers are primarily homeowners located in Southern California.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for financial statements issued for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 130 will not have a material effect, if any, on the Company's financial statements.

    In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." This statement establishes additional standards for segment reporting in the financial statements and is effective for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 131 will not have an effect on the Company's financial statements.

                            FIVE STAR BUILDERS, INC.

             DECEMBER 31, 1996, DECEMBER 31, 1997 AND JULY 13, 1998


NOTE 3--CASH AND CASH EQUIVALENTS

    The Company maintains its cash balances at several financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 1997, the uninsured portions of the balances held at the banks aggregated to $606,599.

NOTE 4--CONTRACTS IN PROGRESS

    For the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 through July 13, 1998, contract amounts, accumulated costs, and the related billings to date on completed contracts and contracts in progress were as follows:

                                                      CONTRACT      CONTRACT
                                                       AMOUNTS        COSTS
                                                     -----------   -----------
Contracts in progress at December 31, 1995.........  $    48,234   $     3,337
Contracts initiated during the year................    6,429,352     2,118,946
Contracts completed during the year................   (6,171,891)   (2,098,147)
                                                     -----------   -----------

Contracts in progress at December 31, 1996.........      305,695        24,136
Contracts initiated during the year................    8,294,631     2,329,969
Contracts completed during the year................   (8,278,494)   (2,333,756)
                                                     -----------   -----------

Contracts in progress at December 31, 1997.........      321,832        20,349
Contracts initiated during the period..............    3,220,937     1,008,682
Contracts completed during the period..............   (3,349,814)     (992,461)
                                                     -----------   -----------
  Contracts in progress at July 13, 1998...........  $   192,955   $    36,570
                                                     ===========   ===========

    Contracts in progress:

                                                                         FOR THE
                                                                       PERIOD FROM
                                                                       JANUARY 1,
                                                 FOR THE YEARS ENDED      1998
                                                    DECEMBER 31,         THROUGH
                                                 -------------------    JULY 13,
                                                   1996       1997        1998
                                                 --------   --------   -----------
Cumulative costs to date.......................  $24,136    $20,349      $36,570
Less cash collected to date....................   (8,652)    (7,990)      (3,699)
Plus prepaid commissions on contracts in
  progress.....................................    1,702      6,206        7,416
                                                 -------    -------      -------
    Net contracts in progress..................  $17,186    $18,565      $40,287
                                                 =======    =======      =======

                            FIVE STAR BUILDERS, INC.

             DECEMBER 31, 1996, DECEMBER 31, 1997 AND JULY 13, 1998


NOTE 4--CONTRACTS IN PROGRESS (CONTINUED)

    Included in the accompanying balance sheet under the following caption:

                                                                         FOR THE
                                                                       PERIOD FROM
                                                                       JANUARY 1,
                                                 FOR THE YEARS ENDED      1998
                                                    DECEMBER 31,         THROUGH
                                                 -------------------    JULY 13,
                                                   1996       1997        1998
                                                 --------   --------   -----------
Costs and prepaid commissions on contracts in
  progress in excess of billings...............  $17,186    $18,565      $40,287
                                                 =======    =======      =======

NOTE 5--COMMITMENTS AND CONTINGENCIES

    LEASES

    The Company has entered into various operating leases for facilities and equipment. The Company also leases certain office and computer equipment under non-cancelable, capital lease arrangements. Future minimum payments under capital and operating leases with initial or remaining terms of one year or more at December 31, 1997 are as follows:

                                                          OPERATING   CAPITAL
YEAR ENDING DECEMBER 31,                                   LEASES      LEASES
------------------------                                  ---------   --------
1998....................................................  $ 43,020    $ 96,961
1999....................................................    36,156      39,587
2000....................................................    26,784       4,319
                                                          --------    --------
                                                          $105,960     140,867
                                                          ========
Less amount representing interest.......................                17,607
                                                                      --------
                                                                       123,260
Less current portion....................................                96,959
                                                                      --------
  Long-term portion.....................................              $ 26,301
                                                                      ========

    Assets capitalized under capital lease agreements at December 31, 1997 were valued at $201,827.

    On January 1, 1998 and March 1, 1998, the Company entered into operating leases for office spaces which have a total future commitment of $265,107.

    LITIGATION

    During the period from January 1, 1998 through July 13, 1998, the Company settled a lawsuit arising from the Company's construction and installation activities. The settlement called for payments totaling $202,000 and required an initial payment of $60,000 on June 12, 1998, $43,000 on September 1, 1998, and three quarterly payments thereafter of $33,000 beginning on January 6, 1999.

    In addition, the Company is involved in various other litigation in the normal course of business. The outcome of such litigation is not expected to have a material effect on the Company.

                            FIVE STAR BUILDERS, INC.

             DECEMBER 31, 1996, DECEMBER 31, 1997 AND JULY 13, 1998


NOTE 6--INCOME TAXES

    Significant components of the provision for (benefit from) taxes based on income for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 through July 13, 1998 are as follows:

                                                                       FOR THE
                                                                     PERIOD FROM
                                                                     JANUARY 1,
                                               FOR THE YEARS ENDED      1998
                                                  DECEMBER 31,         THROUGH
                                               -------------------    JULY 13,
                                                 1996       1997        1998
                                               --------   --------   -----------
Current
  Federal....................................  $109,196   $106,846    $(145,639)
  State......................................    28,419     27,889      (38,173)
                                               --------   --------    ---------
                                                137,615    134,735     (183,812)
                                               --------   --------    ---------
Deferred
  Federal....................................     2,320        (53)      (6,716)
  State......................................    10,411       (252)      (2,029)
                                               --------   --------    ---------
                                                 12,731       (305)      (8,745)
                                               --------   --------    ---------
    Provision for (benefit from) income
      taxes..................................  $150,346   $134,430    $(192,557)
                                               ========   ========    =========

    A reconciliation of the provision for income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for (benefit from) income taxes for the years ended December 31 is as follows:

                                                                         FOR THE
                                                                       PERIOD FROM
                                                                       JANUARY 1,
                                                 FOR THE YEARS ENDED      1998
                                                    DECEMBER 31,         THROUGH
                                                 -------------------    JULY 13,
                                                   1996       1997        1998
                                                 --------   --------   -----------
Income tax provision (benefit) computed at
  federal statutory tax rate...................    34.0%      34.0%       (34.0)%
State taxes, net of federal benefit............     6.0        6.0         (6.0)
Permanent, differences, and other..............     3.0        5.0         (1.0)
                                                   ----       ----        -----
  Total........................................    43.0%      45.0%       (41.0)%
                                                   ====       ====        =====

                            FIVE STAR BUILDERS, INC.

             DECEMBER 31, 1996, DECEMBER 31, 1997 AND JULY 13, 1998


NOTE 6--INCOME TAXES (CONTINUED)
    Significant components of the Company's deferred tax assets and liabilities for income taxes consist of the following:

                                                                          FOR THE
                                                                        PERIOD FROM
                                                                        JANUARY 1,
                                                  FOR THE YEARS ENDED      1998
                                                     DECEMBER 31,         THROUGH
                                                  -------------------    JULY 13,
                                                    1996       1997        1998
                                                  --------   --------   -----------
Deferred tax asset
  Warranty reserve..............................  $    --    $    --      $19,529
                                                  -------    -------      -------
Deferred tax liability
  Contracts in process..........................    5,282      4,977       15,761
                                                  -------    -------      -------
    Net deferred tax asset (liability)..........  $(5,282)   $(4,977)     $ 3,768
                                                  =======    =======      =======

    The Company files its income tax returns on a fiscal year-end, not calendar year-end basis. Deferred taxes are stated as if the Company filed its income tax returns at December 31.

NOTE 7--RELATED PARTY TRANSACTIONS

    During the year ended December 31, 1997, the Company issued an interest-bearing note receivable for $30,000 in exchange for common stock to an officer of the Company. The note was due at December 31, 1997 and was in default at that date and at July 13, 1998.

NOTE 8--SUBSEQUENT EVENTS

    On July 13, 1998, the Company entered into a three year employment agreement with a former director and officer of the Company. The agreement calls for a base yearly salary of $200,000, plus various incentives.

    On July 13, 1998, 100% of the Company's common stock was acquired by ThermoView Industries, Inc.

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors

ThermoView Industries, Inc.

    We have audited the accompanying balance sheet of NuView Industries, Inc. as of July 21, 1998 and the related statements of operations and accumulated deficit and cash flows for the period from January 1, 1998 through July 21, 1998. These financial statements are the responsibility of the NuView Industries, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NuView Industries, Inc. at July 21, 1998 and the results of its operations and its cash flows for the period from January 1, 1998 through July 21, 1998 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Louisville, Kentucky

January 15, 1999

                            NUVIEW INDUSTRIES, INC.



                                 BALANCE SHEET



                                 JULY 21, 1998


ASSETS

Current assets:
  Cash......................................................  $  19,287
  Accounts receivable.......................................     10,162
  Note receivable--stockholder..............................    150,000
  Inventories...............................................     26,593
  Costs in excess of billings on uncompleted contracts......      2,080
  Prepaid commissions.......................................     29,389
                                                              ---------
Total current assets........................................    237,511
Property and equipment, net.................................     44,127
Other assets................................................     16,000
                                                              ---------
Total assets................................................  $ 297,638
                                                              =========

LIABILITIES AND STOCKHOLDER'S DEFICIENCY

Current liabilities:
  Accounts payable..........................................  $ 217,492
  Accrued expenses..........................................    137,030
  Billings in excess of costs on uncompleted contracts......     73,260
  Current portion of long-term debt.........................      8,155
                                                              ---------
Total current liabilities...................................    435,937
Long-term debt, less current portion........................     15,015
Stockholder's deficiency:
  Common stock, no par value; 30,000 shares authorized, 100
    shares issued and outstanding...........................        500
  Accumulated deficit.......................................   (153,814)
                                                              ---------
Total stockholder's deficiency..............................   (153,314)
                                                              ---------
Total liabilities and stockholder's deficiency..............  $ 297,638
                                                              =========

                            See accompanying notes.

                            NUVIEW INDUSTRIES, INC.



                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT



               PERIOD FROM JANUARY 1, 1998 THROUGH JULY 21, 1998


Contract revenue............................................  $2,478,656

Cost of revenues earned.....................................     964,341
                                                              ----------

Gross profit................................................   1,514,315

Selling, general and administrative expenses................   1,529,889
Depreciation................................................       6,957
                                                              ----------

Loss from operations........................................     (22,531)

Interest income, net........................................       1,610
                                                              ----------

Net loss....................................................     (20,921)

Accumulated deficit, beginning of period....................    (132,893)
                                                              ----------

Accumulated deficit, end of period..........................  $ (153,814)
                                                              ==========

                            See accompanying notes.

                            NUVIEW INDUSTRIES, INC.



                            STATEMENT OF CASH FLOWS



               PERIOD FROM JANUARY 1, 1998 THROUGH JULY 21, 1998


CASH FLOWS FROM OPERATING ACTIVITIES
Net loss....................................................  $ (20,921)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
    Depreciation............................................      6,957
    Changes in operating assets and liabilities:
      Accounts receivable...................................      7,954
      Inventories...........................................       (593)
      Costs in excess of billings on uncompleted
        contracts...........................................     (5,486)
      Prepaid commissions...................................     (8,047)
      Other assets..........................................    (16,000)
      Accounts payable......................................    131,769
      Accrued expenses......................................    (33,612)
      Billings in excess of costs on uncompleted
        contracts...........................................     18,673
                                                              ---------
Net cash provided by operating activities...................     80,694

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property and equipment.........................    (27,268)
Advances to stockholder.....................................   (137,744)
                                                              ---------
Net cash used in investing activities.......................   (165,012)

CASH FLOWS FROM FINANCING ACTIVITIES
Decrease in restricted cash.................................     50,000
Proceeds from notes payable.................................     15,071
Payments on notes payable...................................    (12,761)
                                                              ---------
Net cash provided by financing activities...................     52,310
                                                              ---------

Net decrease in cash........................................    (32,008)
Cash, beginning of period...................................     51,295
                                                              ---------
Cash, end of period.........................................  $  19,287
                                                              =========

SEE ACCOMPANYING NOTES.

                            NUVIEW INDUSTRIES, INC.



                         NOTES TO FINANCIAL STATEMENTS



                                 JULY 21, 1998


1. ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

    NuView Industries, Inc. (NuView) sells and installs home improvement products in the St. Louis Metropolitan area, with offices in St. Louis, Missouri, and Decatur, Illinois. NuView has an exclusive territory and product line from Precision Window Mfg., Inc. in the states of Missouri and Illinois. NuView's principal product lines are Barricade thermal replacement windows, Barricade steel entry and patio doors, Barricade vinyl siding and accessories. The Company does not finance customer purchases. More than half of the total business is financed through banks or finance companies.

    Effective July 22, 1998, the Company was purchased by ThermoView Industries, Inc. and changed its name to ThermoView of Missouri.

REVENUE RECOGNITION


    The Company recognizes revenues from fixed-price contracts on the completed-contract method since the contracts are of a short duration. A contract is considered complete when the customer accepts the work.


    Contract costs include all direct material and labor costs and those indirect costs related to contract performance such as indirect labor and supplies costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

    Costs in excess of amounts billed are classified under current assets as costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified under current liabilities as billings in excess of costs on uncompleted contracts.

INVENTORIES

    Inventories are recorded at the lower of cost (weighted average basis) or market. Inventories primarily consist of finished goods, parts and supplies.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Expenditures for major renewals and improvements which increase the useful lives of assets are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Assets are depreciated on accelerated methods over their estimated useful lives which generally range from 5 to 7 years.

WARRANTIES

    The Company provides the retail customer with a one year warranty covering workmanship. The Company expenses warranty costs as incurred.

ADVERTISING COSTS

    The Company expenses advertising costs as incurred. Advertising expense was approximately $58,000 for the period from January 1, 1998 through July 21, 1998.

                            NUVIEW INDUSTRIES, INC.

                                 JULY 21, 1998


1. ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    The Company has elected to be taxed as an S corporation under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the Company's taxable income or loss passes through to the stockholder.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. RELATED PARTY TRANSACTIONS

    The Company entered into a $50,000 line of credit with Magna Bank late in 1997, for which the bank required collateral. A $50,000 certificate of deposit was established as the collateral. When the line of credit was canceled in 1998, the stockholder received the cash for the certificate of deposit as an advance.

3. PROPERTY AND EQUIPMENT

    Property and equipment at July 21, 1998 consists of the following:

Furniture, fixtures and equipment...........................  $ 10,878
Computer equipment..........................................    15,621
Automobiles.................................................    29,879
                                                              --------
                                                                56,378
Less accumulated depreciation...............................   (12,251)
                                                              --------
                                                              $ 44,127
                                                              ========

4. UNCOMPLETED CONTRACTS

    Costs and billings on uncompleted contracts at July 21, 1998 are as follows:

Costs incurred on uncompleted contracts.....................  $ 17,512
Billings to date............................................   (88,692)
                                                              --------
                                                              $(71,180)
                                                              ========

                            NUVIEW INDUSTRIES, INC.

                                 JULY 21, 1998


4. UNCOMPLETED CONTRACTS (CONTINUED)
    These amounts are included in the accompanying balance sheet under the following captions:

Costs in excess of billings on uncompleted contracts........  $  2,080
Billings in excess of costs on uncompleted contracts........   (73,260)
                                                              --------
                                                              $(71,180)
                                                              ========

5. ACCRUED EXPENSES

    Accrued expenses as of July 21, 1998 consist of the following:

Wages.......................................................  $ 61,105
Payroll taxes...............................................    70,553
Other.......................................................     5,372
                                                              --------
                                                              $137,030
                                                              ========

6. LONG-TERM DEBT

    Long-term debt at July 21, 1998 consists of the following:

Note payable to stockholder, interest at 10%, monthly
  principal and interest payments of $400, due in June
  2000......................................................  $ 8,682
Note payable to finance company, interest at 3.9%, principal
  and interest payments of $339, due in May 2000............   14,488
                                                              -------
                                                               23,170
Less current portion........................................    8,155
                                                              -------
                                                              $15,015
                                                              =======

    Aggregate principal payments of long-term debt at July 21, 1998 are as follows (on a calendar year basis):

1998........................................................  $ 3,533
1999........................................................    7,873
2000........................................................    6,489
2001........................................................    3,940
2002........................................................    1,335
                                                              -------
                                                              $23,170
                                                              =======

    Substantially all of the Company's assets are pledged as collateral under financing and various lease agreements.

                            NUVIEW INDUSTRIES, INC.

                                 JULY 21, 1998


7. COMMITMENTS AND CONTINGENCIES

    The Company leases an office building from a previous stockholder and also leases equipment and vehicles under noncancelable operating leases. There are no future commitments associated with the lease for the office building, as the agreement is on a month-to-month basis and requires monthly rents of $2,000. Future minimum lease payments for other operating leases at July 21, 1998 are as follows (on a calendar year basis):

1998........................................................  $33,305
1999........................................................   25,071
                                                              -------
Total.......................................................  $58,376
                                                              =======

    The Company incurred rental expense under noncancellable operating leases amounting to approximately $44,000 for the period from January 1, 1998 through July 21, 1998 (including $13,354 to the previous stockholder).

8. YEAR 2000 READINESS (UNAUDITED)

    The Company has initiated an assessment of the possible impact of Year 2000 issues to assure they are prepared to effectively deal with transactions in the Year 2000 and beyond. This "Year 2000 Problem" creates risk for the Company from unforeseen sources in its own computer systems and from third parties with whom the Company deals on financial transactions.

    The Company intends to achieve uninterrupted, high quality performance from its computer systems before, during and after the year 2000. The cost of assessment and ultimate assurance as to readiness is being expensed as incurred. Total incremental spending by the Company is not expected to be material to the Company's operations, liquidity or capital resources.

    In addition to taking every reasonable step to secure its internal systems and external relationships, the Company is further developing contingency plans to assure that unexpected failures will not adversely affect operations. The Company intends to monitor these processes through the rollover of 1999 into 2000 and to implement quickly alternate solutions if necessary.

    Despite the Company's efforts and contingency plans, non compliant computer systems could have a material effect on operations and financial position.

                          INDEPENDENT AUDITOR'S REPORT

To The Board of Directors
LEINGANG SIDING AND WINDOW, INC.
Mandan, North Dakota

    I have audited the accompanying balance sheets of Leingang Siding and Window, Inc., as of December 31, 1996 and 1997 and August 14, 1998, and the related statements of income changes in retained earnings and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

    I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform my audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

    In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Leingang Siding and Window, Inc. as of December 31, 1996 and 1997 and August 14, 1998 and the results of its operations and its cash flows for the periods then ended, in conformity with generally accepted accounting principles.


                                          RODNEY W. MELBY


Bismarck, North Dakota
January 15, 1999

                        LEINGANG SIDING AND WINDOW, INC.

                                 BALANCE SHEETS

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

                                                                                        AUGUST 14,
                                                                 1996         1997         1998
                                                              ----------   ----------   -----------
                                              ASSETS
Current Assets
  Cash......................................................  $   18,276   $   26,960   $  170,766
  Trade receivables, net of allowance for doubtful accounts
    of $15,000..............................................     402,992      618,978      483,459
  Due from employees........................................      35,724       40,647       19,428
  Due from officer..........................................      86,177       96,177       68,505
  Due from related company--Thermal Line Windows, L.L.P.....          --           --        1,873
  Notes receivable..........................................          --       20,376       44,035
  Accrued interest receivable...............................          --           --          279
  Accrued refunds receivable................................          --           --       19,776
  Costs in excess of billings on uncompleted contracts......     178,206       67,231       36,618
  Prepaid expenses..........................................          --           --       17,804
                                                              ----------   ----------   ----------
      Total current assets..................................     721,375      870,369      862,543
                                                              ----------   ----------   ----------
Other Assets
  Financing costs, net of amortization......................       7,785        7,108        6,685
  Other investments.........................................       1,000        1,000        1,000
                                                              ----------   ----------   ----------
      Total other assets....................................       8,785        8,108        7,685
                                                              ----------   ----------   ----------
Property and Equipment
  Building Improvements.....................................      32,942       37,663       41,524
  Vehicles and equipment....................................     228,882      276,276      258,291
  Office equipment..........................................     131,955      160,437      182,205
                                                              ----------   ----------   ----------
      Total.................................................     393,779      474,376      482,020
      Less--accumulated depreciation........................      74,568       98,689      109,646
                                                              ----------   ----------   ----------
    Total property, plant and equipment.....................     319,211      375,687      372,374
                                                              ----------   ----------   ----------
    Total assets............................................  $1,049,371   $1,254,164   $1,242,602
                                                              ==========   ==========   ==========

                               LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
  Accounts payable..........................................  $  117,260   $  159,842   $   90,281
  Due to officer............................................          --           --          813
  Due to Thermal Line Windows, L.L.P........................     152,190       26,326      148,185
  10% Note payable to bank, secured by all accounts
    receivable, inventories, equipment, general intangibles
    and personal guarantee of stockholders..................          --       30,000           --
  Current maturity of note payable..........................       9,522       18,764           --
  Accrued liabilities--
    Wages...................................................     113,060      137,868      152,928
    Workers Compensation....................................      23,375       26,319        4,825
    Payroll and local taxes.................................      20,212       10,322       10,359
    Retirement plan.........................................       4,334       15,965        2,784
    Rent....................................................          --           --        7,000
                                                              ----------   ----------   ----------
      Total current liabilities.............................     439,953      425,406      417,175
Long Term Debt
  Note payable, net of current maturity included above......      27,792       49,576           --
                                                              ----------   ----------   ----------
      Total liabilities.....................................     467,745      474,982      417,175
                                                              ----------   ----------   ----------
Stockholder's Equity
  Common stock, par value $4 per share--
  Authorized 25,000 shares, issued and outstanding 24,408
    shares..................................................      97,632       97,632       97,632
  Retained earnings.........................................     483,994      681,550      727,795
                                                              ----------   ----------   ----------
      Total stockholder's equity............................     581,626      779,182      825,427
                                                              ----------   ----------   ----------
      Total liabilities and equity..........................  $1,049,371   $1,254,164   $1,242,602
                                                              ==========   ==========   ==========

                       See notes to financial statements.

                        LEINGANG SIDING AND WINDOW, INC.

                              STATEMENTS OF INCOME

                 THE YEARS ENDED DECEMBER 31, 1996 AND 1997 AND
               FOR THE PERIOD JANUARY 1, 1998 TO AUGUST 14, 1998

                                                                                     AUGUST 14,
                                                              1996         1997         1998
                                                           ----------   ----------   -----------
Sales....................................................  $4,204,405   $5,457,411   $3,379,359
                                                           ----------   ----------   ----------
Direct Costs
  Materials..............................................   1,997,444    2,318,494    1,460,659
  Labor and benefits.....................................     944,229    1,273,830      879,817
                                                           ----------   ----------   ----------
    Total direct costs...................................   2,941,673    3,592,324    2,340,476
                                                           ----------   ----------   ----------
    Gross profit on sales................................   1,262,732    1,865,087    1,038,883
Operating Expense........................................   1,233,706    1,426,360      933,671
                                                           ----------   ----------   ----------
  Operating income.......................................      29,026      438,727      105,212
                                                           ----------   ----------   ----------
Other Income (Expense)
  Interest expense.......................................      (5,578)     (17,661)     (12,902)
  Gain (loss) on sale of equipment.......................      (4,977)      (4,762)         719
  Interest income........................................       5,620        4,763        2,567
  Miscellaneous income...................................       8,976       11,489        6,649
                                                           ----------   ----------   ----------
    Total other income (expense).........................       4,041       (6,171)      (2,967)
                                                           ----------   ----------   ----------
Net Income...............................................  $   33,067   $  432,556   $  102,245
                                                           ==========   ==========   ==========

                       See notes to financial statements.

                        LEINGANG SIDING AND WINDOW, INC.

                   STATEMENTS OF CHANGES IN RETAINED EARNINGS

                 THE YEARS ENDED DECEMBER 31, 1996 AND 1997 AND
               FOR THE PERIOD JANUARY 1, 1998 TO AUGUST 14, 1998

                                                                                      AUGUST 14,
                                                                1996        1997         1998
                                                              ---------   ---------   -----------
Balance, Beginning of Period................................  $ 550,927   $ 483,994    $681,550
Distributions...............................................   (100,000)   (235,000)    (56,000)
Net Income for the period...................................     33,067     432,556     102,245
                                                              ---------   ---------    --------
Balance, End of Period......................................  $ 483,994   $ 681,550    $727,795
                                                              =========   =========    ========

                       See notes to financial statements.

                        LEINGANG SIDING AND WINDOW, INC.

                            STATEMENTS OF CASH FLOWS

                 THE YEARS ENDED DECEMBER 31, 1996 AND 1997 AND
               FOR THE PERIOD JANUARY 1, 1998 TO AUGUST 14, 1998

                                                                                     AUGUST 14,
                                                            1996          1997          1998
                                                         -----------   -----------   -----------
Operating Activities
  Cash received from customers.........................  $ 4,253,747   $ 5,176,253   $ 3,538,914
  Interest received....................................        5,620         4,763         2,288
  Miscellaneous receipts...............................        8,976        11,489         6,649
  Interest expense.....................................       (5,578)      (17,661)      (12,902)
  Cash disbursements for costs and expenses............   (4,074,286)   (4,842,495)   (3,233,615)
                                                         -----------   -----------   -----------
    Total..............................................      188,479       332,349       301,334
                                                         -----------   -----------   -----------
Investing Activities
  Purchase of equipment and improvements...............     (129,247)     (143,147)      (92,822)
  Repayment of shareholder loan........................       10,215       (10,000)       96,990
  Employee receivable collection.......................       19,146        (4,923)       21,219
  Proceeds on sale of equipment........................        9,550        28,756        63,589
  Loans to customers...................................           --       (20,376)      (23,659)
  Advance to officer...................................           --            --       (68,505)
                                                         -----------   -----------   -----------
    Total..............................................      (90,336)     (149,690)       (3,188)
                                                         -----------   -----------   -----------
Financing Activities
  Short term borrowing.................................           --        30,000            --
  Repayment of short-term debt.........................       20,000        65,000       (30,000)
  Repayment of long-term debt..........................       (8,315)      (33,975)      (68,340)
  Distributions to shareholder.........................     (100,000)     (235,000)      (56,000)
                                                         -----------   -----------   -----------
    Total..............................................      (88,315)     (173,975)     (154,340)
                                                         -----------   -----------   -----------
Net Increase in Cash...................................        9,828         8,684       143,806
Cash Balance, Beginning of Period......................        8,448        18,276        26,960
                                                         -----------   -----------   -----------
Cash Balance, End of Period............................  $    18,276   $    26,960   $   170,766
                                                         ===========   ===========   ===========
Reconciliation of Net Income to Cash Flows from
  Operating Activities
  Net income for the period............................  $    33,067   $   432,556   $   102,245
  Reconciling items--
    Depreciation and amortization......................       37,843        53,831        33,688
    (Gain)/Loss on sale of equipment...................        4,977         4,762          (719)
  Changes in--
    Trade receivable...................................         (402)     (215,986)      133,646
    Costs in excess of billings........................     (175,805)      110,975        30,613
    Prepaid expenses...................................        6,795            --       (17,804)
    Lease deposit......................................        1,000            --            --
    Accrued interest receivable........................           --            --          (279)
    Accrued refunds receivable.........................           --            --       (19,776)
    Accounts payable...................................      167,538        43,145        52,298
    Accrued liabilities................................       82,686        29,493       (12,578)
    Related company payables...........................       30,780      (126,427)           --
                                                         -----------   -----------   -----------
  Cash flows from operating activities.................  $   188,479   $   332,349   $   301,334
                                                         ===========   ===========   ===========

                       See notes to financial statements.

                        LEINGANG SIDING AND WINDOW, INC.

                         NOTES TO FINANCIAL STATEMENTS

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    a.  Nature of Business--

       The Company is engaged in retail sales and installation of exterior building products including siding, gutters, and windows, throughout North and South Dakota.

    b.  Depreciation--

       Property and equipment are stated at cost. It is the policy of the company to provide depreciation based on the estimated useful lives of the individual units. Depreciation is computed using the straight-line method with estimated useful lives as follows:

Building improvements.......................................    25 years
Vehicles and equipment......................................  5-10 years
Office equipment............................................  5-10 years

       Depreciation expense for 1996 and 1997 were $37,166 and $53,154 respectively. Depreciation expense from January 1 to August 14, 1998 was $33,265.

    c.  Revenue Recognition--


       The Company requires a deposit from most customers prior to the start of a project. Contracts and sales orders are recognized as income upon completion of the contract since the contracts are of a short duration. The Company is on the accrual basis of accounting.


       Contract costs include all direct material, subcontract, subsistence and labor costs and those indirect costs related to contract performance, such as payroll taxes, retirement and other employee benefits. General and administrative costs are charged to expense as incurred.

    d.  Use of Estimates--

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

    e.  Income Taxes--

       The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal and state corporate income taxes on its taxable income. Instead, the stockholder is liable for individual federal and state income taxes on the Company's taxable income.

       Accelerated depreciation is used for tax reporting, and straight line depreciation is used for financial statement reporting.

    f.  Retirement Plan--

       The Company adopted a defined contribution retirement plan covering all employees who work 1,000 hours or more the first year and 500 hours per year thereafter, who have been employed at least one year. The employees may contribute up to 8% of their eligible compensation. The Company will match 25% of the employees contribution but limited to 1% of compensation. The Company may also make discretionary contributions to a profit sharing plan from time to time.

                        LEINGANG SIDING AND WINDOW, INC.

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
       Retirement plan $7,410 and $25,586 respectively for the years 1996 and 1997. Retirement plan expense through August 14, 1998 was $7,019.

    g.  Advertising Costs--

       Advertising costs are expensed as incurred. Total advertising costs for 1996 and 1997 were $124,200 and $169,011 respectively. Advertising costs for the period ended August 14, 1998 were $128,580.

2. LOAN GUARANTEE

    a. The Company has guaranteed the loans of $1,338,957 of Mr. Alvin Leingang who refinanced his mortgage note payable during 1993 to provide funds for additional expansion of the plant for North Country Thermal Line, Inc., a new building for Leingang Siding & Window, Inc., for additional equipment and working capital. One loan of $957,051 is 70% guaranteed by the U.S. Small Business Administration (SBA). The mortgage notes of Mr. Al Leingang are payable in monthly installments of $13,119 beginning
       January 1, 1994, with a final maturity date of December 1, 2008. Interest is computed 2% over New York National Prime and will be adjusted annually. The present stated interest rate is 10.25%. However, $420,000 of the loan is being subsidized by the P.A.C.E. program administered by the Bank of North Dakota and the Mandan Growth Fund whereby the net interest rate to the Al Leingang Rental proprietorship is 1%. The related companies must demonstrate that there is one job created for every $75,000 of total borrowing. The collateral for this loan is all land, buildings, equipment, inventory, accounts receivable and contract rights of Leingang Siding & Window, Inc., North Country Thermal Line, Inc., and Alvin Leingang. The loan is also guaranteed by these same entities. In addition, life insurance on Alvin Leingang of $1,000,000 is assigned to the bank. The loan agreements provide, among other things, the following:

       1) No dividends or distributions may be made without the written consent of the lender or SBA.

       2) Salary and/or draw shall be limited to $125,000 per year from the corporations, plus income tax due on corporate and proprietorship income.

       3) Capital purchases are limited to $50,000 per year without prior approval of lender or SBA.

       4) The companies must provide insurance coverage for fire, flood and extended coverage equal to the face amount of the loan.

       5) No additional debt may be acquired without prior approval from the bank.

       6)  Minimum cash flows must be $250,000 on an annual basis.

       7) The revolving line of credit must have no outstanding balance for at least 30 days per year.

       The proprietorship and companies are in compliance with all the terms of the loan agreements.

    b. The Company has also guaranteed three installment loans to employees and subcontractor with an outstanding balances of $16,526.

                        LEINGANG SIDING AND WINDOW, INC.

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

3. LINE OF CREDIT

    The Company has a working capital line of credit of $200,000 from Norwest Bank of which none is being used at August 14, 1998. As of December 31, 1997, $30,000 of the line of credit was being used. The present rate is 9.75%. The line of credit loan must be zero for at least 30 days on an annual basis. The loan is subject to other loan provisions described in Note 2.

4. LEASES

    a. The Company leased its Mandan plant and major equipment items from the major stockholder on an operating lease dated January 1, 1997, for a three year period at $7,150 per month. All operating costs including taxes, insurance, repairs, maintenance, etc., shall be borne by the lessee. On August 14, 1998, the original lease was amended and the per month rent was changed to $5,557 per month. The lease may be renewed for two additional terms of five years each, at $5,557 per month.

    b. The Company leases its Minot building from the major stockholder on an operating lease dated August 16, 1995 for a five year period beginning February 1, 1996, at $2,000 per month. The lease may be renewed for two additional terms, the first for three years at $2,200 per month and the second for five years.

    c.  Minimum lease payments for future years are as follows:

                                                  BISMARCK    MINOT
                                                   LEASE      LEASE      TOTAL
                                                  --------   --------   --------
Through August 14, 1999.........................  $67,481    $24,000    $ 91,481
Through August 14, 2000.........................   25,006     24,000      49,006
Through August 14, 2001.........................       --     11,000      11,000
Later years.....................................       --         --          --
                                                  -------    -------    --------
                                                  $92,487    $59,000    $151,487
                                                  =======    =======    ========

    d. Total rent expense for 1996 and 1997 was $123,535 and $118,790 respectively, including short-term rentals. Total rent expense through August 14, 1998 was $75,552, including short term rentals.

                        LEINGANG SIDING AND WINDOW, INC.

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

5. RELATED PARTY TRANSACTIONS

    This Company is related to other Companies through common ownership. Mr. Al Leingang is a 50% owner in Thermal Line Windows, L.L.P. and the majority owner in all other companies. Intercompany transactions are as follows:

                                                                 JANUARY 1, 1998--
                                             1996       1997      AUGUST 14, 1998
                                           --------   --------   -----------------
Purchase from--
  Thermal Line Windows, LLP..............  $785,340   $821,979        $574,229
  Homeworks Supply, Inc..................   289,347         --              --
Sales to Thermal Line Windows, L.L.P.....     9,567         --              --
Due to stockholder.......................        --         --             813
Due from stockholder.....................    86,177     96,177          68,505
Due to Thermal Line Windows, LLP.........   152,190     26,326         148,185
Due from Thermal Line Windows, LLP.......        --         --           1,873

    The Company also leases its plant and equipment from the major shareholder as described in Note 4. See note 2 for loan guarantee for major shareholder.

6. CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivables. Concentrations of credit risk is limited due to the large number of customers comprising the Company's customer base, primarily located in the upper mid-west. The Company generally does not require collateral, but has the ability to secure mechanic liens if needed.

    As of August 14, 1998 the Company had on deposit $68,678 in excess of FDIC insured limits in one bank.

7. SALE OF COMPANY

    The Company's stockholder interest was sold to ThermoView Industries, Inc., as of the close of business on August 14, 1998, and consequently will be an operating subsidiary thereof.

8. CASH EQUIVALENTS

    For purpose of the statement of cash flows, the company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

                        LEINGANG SIDING AND WINDOW, INC.

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

9. LONG-TERM DEBT

                                                                                    AUGUST 14,
                                                                1996       1997        1998
                                                              --------   --------   -----------
9.75% Note payable, due in installments of $1,650, including interest, to June 2001, secured by seamless siding
  equipment.................................................  $    --    $57,019       $ --
9.14% Note payable, due in installments of $499, including
  interest to January 2000, secured by vehicle..............   16,039     11,321         --
7.9% Note payable, due in installments of $526, including
  interest, to December 2000, secured by vehicle............   21,275         --         --
                                                              -------    -------       ----
  Total notes payable.......................................   37,314     68,340         --
Less--current maturity......................................    9,522     18,764         --
                                                              -------    -------       ----
  Net long-term debt........................................  $27,792    $49,576       $ --
                                                              =======    =======       ====

    During 1998, prior to August 14, 1998, all notes payable had been paid off.

10. YEAR 2000 ISSUE (UNAUDITED)

    The Company has made an assessment of its year 2000 issues. Most of the hardware has been replaced or upgraded to become 2000 complaint. New software has been acquired or developed to become 2000 compliant. The Company is in the process of getting assurances from third party vendors and major customers that there will be no adverse consequences to the Company. Alternate contingency plans are being developed in the event of a failure.

                          INDEPENDENT AUDITOR'S REPORT

To the Joint Management Committee
Thermal Line Windows, L.L.P.
Mandan, North Dakota

    I have audited the accompanying balance sheets of Thermal Line Windows, L.L.P., as of December 31, 1996 and 1997 and August 14, 1998, and the related statements of income, partnership equity and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

    I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform my audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

    In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thermal Line Windows, L.L.P. as of December 31, 1996 and 1997 and August 14, 1998 and the results of its operations and its cash flows for the periods then ended, in conformity with generally accepted accounting principles.


                                          RODNEY W. MELBY


Bismarck, North Dakota
January 11, 1999

                          THERMAL LINE WINDOWS, L.L.P.

                                 BALANCE SHEETS

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

                                                                                     AUGUST 14,
                                                              1996         1997         1998
                                                           ----------   ----------   -----------
                                             ASSETS
Current Assets
  Cash...................................................  $   36,384   $   91,753   $  121,675
  Money market account...................................          --      502,608       10,482
  Trade receivables, net of allowance for doubtful
    accounts of $5,000 in 1996, $20,000 in 1997 and
    $22,000 in 1998......................................     663,830      708,202      664,708
  Current maturity of note receivable....................          --        1,200        3,705
  Due from related companies--
    Leingang Siding and Window, Inc......................     152,190       26,326      148,185
    Complast, Inc........................................          --           --        1,100
    Hoyt Home Improvement, Inc...........................      14,596       79,659          158
  Due from officer.......................................     100,000           --           --
  Inventories............................................     884,877      625,501    1,127,209
  Refundable lease deposit...............................          --       58,320           --
  Prepaid expenses.......................................          --       14,203       30,947
                                                           ----------   ----------   ----------
      Total current assets...............................   1,851,877    2,107,772    2,108,169
                                                           ----------   ----------   ----------
Other Assets
  Organization costs, net of amortization computed on a
    five year straight line basis........................      39,588       29,688       23,500
  Note receivable net of current maturity included
    above................................................          --        2,100        9,451
  Lease security deposit.................................          --        2,750        3,260
                                                           ----------   ----------   ----------
      Total other assets.................................      39,588       34,538       36,211
                                                           ----------   ----------   ----------
Property, Plant and Equipment
  Leasehold improvements.................................     200,029      250,312      255,710
  Equipment..............................................     404,454      477,175      534,169
                                                           ----------   ----------   ----------
      Total..............................................     604,483      727,487      789,879
  Less--accumulated depreciation.........................      43,942      100,138      142,194
                                                           ----------   ----------   ----------
      Total property, plant and equipment................     560,541      627,349      647,685
                                                           ----------   ----------   ----------
      Total assets.......................................  $2,452,006   $2,769,659   $2,792,065
                                                           ==========   ==========   ==========

                          THERMAL LINE WINDOWS, L.L.P.

                                 BALANCE SHEETS

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

                                                                                     AUGUST 14,
                                                              1996         1997         1998
                                                           ----------   ----------   -----------
                               LIABILITIES AND PARTNERSHIP EQUITY

Current Liabilities
  Current maturities of long-term debt...................  $   90,558   $   98,837   $  105,573
  Accounts payable.......................................     133,273      148,229      370,692
  Notes payable--line of credit..........................          --           --       50,000
  Customer deposits......................................       1,425           --       11,018
  Due to related companies--
    Complast, Inc........................................          --           --       50,379
    North Country Glass..................................       8,915           --        8,481
    Leingang Siding and Window, Inc......................          --           --        1,873
    Due to officer.......................................      37,125           --           --
  Accrued liabilities--
    Compensation.........................................      49,326       65,783       90,555
    Payroll and local taxes..............................      96,005       29,061       19,196
    Retirement plan......................................          --       15,798        1,669
    Interest.............................................       3,696        3,054           --
    Warranty and other...................................      11,171       11,094        7,875
  Unearned income, current portion.......................       6,588        6,600        6,600
                                                           ----------   ----------   ----------
      Total current liabilities..........................     438,082      378,456      723,911
                                                           ----------   ----------   ----------
Other Liabilities
  Long-term debt, net of current maturities included
    above................................................     350,656      253,280      182,217
  Unearned income........................................      21,412       14,800       10,675
                                                           ----------   ----------   ----------
      Total other liabilities............................     372,068      268,080      192,892
                                                           ----------   ----------   ----------
      Total liabilities..................................     810,150      646,536      916,803
                                                           ----------   ----------   ----------
Partnership Equity
  Capital contribution...................................     900,000      900,000      900,000
  Undistributed earnings.................................     741,856    1,223,123      975,262
                                                           ----------   ----------   ----------
      Total partnership equity...........................   1,641,856    2,123,123    1,875,262
                                                           ----------   ----------   ----------
      Total liabilities and equity.......................  $2,452,006   $2,769,659   $2,792,065
                                                           ==========   ==========   ==========

                       See notes to financial statements.

                          THERMAL LINE WINDOWS, L.L.P.

                              STATEMENTS OF INCOME

                 THE YEARS ENDED DECEMBER 31, 1996 AND 1997 AND
               FOR THE PERIOD JANUARY 1, 1998 TO AUGUST 14, 1998

                                                                                     AUGUST 14,
                                                              1996         1997         1998
                                                           ----------   ----------   -----------
Sales....................................................  $6,954,920   $6,088,024   $3,668,394
                                                           ----------   ----------   ----------
Direct Costs
  Materials..............................................   3,234,514    2,774,335    1,625,803
  Labor and benefits.....................................   1,117,749      986,594      740,377
  Freight out............................................     350,393      312,073      172,551
                                                           ----------   ----------   ----------
    Total direct costs...................................   4,702,656    4,073,002    2,538,731
                                                           ----------   ----------   ----------
    Gross profit on sales................................   2,252,264    2,015,022    1,129,663
Operating Expense........................................   1,482,696    1,333,866      888,620
                                                           ----------   ----------   ----------
  Operating income.......................................     769,568      681,156      241,043
Other Income (Expenses)
  Miscellaneous..........................................      14,658        6,500       10,738
  Interest income........................................      13,773       12,654       14,381
  Warranty income, net...................................      13,938       20,669        7,067
  Interest expense.......................................     (70,081)     (39,708)     (20,132)
  Loss on sale of equipment..............................          --           --         (958)
                                                           ----------   ----------   ----------
    Total other income (expense).........................     (27,712)         115       11,096
                                                           ----------   ----------   ----------
Net Income...............................................  $  741,856   $  681,271   $  252,139
                                                           ==========   ==========   ==========

                       See notes to financial statements.

                          THERMAL LINE WINDOWS, L.L.P.

                        STATEMENTS OF PARTNERSHIP EQUITY

                 THE YEARS ENDED DECEMBER 31, 1996 AND 1997 AND
               FOR THE PERIOD JANUARY 1, 1998 TO AUGUST 14, 1998

                                                                          BLIZZARD
                                                         ICE, INC.    ENTERPRISES, INC.     TOTAL
                                                         ----------   -----------------   ----------
Initial Capital Contribution...........................  $  350,000      $  350,000       $  700,000
Subsequent Capital Contribution........................     100,000         100,000          200,000
Net Income for the Year 1996...........................     370,928         370,928          741,856
                                                         ----------      ----------       ----------
Balance, December 31, 1996.............................     820,928         820,928        1,641,856
Net Income for the Year 1997...........................     340,633         340,634          681,267
Withdrawals............................................    (100,000)       (100,000)        (200,000)
                                                         ----------      ----------       ----------
Balance, December 31, 1997.............................   1,061,561       1,061,562        2,123,123
Net income January 1, 1998 to August 14, 1998..........     126,070         126,069          252,139
Withdrawals............................................    (250,000)       (250,000)        (500,000)
                                                         ----------      ----------       ----------
Balance, August 14, 1998...............................  $  937,631      $  937,631       $1,875,262
                                                         ==========      ==========       ==========

                       See notes to financial statements.

                          THERMAL LINE WINDOWS, L.L.P.

                            STATEMENTS OF CASH FLOWS

                 THE YEARS ENDED DECEMBER 31, 1996 AND 1997 AND
               FOR THE PERIOD JANUARY 1, 1998 TO AUGUST 14, 1998

                                                                                     AUGUST 14,
                                                            1996          1997          1998
                                                         -----------   -----------   -----------
Operating Activities
  Cash received from customers.........................  $ 6,199,526   $ 6,088,028   $ 3,667,592
  Interest received....................................       13,773        12,654        14,381
  Warranty income......................................       18,938        20,669         7,067
  Miscellaneous receipts...............................       14,658         6,500        10,738
  Interest expense.....................................      (38,384)      (40,350)      (23,186)
  Cash disbursements for costs and expenses............   (6,759,370)   (5,153,053)   (3,616,887)
                                                         -----------   -----------   -----------
      Total............................................     (550,859)      934,448        59,705
                                                         -----------   -----------   -----------
Investing Activities
  Make leasehold improvements..........................     (200,029)      (50,283)       (5,398)
  Purchase of equipment................................     (404,454)      (72,721)      (63,994)
  Due from officer.....................................     (100,000)      100,000            --
  Lease deposit returned...............................           --            --        58,320
  Purchase organization costs..........................      (49,488)           --            --
  Proceeds from sale of fixed assets...................           --            --         4,000
  Make lease deposits..................................           --       (61,070)         (510)
  Advance to employees.................................           --        (3,300)           --
                                                         -----------   -----------   -----------
      Total............................................     (753,971)      (87,374)       (7,582)
                                                         -----------   -----------   -----------
Financing Activities
  Capital contribution.................................      900,000            --            --
  Short-term borrowings................................           --            --        50,000
  Loan from bank.......................................      500,000            --            --
  Payments on note payable.............................      (58,786)      (89,097)      (64,327)
  Partner withdrawals..................................           --      (200,000)     (500,000)
                                                         -----------   -----------   -----------
      Total............................................    1,341,214      (289,097)     (514,327)
                                                         -----------   -----------   -----------
Net Increase in Cash...................................       36,384       557,977      (462,204)
Cash Balance, Beginning of Year........................           --        36,384       594,361
                                                         -----------   -----------   -----------
Cash Balance, End of Period............................  $    36,384   $   594,361   $   132,157
                                                         ===========   ===========   ===========
Cash consists of--
  Cash.................................................  $    36,384   $    91,753   $   121,675
  Money market accounts................................           --       502,608        10,482
                                                         -----------   -----------   -----------
      Total............................................  $    36,384   $   594,361   $   132,157
                                                         ===========   ===========   ===========

                          THERMAL LINE WINDOWS, L.L.P.

                 THE YEARS ENDED DECEMBER 31, 1996 AND 1997 AND
               FOR THE PERIOD JANUARY 1, 1998 TO AUGUST 14, 1998

                                                                                     AUGUST 14,
                                                            1996          1997          1998
                                                         -----------   -----------   -----------
Reconciliation of Net Income to Cash Flows from
  Operating Activities
  Net income for the period............................  $   741,856   $   681,267   $   252,139
  Reconciling items--
    Depreciation and amortization......................       53,842        66,096        50,286
    Loss on sale of fixed assets.......................           --            --           958
  Changes in--
    Trade receivables..................................     (663,830)      (44,372)     (105,949)
    Related company receivable.........................     (166,786)       60,801       105,985
    Inventories........................................     (884,877)      259,376      (501,708)
    Prepaid expenses...................................           --       (14,203)      (16,744)
    Accounts payable...................................      133,273        14,956       283,196
    Related company payables...........................       46,040       (46,040)           --
    Note receivable....................................           --            --        (9,856)
    Customer deposits..................................        1,425        (1,425)       11,018
    Accrued liabilities................................      160,198       (35,408)       (5,495)
    Unearned income....................................       28,000        (6,600)       (4,125)
                                                         -----------   -----------   -----------
  Cash flows from operating activities.................  $  (550,859)  $   934,448   $    59,705
                                                         ===========   ===========   ===========
Non-Cash Transactions
  Contribution to capital in exchange for note
    receivable.........................................  $   100,000   $        --   $        --
                                                         ===========   ===========   ===========

                       See notes to financial statements.

                          THERMAL LINE WINDOWS, L.L.P.

                         NOTES TO FINANCIAL STATEMENTS

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    a.  Nature of Business--

       The Company, a Minnesota limited liability partnership, is engaged in the manufacturing and distribution of all architectural styles of vinyl and composite window systems. The manufacturing plant is in Mandan, North Dakota with sales to customers primarily in the Midwest.

    b.  Inventories--

       Inventories are valued at the lower of cost or market, on a first-in first-out basis. Substantially all of the inventories are manufacturing components.

    c.  Depreciation--

       Property, plant and equipment are stated at cost. It is the policy of the company to provide depreciation based on the estimated useful lives of the individual units. Depreciation is computed using the straight-line method with estimated useful lives as follows:

Leasehold improvements......................................    25 years
Equipment...................................................  5-10 years

    Depreciation expenses for 1996 and 1997 were $43,942 and $56,195 respectively. Depreciation expense from January 1, through August 14, 1998 was $44,098.

    d.  Revenue Recognition--

       The company is on the accrual basis of accounting.

    e.  Use of Estimates--

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

    f.  Income Taxes--

       Income tax policies are substantially the same for financial statement purposes as they are for income tax purposes, with the following exceptions. Overhead costs relating to inventory are added to inventory for income tax purposes. The company uses accelerated methods and shorter lives for depreciation for income tax purposes.

       The Company is organized as a limited liability partnership and consequently files a partnership return. All profits of the Company are passed through to the partners who in turn pay taxes on these profits. Therefore, no income tax provision is recorded in these financial statements.

    g.  Retirement Plan--

       The Company adopted a defined contribution retirement plan covering all employees who work 1,000 hours or more the first year and 500 hours per year thereafter, who have been employed at least one year. The employees may contribute up to 8% of their eligible compensation. The Company will match 25% of the employees contribution but limited to 1% of compensation. The Company may also make discretionary contributions to a profit sharing plan. Retirement plan expenses for 1996 and 1997 were $10,438 and $23,898 respectively. Retirement plan expense from January 1, through August 14, 1998 was $5,271.

                          THERMAL LINE WINDOWS, L.L.P.

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    h.  Advertising Costs--

       Advertising costs are expensed as incurred. Advertising costs for 1996 and 1997 were $25,936 and $38,098 respectively. Total advertising costs for the period ended August 14, 1998 were $35,927.

2. FORMATION OF PARTNERSHIP

    The Company was formed on January 2, 1996 as a joint venture by Ice, Inc. and Blizzard Enterprises, Inc. which companies are controlled by Al Leingang or the Hoyt family respectively. The initial contribution of capital was as follows:

Ice, Inc........................  Inventory.......................  $350,000
Blizzard........................  Cash............................   350,000

    Subsequent contributions were as follows:

Ice, Inc........................  Cash............................   100,000
Blizzard........................  Note receivable.................   100,000

    The note receivable was paid by April 15, 1997.

    The joint venture agreement stipulates the partnership shall terminate no later than December 31, 2020. Minimum distributions will be equal to the income tax liability generated by the partnership profits. The agreement also provides that a partner's interest may not be transferred except under the provisions of the agreement. In the event of death of Al Leingang or Steve Hoyt, the company must redeem the interest of the decedent at appraised value without regard to minority interest discount or readily marketable discount. The purchase price shall be payable as follows:

    a) The down payment shall be the greater of the life insurance proceeds received (limited to purchase price) or 20% of the purchase price.

    b) The remaining balance shall be payable in 5 equal annual installments with interest at the lowest applicable AFR rate. The company carries a $1,000,000 policy on each person to fund this potential liability.

3. LINE OF CREDIT

    The Company has a working capital line of credit of $400,000 from Norwest Bank, $50,000 of which is being used at August 14, 1998. The present interest rate is 10.00%. The line of credit loan must be zero for at least 30 days on an annual basis. The loan is subject to other loan provisions described in Note 4.

                          THERMAL LINE WINDOWS, L.L.P.

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

4. LONG-TERM DEBT

                                                                                    AUGUST 14,
                                                                1996       1997        1998
                                                              --------   --------   -----------
10.00% Note payable to bank, due in monthly installments of
  $10,800, including interest, to February 2001, secured by
  all assets of the company and personal guarantees by Alvin
  Leingang and Steve Hoyt...................................  $441,214   $352,117    $287,790
    Less--current maturities................................    90,558     98,837     105,573
                                                              --------   --------    --------
      Total long-term debt..................................  $350,656   $253,280    $182,217
                                                              ========   ========    ========

    Minimum principal payments required on long-term debt, assuming the current interest rate, are as follows:

Through August 14, 1999.....................................  $105,573
Through August 14, 2000.....................................   116,628
Through August 14, 2001.....................................    65,589
                                                              --------
                                                              $287,790
                                                              ========

    The interest expense on the 10.00% note payable is being subsidized by the Mandan Growth Fund. The interest subsidy was received in advance for a lump sum total of $32,949. It is being carried in an unearned income account and is being recognized as a reduction to interest expense over the life of the loan which is 5 years.

    Total interest expense for 1996 and 1997 was $70,081 and $39,708 respectively. Total interest expense through August 14, 1998 was $20,132. The company has all its financing through Norwest Bank--Mandan.

    Financial covenants included in the loan agreement for the term loan and the line of credit are as follows:

       a. The company shall at all times have a minimum equity position of 40%, not to include intangible assets.

       b. The company must maintain a working capital level of $500,000 at all times.

       c. The company must achieve a pretax profitability level of $1,000,000 in 1998.

       d. The company may not acquire capital assets in excess of $150,000 per year without prior bank approval.

       e. The company may not make any distributions of capital or assets to the partners without prior consent of the bank, except to pay their personal income tax liability resulting from the profits of the company.

       f. Annual compensation for Alvin Leingang shall not exceed $100,000 and no compensation shall be paid to Steve Hoyt.

       g. No additional debt may be acquired without prior approval from the bank.

                          THERMAL LINE WINDOWS, L.L.P.

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

4. LONG-TERM DEBT (CONTINUED)

    The bank has waived the profitability covenant in 1997. In all other respects, the Company is in compliance with the loan agreement.

5. LEASES

    a.  Buildings--

       The Company leases its plant from a related party, Mr. Al Leingang, on an operating lease dated January 2, 1996 for a five year period at $12,375 per month. All operating costs including taxes, insurance, repairs, maintenance, utilities, etc., shall be borne by the lessee. The Company has the option to renew the lease for two additional five year terms.

    b.  Equipment--

       The Company leases major equipment items from a related party, North Country Thermal Line, Inc. on an operating lease dated January 2, 1996 for a five year period at $7,876 per month. The Company has an option to purchase the equipment at the end of the lease term for $60,216.

       The Company also leases equipment from a related party, Mr. Al Leingang, on an operating lease dated January 2, 1996 for a five year period at $1,340 per month. The Company has an option to purchase the equipment at the end of the lease term for $9,925.

       The Company also leases equipment on two operating leases at $3,798 per month for four and five years respectively with the final payment due in December 2002. The Company has the option of purchase the equipment at the end of the lease for 20% of the original cost.

       Total rent expense for 1996 and 1997 was $302,881 and $266,789 respectively. Total rent expense through August 14, 1998 was $192,034. At August 14, 1998, future minimum lease payments are as follows:

                                                BUILDING   EQUIPMENT    TOTAL
                                                --------   ---------   --------
Through August 14, 1999.......................  $148,500   $156,168    $304,668
Through August 14, 2000.......................   148,500    156,168     304,668
Through August 14, 2001.......................    55,688     87,048     142,736
Through August 14, 2002.......................        --     34,576      34,576
Through August 14, 2003.......................        --     10,792      10,792
                                                --------   --------    --------
                                                $352,688   $444,752    $797,440
                                                ========   ========    ========

                          THERMAL LINE WINDOWS, L.L.P.

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

6. RELATED PARTY TRANSACTIONS

    This Company is related to other Companies through common ownership. Mr. Al Leingang or the Hoyt family are the majority shareholders in all companies. Intercompany transactions are as follows:

                                                                      AUGUST 14,
                                                 1996        1997        1998
                                              ----------   --------   -----------
Sales to--
  Complast, Inc.............................  $       --   $     --    $  4,800
  Leingang Siding and Windows, Inc..........     785,340    821,978     574,229
  Homeworks Supply, Inc.....................      20,832         --          --
  Hoyt Home Improvement, Inc................     829,345    434,813      33,868
  North Country Thermal Line, Inc...........          --      2,705       3,102
Purchase from--
  Complast, Inc.............................   1,673,588    923,134     790,531
  Leingang Siding and Windows, Inc..........       9,567         --          --
  Homeworks Supply, Inc.....................      13,190         --          --
  North Country Thermal Line, Inc...........          --     96,263     169,651
Due to--
  Complast, Inc.............................          --         --      50,379
  Leingang Siding and Windows, Inc..........          --         --       1,873
  Al Leingang...............................      37,125         --          --
  North Country Thermal Line, Inc...........       8,915         --       8,481
Due from--
  Complast, Inc.............................      14,596         --       1,100
  Leingang Siding and Window, Inc...........     152,190     26,326     148,185
  Hoyt Home Improvement, Inc................          --     79,659         158
  Steven Hoyt...............................     100,000         --          --

    The Company has entered into several requirement purchase agreements whereby the company will purchase all of its extrusion inventory from Complast, Inc. and Leingang Siding and Window, and Hoyt Home Improvement will purchase all their window requirements from Thermal Line Windows.

    The Company also leases its plant and equipment from the major shareholder as described in Note 5 above.

7. CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivables. Concentrations of credit risk are limited due to their dispersion across a large geographic area. The Company has a concentration of credit risk in that the customer base consists of construction companies installing windows and siding. The company generally does not require collateral, but does have the ability to secure mechanic liens if needed.

    The Company's money market account is invested in Norwest Advantage Cash Investment, which is not FDIC insured.

                          THERMAL LINE WINDOWS, L.L.P.

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 14, 1998

8. CASH EQUIVALENTS

    For purposes of the Statement of Cash Flows, the Company considers all highly liquid investments purchased with a maturity of three months or less, to be cash equivalents.

9. UNION AGREEMENT

    The Company entered into a collective bargaining agreement on September 1, 1997. This agreement covers the Company's production employees and governs the wages, working conditions and fringe benefits of the production work force. This agreement covers approximately 56% of the total payroll costs of the Company.

10. MAJOR CUSTOMERS

    In addition to those described in Note 5, the Company has one additional major customer with sales over 10% of total sales. Sales to Gravina Siding & Window were as follows.

Period ended August 14, 1998................................  $533,996
Year ended December 31, 1997................................   947,490
Year ended December 31, 1996................................   757,507

11. PRIOR PERIOD ADJUSTMENT

    Net income, partnership equity and accrued warranty payable have been restated by $5,000 for the year 1996 to provide for estimated future warranty costs on the company's manufactured products.

12. SALE OF COMPANY

    The Company's partnership interest was sold to ThermoView Industries, Inc., as of the close of business August 14, 1998, and consequently will be an operating subsidiary thereof.

13. YEAR 2000 ISSUE (UNAUDITED)

    The Company has made an assessment of its year 2000 issues. Most of the hardware has been replaced or upgraded to become 2000 complaint. New software has been acquired or developed to become 2000 compliant. The Company is in the process of getting assurances from third party vendors and major customers that there will be no adverse consequences to the Company. Alternate contingency plans are being developed in the event of a failure.

                         REPORT OF INDEPENDENT AUDITORS


To the Stockholder and Boards of Directors
Thomas Construction, Inc., Castle Associates, Inc.
 and Showplace Home Improvements, Inc.

    We have audited the accompanying combined balance sheets of Thomas Construction, Inc., Castle Associates, Inc. and Showplace Home Improvements, Inc. (together referred to herein as the "Company" or "Thomas Construction") as of December 31, 1997 and 1998 and the related combined statements of income and retained earnings and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Thomas Construction at December 31, 1997 and 1998 and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Louisville, Kentucky

March 5, 1999

                              THOMAS CONSTRUCTION



                            COMBINED BALANCE SHEETS


                                                                    DECEMBER 31
                                                              -----------------------
                                                                 1997         1998
                                                              ----------   ----------
ASSETS
Current assets:
  Cash......................................................  $  421,387   $  472,361
  Accounts receivable, net of allowance for doubtful
    accounts of $58,954 in 1997 and $40,957 in 1998.........     568,891      849,075
  Other receivables.........................................     109,591       73,939
  Due from stockholder and related companies................     132,258       46,177
  Inventories...............................................     134,961      113,077
  Costs in excess of billings on uncompleted contracts......     240,331      179,612
  Prepaid commisions........................................     149,144      200,551
  Other current assets......................................      26,287       20,075
                                                              ----------   ----------
Total current assets........................................   1,782,850    1,954,867
Property and equipment, net.................................     215,850      190,498
Note receivable.............................................       9,776           --
Other assets................................................      18,406          500
                                                              ----------   ----------
Total assets................................................  $2,026,882   $2,145,865
                                                              ==========   ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable..........................................  $  818,320   $  722,882
  Accrued expenses..........................................     805,218      935,774
  Billings in excess of costs on uncompleted contracts......     194,286      214,192
                                                              ----------   ----------
Total current liabilities...................................   1,817,824    1,872,848

Stockholder's equity:
  Thomas Construction, Inc.--
    Common stock, $1.00 par value--30,000 shares authorized,
      25,961 shares issued and 16,875 outstanding...........      25,961       25,961
    Paid-in capital.........................................         539          539
    Treasury stock, at cost, 9,086 shares...................     (20,000)     (20,000)
  Castle Associates, Inc.--
    Common stock, $1.00 par value--30,000 shares authorized,
      100 shares issued and outstanding.....................         100          100
  Showplace Home Improvements, Inc.--
    Common stock, $1.00 par value--30,000 shares authorized,
      500 shares issued and 375 outstanding.................         500          500
    Treasury stock, at cost, 125 shares.....................      (5,000)      (5,000)
  Retained earnings.........................................     206,958      270,917
                                                              ----------   ----------
Total stockholder's equity..................................     209,058      273,017
                                                              ----------   ----------
Total liabilities and stockholder's equity..................  $2,026,882   $2,145,865
                                                              ==========   ==========

                            See accompanying notes.

                              THOMAS CONSTRUCTION



                         COMBINED STATEMENTS OF INCOME
                             AND RETAINED EARNINGS


                                                                YEAR ENDED DECEMBER 31
                                                        ---------------------------------------
                                                           1996          1997          1998
                                                        -----------   -----------   -----------
Contract revenue......................................  $24,218,233   $26,493,224   $25,553,981
Cost of revenues earned...............................   12,909,235    14,039,731    13,277,004
                                                        -----------   -----------   -----------
Gross profit..........................................   11,308,998    12,453,493    12,276,977
Selling, general and administrative expenses..........    8,359,371     9,282,888     9,823,912
Depreciation..........................................      103,518        95,890        89,489
                                                        -----------   -----------   -----------
Income from operations................................    2,846,109     3,074,715     2,363,576
Other income (expense):
  Interest income.....................................       61,669        71,890        54,885
  Rental income.......................................           --        41,696       188,677
  Gain (loss) on disposal of assets...................        8,387      (234,669)       (3,217)
  Other...............................................       16,724        10,107        31,842
                                                        -----------   -----------   -----------
                                                             86,780      (110,976)      272,187
                                                        -----------   -----------   -----------
Income before income taxes............................    2,932,889     2,963,739     2,635,763
Provision for income taxes............................       14,100        16,625        13,833
                                                        -----------   -----------   -----------
Net income............................................    2,918,789     2,947,114     2,621,930
Retained earnings, beginning of year..................      733,393       809,162       206,958
Distributions to stockholder..........................   (2,843,020)   (3,549,318)   (2,557,971)
                                                        -----------   -----------   -----------
Retained earnings, end of year........................  $   809,162   $   206,958   $   270,917
                                                        ===========   ===========   ===========

                            See accompanying notes.

                              THOMAS CONSTRUCTION



                       COMBINED STATEMENTS OF CASH FLOWS


                                                                 YEAR ENDED DECEMBER 31
                                                         ---------------------------------------
                                                            1996          1997          1998
                                                         -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income.............................................  $ 2,918,789   $ 2,947,114   $ 2,621,930
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation.........................................      103,518        95,890        89,489
  (Gain) loss on disposal of assets....................       (8,387)      234,669         3,217
  Changes in operating assets and liabilities:
    Accounts receivable................................     (342,745)      448,935      (280,184)
    Other receivables..................................       74,657       (58,494)       35,652
    Due from stockholder and related companies.........       64,733      (126,991)       86,081
    Inventories........................................          432       (99,686)       21,884
    Costs in excess of billings on uncompleted
      contracts........................................      (42,121)       38,145        60,719
    Prepaid commissions................................      (55,054)       39,140       (51,407)
    Other current assets...............................       78,949       (16,794)        6,212
    Other assets.......................................           --        (7,625)       27,682
    Accounts payable...................................       22,832       (39,589)      (95,438)
    Accrued expenses...................................      239,926       131,733       130,556
    Billings in excess of costs on uncompleted
      contracts........................................       70,397       (37,296)       19,906
                                                         -----------   -----------   -----------
Net cash provided by operating activities..............    3,125,926     3,549,151     2,676,299

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property and equipment....................      (60,492)     (166,122)      (76,048)
Proceeds from sale of assets...........................       12,127           750         8,694
Net proceeds from note receivable-related party........      117,255            --            --
                                                         -----------   -----------   -----------
Net cash provided by (used in) investing activities....       68,890      (165,372)      (67,354)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to stockholder...........................   (2,843,020)   (3,549,318)   (2,557,971)
                                                         -----------   -----------   -----------
Net cash used in financing activities..................   (2,843,020)   (3,549,318)   (2,557,971)
                                                         -----------   -----------   -----------
Net increase (decrease) in cash........................      351,796      (165,539)       50,974
Cash, beginning of year................................      235,130       586,926       421,387
                                                         -----------   -----------   -----------
Cash, end of year......................................  $   586,926   $   421,387   $   472,361
                                                         ===========   ===========   ===========

                            See accompanying notes.

                              THOMAS CONSTRUCTION



                     NOTES TO COMBINED FINANCIAL STATEMENTS



                               DECEMBER 31, 1998


1. ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

    The combined financial statements include the accounts and transactions of Thomas Construction, Inc. (Thomas), Castle Associates, Inc. (Castle) and Showplace Home Improvements, Inc. (Showplace), together referred to herein as "the Company". All material intercompany transactions and accounts have been eliminated in the accompanying combined financial statements.

    The accompanying financial statements are presented on a combined basis as each of the combined companies is owned by the same stockholder and the Company comprises one operating segment primarily engaged in the home improvement business in the St. Louis Metropolitan area. More specifically, Thomas is engaged in the installation of maintenance-free siding, thermal replacement windows, storm windows and doors, patio enclosures, as well as several related items, for residential customers to whom credit is extended. Thomas may avail itself of mechanics liens on customers' property in the event of non-payment of amounts receivable. Castle is engaged in the construction of patio enclosures, decks and room additions, and Showplace is engaged in the remodeling of kitchens and bathrooms for residential customers to whom credit is extended.

REVENUE RECOGNITION


    The Company recognizes revenues from fixed-price contracts on the completed-contract method since the contracts are of a short duration. A contract is considered complete upon installation.


    Contract costs include all direct material and labor costs and those indirect costs related to contract performance such as indirect labor, supplies, tools, repairs and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

    Costs in excess of amounts billed are classified under current assets as costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified under current liabilities as billings in excess of costs on uncompleted contracts.

INVENTORIES

    Inventories are recorded at the lower of cost (moving average basis) or market. Inventories primarily consist of parts and supplies.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Expenditures for major renewals and improvements which increase the useful lives of assets are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Assets are depreciated on straight-line or accelerated methods over their estimated useful lives which generally range from three to seven years.

WARRANTIES

    The Company provides the retail customer with a one year warranty covering workmanship, with an additional nine year warranty on the installation of siding, soffit and fascia. The Company provides an

                              THOMAS CONSTRUCTION

                               DECEMBER 31, 1998


1. ACCOUNTING POLICIES (CONTINUED)
accrual for future warranty costs based upon the relationship of prior years' revenues to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

ADVERTISING COSTS

    The Company expenses advertising costs as incurred. Advertising expense was approximately $2,885,000, $2,798,000 and $2,877,000 in 1996, 1997 and 1998,
respectively.

INCOME TAXES

    The companies comprising the Company have elected to be taxed as S corporations under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the companies do not pay federal corporate income taxes on their taxable income. Instead, the stockholder is liable for federal income taxes on the companies' taxable income. Certain states in which the companies do business do not recognize the federal S corporation rules and assess an income tax at the corporate level. Accordingly, the provision for income taxes consists only of state and local income taxes.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. RELATED PARTY TRANSACTIONS

    All of the Company's assets are pledged as collateral for outstanding bank debt of an affiliated company owned by the Company's stockholder. The balance outstanding amounts to approximately $1,174,000 as of December 31, 1998.

    In 1993, the Company sold land for a total contract price of $850,000 to an affiliated company owned by the Company's stockholder. A mortgage loan of $145,113 was assumed by the buyer and the Company obtained an unsecured note from the buyer for $705,379 for the balance of the selling price. The gain on the sale, which amounted to $618,822, was deferred for financial reporting purposes since the gain had not been realized through transactions with unrelated parties. During 1998, the note receivable balance was transferred to the Company's stockholder and the note balance, net of the deferred gain, has been accounted for as a distribution to the stockholder amounting to $9,776.

    No interest was charged on the note receivable in 1998. Interest income was $37,745 and $36,344 for the years ended December 31, 1996 and 1997, respectively.

                              THOMAS CONSTRUCTION

                               DECEMBER 31, 1998


3. PROPERTY AND EQUIPMENT

    Property and equipment at December 31 consists of the following:

                                                          1997        1998
                                                        ---------   ---------
Furniture, fixtures and equipment.....................  $ 163,872   $ 156,091
Construction and computer equipment...................    349,631     413,058
Computer software.....................................     44,647      51,048
                                                        ---------   ---------
                                                          558,150     620,197
Less accumulated depreciation.........................   (342,300)   (429,699)
                                                        ---------   ---------
                                                        $ 215,850   $ 190,498
                                                        =========   =========

4. UNCOMPLETED CONTRACTS

    Costs and billings on uncompleted contracts at December 31 are as follows:

                                                            1997       1998
                                                          --------   --------
Costs incurred on uncompleted contracts.................  $341,604   $267,026
Billings to date........................................   295,559    301,606
                                                          --------   --------
                                                          $ 46,045   $(34,580)
                                                          ========   ========

    These amounts are included in the accompanying combined balance sheets under the following captions:

                                                          1997        1998
                                                        ---------   ---------
Costs in excess of billings on uncompleted
  contracts...........................................  $ 240,331   $ 179,612
Billings in excess of costs on uncompleted
  contracts...........................................   (194,286)   (214,192)
                                                        ---------   ---------
                                                        $  46,045   $ (34,580)
                                                        =========   =========

5. ACCRUED EXPENSES

    Accrued expenses as of December 31 consist of the following:

                                                            1997       1998
                                                          --------   --------
Wages...................................................  $454,484   $358,883
Payroll taxes...........................................    44,198     22,224
401
(k) contribution........................................    64,111     73,237
Warranty................................................   100,000    100,000
Insurance...............................................    55,884    151,232
Other...................................................    86,541    230,198
                                                          --------   --------
                                                          $805,218   $935,774
                                                          ========   ========

                              THOMAS CONSTRUCTION

                               DECEMBER 31, 1998


6. LINE OF CREDIT

    The Company has available a $100,000 revolving line of credit, all of which is unused at December 31, 1998. Bank advances on the credit bear interest at prime plus 1.5% (10% at December 31, 1998) and are collaterialized by substantially all of the assets of the Company.

7. COMMITMENTS AND CONTINGENCIES

    The Company leases an office building from its stockholder and also leases equipment and vehicles from non-related parties under noncancelable operating leases. Future minimum lease payments at December 31, 1998 are as follows:

                                                        RELATED PARTY    OTHER
                                                            LEASE        LEASES
                                                        -------------   --------
1999..................................................   $  449,587     $210,346
2000..................................................      449,587       89,537
2001..................................................      449,587       16,667
2002..................................................      449,587        4,639
2003..................................................      449,587        4,639
Thereafter............................................    4,495,870        4,639
                                                         ----------     --------
  Total...............................................   $6,743,805     $330,467
                                                         ==========     ========

    The Company incurred rental expense under noncancellable operating leases amounting to approximately $315,000, $654,000 and $717,000 for the years ended December 31, 1996, 1997 and 1998, respectively ($367,000 in 1997 and $450,000 in
1998 under the related party lease).

    In 1997, the Company began subleasing a portion of the office building. Rental income under the subleases was approximately $42,000 in 1997 and $189,000 in 1998. Future minimum lease payments to be received under the sublease agreements at December 31, 1998 are as follows:

1999........................................................  $111,058
2000........................................................    72,794
2001........................................................    65,142
2002........................................................    65,142
2003........................................................    27,143
                                                              --------
  Total.....................................................  $341,279
                                                              ========

    A related company uses vehicles which are leased by the Company from an unrelated commercial lessor. The related company pays the monthly rentals on the leases. Although the liability to the lessor is a direct obligation of the Company, the related company is expected to pay the remaining rentals on the leases. Future minimum lease payments required at December 31, 1998 for which the Company is contingently liable amount to approximately $24,000.

    In December 1998, the Company received correspondence asserting a claim involving a former employee of an entity related to the Company through common ownership. Management of the Company

                              THOMAS CONSTRUCTION

                               DECEMBER 31, 1998


7. COMMITMENTS AND CONTINGENCIES (CONTINUED) believes the claim against the Company is totally without merit and, as such, will not have a material adverse effect on the Company's combined financial position or results of operations.

8. EMPLOYEE BENEFIT PLAN

    Effective January 1, 1995, the Company established a defined contribution 401(k) profit-sharing plan and trust for the benefit of all of its employees, subject to certain age and service requirements. Plan participants may make salary reduction contributions to the plan which are subject to Internal Revenue Service contribution limitations. Company contributions to the plan are made from the Company's current or accumulated earnings and are at the discretion of Company management. Company contributions to the plan were approximately $50,000, $64,000 and $73,000 for the years ended December 31, 1996, 1997 and
1998, respectively.

9. SUBSEQUENT EVENTS

    Effective January 1, 1999, the Company was acquired by ThermoView Industries, Inc. (ThermoView), for $11,095,000 in cash, 301,425 shares of common stock of ThermoView at an estimated fair value of $1,500,000 and 400,000 shares of Series B preferred stock of ThermoView at an estimated fair value of $2,000,000. The acquisition agreement provides for additional consideration to be paid if Thomas exceeds certain targeted levels of operating results.

10. YEAR 2000 READINESS (UNAUDITED)

    The Company has initiated an assessment of the possible impact of Year 2000 issues to assure it is prepared to effectively deal with transactions in the Year 2000 and beyond. This "Year 2000 Problem" creates risk for the Company from unforeseen sources in its own computer systems and from third parties with whom the Company deals on financial transactions.

    The Company intends to achieve uninterrupted, high quality performance from its computer systems before, during and after 2000. The Company has determined that modifications are required for certain existing systems to become Year 2000 compliant. These system modifications are in the process of being implemented. The cost of assessment and ultimate assurance as to readiness is being expensed as incurred. Total incremental spending by the Company is not expected to be significant to the Company's operations, liquidity or capital resources.

    In addition to taking every reasonable step to secure its internal systems and external relationships, the Company is further developing contingency plans to assure that unexpected failures will not adversely affect operations. The Company intends to monitor these procedures through the rollover of 1999 into 2000 and to implement quickly alternate solutions if necessary.

    However, despite the Company's efforts and contingency plans, noncompliant computer systems could have a material adverse effect on the Company's operations, or its financial condition.

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors
Precision Window Mfg., Inc.

    We have audited the accompanying balance sheets of Precision Window Mfg., Inc. as of December 31, 1996, 1997 and 1998 and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Precision Window Mfg., Inc. at December 31, 1996, 1997 and 1998 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.


                                          ERNST & YOUNG LLP


Louisville, Kentucky
May 21, 1999

                          PRECISION WINDOW MFG., INC.

                                 BALANCE SHEETS

                                                                       DECEMBER 31
                                                           ------------------------------------
                                                              1996         1997         1998
                                                           ----------   ----------   ----------
ASSETS
Current assets:
  Cash...................................................  $    3,053   $    3,003   $      422
  Accounts receivable....................................     424,901      368,363      447,524
  Notes receivable.......................................     229,668       63,481       46,564
  Income taxes receivable................................          --       94,816           --
  Inventories............................................     307,095      389,419      455,038
  Other current assets...................................      10,741       13,249       41,383
                                                           ----------   ----------   ----------
    Total current assets.................................     975,458      932,331      990,931

Property and equipment, net..............................     104,394      133,391      110,168
                                                           ----------   ----------   ----------
      Total assets.......................................  $1,079,852   $1,065,722   $1,101,099
                                                           ==========   ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable--bank.....................................  $   80,000   $  229,000   $  140,000
  Accounts payable.......................................     343,688      359,938      267,354
  Accrued expenses.......................................      71,437       87,980      100,100
  Income taxes payable...................................      37,292           --      125,097
  Current portion of long-term debt......................     184,360      127,470       86,123
                                                           ----------   ----------   ----------
      Total current liabilities..........................     716,777      804,388      718,674

Long-term debt...........................................     168,828       96,453       12,180

Stockholders' equity:
  Class A common stock, no par value--
    15,000 shares authorized, 152 shares issued and
    outstanding..........................................         152          152          152
  Class B common stock, no par value--
    15,000 shares authorized, 10,486 shares issued and
    outstanding..........................................       1,216        1,216        1,216
  Retained earnings......................................     192,879      163,513      368,877
                                                           ----------   ----------   ----------
      Total stockholders' equity.........................     194,247      164,881      370,245
                                                           ----------   ----------   ----------
      Total liabilities and stockholders' equity.........  $1,079,852   $1,065,722   $1,101,099
                                                           ==========   ==========   ==========

                            SEE ACCOMPANYING NOTES.

                          PRECISION WINDOW MFG., INC.

                            STATEMENTS OF OPERATIONS
                             AND RETAINED EARNINGS

                                                                  YEAR ENDED DECEMBER 31
                                                           ------------------------------------
                                                              1996         1997         1998
                                                           ----------   ----------   ----------
Sales....................................................  $5,695,675   $6,431,708   $6,547,964
Cost of sales............................................   4,974,109    5,738,665    5,499,617
                                                           ----------   ----------   ----------
Gross profit.............................................     721,566      693,043    1,048,347

Selling, general and administrative expenses.............     354,695      630,111      642,543
Depreciation and amortization............................      57,114       44,608       48,914
                                                           ----------   ----------   ----------
Income from operations...................................     309,757       18,324      356,890

Other income (expense):
  Interest expense.......................................     (41,911)     (41,921)     (27,196)
  Other..................................................      (1,775)       1,415        2,413
                                                           ----------   ----------   ----------
                                                              (43,686)     (40,506)     (24,783)
                                                           ----------   ----------   ----------
Income (loss) before income taxes........................     266,071      (22,182)     332,107

Income tax expense.......................................     101,292        7,184      126,743
                                                           ----------   ----------   ----------
Net income (loss)........................................     164,779      (29,366)     205,364

Retained earnings, beginning of year.....................      28,100      192,879      163,513
                                                           ----------   ----------   ----------
Retained earnings, end of year...........................  $  192,879   $  163,513   $  368,877
                                                           ==========   ==========   ==========

                            SEE ACCOMPANYING NOTES.

                          PRECISION WINDOW MFG., INC.

                            STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED DECEMBER 31
                                                              ---------------------------------
                                                                1996        1997        1998
                                                              ---------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)...........................................  $ 164,779   $ (29,366)  $ 205,364
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization.............................     57,114      44,608      48,914
  Write-off of note receivable..............................         --     130,680          --
Changes in operating assets and liabilities:
  Accounts receivable.......................................   (242,546)     56,538     (79,161)
  Income taxes receivable...................................     41,776     (94,816)     94,816
  Inventories...............................................   (123,049)    (82,324)    (94,079)
  Other current assets......................................      2,425      (2,508)        326
  Accounts payable..........................................    242,548      16,250     (92,584)
  Accrued expenses..........................................    (49,376)     16,543      12,120
  Income taxes payable......................................     37,292     (37,292)    125,097
                                                              ---------   ---------   ---------
Net cash provided by operating activities...................    130,963      18,313     220,813

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property and equipment.........................    (36,841)    (73,604)    (25,692)
Advances on notes receivable................................   (100,000)         --          --
Payments received on notes receivable.......................    106,562      35,506      16,917
                                                              ---------   ---------   ---------
Net cash used in investing activities.......................    (30,279)    (38,098)     (8,775)

FINANCING ACTIVITIES
Net activity on note payable--bank..........................     40,000     149,000     (89,000)
Proceeds from long-term debt................................    105,550      51,238       1,850
Payments on long-term debt..................................   (250,521)   (180,503)   (127,469)
                                                              ---------   ---------   ---------
Net cash provided by (used in) financing activities.........   (104,971)     19,735    (214,619)
                                                              ---------   ---------   ---------
Net decrease in cash........................................     (4,287)        (50)     (2,581)
Cash, beginning of year.....................................      7,340       3,053       3,003
                                                              ---------   ---------   ---------
Cash, end of year...........................................  $   3,053   $   3,003   $     422
                                                              =========   =========   =========

Supplemental disclosure of cash flow information:
  Cash paid (received) for:
    Interest................................................  $  45,263   $  37,663   $  30,957
    Income taxes............................................     85,095     139,292     (93,170)

                            SEE ACCOMPANYING NOTES.

                          PRECISION WINDOW MFG., INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

    The Company is engaged in the manufacturing and distribution of all architectural styles of vinyl and composite window systems. The manufacturing plant is in St. Louis, Missouri with sales to customers in the remodeling industry primarily in the Midwest to whom credit is extended.

REVENUE RECOGNITION

    The Company recognizes revenues when products are shipped.

INVENTORIES

    Inventories are recorded at the lower of cost (moving average basis) or market.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Expenditures for major renewals and improvements which increase the useful lives of assets are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Assets are depreciated on straight-line or accelerated methods over their estimated useful lives which generally range from 5 to 7 years.

WARRANTIES

    The Company provides its customers with various warranty programs on its products. The Company provides an accrual for future warranty costs based upon the relationship of prior years' revenues to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

ADVERTISING COSTS

    The Company expenses advertising costs as incurred. Advertising expense was approximately $60,000, $46,000 and $63,000 in 1996, 1997 and 1998, respectively.

INCOME TAXES

    Income taxes are provided for under the liability method, which takes into account differences between financial statement treatment and tax treatment of certain transactions.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                          PRECISION WINDOW MFG., INC.

2. INVENTORIES

    Inventories at December 31 consist of the following:

                                                  1996       1997       1998
                                                --------   --------   --------
Raw materials.................................  $250,617   $298,315   $382,035
Work in process...............................    27,500      8,560      9,329
Finished goods................................    28,978     82,544     63,674
                                                --------   --------   --------
                                                $307,095   $389,419   $455,038
                                                ========   ========   ========

3. PROPERTY AND EQUIPMENT

    Property and equipment at December 31 consists of the following:

                                                  1996       1997       1998
                                                --------   --------   --------
Furniture, fixtures and equipment.............  $486,896   $560,501   $586,192
Automobiles and trucks........................    89,904     89,904     89,904
Leasehold improvements........................    67,634     67,634     67,634
                                                --------   --------   --------
                                                 644,434    718,039    743,730
Less accumulated depreciation and
  amortization................................   540,040    584,648    633,562
                                                --------   --------   --------
                                                $104,394   $133,391   $110,168
                                                ========   ========   ========

4. ACCRUED EXPENSES

    Accrued expenses as of December 31 consist of the following:

                                                    1996       1997       1998
                                                  --------   --------   --------
Wages...........................................  $34,095    $41,247    $ 52,783
Warranty........................................   12,500     12,500      12,500
Sales taxes.....................................   23,732     24,263      29,717
Other...........................................    1,110      9,970       5,100
                                                  -------    -------    --------
                                                  $71,437    $87,980    $100,100
                                                  =======    =======    ========

5. LINE OF CREDIT

    The Company has available a $300,000 line of credit of which $140,000 was outstanding at December 31, 1998. Advances bear interest at 9.5% and are collaterialized by accounts receivable and inventories. The line of credit was repaid and terminated in connection with Company's acquisition discussed in
Note 10.

                          PRECISION WINDOW MFG., INC.

6. LONG-TERM DEBT

    Long-term debt at December 31 consists of the following:

                                                   1996       1997       1998
                                                 --------   --------   --------
Note payable, interest at prime plus 1%,
  maturing in October 1999, with monthly
  payments of principal of $1,835..............  $     --   $ 40,330   $18,310
Note payable related party, interest at 9.25%,
  maturing in September 1999, with monthly
  principal and interest payments of $5,000....   145,230    100,861    43,355
Equipment notes payable, interest ranging from
  11% to 17%, maturing through July 2000,
  monthly principal and interest payments
  of $2,283....................................    58,970     54,329    36,638
Notes payable, interest ranging from 8.5% to
  10%..........................................   148,988     28,403        --
                                                 --------   --------   -------
                                                  353,188    223,923    98,303
Less current portion...........................   184,360    127,470    86,123
                                                 --------   --------   -------
                                                 $168,828   $ 96,453   $12,180
                                                 ========   ========   =======

    The following is a schedule by years of future maturities of long-term debt as of December 31, 1998:

1999........................................................  $86,123
2000........................................................   12,180
                                                              -------
Total.......................................................  $98,303
                                                              =======

7. INCOME TAXES

    Significant components of income tax expense for the years ended December 31 are as follows:

                                                    1996       1997       1998
                                                  --------   --------   --------
Current:
  Federal.......................................  $ 86,523    $6,360    $108,469
  State.........................................    14,769       824      18,274
                                                  --------    ------    --------
                                                  $101,292    $7,184    $126,743
                                                  ========    ======    ========

    Income tax expense differs from the amounts computed by applying the statutory U.S. Federal income tax rate to income (loss) before income taxes primarily as a result of state taxes and certain expenses not deductible for income tax purposes.

                          PRECISION WINDOW MFG., INC.

8. LEASE COMMITMENTS

    The Company leases its manufacturing facility and certain equipment and vehicles under noncancelable operating leases. Future minimum lease payments at December 31, 1998 are as follows:

1999........................................................  $108,008
2000........................................................    27,403
2001........................................................     1,705
                                                              --------
Total.......................................................  $137,116
                                                              ========

    The Company incurred rental expense under noncancelable operating leases amounting to approximately $96,000, $151,000 and $160,000 in 1996, 1997 and
1998, respectively.

9. MAJOR CUSTOMERS

    Approximately 88% of the Company's sales for each of the three years in the period ended December 31, 1998 were from three customers. Accounts receivable from these customers amounted to approximately $296,000, $106,000 and $232,000 at December 31, 1996, 1997 and 1998, respectively.

10. SUBSEQUENT EVENT

    On January 5, 1999, the Company was acquired by ThermoView Industries, Inc. (ThermoView) for $1,800,000 in cash, 112,053 shares of ThermoView common stock at an estimated fair value of $450,000 and a seller note for $1,200,000. The Company sells primarily to ThermoView's retail segment.

11. YEAR 2000 READINESS (UNAUDITED)

    The Company has initiated an assessment of the possible impact of Year 2000 issues to assure it is prepared to effectively deal with transactions in the Year 2000 and beyond. This "Year 2000 Problem" creates risk for the Company from unforeseen sources in its own computer systems and from third parties with whom the Company deals on financial transactions.

    The Company intends to achieve uninterrupted, high quality performance from its computer systems before, during and after 2000. The cost of assessment and ultimate assurance as to readiness is being expensed as incurred. Total incremental spending by the Company is not expected to be significant to the Company's operations, liquidity or capital resources.

    In addition to taking every reasonable step to secure its internal systems and external relationships, the Company is further developing contingency plans to assure that unexpected failures will not adversely affect operations. The Company intends to monitor these processes through the rollover of 1999 into 2000 and to implement quickly alternate solutions if necessary.

    However, despite the Company's efforts and contingency plans, noncompliant computer systems could have a material adverse effect on the Company's operations, or its financial condition.

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Boards of Directors
Thermo-Shield Company, Inc.
Thermo-Shield of America (Wisconsin), Inc.
Thermo-Shield of America (Michigan), Inc.
Thermo-Shield of America (Arizona), Inc.

    We have audited the accompanying combined balance sheets of Thermo-Shield Company, Inc., Thermo-Shield of America (Wisconsin), Inc., Thermo-Shield of America (Michigan), Inc., and Thermo-Shield of America (Arizona), Inc. (together referred to herein as the "Company" or "The Thermo-Shield Company") as of December 31, 1996, 1997 and 1998 and the related combined statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of The Thermo-Shield Company at December 31, 1996, 1997 and 1998 and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Louisville, Kentucky

May 21, 1999

                          THE THERMO-SHIELD COMPANIES

                            COMBINED BALANCE SHEETS

                                                                        DECEMBER 31
                                                              --------------------------------
                                                                1996       1997        1998
                                                              --------   --------   ----------

ASSETS

Current assets:
  Cash......................................................  $192,263   $211,716   $  231,166
  Accounts receivable.......................................   144,813    214,722      225,727
  Employee receivables......................................    18,601     56,073       67,262
  Due from related party....................................     2,622     18,185       60,000
  Costs in excess of billings on uncompleted contracts......   101,804    138,998      218,128
  Deferred income taxes.....................................    40,000     20,000      103,000
                                                              --------   --------   ----------
      Total current assets..................................   500,103    659,694      905,283

Property and equipment:
  Furniture, fixtures and equipment.........................   116,643    164,135      176,823
  Leasehold improvements....................................       510     73,793      134,043
                                                              --------   --------   ----------
                                                               117,153    237,928      310,866
  Less accumulated depreciation and amortization............   (70,456)   (94,191)    (135,442)
                                                              --------   --------   ----------
Net property and equipment..................................    46,697    143,737      175,424

Note receivable, related party..............................   138,354    147,261      156,169

  Other assets..............................................    10,100     18,177       28,101
                                                              --------   --------   ----------
      Total assets..........................................  $695,254   $968,869   $1,264,977
                                                              ========   ========   ==========

                          THE THERMO-SHIELD COMPANIES

                            COMBINED BALANCE SHEETS

                                                                        DECEMBER 31
                                                              --------------------------------
                                                                1996       1997        1998
                                                              --------   --------   ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable..........................................  $223,307   $343,907   $  577,420
  Accrued wages.............................................    42,279     95,995      136,527
  Accrued payroll taxes.....................................    18,886      6,381       18,962
  Accrued income taxes......................................   122,564    168,696      173,407
  Billings in excess of costs on uncompleted contracts......    87,123     58,722      120,323
  Loans from related parties................................        --    197,000       54,500
                                                              --------   --------   ----------
      Total current liabilities.............................   494,159    870,701    1,081,139

Deferred income taxes.......................................        --     18,000       28,000

Stockholders' equity:
  Thermo-Shield Company, Inc.
    Common stock, no par value--50,000 shares authorized,
    1,000 shares issued and outstanding.....................     1,000      1,000        1,000
  Thermo-Shield of America (Wisconsin), Inc.
    Common stock, $1.00 par value--9,000 shares authorized,
    100 shares issued and outstanding.......................       100        100          100
  Thermo-Shield of America (Michigan), Inc.
    Common stock, no par value--60,000 shares authorized,
    1000 shares issued and outstanding......................        --      1,000        1,000
  Thermo-Shield of America (Arizona), Inc.
    Common stock, Class A voting, no par value--50,000
    shares authorized, 3,000 shares issued and
    outstanding.............................................        --      3,000        3,000
  Common stock, Class B non-voting, no par value--50,000
    shares authorized, none issued and outstanding..........        --         --           --
  Additional paid-in capital................................        --      5,000        5,000
  Retained earnings (deficit)...............................   199,995     70,068      145,738
                                                              --------   --------   ----------
      Total stockholders' equity............................   201,095     80,168      155,838
                                                              --------   --------   ----------
      Total liabilities and stockholders' equity............  $695,254   $968,869   $1,264,977
                                                              ========   ========   ==========

                            SEE ACCOMPANYING NOTES.

                          THE THERMO-SHIELD COMPANIES

                       COMBINED STATEMENTS OF OPERATIONS
                             AND RETAINED EARNINGS

                                                                      DECEMBER 31
                                                         --------------------------------------
                                                            1996         1997          1998
                                                         ----------   -----------   -----------
Contract revenues......................................  $8,084,602   $12,394,611   $14,905,796
Cost of revenues earned................................   3,885,275     5,708,579     6,669,722
                                                         ----------   -----------   -----------
Gross profit...........................................   4,199,327     6,686,032     8,236,074
Selling, general and administrative expenses...........   3,773,163     6,572,619     8,004,876
Depreciation and amortization..........................      12,750        23,735        41,251
                                                         ----------   -----------   -----------
Income from operations.................................     413,414        89,678       189,947

Other income:
  Interest income......................................       8,592        10,099        15,662
  Other................................................          --           500        31,586
                                                         ----------   -----------   -----------
                                                              8,592        10,599        47,248
                                                         ----------   -----------   -----------
Income before income taxes.............................     422,006       100,277       237,195
Income tax expense (benefit)...........................     165,000       129,000       (63,000)
                                                         ----------   -----------   -----------
Net income (loss)......................................     257,006       (28,723)      300,195
Retained earnings, beginning of year...................      61,998       199,995        70,068
Distributions to stockholders..........................    (119,009)     (101,204)     (224,525)
                                                         ----------   -----------   -----------
Retained earnings, end of year.........................  $  199,995   $    70,068   $   145,738
                                                         ==========   ===========   ===========

                            SEE ACCOMPANYING NOTES.

                          THE THERMO-SHIELD COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                         DECEMBER 31
                                                              ---------------------------------
                                                                1996        1997        1998
                                                              ---------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)...........................................  $ 257,006   $ (28,723)  $ 300,195
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization.............................     12,750      23,735      41,251
  Deferred income taxes.....................................     (6,000)     38,000     (73,000)
Changes in operating assets and liabilities:
  Accounts receivable.......................................    (48,921)    (69,909)    (11,005)
  Other receivables.........................................    (18,601)    (37,472)    (11,189)
  Due from related party....................................     (2,622)    (15,563)    (41,815)
  Costs in excess of billings on uncompleted contracts......    (61,336)    (37,194)    (79,130)
  Other assets..............................................      1,500      (8,077)     (9,924)
  Accounts payable..........................................     40,752     120,600     233,513
  Accrued expenses..........................................     31,945      41,211      53,113
  Accrued income taxes......................................    117,184      46,132       4,711
  Billings in excess of costs on uncompleted contracts......     42,232     (28,401)     61,601
                                                              ---------   ---------   ---------
Net cash provided by operating activities...................    365,889      44,339     468,321

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property and equipment.........................    (45,709)   (120,775)    (72,938)
Increase in note receivable, related party..................     (8,908)     (8,907)     (8,908)
                                                              ---------   ---------   ---------
Net cash used in investing activities.......................    (54,617)   (129,682)    (81,846)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in loans from related parties...........         --     197,000    (142,500)
Increase in common stock....................................         --       9,000          --
Distributions to stockholders...............................   (119,009)   (101,204)   (224,525)
                                                              ---------   ---------   ---------
Net cash provided by (used in) financing activities.........   (119,009)    104,796    (367,025)
                                                              ---------   ---------   ---------
Net increase in cash........................................    192,263      19,453      19,450
Cash, beginning of year.....................................         --     192,263     211,716
                                                              ---------   ---------   ---------
Cash, end of year...........................................  $ 192,263   $ 211,716   $ 231,166
                                                              =========   =========   =========
Supplemental disclosure of cash flow information:
  Cash paid for income taxes................................  $   5,289   $  46,832   $  51,525
                                                              =========   =========   =========

                            SEE ACCOMPANYING NOTES.

                          THE THERMO-SHIELD COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

    The combined financial statements include the accounts and transactions of Thermo-Shield Company, Inc., Thermo-Shield of America (Wisconsin), Inc., Thermo-Shield of America (Michigan), Inc. and Thermo-Shield Of America (Arizona), Inc. together referred to herein as "the Company" or "Thermo-Shield". All material intercompany transactions and accounts have been eliminated in the accompanying combined financial statements.

    The accompanying financial statements are presented on a combined basis as the same stockholder owns 80% of Thermo-Shield of America (Michigan), Inc. and 100% of each of the other combined companies, and the Company comprises one operating segment primarily engaged in the home improvement business in Illinois, Wisconsin, Indiana, Michigan and Arizona. More specifically, the Company is engaged in cabinet refacing and in the installation of maintenance-free siding and thermal replacement windows for residential customers to whom credit is extended. The Company may avail itself of mechanics liens on customers' property in the event of non-payment of amounts receivable.

REVENUE RECOGNITION


    The Company recognizes revenues from fixed-price contracts on the completed-contract method since the contracts are of a short duration. A contract is considered complete when the customer accepts the work.


    Contract costs include all direct material and labor costs and those indirect costs related to contract performance such as indirect labor and supplies. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

    Costs in excess of amounts billed are classified under current assets as costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified under current liabilities as billings in excess of costs on uncompleted contracts.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Expenditures for major renewals and improvements which increase the useful lives of assets are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Assets are depreciated on straight-line or accelerated methods over their estimated useful lives which generally range from three to ten years.

ADVERTISING COSTS

    The Company expenses advertising costs as incurred. Advertising expense was approximately $61,000, $118,000 and $133,000 for the years ended December 31, 1996, 1997 and 1998, respectively.

INCOME TAXES

    Thermo-Shield Co., Inc. and Thermo-Shield of America (Wisconsin), Inc. have elected to be taxed as "C" corporations. Accordingly, income taxes are provided for under the liability method, which takes into account differences between financial statement treatment and tax treatment of certain transactions.

                          THE THERMO-SHIELD COMPANIES

1. ACCOUNTING POLICIES (CONTINUED)
    Thermo-Shield of America (Michigan), Inc. and Thermo-Shield of America (Arizona), Inc. have elected to be taxed as S corporations under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the companies do not pay federal corporate income taxes on their taxable income. Instead the stockholder is liable for federal income taxes on the companies' taxable income.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. RELATED PARTY TRANSACTIONS

    On November 3, 1997, the Company began leasing its primary place of business from the majority stockholder of the Company. Lease expense and the related lease commitment are included in related party amounts disclosed in Note 6.

    The Company has a note receivable due from the majority stockholder at an interest rate of 7.0%. Amounts owed the Company were $138,354, $147,261 and $156,169 at December 31, 1996, 1997 and 1998, respectively.

    The Company has amounts due from the majority stockholder of $2,622, $18,185 and $60,000 at December 31, 1996, 1997 and 1998, respectively.

    The Company has non-interest bearing loans from related parties payable on demand of $197,000 and $54,500 at December 31, 1997 and 1998, respectively.

3. UNCOMPLETED CONTRACTS

    Costs and billings on uncompleted contracts at December 31 are as follows:

                                                1996        1997        1998
                                              ---------   ---------   ---------
Costs incurred on uncompleted contracts.....  $ 178,085   $ 218,254   $ 330,003
Billings to date............................   (163,404)   (137,978)   (232,198)
                                              ---------   ---------   ---------
                                              $  14,681   $  80,276   $  97,805
                                              =========   =========   =========

                          THE THERMO-SHIELD COMPANIES

3. UNCOMPLETED CONTRACTS (CONTINUED)
    These amounts are included in the accompanying combined balance sheets under the following captions:

                                                 1996       1997       1998
                                               --------   --------   ---------
Costs in excess of billings on uncompleted
  contracts..................................  $101,804   $138,998   $ 218,128
Billings in excess of costs on uncompleted
  contracts..................................   (87,123)   (58,722)   (120,323)
                                               --------   --------   ---------
                                               $ 14,681   $ 80,276   $  97,805
                                               ========   ========   =========

4. LINES OF CREDIT

    The Company has available a $500,000 line of credit, all of which is unused at December 31, 1998. Bank advances on the credit bear interest at the bank's prime rate (7.75% at December 31, 1998) and are secured by a blanket lien on all the assets of Thermo-Shield Company, Inc. and Thermo-Shield of America (Wisconsin), Inc., and a personal guaranty of the majority stockholder.

    On January 9, 1999, the Company entered into an additional $300,000 line of credit with a bank. The line bears interest at the bank's prime rate and is secured by a blanket lien on all the assets of Thermo-Shield Company, Inc. and Thermo-Shield of America (Wisconsin), Inc.

5. INCOME TAXES

    Significant components of income tax expense (benefit) for the years ended December 31 are as follows:

                                                  1996       1997       1998
                                                --------   --------   --------
Current:
  Federal.....................................  $136,000   $ 71,000   $  6,000
  State.......................................    35,000     20,000      4,000
                                                --------   --------   --------
                                                 171,000     91,000     10,000

Deferred:
  Federal.....................................    (5,000)    32,000    (62,000)
  State.......................................    (1,000)     6,000    (11,000)
                                                --------   --------   --------
                                                  (6,000)    38,000    (73,000)
                                                --------   --------   --------
Income tax expense (benefit)..................  $165,000   $129,000   $(63,000)
                                                ========   ========   ========

                          THE THERMO-SHIELD COMPANIES

5. INCOME TAXES (CONTINUED)
    A reconciliation of income tax expense (benefit) with the expected amount computed by applying the federal statutory income tax rate to income before income taxes for the years ended December 31 is as follows:

                                                  1996       1997       1998
                                                --------   --------   --------
Income tax provision computed at statutory
  rate........................................  $143,482   $ 34,094   $ 80,646
State taxes, net of federal effect............    22,440     17,160     (4,620)
Effect of S corporations......................        --     97,678    (88,570)
Other.........................................      (922)   (19,932)   (50,456)
                                                --------   --------   --------
Income tax expense (benefit)..................  $165,000   $129,000   $(63,000)
                                                ========   ========   ========

    Significant components of the Company's deferred tax assets and liabilities consist of the following as of December 31:

                                                   1996       1997       1998
                                                 --------   --------   --------
Deferred tax assets:
  Cash/accrual basis difference................  $39,957    $ 22,042   $103,903
                                                 -------    --------   --------
  Total deferred tax assets....................   39,957      22,042    103,903
                                                 -------    --------   --------
Deferred tax liabilities:
  Property and equipment.......................    3,365     (17,741)   (27,576)
  Other........................................   (3,322)     (2,301)    (1,327)
                                                 -------    --------   --------
Total deferred tax liabilities.................       43     (20,042)   (28,903)
                                                 -------    --------   --------
Net deferred tax asset.........................  $40,000    $  2,000   $ 75,000
                                                 =======    ========   ========

6. COMMITMENTS AND CONTINGENCIES

    The Company leases a main office building from its majority stockholder and other office facilities from non-related parties under noncancellable operating leases. Future minimum lease payments at December 31, 1998 are as follows:

                                                        RELATED PARTY    OTHER
                                                            LEASE        LEASES
                                                        -------------   --------
1999..................................................    $ 96,000      $ 67,853
2000..................................................      96,000        61,755
2001..................................................      96,000         7,526
2002..................................................      96,000            --
2003..................................................      96,000            --
Thereafter............................................     368,000            --
                                                          --------      --------
Total.................................................    $848,000      $137,134
                                                          ========      ========

    The Company incurred rental expense under noncancellable operating leases amounting to approximately $42,000, $116,000 and $203,000 for the years ended December 31, 1996, 1997 and 1998, respectively

                          THE THERMO-SHIELD COMPANIES

6. COMMITMENTS AND CONTINGENCIES (CONTINUED)
($16,000 in 1997 and $96,000 in 1998 under the related party lease; and there was no related party rent expense in 1996).

    The Company is contingently liable for an irrevocable letter of credit outstanding from a bank to Lowe's Companies, Inc. in the amount of $50,000. The letter of credit is security for performance on Thermo-Shield contracts sold through Lowe's stores.

7. SUBSEQUENT EVENTS

    On March 23, 1999, a majority of the net assets of Thermo-Shield Co., Inc. and Thermo-Shield of America (Wisconsin), Inc., and 100% of the capital stock of Thermo-Shield of America (Michigan), Inc., and Thermo-Shield of America (Arizona), Inc. were acquired by ThermoView Industries, Inc.

8. YEAR 2000 READINESS (UNAUDITED)

    The Company has initiated an assessment of the possible impact of Year 2000 issues to assure it is prepared to effectively deal with transactions in the Year 2000 and beyond. This "Year 2000 Problem" creates risk for the Company from unforeseen sources in its own computer systems and from third parties with whom the Company deals on financial transactions.

    The Company intends to achieve uninterrupted, high quality performance from its computer systems before, during and after 2000. The cost of assessment and ultimate assurance as to readiness is being expensed as incurred. Total incremental spending by the Company is not expected to be significant to the Company's operations, liquidity or capital resources.

    In addition to taking every reasonable step to secure its internal systems and external relationships, the Company is further developing contingency plans to assure that unexpected failures will not adversely affect operations. The Company intends to monitor these processes through the rollover of 1999 into 2000 and to implement quickly alternate solutions if necessary.

    However, despite the Company's efforts and contingency plans, noncompliant computer systems could have a material adverse effect on the Company's operations, or its financial condition.

                              [INSIDE BACK COVER]

The images on the inside back cover page include a map of our facilities, pictures of a variety of our windows and the inside of one of our warehouses. The descriptions of the map and pictures are clockwise from the top left-hand corner.

1. Map of the United States showing the locations of our retail, manufacturing and credit facilities and our corporate office.

2. A picture showing a few of our basic window styles including bow, double-hung, tilt slider, hopper and bay windows.

3. A picture of one of our warehouses filled with custom made windows ready for delivery and installation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE SHARES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO.

                            ------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                        --------
Prospectus Summary....................      1
Risk Factors..........................      6
Forward-Looking Statements............     12
Use of Proceeds.......................     13
Dividend Policy.......................     13
Price Range of Common Stock...........     14
Capitalization........................     15
Dilution..............................     16
Selected Historical and Pro Forma
  Financial Data......................     17
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................     19
Business..............................     35
Management............................     47
Certain Transactions..................     55
Principal Stockholders................     59
Description of Capital Stock..........     61
Shares Eligible for Future Sale.......     65
Underwriting..........................     68
Legal Matters.........................     70
Experts...............................     70
Where You Can Find More Information...     71
Index to Financial Statements.........    F-1

                            ------------------------

    THROUGH AND INCLUDING            , 1999 (THE 25TH DAY AFTER THE DATE OF THIS
PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO A DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO AN UNSOLD ALLOTMENT OR SUBSCRIPTION.

                                1,200,000 SHARES

                                     [LOGO]

                                  COMMON STOCK

                         JOSEPH CHARLES & ASSOC., INC.
                           EBI SECURITIES CORPORATION

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the estimated expenses payable by the registrant in connection with this offering (excluding underwriting discounts and commissions). All amounts shown except the SEC and NASD fees are estimates.


SEC registration fee........................................  $   11,740
NASD filing fee.............................................       4,500
American Stock Exchange listing fees........................      96,000
Underwriters' nonaccountable expense allowance..............     279,000
Legal fees and expenses.....................................     400,000
Accounting fees and expenses................................   1,000,000
Blue sky fees and expenses..................................      50,000
Printing and engraving costs................................     500,000
Transfer agent fees and expenses............................       5,000
Miscellaneous fees and expenses.............................      53,760
                                                              ----------
  Total.....................................................  $2,400,000
                                                              ==========


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145(a) of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person (including his estate or personal representative) who was, is or is threatened to be made a party in a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith;
(ii) he reasonably believed that his conduct was in or not opposed to the best interests of the corporation; and (iii) in the case of any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification may be made against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including counsel fees) incurred with respect to a proceeding. Pursuant to Section 145(e), a corporation may pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of the action, suit or proceeding if the director undertakes to repay such advance upon an ultimate determination that he is not entitled to indemnification by the corporation.

    A director who has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding to which he was a party because he is or was a director of the corporation is entitled to indemnification against actual and reasonable expenses incurred by him in connection with the proceeding. Unless limited by its certificate of incorporation, a Delaware corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors. An officer of the corporation is also entitled to mandatory indemnification to the same extent as a director.

    The indemnification and advancement of expenses provided by or granted pursuant to Section 145 is not exclusive of any rights to which those seeking indemnification or advancement of expenses may otherwise be entitled.
Section 145(g) empowers a Delaware corporation to purchase and maintain insurance on behalf of its directors, officers, employees or agents against liability asserted against or incurred by the individuals in those capacities, whether or not the corporation would have the power under Section 145 to indemnify them against such liability. The registrant has purchased and maintains directors' and officers' liability insurance. The registrant has also entered into an agreement with each of its directors which requires the registrant to indemnify the director to the fullest extent permitted by Delaware law.

    The registrant's certificate of incorporation and bylaws require it to indemnify its directors to the fullest extent permitted by applicable state or federal laws. The bylaws further permit the registrant to indemnify its officers to the same extent that it indemnifies directors and to such further extent, consistent with law, as may be provided by general or specific action of the board of directors, or contract.

    Under Section 8 of the underwriting agreement filed as Exhibit 1.1 hereto, the underwriters have agreed to indemnify, under certain circumstances, the registrant, its directors, officers and persons who control the registrant against certain liabilities which may be incurred in connection with the offering, including certain liabilities under the Securities Act.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    Unless otherwise noted herein, the issuance of securities in the transactions described below and for the period from July 1997 are deemed to be exempt from registration under the Securities Act, either pursuant to the exemption from registration contained in Section 4(2) thereof, or under the provisions of Regulation D or Rule 701, each as promulgated under the Securities Act. In the case of sales in reliance upon Regulation D, to the best of the registrant's knowledge, such sales were made solely to investors who represented in writing that they, or whom the registrant reasonably believed, were accredited investors and to not more than 35 non-accredited investors, all of whom purchased the securities for investment and not with a view to the distribution thereof. All sales were made without general solicitation or general advertising. Restrictions have been imposed upon the resale of such securities, including placement of legends thereon describing such restrictions.

    The following table describes the sale transactions and exemptions relied upon by the registrant.

           DATE                    TITLE                       AMOUNT                EXEMPTION
     -----------------   --------------------------  --------------------------  -----------------
 1.  July 1, 1997        Thermo-Tilt Window Company  2,621,967 shares of the     Section 4(2)
                         Common Stock                registrant's common stock
                                                     issued to 10 individuals
                                                     or entities upon
                                                     incorporation of
                                                     Thermo-Tilt in exchange
                                                     for cash or property
                                                     contributed by such
                                                     individuals or entities.

 2.  October 22, 1997    Options to Purchase         Options to purchase         Section 4(2)
                         Thermo-Tilt Common Stock    536,285 shares of the
                                                     registrant's common stock
                                                     at $0.87 per share granted
                                                     to three consultants and
                                                     one employee for services
                                                     to be rendered. Options to
                                                     purchase 7,247 shares of
                                                     common stock at $0.87 per
                                                     share transferred to the
                                                     former spouse of one
                                                     consultant.

 3.  November 13, 1997   Thermo-Tilt Common Stock    231,907 shares of the       Regulation D
                                                     registrant's common stock
                                                     sold to one accredited
                                                     investor for $5.40 per
                                                     share.

           DATE                    TITLE                       AMOUNT                EXEMPTION
     -----------------   --------------------------  --------------------------  -----------------
 4.  January 19, 1998    Options to Purchase         Options to purchase         Section 4(2)
                         Thermo-Tilt Common Stock    144,942 shares of the
                                                     registrant's common stock
                                                     at $3.45 per share granted
                                                     to Stephen A. Hoffmann for
                                                     services to be rendered
                                                     pursuant to an employment
                                                     agreement with
                                                     Thermo-Tilt. Options to
                                                     purchase 39,859 shares of
                                                     common stock at $3.45 per
                                                     share transferred to Mr.
                                                     Hoffmann's former spouse.

 5.  January 19, 1998    Options to Purchase         Options to purchase         Section 4(2)
                         Thermo-Tilt Common Stock    28,988 shares of the
                                                     registrant's common stock
                                                     at $3.45 per share granted
                                                     to Nelson E. Clemmens for
                                                     services to be rendered
                                                     pursuant to an employment
                                                     agreement with
                                                     Thermo-Tilt.

 6.  March 30, 1998      Options to Purchase         Options to purchase 14,495  Section 4(2)
                         Thermo-Tilt Common Stock    shares of the registrant's
                                                     common stock at $3.45 per
                                                     share granted to R. Jerry
                                                     Falkner in connection with
                                                     investor relations
                                                     services to be performed
                                                     by R.J. Falkner & Company,
                                                     Inc.

 7.  March 30, 1998      Options to Purchase         Options to purchase         Section 4(2)
                         Thermo-Tilt Common Stock    14,495 shares of the
                                                     registrant's common stock
                                                     at $3.45 per share granted
                                                     to Anthony V. Yonadi in
                                                     connection with consulting
                                                     services to be performed
                                                     by Mr. Yonadi.

 8.  March 31, 1998      Thermo-Tilt Common Stock    266,127 shares of the       Regulation D
                                                     registrant's common stock
                                                     sold to 16 accredited
                                                     investors and 24
                                                     nonaccredited investors
                                                     for $3.45 per share.

           DATE                    TITLE                       AMOUNT                EXEMPTION
     -----------------   --------------------------  --------------------------  -----------------
 9.  April 1, 1998       Options to Purchase         Options to purchase         Section 4(2)
                         Thermo-Tilt Common Stock    14,495 shares of the
                                                     registrant's common stock
                                                     at $3.45 per share granted
                                                     to Coffin Communications,
                                                     Inc. in connection with
                                                     consulting services to be
                                                     performed by Coffin.

10.  April 15, 1998      Options                     Incentive stock options to  Section 4(2) or
                                                     purchase 266,667 shares of  Rule 701
                                                     common stock at $3.45 per
                                                     share granted to Stephen
                                                     A. Hoffmann pursuant to
                                                     the registrant's 1998
                                                     employee stock option
                                                     plan.

11.  April 15, 1998      Options                     Options to purchase         Section 4(2)
                                                     100,000 shares of common
                                                     stock at $3.45 per share
                                                     granted to John H. Cole
                                                     for services to be
                                                     rendered pursuant to an
                                                     employment agreement with
                                                     the registrant.

12.  April 20, 1998      Options                     Options to purchase         Section 4(2)
                                                     41,667 shares of common
                                                     stock at $3.45 per share
                                                     granted to James J.
                                                     TerBeest for services to
                                                     be rendered pursuant to an
                                                     employment agreement with
                                                     the registrant.

13.  April 25, 1998      Common                      258,334 shares issued to    Regulation D
                                                     principals of American
                                                     Home Developers Co., Inc.
                                                     upon its acquisition by
                                                     the registrant.

14.  April 30, 1998      Common                      162,000 shares issued to    Regulation D
                                                     principals of Primax
                                                     Window Co. upon its
                                                     acquisition by the
                                                     registrant.

15.  April 30, 1998      Common                      373,334 shares issued to    Regulation D
                                                     principals of Rolox of
                                                     Kansas City, Inc. and
                                                     Rolox of Wichita, Inc.
                                                     upon their acquisition by
                                                     the registrant.

           DATE                    TITLE                       AMOUNT                EXEMPTION
     -----------------   --------------------------  --------------------------  -----------------
16.  June 12, 1998 to    10% Cumulative Convertible  2,980,000 shares of Series  Regulation D
     October 15, 1998    Series A Preferred Stock    A preferred stock sold to
                                                     56 accredited investors
                                                     for $5.00 per share.

17.  June 24, 1998       Common                      580 shares issued to Some   Section 4(2)
                                                     Day Corp. for consulting
                                                     services rendered

18.  July 1, 1998        Options                     Non-qualified stock         Section 4(2) or
                                                     options to purchase 43,334  Rule 701
                                                     shares of common stock at
                                                     $6.15 per share granted
                                                     to two key employees
                                                     pursuant to the
                                                     registrant's 1998 employee
                                                     stock option plan.

19.  July 9, 1998        Common                      122,416 shares issued to    Regulation D
                                                     principals of American
                                                     Home Remodeling upon its
                                                     acquisition by the
                                                     registrant.

20.  July 9, 1998        Common                      116,667 shares issued to    Regulation D
                                                     principals of Five Star
                                                     Builders, Inc. upon its
                                                     acquisition by the
                                                     registrant.

21.  November 1, 1998    Options                     Incentive stock options to  Section 4(2) or
                                                     purchase 66,667 shares of   Rule 701
                                                     common stock at $6.90 per
                                                     share granted to Nelson E.
                                                     Clemmens pursuant to the
                                                     registrant's 1998 employee
                                                     stock option plan.

22.  November 1, 1998    Warrants                    Warrants to purchase        Section 4(2)
                                                     41,667 shares of common
                                                     stock at an exercise price
                                                     of $30.00 per share,
                                                     subject to adjustment,
                                                     expiring in
                                                     November 2003, issued to
                                                     EBI Securities Corporation
                                                     in connection with merger
                                                     and acquisition and
                                                     related services rendered.

23.  January 1, 1999     Common; 10% Cumulative      100,475 shares of common    Regulation D
                         Convertible Series B        stock and 400,000 shares
                         Preferred Stock             of Series B preferred
                                                     stock issued to principals
                                                     of Thomas Construction,
                                                     Inc. upon its acquisition
                                                     by the registrant.

           DATE                    TITLE                       AMOUNT                EXEMPTION
     -----------------   --------------------------  --------------------------  -----------------
24.  January 1, 1999     Options                     Incentive stock options to  Section 4(2) or
                                                     purchase 116,667 shares of  Rule 701
                                                     common stock at $15.93 per
                                                     share granted to six key
                                                     employees pursuant to the
                                                     registrant's 1998 employee
                                                     stock option plan.

25.  January 1, 1999     Options                     Incentive stock options to  Section 4(2) or
                                                     purchase 240,041 shares of  Rule 701
                                                     common stock at $15.93 per
                                                     share granted to 227 key
                                                     employees pursuant to the
                                                     registrant's 1999 stock
                                                     option plan.

26.  January 5, 1999     Common                      37,351 shares issued to     Regulation D
                                                     principals of Precision
                                                     Window Mfg., Inc. upon its
                                                     acquisition by the
                                                     registrant.

27.  March 4, 1999       Common                      29,255 shares issued to     Regulation D
                                                     certain former principals
                                                     of Leingang Siding and
                                                     Window, Inc. in connection
                                                     with earn-out agreement
                                                     entered into upon the
                                                     registrant's acquisition
                                                     of Leingang.

28.  March 4, 1999       Common                      29,031 shares issued to     Regulation D
                                                     certain former principals
                                                     of Thermal Line Windows,
                                                     L.L.P. in connection with
                                                     earn-out agreement entered
                                                     into upon the registrant's
                                                     acquisition of Thermal
                                                     Line.

29.  March 4, 1999       Common                      20,973 shares issued to     Regulation D
                                                     certain former principals
                                                     of North Country Thermal
                                                     Line, Inc. in connection
                                                     with earn-out agreement
                                                     entered into upon the
                                                     registrant's acquisition
                                                     of North Country.

30.  March 23, 1999      Common                      185,006 shares issued to a  Regulation D
                                                     principal of Thermo-Shield
                                                     Group upon the
                                                     registrant's acquisition
                                                     of Thermo-Shield.

           DATE                    TITLE                       AMOUNT                EXEMPTION
     -----------------   --------------------------  --------------------------  -----------------
31.  March 23, 1999      Options                     Incentive stock options to  Section 4(2) or
                                                     purchase 33,334 shares of   Rule 701
                                                     common stock at $25.86 per
                                                     share granted to one key
                                                     employee pursuant to the
                                                     registrant's 1999 stock
                                                     option plan.

32.  March 31, 1999      Common                      2,899 shares issued to      Section 4(2)
                                                     Some Day Corp. for
                                                     consulting services
                                                     rendered.

33.  April 19, 1999      Options                     Incentive stock options to  Section 4(2) or
                                                     purchase 16,000 shares of   Rule 701
                                                     common stock at $19.38 per
                                                     share granted to 9 key
                                                     employees pursuant to the
                                                     registrant's 1999 stock
                                                     option plan.

34.  April 23, 1999      9.6% Cumulative             6,000 Series C shares sold  Section 4(2) or
                         Convertible Series C        to 2 accredited investors   Regulation D
                         Preferred Stock; Warrant    for $1,000 per share.
                                                     Warrants to purchase
                                                     400,000 shares of common
                                                     stock at an exercise price
                                                     of $18.00 per share,
                                                     subject to adjustment,
                                                     expiring in April 2004,
                                                     issued to two accredited
                                                     investors in connection
                                                     with sale of Series C.

35.  May 10, 1999        Options                     Non-qualified stock         Section 4(2) or
                                                     options to purchase 7,500   Rule 701
                                                     shares of common stock at
                                                     $11.64 per share granted
                                                     to three outside directors
                                                     pursuant to the
                                                     registrant's 1999 stock
                                                     option plan.

36.  June 30, 1999       Common                      18,000 shares issued to     Section 4(2)
                                                     principals of Primax
                                                     Window Co. in connection
                                                     with earn-out agreement
                                                     entered into upon
                                                     acquisition of Primax.

37.  July 8, 1999        Warrant                     Warrants to purchase        Section 4(2)
                                                     555,343 shares of common
                                                     stock at an exercise price
                                                     of $0.03 per share,
                                                     subject to adjustment,
                                                     expiring in July 2007,
                                                     issued to one accredited
                                                     investor.

           DATE                    TITLE                       AMOUNT                EXEMPTION
     -----------------   --------------------------  --------------------------  -----------------
38.  July 29, 1999       Options                     Incentive stock options to  Section 4(2) or
                                                     purchase 66,667 shares of   Rule 701
                                                     common stock at $11.43 per
                                                     share granted to Robin C.
                                                     Edwardsen pursuant to the
                                                     registrant's 1999 stock
                                                     option plan.

39.  July 29, 1999       Options                     Incentive stock options to  Section 4(2) or
                                                     purchase 33,334 shares of   Rule 701
                                                     common stock at $11.43 per
                                                     share granted to John H.
                                                     Cole pursuant to the
                                                     registrant's 1999 stock
                                                     option plan.

40.  July 29, 1999       Options                     Incentive stock options to  Section 4(2) or
                                                     purchase 41,667 shares of   Rule 701
                                                     common stock at $11.43 per
                                                     share granted to James J.
                                                     TerBeest pursuant to the
                                                     registrant's 1999 stock
                                                     option plan.

41.  July 29, 1999       Options                     Non-qualified stock         Section 4(2) or
                                                     options to purchase 20,000  Rule 701
                                                     shares of common stock at
                                                     $11.43 per share granted
                                                     to Robert D. Freibert
                                                     pursuant to the
                                                     registrant's 1999 stock
                                                     option plan.

42.  October 1, 1999     Common                      6,246 shares issued to      Section 4(2) or
                                                     holders of Series C         Regulation D
                                                     preferred stock as a stock
                                                     dividend.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) EXHIBITS.

    The following exhibits are filed as part of this registration statement:


       EXHIBIT
       NUMBER                 DESCRIPTION OF EXHIBITS
---------------------         -----------------------
        1.1*             --   Form of Underwriting Agreement
        1.2*             --   Form of Representatives' Warrant Agreement
        3.1*             --   Restated Certificate of Incorporation of the registrant
        3.1(a)*          --   Certificate of Amendment of Restated Certificate of
                                Incorporation of the registrant
        3.1(b)*          --   Second Certificate of Amendment of Restated Certificate of
                                Incorporation of the registrant
        3.2*             --   Certificate of Designation of the registrant (9.6%
                                Cumulative Convertible Series C Preferred Stock)

       EXHIBIT
       NUMBER                 DESCRIPTION OF EXHIBITS
---------------------         -----------------------
        3.2(a)*          --   Certificate of Amendment of Certificate of Designation of
                                the registrant (9.6% Cumulative Convertible Series C
                                Preferred Stock)
        3.3*             --   Amended and Restated By-Laws of the registrant
        4.1*             --   Specimen common stock certificate
        5.1              --   Opinion and consent of Stites & Harbison
       10.1*             --   ThermoView Industries, Inc. 1998 Employee Stock Option Plan
       10.2*             --   ThermoView Industries, Inc. 1999 Stock Option Plan
       10.3*             --   Stock Option Agreement, dated as of October 22, 1997, by and between Thermo-Tilt Window Company and LD Capital, Inc.
       10.4*             --   Stock Option Agreement, effective as of October 22, 1997, by and between the registrant and Stephen A. Hoffmann
       10.5*             --   Stock Option Agreement, dated as of October 22, 1997, by and between Thermo-Tilt Window Company and Nelson E. Clemmens
       10.6*             --   Employment and Noncompetition Agreement, dated as of January
                                13, 1998, by and between Thermo-Tilt Window Company and
                                Stephen A. Hoffmann
       10.7*             --   First Amendment to Employment and Noncompetition Agreement,
                                dated as of April 15, 1998, by and between Thermo-Tilt
                                Window Company and Stephen A. Hoffmann
       10.8*             --   Executive Employment Agreement, dated as of April 15, 1998, by and between the registrant and Stephen A. Hoffmann
       10.9*             --   Stock Option Agreement, dated as of January 13, 1998, by and between the registrant and Stephen A. Hoffmann
       10.10*            --   Option Certificate, dated as of April 15, 1998, by and
                                between the registrant and Stephen A. Hoffmann
       10.11*            --   Employment and Noncompetition Agreement, dated as of January
                                19, 1998, by and between Thermo-Tilt Window Company and
                                Nelson E. Clemmens
       10.12*            --   Stock Option Agreement, dated as of January 19, 1998, by and between Thermo-Tilt Window Company and Nelson E. Clemmens
       10.13*            --   First Amendment to Employment and Noncompetition Agreement,
                                dated as of April 15, 1998, by and between Thermo-Tilt
                                Window Company and Nelson E. Clemmens
       10.14*            --   Amended and Restated Employment and Noncompetition
                                Agreement, dated as of April 15, 1998, by and between the
                                registrant and Nelson E. Clemmens
       10.15*            --   First Amendment to Amended and Restated Employment and
                                Noncompetition Agreement, dated as of November 1, 1998, by and between the registrant and Nelson E. Clemmens
       10.16*            --   Option Certificate, dated as of November 1, 1998, by and
                                between the registrant and Nelson E. Clemmens
       10.17*            --   Amended and Restated Employment and Noncompetition
                                Agreement, dated as of June 26, 1999, by and between the
                                registrant and Richard E. Bowlds
       10.18*            --   Amended and Restated Employment and Noncompetition
                                Agreement, dated as of July 28, 1999, by and between the
                                registrant and John H. Cole
       10.19*            --   Stock Option Agreement, dated as of April 15, 1998, by and between the registrant and John H. Cole
       10.20*            --   Stock Option Agreement, dated as of July 29, 1999, by and
                                between the registrant and John H. Cole

       EXHIBIT
       NUMBER                 DESCRIPTION OF EXHIBITS
---------------------         -----------------------
       10.21*            --   Amended and Restated Employment and Noncompetition
                                Agreement, dated as of July 28, 1999, by and between the
                                registrant and James J. TerBeest
       10.22*            --   Stock Option Agreement, dated as of April 20, 1998, by and between the registrant and James J. TerBeest
       10.23*            --   Stock Option Agreement, dated as of July 29, 1999, by and
                                between the registrant and James J. TerBeest
       10.24*            --   Employment Agreement, dated as of April 29, 1998, by and
                                between ThermoView Merger Corp. and Charles L. Smith
       10.25*            --   Employment Agreement, dated as of January 5, 1999, by and
                                between Precision Window Mfg., Inc. and Charles L. Smith
       10.26*            --   Lease, dated as of November 1, 1998, by and between the
                                registrant and Glenn Lyon Development Corporation
       10.27*            --   Warrant, dated as of November 1, 1998, by and between the
                                registrant and EBI Securities Corporation
       10.28*            --   Loan Agreement, dated as of August 31, 1998, by and among
                                the registrant, then-existing subsidiaries of the
                                registrant (collectively, "Borrowers") and PNC Bank,
                                National Association ("PNC")
       10.29*            --   Joinder to Loan Documents and Amendment to Loan Documents
                                (Thomas Construction, Inc.), dated as of January 1, 1999,
                                by and among Borrowers and PNC
       10.30*            --   Joinder to Loan Documents and Amendment to Loan Documents
                                (Precision Window Mfg., Inc.), dated as of January 5,
                                1999, by and among Borrowers and PNC
       10.31*            --   Joinder to Loan Documents and Amendment to Loan Documents
                                (Thermo-Shield), dated as of July 8, 1999, by and among
                                Borrowers and PNC
       10.32*            --   Securities Purchase Agreement, dated as of April 23, 1999, by and among the registrant, Brown Simpson Strategic
                                Growth Fund, Ltd ("Brown Ltd."). and Brown Simpson
                                Strategic Growth Fund, L.P. ("Brown L.P.", which together
                                with Brown Ltd., "Brown Simpson")
       10.33*            --   Registration Rights Agreement, dated as of April 23, 1999, by and among the registrant and Brown Simpson
       10.34*            --   Stock Purchase Warrant by and between the registrant and
                                Brown L.P.
       10.35*            --   Amendments to Stock Purchase Warrant, by and between the
                                registrant and Brown L.P.
       10.36*            --   Stock Purchase Warrant by and between the registrant and
                                Brown Ltd.
       10.37*            --   Amendments to Stock Purchase Warrant, by and between the
                                registrant and Brown Ltd.
       10.38*            --   Securities Purchase Agreement, dated as of July 8, 1999,
                                between the registrant and GE Capital Equity Investments,
                                Inc.
       10.39*            --   Stock Purchase Warrant, by and between the registrant and GE
                                Capital Equity Investments, Inc.
       10.40*            --   Form of Management Indemnification Agreement
       10.41*            --   Agreement and Plan of Merger, dated as of April 23, 1998, by and among the registrant, ThermoView Merger Corp.,
                                American Home Developers Co., Inc. and the Shareholders of
                                American Home Developers Co., Inc.
       10.42*            --   Agreement and Plan of Merger, dated as of April 29, 1998, by and among the registrant, ThermoView Merger Corp., Primax
                                Window Co. and the Shareholders of Primax Window Co.

       EXHIBIT
       NUMBER                 DESCRIPTION OF EXHIBITS
---------------------         -----------------------
       10.43*            --   Lease, dated April 29, 1998, between Charles L. Smith and
                                Primax Window Co.
       10.44*            --   Agreement and Plan of Merger, dated as of April 29, 1998, by and among the registrant, ThermoView Merger Corp., Rolox
                                of Wichita, Inc. and the Shareholders of Rolox of Wichita,
                                Inc.
       10.45*            --   Lease, dated April 29, 1998, by and between Robert L. Cox
                                and Rolox, Inc.
       10.46*            --   Lease, dated April 29, 1998, by and between Robert L. Cox,
                                Robert L. Cox II and Rolox, Inc.
       10.47*            --   Lease, dated April 29, 1998, by and between L & D
                                Partnership and Rolox, Inc.
       10.48*            --   Lease, dated April 29, 1998, by and between LBD, L.L.C. and
                                Rolox, Inc.
       10.49*            --   Asset Purchase Agreement, dated May 27, 1998, by and between
                                TD Windows, Inc. and Allhom Eagles Windows & Doors, Inc.
       10.50*            --   Agreement and Plan of Merger, dated as of July 9, 1998, by and among the registrant, ThermoView/AHR Merger Corp.,
                                American Home Remodeling, Pacific Exteriors, Incorporated
                                and the Shareholders of American Home Remodeling and
                                Pacific Exteriors, Incorporated.
       10.51*            --   Agreement and Plan of Merger, dated as of July 9, 1998, by and among the registrant, ThermoView/FSB Merger Corp.,
                                Five Star Builders, Inc. and the Shareholders of Five Star
                                Builders, Inc.
       10.52*            --   Asset Purchase Agreement, dated July 21, 1998, by and among the registrant, NuView Industries, Inc. and Douglas E.
                                Miles.
       10.53*            --   Stock Purchase Agreement, dated August 14, 1998, by and
                                between Alvin W. Leingang and the registrant.
       10.54*            --   Net Lease, dated January 1, 1997, between Al Leingang and
                                Leingang Siding and Window, Inc.
       10.55*            --   First Amendment to Lease, dated as of August 14, 1998, by
                                and between Al Leingang and Leingang Siding and Window,
                                Inc.
       10.56*            --   Lease, dated August 16, 1995, between Wayne Kluck and
                                Leingang Siding and Window, Inc.
       10.57*            --   First Amendment to Lease, dated as of August 14, 1998, by
                                and between Alvin W. Leingang and Leingang Siding and
                                Windows, Inc.
       10.58*            --   Stock Purchase Agreement, dated August 14, 1998, by and
                                among Alvin W. Leingang, Steven B. Hoyt and the
                                registrant.
       10.59*            --   Standard Commercial Lease, dated January 2, 1996, by and
                                between Alvin W. Leingang and Thermal Line Windows, L.L.P.
       10.60*            --   First Amendment to Lease, dated as of August 14, 1998, by
                                and between Alvin W. Leingang and Thermal Line Windows,
                                L.L.P.
       10.61*            --   Equipment Lease, dated as of January 2, 1996, by and between
                                North Country Thermal Line, Inc. and Thermal Line Windows,
                                L.L.P.
       10.62*            --   First Amendment to Equipment Lease, dated as of August 14,
                                1998, by and between North Country Thermal Line, Inc. and
                                Thermal Line Windows, L.L.P.
       10.63*            --   Equipment Lease, dated as of January 2, 1996, by and between
                                North Country Thermal Line, Inc. and Thermal Line Windows,
                                L.L.P.
       10.64*            --   First Amendment to Equipment Lease, dated as of August 14,
                                1998, by and between North Country Thermal Line, Inc. and
                                Thermal Line Windows, L.L.P.

       EXHIBIT
       NUMBER                 DESCRIPTION OF EXHIBITS
---------------------         -----------------------
       10.65*            --   Equipment Lease, dated as of January 2, 1996, by and between
                                Alvin W. Leingang and Thermal Line Windows, L.L.P.
       10.66*            --   Amendment to Equipment Lease, dated as of January 2, 1997, by and between Alvin W. Leingang and Thermal Line Windows,
                                L.L.P.
       10.67*            --   Second Amendment to Equipment Lease, dated as of August 14,
                                1998, by and between Alvin W. Leingang and Thermal Line
                                Windows, L.L.P.
       10.68*            --   Asset Purchase Agreement, dated November 18, 1998, by and
                                between Thermal Line Windows, L.L.P. and North Country
                                Thermal Line, Inc.
       10.69*            --   Stock Purchase Agreement, dated January 5, 1999, by and
                                among Charles L. Smith, Robert L. Cox, Richard Ahrendts
                                and the registrant.
       10.70*            --   Non-Negotiable Promissory Note, dated January 5, 1999, from the registrant to and in favor of Charles L. Smith.
       10.71*            --   Non-Negotiable Promissory Note, dated January 5, 1999, from the registrant to and in favor of Robert L. Cox.
       10.72*            --   Stock Purchase Agreement, dated December 22, 1998, by and
                                between Rodney H. Thomas and the registrant.
       10.73*            --   Furniture and Fixture Lease, dated as of January 1, 1999, by and between Investors Property Holding I, LLC and Thomas
                                Construction, Inc.
       10.74*            --   Lease, dated December 30, 1996, by and among Rodney H.
                                Thomas, Dawn S. Thomas and the registrant
       10.75*            --   Stock Purchase Agreement, dated March 23, 1999, by and among
                                Joel S. Kron, Jonathan D. Kron and the registrant
       10.76*            --   Asset Purchase Agreement, dated March 23, 1999, by and
                                between Thermo-Shield Company, Inc., Thermo-Shield of
                                America (Wisconsin), Inc. and the registrant
       10.77*            --   Lease, dated November 3, 1997, by and between JSK
                                Properties, L.L.C. and the registrant
       10.78             --   First Amendment to Loan Agreement, dated as of July 30,
                                1999, by and among Borrowers and PNC
       10.79             --   Second Amendment to Loan Agreement, dated as of October 14,
                                1999, by and among Borrowers and PNC
       10.80             --   Third Amendment to Loan Agreement, dated as of November 5,
                                1999, by and among Borrowers and PNC
       10.81             --   Amendment No. 1 to Securities Purchase Agreement, dated as of November 4, 1999, by and between the registrant and GE
                                Capital Equity Investments, Inc.
       10.82             --   License Agreement, dated as of January 2, 1996, by and
                                between Thermal Line Windows, L.L.P. and Complast, Inc.
       10.83             --   Fourth Amendment to Loan Agreement and Amendment to Note and
                                Term Note, dated as of November 10, 1999, by and among
                                Borrowers and PNC
       16.1*             --   Letter from Singer, Lewak, Greenbaum & Goldstein, LLP
                                regarding change in independent accountants
       21.1*             --   Subsidiaries of the registrant.
       23.1              --   Consent of Stites & Harbison (included in Exhibit 5.1)
       23.2              --   Consent of Ernst & Young LLP
       23.3              --   Consent of Singer, Lewak, Greenbaum & Goldstein, LLP
       23.4              --   Consent of Rodney W. Melby

       EXHIBIT
       NUMBER                 DESCRIPTION OF EXHIBITS
---------------------         -----------------------
       24.1*             --   Powers of attorney
       27.1              --   Financial Data Schedule

------------------------

*   Previously filed.

(b) FINANCIAL STATEMENT SCHEDULES.

    All financial statement schedules are omitted, as the required information is inapplicable or the information is present in the financial statements and related notes included in the prospectus.

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 12th day of November, 1999.


                                THERMOVIEW INDUSTRIES, INC.

                                By:           /s/ STEPHEN A. HOFFMANN
                                     -----------------------------------------
                                                Stephen A. Hoffmann,
                                             CHAIRMAN OF THE BOARD AND
                                              CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
          ---------                       -----                    ----
                                Chairman of the Board and
   /s/ STEPHEN A. HOFFMANN        Chief Executive Officer
------------------------------    (principal executive       November 12, 1999
     Stephen A. Hoffmann          officer)

      RICHARD E. BOWLDS*        Vice Chairman of the Board
------------------------------    and Executive Vice         November 12, 1999
      Richard E. Bowlds           President-Acquisitions

     NELSON E. CLEMMENS*
------------------------------  President and Director       November 12, 1999
      Nelson E. Clemmens

      CHARLES L. SMITH*
------------------------------  Chief Operating Officer      November 12, 1999
       Charles L. Smith

        JOHN H. COLE*           Chief Financial Officer
------------------------------    (principal financial and   November 12, 1999
         John H. Cole             accounting officer)

  J. SHERMAN HENDERSON, III*
------------------------------  Director                     November 12, 1999
  J. Sherman Henderson, III

      DELORES P. KESLER*
------------------------------  Director                     November 12, 1999
      Delores P. Kesler

          SIGNATURE                       TITLE                    DATE
          ---------                       -----                    ----
       MICHAEL A. TOAL*
------------------------------  Director                     November 12, 1999
       Michael A. Toal


*By:   /s/ STEPHEN A. HOFFMANN
      -------------------------
         Stephen A. Hoffmann
          ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


       EXHIBIT
       NUMBER                                         DESCRIPTION OF EXHIBITS
---------------------               ------------------------------------------------------------
       1.1*                --       Form of Underwriting Agreement

       1.2*                --       Form of Representatives' Warrant Agreement

       3.1*                --       Restated Certificate of Incorporation of the registrant

       3.1(a)*             --       Certificate of Amendment of Restated Certificate of
                                    Incorporation of the registrant

       3.1(b)*             --       Second Certificate of Amendment of Restated Certificate of
                                    Incorporation of the registrant

       3.2*                --       Certificate of Designation of the registrant (9.6%
                                    Cumulative Convertible Series C Preferred Stock)

       3.2(a)*             --       Certificate of Amendment of Certificate of Designation of
                                    the registrant (9.6% Cumulative Convertible Series C
                                    Preferred Stock)

       3.3*                --       Amended and Restated By-Laws of the registrant

       4.1*                --       Specimen common stock certificate

       5.1                 --       Opinion and consent of Stites & Harbison

      10.1*                --       ThermoView Industries, Inc. 1998 Employee Stock Option Plan

      10.2*                --       ThermoView Industries, Inc. 1999 Stock Option Plan

      10.3*                --       Stock Option Agreement, dated as of October 22, 1997, by and between Thermo-Tilt Window Company and LD Capital, Inc.

      10.4*                --       Stock Option Agreement, effective as of October 22, 1997, by and between the registrant and Stephen A. Hoffmann

      10.5*                --       Stock Option Agreement, dated as of October 22, 1997, by and between Thermo-Tilt Window Company and Nelson E. Clemmens

      10.6*                --       Employment and Noncompetition Agreement, dated as of January
                                    13, 1998, by and between Thermo-Tilt Window Company and
                                    Stephen A. Hoffmann

      10.7*                --       First Amendment to Employment and Noncompetition Agreement,
                                    dated as of April 15, 1998, by and between Thermo-Tilt
                                    Window Company and Stephen A. Hoffmann

      10.8*                --       Executive Employment Agreement, dated as of April 15, 1998, by and between the registrant and Stephen A. Hoffmann

      10.9*                --       Amended and Restated Stock Option Agreement, dated as of
                                    January 13, 1998, by and between the registrant and Stephen
                                    A. Hoffmann

      10.10*               --       Option Certificate, dated as of April 15, 1998, by and
                                    between the registrant and Stephen A. Hoffmann

      10.11*               --       Employment and Noncompetition Agreement, dated as of January
                                    19, 1998, by and between Thermo-Tilt Window Company and
                                    Nelson E. Clemmens

      10.12*               --       Stock Option Agreement, dated as of January 19, 1998, by and between Thermo-Tilt Window Company and Nelson E. Clemmens

      10.13*               --       First Amendment to Employment and Noncompetition Agreement,
                                    dated as of April 15, 1998, by and between Thermo-Tilt
                                    Window Company and Nelson E. Clemmens

      10.14*               --       Amended and Restated Employment and Noncompetition
                                    Agreement, dated as of April 15, 1998, by and between the
                                    registrant and Nelson E. Clemmens

       EXHIBIT
       NUMBER                                         DESCRIPTION OF EXHIBITS
---------------------               ------------------------------------------------------------
      10.15*               --       First Amendment to Amended and Restated Employment and
                                    Noncompetition Agreement, dated as of November 1, 1998, by and between the registrant and Nelson E. Clemmens

      10.16*               --       Option Certificate, dated as of November 1, 1998, by and
                                    between the registrant and Nelson E. Clemmens

      10.17*               --       Amended and Restated Employment and Noncompetition
                                    Agreement, dated as of June 26, 1999, by and between the
                                    registrant and Richard E. Bowlds

      10.18*               --       Amended and Restated Employment and Noncompetition
                                    Agreement, dated as of July 28, 1999, by and between the
                                    registrant and John H. Cole

      10.19*               --       Stock Option Agreement, dated as of April 15, 1998, by and between the registrant and John H. Cole

      10.20*               --       Stock Option Agreement, dated as of July 29, 1999, by and
                                    between the registrant and John H. Cole

      10.21*               --       Amended and Restated Employment and Noncompetition
                                    Agreement, dated as of July 28, 1999 by and between the
                                    registrant and James J. TerBeest

      10.22*               --       Stock Option Agreement, dated as of April 20, 1998, by and between the registrant and James J. TerBeest

      10.23*               --       Stock Option Agreement dated as of July 29, 1999, by and
                                    between the registrant and James J. TerBeest.

      10.24*               --       Employment Agreement, dated as of April 29, 1998, by and
                                    between ThermoView Merger Corp. and Charles L. Smith

      10.25*               --       Employment Agreement, dated as of January 5, 1999, by and
                                    between Precision Window Mfg., Inc. and Charles L. Smith

      10.26*               --       Lease, dated as of November 1, 1998, by and between the
                                    registrant and Glenn Lyon Development Corporation

      10.27*               --       Warrant, dated as of November 1, 1998, by and between the
                                    registrant and EBI Securities Corporation

      10.28*               --       Loan Agreement, dated as of August 31, 1998, by and among
                                    the registrant, then-existing subsidiaries of the registrant
                                    (collectively, "Borrowers") and PNC Bank, National
                                    Association ("PNC")

      10.29*               --       Joinder to Loan Documents and Amendment to Loan Documents
                                    (Thomas Construction, Inc.), dated as of January 1, 1999, by and among Borrowers and PNC

      10.30*               --       Joinder to Loan Documents and Amendment to Loan Documents
                                    (Precision Window Mfg., Inc.), dated as of January 5, 1999, by and among Borrowers and PNC

      10.31*               --       Joinder to Loan Documents and Amendment to Loan Documents
                                    (Thermo-Shield), dated as of July 8, 1999, by and among
                                    Borrowers and PNC

      10.32*               --       Securities Purchase Agreement, dated as of April 23, 1999, by and among the registrant, Brown Simpson Strategic Growth
                                    Fund, Ltd ("Brown Ltd."). and Brown Simpson Strategic Growth
                                    Fund, L.P. ("Brown L.P.", which together with Brown Ltd.,
                                    "Brown Simpson")

      10.33*               --       Registration Rights Agreement, dated as of April 23, 1999, by and among the registrant and Brown Simpson

      10.34*               --       Stock Purchase Warrant by and between the registrant and
                                    Brown L.P.

       EXHIBIT
       NUMBER                                         DESCRIPTION OF EXHIBITS
---------------------               ------------------------------------------------------------
      10.35*               --       Amendments to Stock Purchase Warrant, by and between the
                                    registrant and Brown L.P.

      10.36*               --       Stock Purchase Warrant by and between the registrant and
                                    Brown Ltd.

      10.37*               --       Amendments to Stock Purchase Warrant, by and between the
                                    registrant and Brown Ltd.

      10.38*               --       Securities Purchase Agreement, dated as of July 8, 1999,
                                    between the registrant and GE Capital Equity Investments,
                                    Inc.

      10.39*               --       Stock Purchase Warrant, by and between the registrant and GE
                                    Capital Equity Investments, Inc.

      10.40*               --       Form of Management Indemnification Agreement.

      10.41*               --       Agreement and Plan of Merger, dated as of April 23, 1998, by and among the registrant, ThermoView Merger Corp., American
                                    Home Developers Co., Inc. and the Shareholders of American
                                    Home Developers Co., Inc.

      10.42*               --       Agreement and Plan of Merger, dated as of April 29, 1998, by and among the registrant, ThermoView Merger Corp., Primax
                                    Window Co. and the Shareholders of Primax Window Co.

      10.43*               --       Lease, dated April 29, 1998, between Charles L. Smith and
                                    Primax Window Co.

      10.44*               --       Agreement and Plan of Merger, dated as of April 29, 1998, by and among the registrant, ThermoView Merger Corp., Rolox of
                                    Wichita, Inc. and the Shareholders of Rolox of Wichita, Inc.

      10.45*               --       Lease, dated April 29, 1998, by and between Robert L. Cox
                                    and Rolox, Inc.

      10.46*               --       Lease, dated April 29, 1998, by and between Robert L. Cox,
                                    Robert L. Cox II and Rolox, Inc.

      10.47*               --       Lease, dated April 29, 1998, by and between L & D
                                    Partnership and Rolox, Inc.

      10.48*               --       Lease, dated April 29, 1998, by and between LBD, L.L.C. and
                                    Rolox, Inc.

      10.49*               --       Asset Purchase Agreement, dated May 27, 1998, by and between
                                    TD Windows, Inc. and Allhom Eagles Windows & Doors, Inc.

      10.50*               --       Agreement and Plan of Merger, dated as of July 9, 1998, by and among the registrant, ThermoView/AHR Merger Corp.,
                                    American Home Remodeling, Pacific Exteriors, Incorporated
                                    and the Shareholders of American Home Remodeling and Pacific
                                    Exteriors, Incorporated.

      10.51*               --       Agreement and Plan of Merger, dated as of July 9, 1998, by and among the registrant, ThermoView/FSB Merger Corp., Five
                                    Star Builders, Inc. and the Shareholders of Five Star
                                    Builders, Inc.

      10.52*               --       Asset Purchase Agreement, dated July 21, 1998, by and among the registrant, NuView Industries, Inc. and Douglas E.
                                    Miles.

      10.53*               --       Stock Purchase Agreement, dated August 14, 1998, by and
                                    between Alvin W. Leingang and the registrant.

      10.54*               --       Net Lease, dated January 1, 1997, between Al Leingang and
                                    Leingang Siding and Window, Inc.

      10.55*               --       First Amendment to Lease, dated as of August 14, 1998, by
                                    and between Al Leingang and Leingang Siding and Window, Inc.

       EXHIBIT
       NUMBER                                         DESCRIPTION OF EXHIBITS
---------------------               ------------------------------------------------------------
      10.56*               --       Lease, dated August 16, 1995, between Wayne Kluck and
                                    Leingang Siding and Window, Inc.

      10.57*               --       First Amendment to Lease, dated as of August 14, 1998, by
                                    and between Alvin W. Leingang and Leingang Siding and
                                    Windows, Inc.

      10.58*               --       Stock Purchase Agreement, dated August 14, 1998, by and
                                    among Alvin W. Leingang, Steven B. Hoyt and the registrant.

      10.59*               --       Standard Commercial Lease, dated January 2, 1996, by and
                                    between Alvin W. Leingang and Thermal Line Windows, L.L.P.

      10.60*               --       First Amendment to Lease, dated as of August 14, 1998, by
                                    and between Alvin W. Leingang and Thermal Line Windows,
                                    L.L.P.

      10.61*               --       Equipment Lease, dated as of January 2, 1996, by and between
                                    North Country Thermal Line, Inc. and Thermal Line Windows,
                                    L.L.P.

      10.62*               --       First Amendment to Equipment Lease, dated as of August 14,
                                    1998, by and between North Country Thermal Line, Inc. and
                                    Thermal Line Windows, L.L.P.

      10.63*               --       Equipment Lease, dated as of January 2, 1996, by and between
                                    North Country Thermal Line, Inc. and Thermal Line Windows,
                                    L.L.P.

      10.64*               --       First Amendment to Equipment Lease, dated as of August 14,
                                    1998, by and between North Country Thermal Line, Inc. and
                                    Thermal Line Windows, L.L.P.

      10.65*               --       Equipment Lease, dated as of January 2, 1996, by and between
                                    Alvin W. Leingang and Thermal Line Windows, L.L.P.

      10.66*               --       Amendment to Equipment Lease, dated as of January 2, 1997, by and between Alvin W. Leingang and Thermal Line Windows,
                                    L.L.P.

      10.67*               --       Second Amendment to Equipment Lease, dated as of August 14,
                                    1998, by and between Alvin W. Leingang and Thermal Line
                                    Windows, L.L.P.

      10.68*               --       Asset Purchase Agreement, dated November 18, 1998, by and
                                    between Thermal Line Windows, L.L.P. and North Country
                                    Thermal Line, Inc.

      10.69*               --       Stock Purchase Agreement, dated January 5, 1999, by and
                                    among Charles L. Smith, Robert L. Cox, Richard Ahrendts and the registrant.

      10.70*               --       Non-Negotiable Promissory Note, dated January 5, 1999, from the registrant to and in favor of Charles L. Smith.

      10.71*               --       Non-Negotiable Promissory Note, dated January 5, 1999, from the registrant to and in favor of Robert L. Cox.

      10.72*               --       Stock Purchase Agreement, dated December 22, 1998, by and
                                    between Rodney H. Thomas and the registrant.

      10.73*               --       Furniture and Fixture Lease, dated as of January 1, 1999, by and between Investors Property Holding I, LLC and Thomas
                                    Construction, Inc.

      10.74*               --       Lease, dated December 30, 1996, by and among Rodney H.
                                    Thomas, Dawn S. Thomas and the registrant

      10.75*               --       Stock Purchase Agreement, dated March 23, 1999, by and among
                                    Joel S. Kron, Jonathan D. Kron and the registrant

      10.76*               --       Asset Purchase Agreement, dated March 23, 1999, by and
                                    between Thermo-Shield Company, Inc., Thermo-Shield of
                                    America (Wisconsin), Inc. and the registrant

       EXHIBIT
       NUMBER                                         DESCRIPTION OF EXHIBITS
---------------------               ------------------------------------------------------------
      10.77*               --       Lease, dated November 3, 1997, by and between JSK
                                    Properties, L.L.C. and the registrant

      10.78                --       First Amendment to Loan Agreement, dated as of July 30,
                                    1999, by and among Borrowers and PNC

      10.79                --       Second Amendment to Loan Agreement, dated as of October 14,
                                    1999, by and among Borrowers and PNC

      10.80                --       Third Amendment to Loan Agreement, dated as of November 5,
                                    1999, by and among Borrowers and PNC

      10.81                --       Amendment No. 1 to Securities Purchase Agreement, dated as of November 4, 1999, by and between the registrant and GE
                                    Capital Equity Investments, Inc.

      10.82                --       License Agreement, dated as of January 2, 1996, by and
                                    between Thermal Line Windows, L.L.P. and Complast, Inc.

      10.83                --       Fourth Amendment to Loan Agreement and Amendment to Note and
                                    Term Note, dated as of November 10, 1999, by and among
                                    Borrowers and PNC

      16.1*                --       Letter from Singer, Lewak, Greenbaum & Goldstein, LLP
                                    regarding change in independent accountants

      21.1*                --       Subsidiaries of the registrant.

      23.1                 --       Consent of Stites & Harbison (included in Exhibit 5.1)

      23.2                 --       Consent of Ernst & Young LLP

      23.3                 --       Consent of Singer, Lewak, Greenbaum & Goldstein, LLP

      23.4                 --       Consent of Rodney W. Melby

      24.1*                --       Powers of attorney

      27.1                 --       Financial Data Schedule


------------------------

*   Previously filed.